Exhibit 10.1

EXECUTION VERSION

PUBLISHED DEAL CUSIP NO. 45874JAC0

PUBLISHED FACILITY CUSIP NO. 45874JAD8

FIRST LIEN TERM LOAN AGREEMENT

Dated as of March 17, 2014

Among

INTERLINE BRANDS, INC.,

a New Jersey corporation,

as the Borrower,

INTERLINE BRANDS, INC.,

a Delaware corporation

THE SUBSIDIARIES OF THE BORROWER

FROM TIME TO TIME PARTY HERETO,

THE FINANCIAL INSTITUTIONS PARTY HERETO,

as Lenders,

BARCLAYS BANK PLC,

as Administrative Agent,

GOLDMAN SACHS LENDING PARTNERS LLC,

BARCLAYS BANK PLC,

WELLS FARGO SECURITIES, LLC

and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

as Joint Bookrunners and Joint Lead Arrangers,

GOLDMAN SACHS LENDING PARTNERS LLC,

BARCLAYS BANK PLC,

WELLS FARGO BANK, NATIONAL ASSOCIATION

and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

as Co-Syndication Agents

3

4

5

SCHEDULES:

Schedule 1.01(a) – Commitment Schedule

Schedule 1.01(b) – Disqualified Institutions

Schedule 1.01(c) – Mortgaged Properties

Schedule 3.05 – Real Property

Schedule 3.14 – Capitalization and Subsidiaries

Schedule 5.14 – Post Closing Items

Schedule 6.01(h) – Existing Indebtedness

Schedule 6.02 – Existing Liens

Schedule 6.06 – Existing Investments

Schedule 6.08 – Sale and Lease-Back Transactions

Schedule 6.09 – Transactions with Affiliates

Schedule 9.01 – Borrower’s Website Address for Electronic Delivery

EXHIBITS:

Exhibit A – Form of Administrative Questionnaire

Exhibit B-1 – Form of Assignment and Assumption

Exhibit B-2 – Form of Affiliated Lender Assignment and Assumption

Exhibit C – Form of Compliance Certificate

Exhibit D – Joinder Agreement

Exhibit E – Form of Borrowing Request

Exhibit F – Form of Promissory Note

Exhibit G – Form of Interest Election Request

Exhibit H – Form of Solvency Certificate

Exhibit I-1 –	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit I-2 –	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit I-3 –	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit I-4 –	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Exhibit J – Form of Prepayment Notice

6

FIRST LIEN TERM LOAN AGREEMENT

FIRST LIEN TERM LOAN AGREEMENT, dated as of March 17, 2014 (this “Agreement”), by and among INTERLINE BRANDS, INC., a New Jersey corporation (the “Borrower”), Interline Brands, Inc., a Delaware corporation (“Holdings”), the Subsidiaries of the Borrower from time to time party hereto, the Lenders and Barclays Bank PLC, as administrative agent and collateral agent for the Lenders (in its capacity as administrative and collateral agent, the “Administrative Agent”).

RECITALS

A. The Borrower has requested that the Lenders extend credit in the form of Term Loans on the Closing Date in an aggregate principal amount equal to $350,000,000, subject to increase as provided herein.

B. The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE 1 DEFINITIONS

Section 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“ACH” means automated clearing house transfers.

“Additional Agreement” has the meaning assigned to such term in Article 8.

“Additional Commitments” means any commitments added pursuant to Sections 2.21, 2.22 or 9.02(c).

“Additional Credit Facilities” means any credit facilities added pursuant to Sections 2.21, 2.22 or 9.02(c).

“Additional Lender” has the meaning assigned to such term in Section 2.21(b).

“Additional Revolving Commitments” means any revolving credit commitments added pursuant to Sections 2.21, 2.22 or 9.02(c)(ii).

“Additional Revolving Facility” means any revolving credit facilities added pursuant to Sections 2.21, 2.22 or 9.02(c)(ii).

“Additional Revolving Loans” means any revolving loans added pursuant to Sections 2.21, 2.22 or 9.02(c)(ii).

“Additional Term Loans” means any term loans added pursuant to Sections 2.21, 2.22 or 9.02(c)(i).

“Administrative Agent” has the meaning assigned to such term in the preamble to this Agreement.

“Administrative Questionnaire” means an Administrative Questionnaire in the form of Exhibit A or any other form approved by the Administrative Agent.

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of the Borrower or any of its

Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of the Borrower, threatened in writing against or affecting the Borrower or any of its Subsidiaries or any property of the Borrower or any of its Subsidiaries.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, that Person. No Person shall be an “Affiliate” solely because it is an unrelated portfolio company of one of the Sponsors and none of the Administrative Agent, any Lender (other than an Affiliated Lender or a Debt Fund Affiliate) or any of their respective Affiliates shall be considered an Affiliate of Holdings, the Borrower or any Subsidiary thereof.

“Affiliated Lender” means any Non-Debt Fund Affiliate, Holdings, the Borrower and/or any subsidiary of the Borrower that is or becomes a Lender, which, for the avoidance of doubt, excludes any Debt Fund Affiliate.

“Affiliated Lender Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.05), and accepted by the Administrative Agent, in the form of Exhibit B-2 or any other form approved by the Administrative Agent and the Borrower.

“Affiliated Lender Cap” has the meaning assigned to such term in Section 9.05(g)(v).

“Agreement” has the meaning assigned to such term in the preamble to this Agreement.

“Alternate Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Federal Funds Effective Rate in effect on such day plus  1⁄2%, (b) the LIBO Rate (which rate shall be calculated based upon an Interest Period of one month and shall be determined on a daily basis) plus 1.0%, (c) the Prime Rate and (d) 2.00%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate (as calculated above), as the case may be, shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate (as calculated above), as the case may be.

“Applicable Percentage” means, with respect to any Lender for any Class, a percentage equal to a fraction the numerator of which is the aggregate outstanding principal amount of the Loans and unused Additional Commitments of such Lender under the applicable Class and the denominator of which is the aggregate outstanding principal amount of the Loans and unused Additional Commitments under the applicable Class of all Lenders under such Class, giving effect to any assignments and to any adjustments pursuant to Section 2.20.

“Applicable Price” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Applicable Rate” means, for any day, with respect to any ABR Term Loan, 2.00%, and with respect to any LIBO Rate Term Loan, 3.00%.

“Approved Electronic Communications” means any notice, demand, communication, information, document or other material that any Loan Party provides to the Administrative Agent pursuant to any Loan Document or the transactions contemplated thereby that is distributed to any Lender by means of electronic communications pursuant to Section 9.01(b).

“Approved Fund” means, with respect to any Lender, any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities and is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.

“Arrangers” means Goldman Sachs Lending Partners LLC, Barclays Bank PLC, Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.05), and accepted by the Administrative Agent, in the form of Exhibit B-1 or any other form approved by the Administrative Agent and the Borrower.

“Auction” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Auction Agent” means (a) the Administrative Agent or any of its Affiliates or (b) any other financial institution or advisor engaged by the Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Auction pursuant to the definition of “Dutch Auction” approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed).

“Auction Amount” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Auction Notice” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Auction Party” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Auction Response Date” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Available Amount” means, at any time, an amount equal to, without duplication:

(a) the sum of:

(i) $75,000,000; plus

(ii) the amount not less than zero, determined on a cumulative basis equal to (x) the amount of Excess Cash Flow (which amount shall not be less than zero in any period or Fiscal Year) for the period from the Closing Date and ending on December 27, 2014 and for each completed Fiscal Year thereafter that is not required prior to the applicable date to be applied as a mandatory prepayment under Section 2.10(b)(i); plus

(iii) the amount of any capital contributions or other proceeds of issuances of Capital Stock (other than any amounts constituting a Cure Amount or an Available Excluded Contribution Amount or proceeds of issuances of Disqualified Capital Stock) received as Cash equity by the Borrower, plus the fair market value, as determined in good faith by the Borrower, of marketable securities or other property received by the Borrower as a capital contribution or in return for issuances of Capital Stock (other than any amounts constituting a Cure Amount or an Available Excluded Contribution Amount or proceeds of issuances of Disqualified Capital Stock), in each case, during the period from and including the day immediately following the Closing Date through and including such time; plus

(iv) the aggregate principal amount of any Indebtedness or Disqualified Capital Stock, in each case, of the Borrower and/or any Subsidiary issued after the Closing Date (other than Indebtedness or such Disqualified Capital Stock issued to the Borrower or a Subsidiary), which has been converted into or exchanged for Capital Stock of any Parent Company, the Borrower and/or any Subsidiary that does not constitute Disqualified Capital Stock, together with the fair market value of any Cash Equivalents and the fair market value (as reasonably determined by the Borrower) of any property or assets received by the Borrower or such Subsidiary upon such exchange or conversion, in each case, during the period from and including the day immediately following the Closing Date through and including such time; plus

(v) the net proceeds received by the Borrower or any Subsidiary during the period from and including the day immediately following the Closing Date through and including such time in connection with the Disposition to a Person (other than the Borrower or any Subsidiary) of any Investment made pursuant to Section 6.06(r)(i); plus

(vi) to the extent not already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment, the proceeds received by the Borrower and/or any Subsidiary during the period from and including the day immediately following the Closing Date through and including such time in connection with Cash returns, Cash profits, Cash distributions and similar Cash amounts, including Cash principal repayments of loans, in each case received in respect of any Investment made pursuant to Section 6.06(r)(i) (in an amount not to exceed the original amount of such Investment); plus

(vii) an amount equal to the sum of (A) the amount of any Investments by the Borrower and/or any Subsidiary pursuant to Section 6.06(r)(i) in any Unrestricted Subsidiary (in an amount not to exceed the original amount of such Investment) that has been re-designated as a Subsidiary or has been merged, consolidated or amalgamated with or into, or is liquidated, wound up or dissolved into, the Borrower or any Subsidiary and (B) to the extent not already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment, the fair market value (as reasonably determined by the Borrower) of the property or assets of any Unrestricted Subsidiary that have been transferred, conveyed or otherwise distributed (in an amount not to exceed the original amount of the Investment in such Unrestricted Subsidiary made pursuant to Section 6.06(r)(i)) to the Borrower and/or any Subsidiary, in each case, during the period from and including the day immediately following the Closing Date through and including such time; plus

(viii) to the extent not otherwise applied to prepay loans or other Indebtedness outstanding under any Second Lien Facility in accordance with the terms thereof, the amount of any Declined Proceeds; minus

(b) an amount equal to the sum of (i) Restricted Payments made pursuant to Section 6.04(a)(iii)(A), plus (ii) Restricted Debt Payments made pursuant to Section 6.04(b)(vi)(A), plus (iii) Investments made pursuant to Section 6.06(r)(i), in each case, made after the Closing Date and prior to such time, or contemporaneously therewith.

“Available Excluded Contribution Amount” means the Cash or Cash Equivalents or the fair market value of other assets or property (as reasonably determined by the Borrower), but excluding any Cure Amount, received by the Borrower after the Closing Date from:

(1) contributions in respect of Qualified Capital Stock, and

(2) the sale (other than to any Subsidiary of the Borrower or pursuant to any management equity plan or stock option plan or any other management or employee benefit plan) of Qualified Capital Stock of the Borrower, in each case, designated as Available Excluded Contribution Amounts pursuant to a certificate of a Responsible Officer of the Borrower on or promptly after the date such capital contributions are made or proceeds are received, as the case may be, and which are excluded from the calculation of the Available Amount.

“Banking Services” means each and any of the following bank services provided to any Loan Party under any arrangement that is entered into after the Closing Date between any Loan Party and a counterparty that is the Administrative Agent, an Arranger or a Lender or an Affiliate of the Administrative Agent, an Arranger or a Lender at the time such arrangement is entered into: (i) commercial credit cards, (ii) stored value cards, (iii) purchasing cards, (iv) treasury management, check drawing and automated payment services (including, without limitation, depository, overdraft, controlled disbursement, ACH transactions, return items and interstate depository network services, Society for Worldwide Interbank Financial Telecommunication transfers, cash pooling and operational foreign exchange management) and (v) any arrangements or services similar to any of the foregoing.

“Banking Services Obligations” means any and all obligations of the Loan Parties, whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), in connection with Banking Services, in each case, that has been designated to the Administrative Agent in writing by the Borrower as being a Banking Services Obligation for the purposes of the Loan Documents, it being understood that each counterparty thereto shall be deemed (A) to appoint the Administrative Agent as its agent under the applicable Loan Documents and (B) to agree to be bound by the provisions of Article 8, Section 9.03 and Section 9.10 as if it were a Lender; provided that the obligations of the Borrower under such Banking Services Obligations have not been designated as Secured Obligations (within the meaning of clause (b) of such term, as such term is defined in the Revolving Facility Security Documents) pursuant to the terms of the Revolving Facility Security Documents.

“Bankruptcy Code” means Title 11 of the U.S. Code (11 U.S.C. § 101 et seq.).

“Board” means the Board of Governors of the Federal Reserve System of the U.S.

“Bona Fide Debt Fund” means any Person that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business which is managed, sponsored or advised by any Person Controlling, Controlled by or under common Control with (a) any competitor of Holdings and/or any of its subsidiaries or (b) any Affiliate of such competitor, but with respect to which no personnel involved with any investment in such competitor or Affiliate (i) makes, has the right to make or participates with others in making any investment decisions with respect to such Person or (ii) has access to any information (other than information that is publicly available) relating to Holdings or its subsidiaries or any entity that forms a part of the business of Holdings or any of its subsidiaries.

“Borrower” has the meaning assigned to such term in the preamble to this Agreement.

“Borrowing” means any Loans of the same Type and Class made, converted or continued on the same date and, in the case of LIBO Rate Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03 and substantially in the form attached hereto as Exhibit E, as such form, subject to the terms hereof, may from time to time be modified as agreed by the Borrower and the Administrative Agent or such other form as shall be reasonably acceptable to the Administrative Agent and the Borrower.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that when used in connection with a LIBO Rate Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or is required to be accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing, but excluding for the avoidance of doubt any Indebtedness convertible into or exchangeable for any of the foregoing.

“Captive Insurance Subsidiary” means any Subsidiary of the Borrower that is subject to regulation as an insurance company (or any Subsidiary thereof).

“Cash” means money, currency or a credit balance in any demand or Deposit Account (for the avoidance of doubt, and in respect of any financial covenant or ratio, the amount thereof shall be determined in accordance with GAAP).

“Cash Equivalent Bank” has the meaning assigned to such term in the definition of “Cash Equivalents”.

“Cash Equivalents” means, as at any date of determination, (a) readily marketable securities (i) issued or directly and unconditionally guaranteed or insured as to interest and principal by the U.S. government or (ii) issued by any agency or instrumentalities of the U.S. the obligations of which are backed by the full faith and credit of the U.S., in each case maturing within one year after such date and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (b) readily marketable direct obligations issued by any state of the U.S. or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (c) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency); (d) deposits, money market deposits, time deposit accounts, certificates of deposit, or bankers’ acceptances (or similar instruments) maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the U.S. or any state thereof or the District of Columbia that has capital and surplus of not less than $100,000,000 (each Lender and each commercial bank referred to herein as a “Cash Equivalent Bank”) or, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (e) shares of any money market mutual fund that (i) has substantially all of its assets invested in the types of investments referred to in clauses (a) and (b) above, (ii) has net assets of not less than $250,000,000 and (iii) has a rating of at least A-2 from S&P or at least P-2 from Moody’s; and (f) solely with respect to Foreign Subsidiaries, investments of the types and maturities described in clause (a) through (e) above issued, where relevant, by a Cash Equivalent Bank or any commercial bank of recognized international standing chartered in the country where such Foreign Subsidiary is domiciled having unimpaired capital and surplus of at least $500,000,000.

In the case of Investments by any Subsidiary that is not organized under the laws of the U.S., any state thereof or the District of Columbia, Cash Equivalents shall also include (x) investments of the type and maturity described in clauses (a) through (f) above of foreign obligors, which investments or obligors have the ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (y) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (a) through (f) and in this paragraph.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement (other than any such request, guideline or directive to comply with any law, rule or regulation that was in effect on the date of this Agreement). For purposes of this definition and Section 2.14, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the U.S. or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case described in clauses (x) and (y) above, be deemed to be a Change in

Law, regardless of the date enacted, adopted, issued or implemented. Notwithstanding anything in this Agreement to the contrary, increased costs as a result of any Change in Law pursuant to this definition of “Change in Law” shall only be reimbursable by the Borrower to the extent the applicable Lender is generally requiring reimbursement therefor from similarly situated borrowers under comparable syndicated credit facilities.

“Change of Control” means the earliest to occur of:

(a) at any time prior to a Qualifying IPO, the Permitted Holders directly or indirectly ceasing to beneficially own (within the meaning of Rule 13d-3 and Rule 13d-5 under the Exchange Act) Capital Stock representing more than 50.0% of the total voting power of all of the outstanding voting stock of Holdings;

(b) at any time on or after a Qualifying IPO, the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), but excluding any employee benefit plan and/or Person acting as the trustee, agent or other fiduciary or administrator therefor, other than one or more Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, amalgamation, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Capital Stock representing more than the greater of (x) 35.0% of the total voting power of all of the outstanding voting stock of Holdings and (y) the percentage of the total voting power of all of the outstanding voting stock of Holdings owned, directly or indirectly, beneficially by the Permitted Holders; or

(c) the Borrower (or the Successor Person, if applicable) ceases to be a directly or indirectly Wholly-Owned Subsidiary of Holdings (or successor of Holdings or Successor Parent Company, if applicable).

“Charges” has the meaning assigned to such term in Section 9.19.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Term Loans, Additional Revolving Loans, if any, or other loans or commitments added pursuant to Sections 2.21, 2.22 or 9.02(c).

“Closing Date” means March 17, 2014, which is the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Code” means the Internal Revenue Code of 1986.

“Collateral” means any and all property of a Loan Party subject to a Lien under the Collateral Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that is or becomes subject to a Lien pursuant to the Collateral Documents to secure the Secured Obligations.

“Collateral Documents” means, collectively, the Pledge and Security Agreement, the Mortgages and any other documents granting a Lien upon the Collateral as security for payment of the Secured Obligations pursuant to the terms hereof or any other Loan Document.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make the Term Loans hereunder in an aggregate amount not to exceed the amount set forth opposite such Lender’s name on the Commitment Schedule, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate amount of the Lenders’ Commitments on the Closing Date is $350,000,000.

“Commitment Schedule” means the Schedule attached hereto as Schedule 1.01(a).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.

“Confidential Information” has the meaning assigned to such term in Section 9.13.

“Consolidated Adjusted EBITDA” means, as to any Person for any period, an amount determined for such Person on a consolidated basis equal to the total of (a) Consolidated Net Income for such period plus (b) the sum, without duplication, of (to the extent deducted in calculating Consolidated Net Income, other than in respect of clauses (x), (xii), (xiv) and (xv) below) the amounts of:

(i) consolidated interest expense paid or payable in respect of such period (including (A) fees and expenses paid to the Administrative Agent in connection with its services hereunder (including in connection with any Additional Credit Facility) and to the administrative agent and/or the collateral agent under any Revolving Facility or any Second Lien Facility, (B) other bank, administrative agency (or trustee) and financing fees, (C) costs of surety bonds in connection with financing activities, (D) commissions, discounts and other fees and charges owed with respect to letters of credit, bank guarantees, bankers’ acceptance or any similar facilities or financing and hedging agreements and (E) amortization of debt discounts or premiums);

(ii) Taxes paid (including pursuant to any Tax sharing arrangements) and provisions for Taxes of the Borrower and its Subsidiaries, including, in each case federal, state, provincial, local, foreign, unitary, franchise, excise, property, withholding, use and similar Taxes, including any penalties and interest, plus, without duplication, Tax Distributions paid or accrued during such period;

(iii) total depreciation and amortization expense;

(iv) other non-Cash charges or losses, including the excess of GAAP rent expense over actual Cash rent paid during such period due to the use of a straight line rent for GAAP purposes; provided that if any such non-Cash charge, loss or expense represents an accrual or reserve for potential Cash items in any future period, (A) the Borrower may determine not to add back such non-Cash charge, loss or expense in the current period and (B) to the extent the Borrower does decide to add back such non-Cash charge, loss or expense, the Cash payment in respect thereof in such future period shall be subtracted from Consolidated Adjusted EBITDA in the period in which such payment is made;

(v) (A) Transaction Costs, (B) transaction fees, costs and expenses incurred (1) in connection with the consummation of any transaction (or any transaction proposed and not consummated) permitted under this Agreement, including the issuance or offering of Capital Stock, Investments, acquisitions, Dispositions, recapitalizations, mergers, consolidations or amalgamations, option buyouts or the incurrence, repayment, refinancing, amendment or modification of Indebtedness (including any amortization or write-off of debt issuance or deferred financing costs, premiums and prepayment penalties) or similar transactions or (2) in connection with any Qualifying IPO (whether or not consummated) and (C) the amount of any fee, cost, expense or reserve to the extent actually reimbursed or reimbursable by third parties pursuant to indemnification or reimbursement provisions or similar agreements or insurance; provided that in respect of any fee, cost, expense or reserve with respect thereto incurred pursuant to clause (C) above, such Person in good faith expects to receive reimbursement for such fee, cost, expense or reserve within the next four Fiscal Quarters (it being understood that to the extent not actually received within such Fiscal Quarters, such reimbursement amounts shall be deducted in calculating Consolidated Adjusted EBITDA for such Fiscal Quarters);

(vi) the amount of any expense or deduction associated with any subsidiary of such Person attributable to non-controlling interests or minority interests of third parties;

(vii) the amount of any portion of management, monitoring, consulting, transaction and advisory fees and related expenses actually paid by or on behalf of, or accrued by, such Person or any of its subsidiaries (A) to the Investors (or their Affiliates or management companies) to the extent permitted under this Agreement or (B) as permitted by Section 6.09(f);

(viii) the amount of any costs, charges, accruals, reserves or expenses in connection with a single or one-time event, including in connection with (A) any acquisition permitted hereunder after the Closing Date, (B) the consolidation or closing of facilities, branches or distribution centers or plants during such period, (C) the closure, consolidation or transfer of production lines and (D) any discretionary bonuses for hourly employees outside of the ordinary course of business;

(ix) the amount of any earn-out and contingent consideration obligations incurred or accrued in connection with any Permitted Acquisition or other Investment permitted pursuant to Section 6.06 and paid or accrued during such applicable period and on similar acquisitions and Investments completed prior to the Closing Date;

(x) the amount of any expected cost savings, operating improvements and expense reductions, product margin synergies and other synergies (net of the amount of actual amounts realized) reasonably identifiable and factually supportable (in the good faith determination of the Borrower) related to (A) the Transactions and (B) after the Closing Date, permitted asset sales, mergers or other business combinations, acquisitions, Investments, Dispositions or divestitures, operating improvements and expense reductions, employee reductions, restructurings, cost saving initiatives and certain other similar initiatives and specified transactions (in each case calculated on a pro forma basis as though such cost savings, operating improvements and expense reductions, product margin synergies and other synergies had been realized on the first day of such period and as if such cost savings, operating improvements and expense reductions, product margin synergies and other synergies were realized during the entirety of such period); provided that, with respect to clause (B) above, such cost savings, operating improvements and expense reductions, product margin synergies and other synergies are reasonably expected to be realized within 18 months of the event giving rise thereto or the consummation of such transaction;

(xi) (A) costs, charges, accruals, reserves or expenses attributable to the undertaking and/or implementation of cost savings initiatives or operating expense reductions, product margin synergies and other synergies and similar initiatives, integration, transition, reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, facilities opening, pre-opening and relocation, business optimization and other restructuring costs, charges, accruals, reserves and expenses (including inventory optimization programs, software development costs and costs related to the closure or consolidation of facilities, branches or distribution centers, and plants (without duplication of amounts in clause (viii) above), the closure, consolidation or transfer of production lines between facilities (without duplications of amounts in clause (viii) above) and curtailments, costs related to entry into new markets, consulting and other professional fees, signing costs and bonuses, retention or completion bonuses, executive recruiting costs, relocation expenses, severance payments, modifications to, or losses on settlement of, pension and post-retirement employee benefit plans, new systems design and implementation costs, project startup costs and other expenses relating to the realization of synergies from the Transactions) and (B) costs, charges, accruals, reserves or expenses associated with “greenfield startups” (including new customers, new products and new production lines) that are, in the case of this clause (xi)(B), reasonably identifiable and factually supportable (in the good faith determination of the Borrower);

(xii) to the extent not otherwise included in Consolidated Net Income, proceeds of business interruption insurance in an amount representing the earnings for the applicable period that such proceeds are intended to replace (whether or not received so long as such Person in good faith expects to receive the same within the next four Fiscal Quarters (it being understood that to the extent not actually received within such Fiscal Quarters, such proceeds shall be deducted in calculating Consolidated Adjusted EBITDA for such Fiscal Quarters));

(xiii) unrealized net losses in the fair market value of any arrangements under Hedge Agreements and losses, charges and expenses attributable to the early extinguishment or conversion of Indebtedness, arrangements under Hedge Agreements or other derivative instruments (including deferred financing expenses written off and premiums paid);

(xiv) Cash actually received (or any netting arrangements resulting in reduced Cash expenditures) during such period, and not included in Consolidated Net Income in any period, to the extent that the non-Cash gain relating to such Cash receipt or netting arrangement was deducted in the calculation of Consolidated Adjusted EBITDA pursuant to clause (c)(i) below for any previous period and not added back; and

(xv) other add-backs and adjustments reflected in the Projections;

minus (c) to the extent such amounts increase Consolidated Net Income:

(i) other non-Cash items, including deductions for the excess of actual Cash rent paid over GAAP rent expense during such period due to the use of a straight line rent for GAAP purposes; provided that (i) non-Cash accrual of revenue in the ordinary course of business shall not be deducted and (ii) if any non-Cash gain or income relates to potential Cash items in any future periods, such Person may determine not to deduct such non-Cash gain or income in the current period;

(ii) unrealized net gains in the fair market value of any arrangements under Hedge Agreements;

(iii) the amount added back to Consolidated Adjusted EBITDA pursuant to clause (b)(v)(C) above to the extent such reimbursement amounts were not received within the time period required by such clause;

(iv) the amount added back to Consolidated Adjusted EBITDA pursuant to clause (b)(xii) above to the extent such business interruption proceeds were not received within the time period required by such clause; and

(v) to the extent that such Person adds back the amount of any non-Cash charge to Consolidated Adjusted EBITDA pursuant to clause (b)(iv) above, the Cash payment in respect thereof in such future period.

Notwithstanding anything to the contrary, it is agreed, that for the purpose of calculating the Total Leverage Ratio, the First Lien Leverage Ratio and the Interest Coverage Ratio for any period that includes the Fiscal Quarter ended on March 29, 2013, the Fiscal Quarter ended on June 28, 2013, the Fiscal Quarter ended on September 27, 2013 or the Fiscal Quarter ended on December 27, 2013 (i) Consolidated Adjusted EBITDA for the Fiscal Quarter ended on March 29, 2013 shall be deemed to be 27,917,000, (ii) Consolidated Adjusted EBITDA for the Fiscal Quarter ended on June 28, 2013 shall be deemed to be $34,879,000, (iii) Consolidated Adjusted EBITDA for the Fiscal Quarter ended on September 27, 2013 shall be deemed to be $42,675,000 and (iv) Consolidated Adjusted EBITDA for the Fiscal Quarter ended on December 27, 2013 shall be deemed to be $33,498,000.

“Consolidated First Lien Debt” means, as at any date of determination, the aggregate principal amount of Consolidated Total Debt outstanding on such date that is secured by a first priority Lien on any property of the Borrower or its Subsidiaries.

“Consolidated Interest Expense” means, as to any Person for any period, the total interest expense of the Borrower and its consolidated Subsidiaries determined in accordance with GAAP, plus, to the extent not included in such total interest expense, and to the extent incurred by the Borrower or its Subsidiaries, without duplication,

(a) interest expense attributable to Capital Leases,

(b) amortization of original issue discount or premium,

(c) non-cash interest expense,

(d) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing,

(e) net payments pursuant to Hedging Obligations in respect of Indebtedness,

(f) accrued dividends in respect of all Disqualified Capital Stock of such Person and any preferred stock of any Subsidiary of the Borrower to the extent held by Persons other than the Borrower or a Subsidiary, and

(g) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is guaranteed by (or secured by the assets of) the Borrower or any Subsidiary,

minus, to the extent included in such total interest expense, (i) amortization or write off of deferred financing fees, debt issuance costs, commissions, fees and expenses, (ii) any expenses associated with bridge, commitment or other financing fees, tender premiums, call premiums and other non-recurring expenses in connection with the refinancing of Indebtedness or otherwise, and (iii) the total interest income of the Borrower and its Subsidiaries for such period, whether received or accrued, to the extent such income was included in determining Consolidated Net Income; provided, however, that Consolidated Interest Expense shall be calculated excluding unrealized gains or losses with respect to Hedging Obligations and any dividends or accretion or liquidation preference on any Capital Stock of the Issuer that is not Disqualified Capital Stock.

“Consolidated Net Income” means, as to any Person (the “Subject Person”) for any period, the net income (or loss) of the Subject Person on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded, without duplication,

(a) the income (or loss) of any Person (other than a Subsidiary of the Subject Person) in which any other Person (other than the Subject Person or any of its Subsidiaries) has a joint interest, except, with respect to any income, to the extent of the amount of dividends or distributions or other payments (including any ordinary course dividend, distribution or other payment) paid in Cash (or to the extent converted into Cash) to the Subject Person or any of its Subsidiaries by such Person during such period,

(b) gains, income, losses, expenses or charges (less all fees and expenses chargeable thereto) attributable to asset Dispositions (including asset retirement costs or costs relating to any Sale and Leaseback Transaction) or returned surplus assets of any Pension Plan outside of the ordinary course of business,

(c) gains, income, losses, expenses or charges from (i) extraordinary items and (ii) nonrecurring or unusual items (including (x) costs of and payments of actual or prospective legal settlements, fines, judgments or orders and (y) gains, income, losses, expenses or charges arising from insurance claims and settlements),

(d) any unrealized or realized net foreign currency translation or transaction gains or losses impacting net income (including currency re-measurements of Indebtedness and any net gains or losses resulting from Hedge Agreements for currency exchange risk associated with the above or any other currency related risk and those resulting from intercompany Indebtedness),

(e) any net gains, charges or losses with respect to (i) disposed, abandoned and discontinued operations (other than assets held for sale) and any accretion or accrual of discounted liabilities on the disposal of such disposed, abandoned and discontinued operations and (ii) facilities, plants, stores or distribution centers that have been closed during such period,

(f) any net income or loss (less all fees and expenses or charges related thereto) attributable to the repayment, refinancing or early extinguishment of Indebtedness,

(g) (i) any charges, costs, expenses, accruals or reserves incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, pension plan, any stock subscription or shareholder agreement or any distributor equity plan or agreement and (ii) any charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of Capital Stock held by management of the Subject Person, in each case, to the extent that (in the case of any Cash charges, costs and expenses) such charges, costs or expenses are funded with net Cash proceeds contributed to the Subject Person as a capital contribution or as a result of the sale or issuance of Capital Stock (other than Disqualified Capital Stock) of the Subject Person,

(h) any (i) write-off or amortization made in such period of deferred financing costs and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness, (ii) good will or other asset impairment charges, write-offs or write-downs or (iii) amortization of intangible assets,

(i) (i) effects of adjustments (including the effects of such adjustments pushed down to the Subject Person and its Subsidiaries) in the Subject Person’s consolidated financial statements pursuant to GAAP (including in the inventory, property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue, leases and debt line items thereof) resulting from the application of recapitalization accounting or acquisition or purchase accounting, as the case may be, in relation to any consummated acquisition or the amortization or write-off of any amounts thereof and (ii) the cumulative effect of changes in accounting principles, and

(j) solely for the purpose of determining the Available Amount, the net income for such period of any Subsidiary (other than any Subsidiary Guarantor), to the extent the declaration or payment of dividends or similar distributions by that Subsidiary of its net income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income will be increased by the amount of dividends or other distributions or other payments actually paid in Cash (or to the extent converted into Cash) to the Subject Person or a Subsidiary thereof in respect of such period, to the extent not already included therein.

“Consolidated Total Assets” means, at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the applicable Person and its Subsidiaries at such date.

“Consolidated Total Debt” means, as at any date of determination, the aggregate principal amount of all third-party debt for borrowed money (including drawn letters of credit that have not been reimbursed within three Business Days), Capital Leases and purchase money Indebtedness described in clauses (a), (b), (c) and (d) of the definition of “Indebtedness” of the Borrower and its Subsidiaries.

“Consolidated Working Capital” means, as at any date of determination, the excess of Current Assets over Current Liabilities.

“Contract Consideration” has the meaning assigned to such term in the definition of “Excess Cash Flow”.

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Co-Syndication Agents” means each of Goldman Sachs, Barclays Bank PLC, Wells Fargo Bank, National Association and Merrill Lynch, Pierce, Fenner & Smith Incorporated in their capacity as co-syndication agents.

“Credit Facility” means the Loans provided to or for the benefit of the Borrower pursuant to the terms of this Agreement.

“Cure Amount” has the meaning assigned to the term “Specified Equity Contribution” (or any substantially equivalent term) in the Revolving Credit Agreement.

“Current Assets” means, at any time, the consolidated current assets (other than Cash, the current portion of current and deferred Taxes based on income, profits or capital, permitted loans made to third parties, assets held for sale, pension assets, deferred bank fees, derivative financial instruments, Cash Equivalents and insurance claims) of the Borrower and its Subsidiaries.

“Current Liabilities” means, at any time, the consolidated current liabilities of the Borrower and its Subsidiaries at such time, but excluding, without duplication, (a) the current portion of any long-term Indebtedness, (b) outstanding revolving loans, (c) the current portion of interest expense, (d) the current portion of any Capital Leases, (e) the current portion of current and deferred Taxes based on income, profits or capital, (f) liabilities in respect of unpaid earn-outs and other contingent consideration obligations, (g) the current portion of any other long-term liabilities, (h) accruals relating to restructuring reserves; (i) liabilities in respect of funds of third parties on deposit with the Borrower or any of its Subsidiaries, (j) any liabilities recorded in connection with stock-based awards, partnership interest-based awards, awards of profits interests, deferred compensation awards and similar incentive based compensation awards or arrangements and (k) liabilities related to Restricted Payments declared but not yet paid.

“Debt Fund Affiliate” means any Affiliate of any Sponsor (other than a natural person) (i) that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course and (ii) other than in the case of Goldman Sachs, for which no personnel making investment decisions in respect of any equity fund which has a direct or indirect equity investment in Holdings, the Borrower or its Subsidiaries has the right to make any investment decisions.

“Debtor Relief Laws” means the Bankruptcy Code of the U.S., and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the U.S. or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Proceeds” has the meaning assigned to such term in Section 2.10(b)(v).

“Default” means any event or condition which upon notice, lapse of time or both would (unless cured or waived) become an Event of Default.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Derivative Transaction” means (a) any interest-rate transaction, including any interest-rate swap, basis swap, forward rate agreement, interest rate option (including a cap, collar or floor), and any other instrument linked to interest rates that gives rise to similar credit risks (including when-issued securities and forward deposits accepted), (b) any exchange-rate transaction, including any cross-currency interest-rate swap, any forward foreign-exchange contract, any currency option, and any other instrument linked to exchange rates that gives rise to similar credit risks, (c) any equity derivative transaction, including any equity-linked swap, any equity-linked option, any forward equity-linked contract, and any other instrument linked to equities that gives rise to similar credit risk and (d) any commodity (including precious metal) derivative transaction, including any commodity-linked swap, any commodity-linked option, any forward commodity-linked contract, and any other instrument linked to commodities that gives rise to similar credit risks; provided, that, no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees, members of management, managers or consultants of Holdings or its subsidiaries shall be a Derivative Transaction.

“Designated Non-Cash Consideration” means the fair market value (as determined by the Borrower in good faith) of non-Cash consideration received by the Borrower or a Subsidiary in connection with a Disposition pursuant to Section 6.07(h) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower, setting forth the basis of such valuation (which amount will be reduced by the amount of Cash or Cash Equivalents received by the Borrower or a Subsidiary in connection with a subsequent sale or conversion of such Designated Non-Cash Consideration to Cash or Cash Equivalents).

“Discount Range” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Disposition” or “Dispose” means the sale, lease, sublease, or other disposition of any property of any Person.

“Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any Security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (i) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than for Qualified Capital Stock), in whole or in part, on or prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued, (ii) is or becomes convertible into or exchangeable (unless at the sole option of the issuer thereof) for (a) debt securities or loans or (b) any Capital Stock that would constitute Disqualified Capital Stock, in each case at any time on or prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued, (iii) contains any mandatory repurchase obligation which may come into effect prior to the Termination Date or (iv) provides for the scheduled payments of dividends in Cash on or prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued; provided that (x) any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Capital Stock upon the occurrence of a change in control, Qualifying IPO or a Disposition occurring prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued shall not constitute Disqualified Capital Stock if such Capital Stock provides that the issuer thereof will not redeem any such Capital Stock pursuant to such provisions prior to the Termination Date and (y) for purposes of clause (i) through (iv) above, it is understood and agreed that if any such maturity, redemption, conversion, exchange, repurchase obligation or scheduled payment is in part, only such part coming into effect prior to, in the case of clauses (i), (ii) and (iv) above, the date that is 91 days following the Latest Maturity Date and, in the case of clause (iii) above, prior to the Termination Date, shall constitute Disqualified Capital Stock.

Notwithstanding the preceding sentence, (A) if such Capital Stock is issued to any plan for the benefit of directors, officers, employees, members of management, managers or consultants or by any such plan to such directors, officers, employees, members of management, managers or consultants, in each case in the ordinary course of business of the Borrower or any Subsidiary, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the issuer thereof in order to satisfy applicable statutory or regulatory obligations and (B) no Capital Stock held by any future, present or former employee, director, officer, manager, member of management or consultant (or their respective Affiliates or Immediate Family Members) of the Borrower (or any Parent Company or any Subsidiary) shall be considered Disqualified Capital Stock because such stock is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option, stock appreciation right or other stock award agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time.

“Disqualified Institution” means (i) any Person listed on Schedule 1.01(b), (ii) any other Person identified by name in writing (on an updated Schedule 1.01(b) or similar list) to the Administrative Agent and the Lenders after the Closing Date to the extent such Person is or becomes a competitor or is or becomes an Affiliate of a competitor of Holdings or its subsidiaries, which designations shall not apply retroactively to disqualify any Persons that have previously acquired an assignment or participation interest in the Loans and (iii) any reasonably identifiable Affiliate of any Person referred to in clauses (i) or (ii) above; provided that a “competitor” or an Affiliate of a competitor shall not include any Bona Fide Debt Fund (other than a Person listed on Schedule 1.01(b)) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business which is managed, sponsored or advised by any Person controlling, controlled by or under common control with such competitor or Affiliate thereof, as applicable, and for which no personnel involved with the investment of such competitor or Affiliate thereof, as applicable, (i) makes any investment decisions or (ii) has access to any information (other than information publicly available) relating to the Loan Parties or any entity that forms a part of the Loan Parties’ business (including their subsidiaries).

“Disqualified Person” has the meaning assigned to such term in Section 9.05(f)(ii).

“Disregarded Domestic Subsidiary” means any Domestic Subsidiary (a) substantially all of the assets of which consist of Capital Stock of one or more Foreign Subsidiaries or (b) that is treated as a disregarded entity for U.S. federal income tax purposes that holds the equity of one or more Foreign Subsidiaries.

“Dollars” or “$” refers to lawful money of the U.S.

“Domestic Subsidiary” means any Subsidiary incorporated or organized under the laws of the U.S., any state thereof or the District of Columbia.

“Dutch Auction” means an auction (an “Auction”) conducted by an Affiliated Lender or a Debt Fund Affiliate (any such Person, the “Auction Party”) in order to purchase Term Loans (or any Additional Term Loans, which for purposes of this definition, shall be deemed to be Term Loans (and the holders thereof, Lenders)) in accordance with the following procedures; provided that no Auction Party shall initiate any Auction unless (I) at least five Business Days shall have passed since the consummation of the most recent purchase of Term Loans pursuant to an Auction conducted hereunder; or (II) at least three Business Days shall have passed since the date of the last Failed Auction which was withdrawn pursuant to clause (c)(i) below:

(a) Notice Procedures. In connection with an Auction, the Auction Party will provide notification to the Auction Agent (for distribution to the relevant Lenders) of the Term Loans that will be the subject of the Auction (an “Auction Notice”). Each Auction Notice shall be in a form reasonably acceptable to the Auction Agent and shall (i) specify the maximum aggregate principal amount of the Term Loans subject to the Auction, in a minimum amount of $5,000,000 and whole increments of $1,000,000 in excess thereof (or, in any case, such lesser amount of such Term Loans then outstanding or which is otherwise reasonably acceptable to the Auction Agent) (the “Auction Amount”), (ii) specify the discount to par, which may be a range (the “Discount Range”) of percentages of the par principal amount of the Term Loans subject to such Auction, that represents the range of purchase prices that the Auction Party would be willing to accept in the Auction, (iii) be extended, at the sole discretion of the Auction Party, to (x) each Lender and/or (y) each Lender with respect to any Term Loans on an individual Class basis and (iv) remain outstanding through the Auction Response Date. The Auction Agent will promptly provide each appropriate Lender with a copy of such Auction Notice and a form of the Return Bid to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York City time, on the date specified in such Auction Notice (or such later date as the Auction Party may agree to extend with the reasonable consent of the Auction Agent) (the “Auction Response Date”).

(b) Reply Procedures. In connection with any Auction, each Lender holding the relevant Term Loans subject to such Auction may, in its sole discretion, participate in such Auction and may provide the Auction Agent with a notice of participation (the “Return Bid”) which shall be in a form reasonably acceptable to the Auction Agent, and shall specify (i) a discount to par (that must be expressed as a price at which it is willing to sell all or any portion of such Term Loans) (the “Reply Price”), which (when expressed as a percentage of the par principal amount of such Term Loans) must be within the Discount Range, and (ii) a principal amount of such Term Loans, which must be in whole increments of $1,000,000 (or, in any case, such lesser amount of such Term Loans of such Lender then outstanding or which is specified in the Auction Notice) (the “Reply Amount”). A Lender may avoid the minimum amount condition specified in clause (ii) of the preceding sentence solely when submitting a Reply Amount equal to the Lender’s entire remaining amount of such Term Loans. Lenders may only submit one Return Bid per Auction but each Return Bid may contain up to three bids only one of which may result in a Qualifying Bid (as defined below). In addition to the Return Bid, the participating Lender must execute and deliver, to be held in escrow by the Auction Agent, an Assignment and Assumption with the Dollar amount of the Term Loans to be assigned to be left in blank, which amount shall be completed by the Auction Agent in accordance with the final determination of such Lender’s Qualifying Bid pursuant to clause (c) below. Any Lender whose Return Bid is not received by the Auction Agent by the Auction Response Date shall be deemed to have declined to participate in the relevant Auction with respect to all of its Term Loans.

(c) Acceptance Procedures. Based on the Reply Prices and Reply Amounts received by the Auction Agent prior to the applicable Auction Response Date, the Auction Agent, in consultation with the Auction Party, will determine the applicable price (the “Applicable Price”) for the Auction, which will be the lowest Reply Price for which the Auction Party can complete the Auction at the Auction Amount; provided that, in the event that the Reply Amounts are insufficient to allow the Auction Party to complete a purchase of the entire Auction Amount (any such Auction, a “Failed Auction”), the Auction Party shall either, at its election, (i) withdraw the Auction or (ii) complete the Auction at an Applicable Price equal to the highest Reply Price sufficient to complete a purchase of the entire Auction Amount. The Auction Party shall purchase the relevant Term Loans (or the respective portions thereof) from each Lender with a Reply Price that is equal to or lower than the Applicable Price (“Qualifying Bids”) at the Applicable Price; provided that if the aggregate proceeds required to purchase all Term Loans subject to Qualifying Bids would exceed the Auction Amount for such Auction, the Auction Party shall purchase such Term Loans at the Applicable Price ratably based on the principal amounts of such Qualifying Bids (subject to rounding requirements specified by the Auction Agent in its discretion). If a Lender has submitted a Return Bid containing multiple bids at different Reply Prices, only the bid with the lowest Reply Price that is equal to or less than the Applicable Price will be deemed to be the Qualifying Bid of such Lender (e.g., a Reply Price of $100 with a discount to par of 1.0%, when compared to an Applicable Price of $100 with a 2.0% discount to par, will not be deemed to be a Qualifying Bid, while, however, a Reply Price of $100 with a discount to par of 2.50% would be deemed to be a Qualifying Bid). The Auction Agent shall promptly, and in any case within five Business Days following the Auction Response Date with respect to an Auction, notify (I) the Borrower of the respective Lenders’ responses to such solicitation, the effective date of the purchase of Term Loans pursuant to such Auction, the Applicable Price, and the aggregate principal amount of the Term Loans and the tranches thereof to be purchased pursuant to such Auction, (II) each participating Lender of the effective date of the purchase of Term Loans pursuant to such Auction, the Applicable Price, and the aggregate principal amount and the tranches of Term Loans to be purchased at the Applicable Price on such date, (III) each participating Lender of the aggregate principal amount and the tranches of the Term Loans of such Lender to be purchased at the Applicable Price on such date and (IV) if applicable, each participating Lender of any rounding and/or proration pursuant to the second preceding sentence. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower and Lenders shall be conclusive and binding for all purposes absent manifest error.

(d) Additional Procedures.

(i) Once initiated by an Auction Notice, the Auction Party may not withdraw an Auction other than a Failed Auction. Furthermore, in connection with any Auction, upon submission by a Lender of a Qualifying Bid, such Lender will be obligated to sell the entirety or its allocable portion of the Reply Amount, as the case may be, at the Applicable Price.

(ii) To the extent not expressly provided for herein, each purchase of Term Loans pursuant to an Auction shall be consummated pursuant to procedures consistent with the provisions in this definition, established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the Borrower.

(iii) In connection with any Auction, the Borrower and the Lenders acknowledge and agree that the Auction Agent may require as a condition to any Auction, the payment of customary fees and expenses by the Auction Party in connection therewith as agreed between the Auction Party and the Auction Agent.

(iv) Notwithstanding anything in any Loan Document to the contrary, for purposes of this definition, each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon the Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.

(v) The Borrower and the Lenders acknowledge and agree that the Auction Agent may perform any and all of its duties under this definition by itself or through any Affiliate of the Auction Agent and expressly consent to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any purchase of Term Loans provided for in this definition as well as activities of the Auction Agent.

“Eligible Assignee” means (a) a Lender, (b) a commercial bank, insurance company, finance company, financial institution, any fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act), (c) any Affiliate of a Lender, (d) an Approved Fund of a Lender or (e) to the extent permitted under Section 9.05(g), any Affiliated Lender or any Debt Fund Affiliate; provided that in any event, “Eligible Assignee” shall not include (i) any natural person, (ii) any Disqualified Institution or (iii) except as permitted under Section 9.05(g) (including with respect to Debt Fund Affiliates), Holdings or any of its Affiliates; provided, further, that the Administrative Agent shall in no event be obligated to monitor or ensure the compliance of any assignment pursuant to Section 9.05 by any Lender with clause (ii) of the foregoing proviso.

“Engagement Letter” means that certain Engagement Letter, dated as of February 26, 2014, by and among the Borrower, Goldman Sachs Lending Partners LLC, Barclays Bank PLC, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC and KeyBank National Association.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (b) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (c) in connection with any actual or alleged damage, injury, threat or harm to natural resources or the environment.

“Environmental Laws” means any and all applicable current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other applicable requirements of Governmental Authorities and the common law relating to (a) environmental matters, including those relating to any Hazardous Materials Activity; or (b) the generation, use, storage, transportation or disposal of or exposure to Hazardous Materials, in any manner applicable to the Borrower or any of its Subsidiaries or any Facility.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means, as applied to any Person, (a) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that Person is a member and (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is a member.

“ERISA Event” means (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the 30-day notice period has been waived); (b) the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Pension Plan, or a determination that a Pension Plan is in “at risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), (c) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) or Section 302 of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (d) the withdrawal by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to the Borrower, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (e) the institution by the PBGC of proceedings to terminate any Pension Plan, or the appointment of a trustee to administer any Pension Plan; (f) the imposition of liability on the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) of the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates from any Multiemployer Plan if there is any liability therefor under Title IV of ERISA, a determination that a Multiemployer Plan is in “endangered status” or “critical status” (as defined in Section 305(b) of ERISA), or the receipt by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (h) the occurrence of an act or omission which could reasonably be expected to give rise to the imposition on the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, excise taxes or related charges under Chapter 43 of the Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Pension Plan; or (i) the incurrence of liability or the imposition of a Lien pursuant to Section 436 or 430(k) of the Code or pursuant to ERISA with respect to any Pension Plan, other than for PBGC premiums due but not delinquent.

“Event of Default” has the meaning assigned to such term in Article 7.

“Excess Cash Flow” means, for any Test Period ending on the last day of a Fiscal Year, an amount (if positive) equal to:

(a) the sum, without duplication, of the amounts for such period of the following:

(i) Consolidated Net Income for such period, plus

(ii) the amount of all non-Cash charges or expenses (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, but excluding any non-Cash charges representing an accrual or reserve for potential Cash items in any future period and excluding amortization of all prepaid Cash items that were paid (or required to have been paid) in a prior period, plus

(iii) decreases in Consolidated Working Capital for such period (other than any such decreases (A) arising from acquisitions or Dispositions of all or substantially all of the Capital Stock of any Subsidiary of the Borrower or any business line, unit or division of the Borrower or any such Subsidiary, in each case by the Borrower and its Subsidiaries completed during such period, (B) the application of acquisition and/or purchase recapitalization accounting, (C) the effect of reclassification during such period between Current Assets and long-term assets and Current Liabilities and long-term liabilities (with a corresponding restatement to the prior period to give effect to such reclassification) and (D) the effect of any fluctuations in the amount of accrued and contingent obligations under any Hedge Agreement), plus

(iv) the aggregate net amount of any non-Cash loss on Dispositions of property by the Borrower and its Subsidiaries during such period (other than Dispositions in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income, plus

(v) to the extent deducted, or not included in arriving at such Consolidated Net Income, (A) increases in non-current deferred revenue, (B) increases in accruals for future lease payments in respect of closed branches plus accretion thereof, (C) increases in non-current GAAP rent equalization liabilities, (D) increases in deferred landlord allowances and (E) accretion of asset retirement obligations recorded in accordance with GAAP, plus

(vi) Cash income or gain (actually received in Cash) of the type described in clauses (b), (c), (d), (e) and (f) of the definition of “Consolidated Net Income”, to the extent excluded from the calculation of Consolidated Net Income for such period pursuant to the definition thereof (other than in respect of sales or dispositions to the extent the Borrower is permitted to reinvest such proceeds or is required to prepay the Loan with such proceeds, in each case, pursuant to Section 2.10(b)(ii)), plus

(vii) expenses deducted from Consolidated Net Income during such period in respect of expenditures made during any prior period for which a deduction from Excess Cash Flow was made in such prior period pursuant to clause (b) below, minus,

(b) the sum, without duplication, of the amounts for such period of the following:

(i) the amount of (A) all non-Cash credits, gains and income included in arriving at such Consolidated Net Income (including non-Cash gains on bargain purchases and excluding any such credit, gain or income representing the reversal of an accrual or reserve for a potential Cash item that reduced Consolidated Net Income in any prior period) and (B) all Cash expenses, charges and losses excluded in arriving at such Consolidated Net Income, in each case, to the extent not financed with the proceeds of long-term Indebtedness (other than revolving Indebtedness), plus

(ii) without duplication of amounts deducted from Excess Cash Flow in respect of a prior period, the aggregate amount actually paid by the Borrower and its Subsidiaries in Cash during such period or after such period and prior to the relevant date of such Excess Cash Flow prepayment required by Section 2.10(b)(i) on account of capital expenditures and payments in respect of the exercise of purchase options under operating leases (excluding the principal amount of Indebtedness, other than revolving Indebtedness, incurred to finance such capital expenditures), plus

(iii) the aggregate amount of all principal payments and purchases of Indebtedness of the Borrower and its Subsidiaries (including (A) scheduled principal payments with respect to Indebtedness pursuant to Section 2.09 of this Agreement (or any equivalent provision in any Refinancing Indebtedness) or any Second Lien Facility and voluntary prepayments of Term Loans pursuant to Section 2.10(a) of this Agreement (or any equivalent provision in any Refinancing Indebtedness) or of any Second Lien Facility (other than prepayments of loans or notes deducted pursuant to clause (B) of Section 2.10(b)(i) of this Agreement), (B) the principal component of payments in respect of Capital Leases, (C) the amount of any mandatory prepayment of Term Loans pursuant to Section 2.10(b)(ii) of this Agreement (or any equivalent provision in any Refinancing Indebtedness) or of loans or notes pursuant to any Second Lien Facility, in each case, with the Net Proceeds of a Prepayment Asset Sale to the extent required due to a Disposition that resulted in an increase in Consolidated Net

Income and not in excess of the amount of such increase and (D) purchases of Term Loans by the Borrower and its Subsidiaries pursuant to Section 9.05(g) of this Agreement (or any equivalent provisions in any Refinancing Indebtedness) and purchases of any Indebtedness under any Second Lien Facility, in each case, limited to the aggregate amount actually paid in Cash, but excluding (1) all other prepayments of Term Loans and (2) all repayments of any revolving credit facility or arrangements (except to the extent there is an equivalent permanent reduction in commitments thereunder)) made during such period, except to the extent financed with the proceeds of long-term Indebtedness (other than revolving Indebtedness), plus

(iv) increases in Consolidated Working Capital for such period (other than any such increases (A) arising from acquisitions or Dispositions of all or substantially all of the Capital Stock of any Subsidiary of the Borrower or any business line, unit or division of the Borrower or any such Subsidiary, in each case by the Borrower and its Subsidiaries completed during such period, (B) the application of acquisition and/or purchase recapitalization accounting, (C) the effect of reclassification during such period between Current Assets and long-term assets and Current Liabilities and long-term liabilities (with a corresponding restatement to the prior period to give effect to such reclassification) and (D) the effect of any fluctuations in the amount of accrued and contingent obligations under any Hedge Agreement), plus

(v) to the extent included, or not deducted in arriving at such Consolidated Net Income, the aggregate consideration actually paid in Cash by the Borrower or any of its Subsidiaries during such period or after such period and prior to the relevant date of such Excess Cash Flow prepayment required by Section 2.10(b)(i) with respect to Investments permitted under Section 6.06 (and not financed with long-term Indebtedness (other than revolving Indebtedness)) (other than Investments in (x) Cash and Cash Equivalents and (y) the Borrower or any of its Subsidiaries), plus

(vi) to the extent included, or not deducted in arriving at such Consolidated Net Income, (A) decreases in non-current deferred revenue, (B) decreases in accruals for future lease payments made in respect of closed branches, (C) decreases in non-current GAAP rent equalization liabilities, (D) decreases in deferred landlord allowances and (E) amounts paid with respect to asset retirement obligations, plus

(vii) any required up-front Cash payments in respect of Hedge Agreements to the extent not financed with the proceeds of long-term Indebtedness (other than revolving Indebtedness) and not deducted in arriving at such Consolidated Net Income, plus

(viii) the amount of Restricted Payments made in Cash during such period pursuant to clauses (a)(i), (a)(ii), (a)(iv), (a)(x) and (a)(xi) of Section 6.04 (or otherwise consented to by the Required Lenders) except, in each case, to the extent financed with long term Indebtedness (other than revolving Indebtedness), plus

(ix) without duplication of amounts deducted from Excess Cash Flow in respect of a prior period, at the option of the Borrower, the aggregate consideration (including earn-outs) required to be paid in Cash by the Borrower or its Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to capital expenditures, acquisitions or Investments permitted by Section 6.06 or otherwise consented to by the Required Lenders (other than Investments in (x) Cash and Cash Equivalents and (y) the Borrower or any of its Subsidiaries) to be consummated or made during the period of four consecutive Fiscal Quarters of the Borrower following the end of such period (except, in each case, to the extent financed with long-term Indebtedness (other than revolving Indebtedness)); provided that to the extent the aggregate amount actually utilized to finance such capital expenditures, acquisitions or Investments during such subsequent period of four consecutive Fiscal Quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such subsequent period of four consecutive Fiscal Quarters, plus

(x) the amount of Cash Taxes and Tax Distributions pursuant to Section 6.04(a)(i)(B) paid in such period (and Tax and Tax Distribution reserves set aside and payable or reasonably estimated to be payable within the four consecutive Fiscal Quarters following such period) to the extent such Taxes and Tax Distributions exceed the amount of Tax and Tax Distribution expense deducted in arriving at Consolidated Net Income for such period; provided that, to the extent the aggregate amount of Tax and Tax Distribution reserves set aside and actually paid during such subsequent four consecutive Fiscal Quarters is less than such amount of Tax and Tax Distribution reserves set aside, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such subsequent period of four consecutive Fiscal Quarters, plus

(xi) to the extent not expensed (or exceeding the amount expensed) during such period or not deducted (or exceeding the amount deducted) in calculating Consolidated Net Income, the aggregate amount of expenditures, fees, costs and expenses paid in Cash by the Borrower and its Subsidiaries during such period, other than to the extent financed with long-term Indebtedness (other than revolving Indebtedness).

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations of the SEC promulgated thereunder.

“Excluded Information” means information regarding the Borrower, the Sponsors or their respective Affiliates that may be material to a decision made by a Lender to participate in any assignment to an Affiliated Lender, including any information which is (a) not publicly available, (b) material with respect to Holdings, the Borrower and their respective subsidiaries or their respective securities for purposes of U.S. federal and state securities laws and (c) not of a type that would be publicly disclosed in connection with any issuance by Holdings, the Borrower or any of their respective subsidiaries of debt or equity securities issued pursuant to a public offering, a Rule 144A offering or other private placement where assisted by a placement agent.

“Excluded Subsidiary” means (a) any Domestic Subsidiary that is not a Wholly-Owned Subsidiary, (b) any Immaterial Subsidiary, (c) any Domestic Subsidiary that is prohibited by law, regulation or contractual obligations from providing a Loan Guaranty or that would require a governmental (including regulatory) consent, approval, license or authorization to provide such Loan Guaranty, (d) any not-for-profit Subsidiary, (e) any Captive Insurance Subsidiaries, (f) any special purpose entities used for securitization facilities, (g) any Disregarded Domestic Subsidiary, (h) any direct or indirect Domestic Subsidiary of a Foreign Subsidiary or Disregarded Domestic Subsidiary, (i) any subsidiary for which the provision of a Loan Guaranty would result in material adverse tax consequences (as reasonably determined by the Borrower), (j) any Foreign Subsidiary and (k) any other Domestic Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower, the burden or cost of providing a Loan Guaranty or a Lien to secure such Loan Guaranty shall outweigh the benefits to be afforded thereby; provided that the term “Excluded Subsidiary” shall not include any Subsidiary that is an obligor (including pursuant to a Guarantee) under the Holdco Notes (other than Holdings), the Revolving Facility, any Incremental Equivalent Debt, any Junior Indebtedness or any Refinancing Indebtedness in respect of any of the foregoing.

“Excluded Swap Obligation” means, with respect to any Loan Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Loan Guaranty of such Loan Guarantor of, or the grant by such Loan Guarantor of a Lien to secure, such Swap Obligation (or any Loan Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the

Commodity Exchange Act and the regulations thereunder at the time the Loan Guaranty of such Loan Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation (which for the avoidance of doubt shall be determined after giving effect to any “keepwell, support or other agreement” (as such terms are used under the Commodity Exchange Act) provided for the benefit of such Loan Guarantor); provided, that with the written consent of the Administrative Agent and the Borrower, a given Excluded Swap Obligation (determined as provided above without regard to this proviso) may be excluded from this definition. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Loan Guaranty or security interest is or becomes illegal.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower or any other Loan Party hereunder, (a) Taxes imposed on (or measured by) its income (however denominated), franchise Taxes, and branch profits taxes, in each case, (i) by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) any U.S. federal withholding tax that is imposed on amounts payable to such recipient pursuant to a law in effect on the date on which such recipient becomes a party to this Agreement (or, if such recipient is an intermediary, partnership or other flow-through entity for U.S. federal income tax purposes, the date on which the relevant beneficiary, partner or member of such recipient becomes a beneficiary, partner or member thereof, if later) or designates a new lending office (other than pursuant to an assignment request by the Borrower under Section 2.18(b)), except to the extent that such recipient (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower or any other Loan Party with respect to such withholding tax pursuant to Section 2.16(a), (c) any Tax imposed as a result of a failure by the Administrative Agent or a Lender to comply with Section 2.16(f) and (d) any U.S. federal withholding tax under FATCA.

“Extended Revolving Credit Commitment” has the meaning assigned to such term in Section 2.22(a).

“Extended Revolving Loans” has the meaning assigned to such term in Section 2.22(a).

“Extended Term Loans” has the meaning assigned to such term in Section 2.22(a).

“Extension” has the meaning assigned to such term in Section 2.22(a).

“Extension Offer” has the meaning assigned to such term in Section 2.22(a).

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or, except with respect to Articles 5 and 6, heretofore owned, leased, operated or used by the Borrower or any of its Subsidiaries or any of their respective predecessors or Affiliates.

“Failed Auction” has the meaning assigned to such term in the definition of “Dutch Auction”.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any intergovernmental agreements and fiscal or regulatory legislation, rules or official interpretations adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

“FCPA” has the meaning assigned to such term in Section 3.17(d).

“Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Financial Officer” of any Person means the chief financial officer, the treasurer, any assistant treasurer, any vice president of finance or the controller of such Person or any officer with substantially equivalent responsibilities of any of the foregoing.

“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of a Financial Officer of the Borrower that such financial statements fairly present, in all material respects, in accordance with GAAP, the consolidated financial condition of the Borrower as at the dates indicated and the results of its operations and its cash flows for the periods indicated, subject to the absence of footnotes and changes resulting from audit and normal year-end adjustments.

“Financial Plan” has the meaning assigned to such term in Section 5.01(h).

“First Lien Leverage Ratio” means the ratio, as of any date of determination, of (a) Consolidated First Lien Debt as of such date (net of the Unrestricted Cash Amount as of such date) to (b) Consolidated Adjusted EBITDA of the Borrower and its Subsidiaries for the Test Period then most recently ended for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that, subject to the Intercreditor Agreement, such Lien is senior in priority to any other Lien to which such Collateral is subject, other than any Permitted Lien.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of the Borrower ending on the last Friday of December of each calendar year.

“Fixed Dollar Incremental Amount” has the meaning assigned to such term in Section 2.21(a).

“Flood Hazard Property” means any Real Estate Asset subject to a Mortgage and located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

“Foreign Lender” means a Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Funding Account” has the meaning assigned to such term in Section 2.03(vi).

“GAAP” means generally accepted accounting principles in the U.S. in effect and applicable to the accounting period in respect of which reference to GAAP is being made, subject to the provisions of Section 1.04.

“Goldman Sachs” means Goldman Sachs Lending Partners LLC and its Affiliates. For the avoidance of doubt, the term “Goldman Sachs” shall exclude GS Private Equity).

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state or locality of the U.S., the U.S., or a foreign government.

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Granting Lender” has the meaning assigned to such term in Section 9.05(e).

“GS Private Equity” means Goldman Sachs Principal Investment Area (together with its Affiliates and certain funds, investments, Persons, vehicles or accounts that are managed, sponsored or advised by it or its Affiliates (in each case, other than Goldman Sachs)).

“Guarantee” of or by any Person (the “Guarantor”) means any obligation, contingent or otherwise, of the Guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation of any other Person (the “Primary Obligor”) in any manner and including any obligation of the Guarantor, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other monetary obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness or other monetary obligation, (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or monetary obligation, (e) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (f) secured by any Lien on any assets of such Guarantor securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Guarantor (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition, Disposition or other transaction permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Guaranteed Obligations” has the meaning assigned to such term in Section 10.01.

“Guarantor” has the meaning assigned to such term in the definition of “Guarantee”.

“Guarantor Percentage” has the meaning assigned to such term in Section 10.10.

“Hazardous Materials” means any chemical, material, substance or waste, or any constituent thereof, including explosive or radioactive substances, petroleum or petroleum distillates, asbestos or asbestos containing materials and polychlorinated biphenyls, exposure to which is prohibited, limited or regulated by any Environmental Law or any Governmental Authority.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Material, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Material, and any corrective action or response action with respect to any of the foregoing.

“Hedge Agreement” means any agreement with respect to any Derivative Transaction between any Loan Party or any Subsidiary and any other Person.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any Hedge Agreement.

“Holdco Notes Indenture” means the Indenture, dated as of August 6, 2012, among Holdings and Wells Fargo Bank, National Association, as Trustee, as amended, supplemented or otherwise modified (in each case, other than to increase the interest applicable to the Holdco Notes) from time to time in accordance with the terms thereof.

“Holdco Notes” means the 10% / 10.75% Senior Notes due 2018 of Holdings issued pursuant to the Holdco Notes Indenture.

“Holdco Refinancing Indebtedness” means any Indebtedness refinancing, refunding or replacing the Holdco Notes (in any case, including any refinancing Indebtedness incurred in respect thereof) and any subsequent Holdco Refinancing Indebtedness in respect thereof; provided that (a) the principal amount of such Indebtedness does not exceed the principal amount of the Indebtedness being refinanced, refunded or replaced, except by an amount equal to unpaid accrued interest and premiums (including tender premiums) thereon plus underwriting discounts, other reasonable and customary fees, commissions and expenses (including upfront fees, original issue discount or initial yield payments) incurred in connection with such refinancing or replacement, (b) such Indebtedness has a final maturity on or later than the final maturity of the Indebtedness being refinanced, refunded or replaced and a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced, refunded or replaced, (c) such Indebtedness is incurred by the obligor or obligors in respect of the Indebtedness being refinanced, refunded or replaced and (d) no Event of Default shall exist or have occurred and be continuing, and any amendments, supplements, modifications, extensions, renewals, restatements, amendments and restatements or refundings thereof or any such indentures or credit facilities that replace or refinance such notes (or any subsequent replacement thereof).

“Holdings” has the meaning assigned to such term in the preamble to this Agreement.

“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002, as in effect from time to time (subject to the provisions of Section 1.04), to the extent applicable to the relevant financial statements.

“Immaterial Subsidiary” means, as of any date, any Subsidiary of the Borrower (a) having Consolidated Total Assets in an amount of less than 5.0% of Consolidated Total Assets of the Borrower and (b) contributing less than 5.0% of the consolidated revenues of the Borrower and its Subsidiaries, in each case, for the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable; provided that the Consolidated Total Assets (as so determined) and revenues (as so determined) of all Immaterial Subsidiaries shall not exceed 5.0% of Consolidated Total Assets of the Borrower or 5.0% of the consolidated revenues of the Borrower for the relevant Test Period, as the case may be.

“Immediate Family Member” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, domestic partner, former domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships), any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals, such individual’s estate (or an executor, administrator, heir or legatee, in each case, acting on their behalf) or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Incremental Cap” has the meaning assigned to such term in Section 2.21(a).

“Incremental Commitment” means any commitment made by a lender to provide all or any portion of an Incremental Facility or Incremental Loans.

“Incremental Equivalent Debt” has the meaning assigned to such term in Section 6.01(x).

“Incremental Facilities” has the meaning assigned to such term in Section 2.21(a).

“Incremental Loans” has the meaning assigned to such term in Section 2.21(a).

“Incremental Revolving Commitment” means any commitment made by a lender to provide all or any portion of any Incremental Revolving Facility.

“Incremental Revolving Facility” has the meaning assigned to such term in Section 2.21(a).

“Incremental Revolving Facility Lender” means, with respect to any Incremental Revolving Facility, each revolving Lender providing any portion of such Incremental Revolving Facility.

“Incremental Revolving Loans” has the meaning assigned to such term in Section 2.21(a).

“Incremental Term Facility” has the meaning assigned to such term in Section 2.21(a).

“Incremental Term Loans” has the meaning assigned to such term in Section 2.21(a).

“Indebtedness”, as applied to any Person, means, without duplication, (a) all indebtedness for borrowed money; (b) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (c) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments to the extent the same would appear as a liability on a balance sheet prepared in accordance with GAAP; (d) any obligation owed for all or any part of the deferred purchase price of property or services (excluding (w) any earn out obligation or purchase price adjustment until such obligation becomes a liability on the balance sheet (excluding the footnotes thereto) in accordance with GAAP, (x) any such obligations incurred under ERISA, (y) accrued expenses and trade accounts payable in the ordinary course of business (including on an inter-company basis) and (z) liabilities associated with customer prepayments and deposits), which purchase price is (i) due more than six months from the date of incurrence of the obligation in respect thereof or (ii) evidenced by a note or similar written instrument to the extent the same would appear as a liability on a balance sheet prepared in accordance with GAAP; (e) all Indebtedness of others secured by any Lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is non-recourse to the credit of such Person; (f) the face amount of any letter of credit issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings (except to the extent the relevant reimbursement obligations relate to trade payables and are satisfied within 20 days following the incurrence thereof); (g) the Guarantee by such Person of the Indebtedness of another; (h) all obligations of such Person in respect of any Disqualified Capital Stock and (i) all net obligations of such Person in respect of any Derivative Transaction, including any Hedge Agreement, whether or not entered into for hedging or speculative purposes; provided that (i) in no event shall obligations under any Derivative Transaction be deemed “Indebtedness” for any calculation of the Total Leverage Ratio, the First Lien Leverage Ratio or any other financial ratio under this Agreement, (ii) the amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the fair market value of the property encumbered thereby as determined by such Person in good faith and (iii) notwithstanding anything herein to the contrary, the term “Indebtedness” shall not include any indebtedness or other obligation for which irrevocable notice of redemption has been duly given and for which adequate redemption consideration has been irrevocably deposited with the applicable trustee or paying agent in trust for the holders of such indebtedness or obligation or that has otherwise been defeased or satisfied and discharged pursuant to the terms thereof. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such

Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would otherwise be included in the calculation of Consolidated Total Debt; provided that notwithstanding anything herein to the contrary, the term “Indebtedness” shall not include, and shall be calculated without giving effect to, the effects of Accounting Standards Codification Topic 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose hereunder as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness hereunder but for the application of this proviso shall not be deemed an incurrence of Indebtedness hereunder. For the avoidance of doubt, Indebtedness shall exclude ordinary course intercompany payables among the Borrower and its subsidiaries.

“Indemnified Taxes” means Taxes other than Excluded Taxes and Other Taxes.

“Indemnitee” has the meaning set forth in Section 9.03(b).

“Information Memorandum” means the Confidential Information Memorandum dated February 28, 2014, relating to the Borrower and the Transactions.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of the Closing Date, among the Revolving Facility Agent, as agent for the Revolving Facility Secured Parties (as defined therein), the Administrative Agent, as agent for the First Lien Secured Parties (as defined therein), Holdings, the Borrower and the Subsidiaries of the Borrower from time to time party thereto, together with any other parties from time to time party thereto in accordance therewith.

“Interest Coverage Ratio” means the ratio, as of any date of determination, of (a) Consolidated Adjusted EBITDA of the Borrower and its Subsidiaries for the Test Period then most recently ended for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable to (b) Consolidated Interest Expense of the Borrower and its Subsidiaries for such Test Period; provided that, solely to the extent Section 6.01(u) or Section 6.04(a)(iv) shall apply to Holdco Refinancing Indebtedness, this clause (b) will mean Consolidated Interest Expense of Holdings and its Subsidiaries for such Test Period.

“Interest Election Request” means a request by the Borrower in the form of Exhibit G hereto or such other form reasonably acceptable to the Administrative Agent to convert or continue a Borrowing in accordance with Section 2.07.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December and the maturity date applicable to such Loan, commitment or Additional Commitment and (b) with respect to any LIBO Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a LIBO Rate Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing.

“Interest Period” means with respect to any LIBO Rate Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, to the extent available to all relevant affected Lenders, twelve months or a shorter period) thereafter, as the Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Rate” means, in relation to the LIBO Rate, the rate which results from interpolating on a linear basis between: (a) the applicable LIBO Rate for the longest period (for which that LIBO Rate is available) which is less than the Interest Period of that Loan; and (b) the applicable LIBOR Rate for the shortest period (for which that LIBO Rate is available) which exceeds the Interest Period of that Loan, each as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period of that Loan.

“Investment” means (a) any purchase or other acquisition by a Person or any of its subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person (other than the Borrower or a Subsidiary Guarantor), (b) the acquisition by purchase or otherwise (other than purchases or other acquisitions of inventory, materials, supplies and/or equipment in the ordinary course of business) of all or a substantial portion of the business, property or fixed assets of any Person or any division or line of business or other business unit of any Person and (c) any loan, advance (other than (i) advances to current or former employees, officers, directors, members of management, managers, consultants or independent contractors of the Borrower or its Subsidiaries or any Parent Company for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business and (ii) advances made on an intercompany basis in the ordinary course of business for the purchase of inventory) or capital contribution by the Borrower or any of its Subsidiaries to any other Person (other than the Borrower or any Subsidiary Guarantor). Subject to Section 5.10, the amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, but giving effect to any repayments of principal in the case of Investments in the form of loans and any return of capital or return on Investment in the case of equity Investments (whether as a distribution, dividend, redemption or sale but not in excess of the amount of the initial Investment).

“Investors” means (i) the Sponsors and (ii) the Management Investors.

“IP Rights” has the meaning assigned to such term in Section 3.05(c).

“IRS” means the U.S. Internal Revenue Service.

“Joinder Agreement” has the meaning assigned to such term in Section 5.12(a).

“Junior Indebtedness” means any Subordinated Indebtedness or Indebtedness secured by Liens that are expressly junior to the Liens of the Administrative Agent with respect to the Collateral (other than Indebtedness among Holdings and its subsidiaries and/or under any Revolving Facility), in each case with an individual outstanding principal amount in excess of the Threshold Amount, including, for the avoidance of doubt, any Second Lien Facility.

“Latest Maturity Date” means, as of any date of determination, the latest maturity or expiration date applicable to any Loan or commitment hereunder at such time, including the latest maturity or expiration date of any Term Loan, Additional Term Loan, Additional Revolving Loan or Additional Commitment; provided that for purposes of the definitions of “Disqualified Capital Stock” and “Qualified Holding Company Debt” and Section 2.21, Section 2.22, Section 6.01 and Section 9.02, the Latest Maturity Date shall not be earlier than March 17, 2021.

“Lenders” means the Persons listed on the Commitment Schedule, any Additional Lender and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“LIBO Rate” means for any Interest Period as to any LIBO Rate Loan, (i) the rate per annum determined by the Administrative Agent to be the offered rate which appears on the page of the Reuters Screen which displays the London interbank offered rate administered by ICE Benchmark Administration Limited (such page currently being the LIBOR01 page) for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time), two Business Days prior to the commencement of such Interest Period, (ii) in the event the rate referenced in the preceding clause (i) does not appear on such page or service or if such page or service shall cease to be available, the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays the LIBO Rate for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period or (iii) in the event the rates referenced in the preceding clauses (i) and (ii) are not available, the rate per annum determined by the Administrative Agent to be the average offered quotation rate by major banks in the London interbank market to the Administrative Agent for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the LIBO Rate Loan for which the LIBO Rate is then being determined with maturities comparable to such Interest Period as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period; provided that if LIBO Rates are quoted under either of the preceding clauses (i) or (ii), but there is no such quotation for the Interest Period elected, the LIBO Rate shall be equal to the Interpolated Rate; and provided, further, in no event shall the LIBO Rate be less than 1.00% per annum.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capital Lease having substantially the same economic effect as any of the foregoing), in each case, in the nature of security; provided that in no event shall an operating lease in and of itself be deemed a Lien.

“Loan Documents” means this Agreement, any Promissory Notes, the Collateral Documents, the Intercreditor Agreement and any other document or instrument designated by the Borrower and the Administrative Agent as a “Loan Document”. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, amendments and restatements, supplements or other modifications thereto.

“Loan Guarantor” means each Loan Party (other than the Borrower).

“Loan Guaranty” means the guaranty set forth in Article 10 of this Agreement.

“Loan Installment Date” has the meaning assigned to such term in Section 2.09(a).

“Loan Parties” means Holdings, the Borrower, each Subsidiary Guarantor and any other Person who becomes a party to this Agreement or any other Loan Document as a Loan Party pursuant to a Joinder Agreement, and their respective successors and assigns.

“Loans” means any Term Loan, any Additional Term Loan or any Additional Revolving Loan.

“Management Investors” means the officers, directors, employees and other members of the management of Holdings (or any Parent Company) and its subsidiaries.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means a material adverse effect on (i) the business, assets, financial condition or results of operations, in each case, of Holdings, the Borrower and its Subsidiaries, taken as a whole, (ii) the rights and remedies (taken as a whole) of the Administrative Agent under the applicable Loan Documents or (iii) the ability of the Borrower and the Loan Guarantors (taken as a whole) to perform their payment obligations under the Loan Documents.

“Material Real Estate Asset” means (a) any fee-owned Real Estate Asset owned by any Loan Party as of the Closing Date having a fair market value (as reasonably estimated by the Borrower) in excess of $10,000,000 as of such date and (b) any fee-owned Real Estate Asset owned or acquired by any Loan Party after the Closing Date having a fair market value (as reasonably estimated by the Borrower) in excess of $10,000,000 as of the date of acquisition thereof.

“Maturity Date” means the earlier of (a) March 17, 2021 and (b) for so long as any Holdco Notes or any Holdco Refinancing Indebtedness is outstanding, the date that is 91 days prior to the final maturity date of the Holdco Notes or Holdco Refinancing Indebtedness, as the case may be (such date, the “Springing Maturity Date”); provided that if the “Maturity Date” or “Springing Maturity Date, as the case may be, is not a Business Day, such Maturity Date or Springing Maturity Date shall be the next preceding Business Day.

“Maximum Liability” has the meaning assigned to such term in Section 10.09.

“Maximum Rate” has the meaning assigned to such term in Section 9.19.

“Minimum Extension Condition” has the meaning assigned to such term in Section 2.22(b).

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Mortgaged Properties” means, initially, the owned real properties of the Loan Parties specified on Schedule 1.01(c), and shall include each other Material Real Estate Asset and improvements thereto with respect to which a Mortgage is required to be granted pursuant to Section 5.12.

“Mortgages” means any mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Administrative Agent, for the benefit of the Administrative Agent and the other relevant Secured Parties, on any Material Real Estate Assets, in form and substance reasonably satisfactory to the Administrative Agent (it being understood and agreed that any requirement for Mortgages shall be subject to the provisions of Section 5.12 and the applicable provisions of Section 2.01 of the Pledge and Security Agreement).

“Multiemployer Plan” means any employee benefit plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA, to which the Borrower or any of its Subsidiaries, or any of their respective ERISA Affiliates, makes or is obligated to make contributions and with respect to which any of them has an ongoing obligation.

“Narrative Report” means, with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of the Borrower and its Subsidiaries for the applicable Fiscal Quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate and, commencing with the Fiscal Quarter ended March 27, 2015, corresponding figures from the Financial Plan for the applicable Fiscal Year.

“Net Insurance/Condemnation Proceeds” means an amount equal to: (a) any Cash payments or proceeds (including Cash Equivalents) received by the Borrower or any of its Subsidiaries (i) under any casualty insurance policy in respect of a covered loss thereunder of any assets (other than any assets constituting Revolving Facility Priority Collateral, the proceeds received in respect of which are required to be applied to the Revolving Facility under the Revolving Credit Agreement (or any other Revolving Facility)) of the Borrower or any of its Subsidiaries or (ii) as a result of the taking of any assets of the Borrower or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking (other than any assets constituting Revolving Facility Priority Collateral, the proceeds received in respect of which are required to be applied to the Revolving Facility under the Revolving Credit Agreement (or any other Revolving Facility)), minus (b) (i) any actual out-of-pocket costs incurred by the Borrower or any of its Subsidiaries in connection with the adjustment, settlement or collection of any claims of the Borrower or such Subsidiary in respect thereof, (ii) the payment of the outstanding principal amount of, premium or penalty, if any, and interest and other amounts on any Indebtedness, including Indebtedness under any Second Lien Facility and any other Indebtedness secured by a Lien that is pari passu or junior to the Lien on the Collateral securing the Secured Obligations) that is secured by a Lien on the assets in question and that is required to be repaid (or otherwise comes due or would be in default, in each case, pursuant to the terms thereof as a result of such loss, taking or sale and is repaid) under the terms thereof as a result of such loss, taking or sale, (iii) amounts required to be prepaid pursuant to Section 2.11(b) of the Revolving Credit Agreement (or any equivalent provision under any documentation governing any Revolving Facility) as the result of such loss, taking or sale, (iv) in the case of a taking, the reasonable out-of-pocket costs of putting any affected property in a safe and secure position, (v) any selling costs and out-of-pocket expenses (including reasonable broker’s fees or commissions, legal fees, transfer and similar Taxes and the Borrower’s good faith estimate of income Taxes and Tax Distributions paid or payable (including pursuant to Tax sharing arrangements in connection with such sale)) in connection with any sale of such assets as referred to in clause (a) of this definition and (vi) any amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustments associated with any sale or taking of such assets as referred to in clause (a) of this definition (provided that to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Insurance/Condemnation Proceeds).

“Net Proceeds” means (a) with respect to any Disposition (including any Prepayment Asset Sale), the Cash proceeds (including Cash Equivalents and Cash proceeds subsequently received (as and when received) in respect of non-Cash consideration initially received), net of (i) selling costs and out-of-pocket expenses (including reasonable broker’s fees or commissions, legal fees, transfer and similar Taxes and the Borrower’s good faith estimate of income Taxes paid or payable (including Tax Distributions and including pursuant to Tax sharing arrangements) in connection with such sale), (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such Disposition (provided that to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Proceeds), (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness (other than the Loans (including any Additional Term Loans or Additional Revolving Loans), Indebtedness under any Revolving Facility, Indebtedness under any Second Lien Facility and any other Indebtedness secured by a Lien that is pari passu or junior to the Lien on the Collateral securing the Secured Obligations) which is secured by the asset sold in such Disposition and which is required to be repaid or otherwise comes due or would be in default, in each case, pursuant to the terms thereof as a result of such Disposition and is repaid (other than any such Indebtedness assumed by the purchaser of such asset), (iv) Cash escrows (until released from escrow to the Borrower or any of its Subsidiaries) from the sale price for such Disposition and (v) amounts required to be prepaid pursuant to Section 2.11(b) of the Revolving Credit Agreement (or any equivalent provision under any documentation governing any Revolving Facility) as the result of such Disposition; and (b) with respect to any issuance or incurrence of Indebtedness or Capital Stock, the Cash proceeds thereof, net of all Taxes (including Tax Distributions) and customary fees, commissions, costs, underwriting discounts and other fees and expenses incurred in connection therewith.

“Non-Debt Fund Affiliate” means any Sponsor and any Affiliate of a Sponsor other than any Debt Fund Affiliate.

“Non-Paying Guarantor” has the meaning assigned to such term in Section 10.10.

“Obligated Party” has the meaning assigned to such term in Section 10.02.

“Obligations” means all unpaid principal of and accrued and unpaid interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and all other advances to, debts, liabilities and obligations of the Loan Parties to the Lenders or to any Lender, the Administrative Agent or any indemnified party arising under the Loan Documents in respect of any Loan, whether direct or indirect (including those acquired by assumption), absolute, contingent, due or to become due, now existing or hereafter arising.

“OFAC” has the meaning assigned to such term in Section 3.17(a).

“Opco Notes Indenture” means the Indenture, dated as of November 16, 2010, among the Borrower and Wells Fargo Bank, National Association, as Trustee, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Opco Notes” means the 7.50% Senior Subordinated Notes due 2018 of the Borrower issued pursuant to the Opco Notes Indenture.

“Opco Notes Refinancing” means the payment, repurchase, redemption, defeasance or other acquisition or retirement on or about the Closing Date of all of the Opco Notes issued and outstanding as of such date, including pursuant to the Offer to Purchase and Consent Solicitation Statement, dated February 26, 2014 (as amended or supplemented from time to time).

“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization and its by-laws, (b) with respect to any limited partnership, its certificate of limited partnership, and its partnership agreement, (c) with respect to any general partnership, its partnership agreement, (d) with respect to any limited liability company, its articles of organization or certificate of formation, and its operating agreement and (e) with respect to any other form of entity, such other organizational documents required by local law or customary under such jurisdiction to document the formation and governance principles of such type of entity. In the event any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Other Applicable Indebtedness” has the meaning assigned to such term in Section 2.10(b)(ii).

“Other Connection Taxes” means Taxes imposed on any recipient of any payment to be made by or on account of any obligation of the Borrower or any other Loan Party hereunder as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means any and all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement, but not including, for the avoidance of doubt, the Excluded Taxes.

“Parent Company” means (a) Holdings and (b) any other Person of which the Borrower is a direct or indirect Wholly-Owned Subsidiary.

“Participant” has the meaning assigned to such term in Section 9.05(c).

“Participant Register” has the meaning assigned to such term in Section 9.05(c).

“Paying Guarantor” has the meaning assigned to such term in Section 10.10.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any employee pension benefit plan, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any of its Subsidiaries, or any of their respective ERISA Affiliates, is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Permitted Acquisition” means any acquisition by the Borrower or any of its Subsidiaries, whether by purchase, merger, amalgamation or otherwise, of all or substantially all of the assets of or any business line, unit, or division or any plant of, any Person or of a majority of the outstanding Capital Stock of any Person (but in any event including any Investment in a Subsidiary which serves to increase the Borrower’s or any Subsidiary’s respective equity ownership in such Subsidiary), or any acquisition of or Investment in any joint venture; provided that:

(a) on the date of execution of the purchase agreement in respect of such acquisition, immediately prior to, and after giving effect to such acquisition on a Pro Forma Basis (and determined on the basis of the financial statements for the most recently ended Test Period on or prior to such date for which financial statements have been delivered pursuant to Sections 5.01(a) or (b), as applicable), either (i) the Total Leverage Ratio would not exceed 6.50 to 1.00 or (ii) the Total Leverage Ratio is not greater than the Total Leverage Ratio as of the last day of the most recently ended Test Period on or prior to such date for which financial statements have been delivered pursuant to Sections 5.01(a) or (b), as applicable; provided that this clause (a) shall not apply to any acquisition (or series of related acquisitions) where the aggregate amount of consideration for such acquisition or series of related acquisitions, together with the aggregate amount of consideration for all other Permitted Acquisitions in the same Fiscal Year (excluding any Permitted Acquisition previously subject to the Total Leverage Ratio test pursuant to this clause (a)), is less than $45,000,000 plus amounts otherwise available under clauses (d), (q) (r) and/or (aa) of Section 6.06;

(b) on the date of execution of the purchase agreement in respect of such acquisition, no Event of Default shall have occurred and be continuing or would result from the execution of such agreement; and

(c) the total consideration paid by the Loan Parties for (i) the acquisition, directly or indirectly, of any Person that does not become a Loan Guarantor and (ii) in the case of an asset acquisition, assets that are not acquired by the Borrower or a Loan Guarantor, when taken together with the total consideration for all such acquired Persons and assets acquired after the Closing Date, shall not exceed the sum of (A) the greater of (1) $50,000,000 and (2) 5.0% of Consolidated Total Assets, as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable, and (B) the amounts otherwise available under clause (r) of Section 6.06; provided that the limitation under this clause (c) shall not apply to any acquisition to the extent (x) such acquisition is made with the proceeds of sales of the Available Excluded Contribution Amount of, or to, the Borrower or (y) the Person so acquired (or the Person owning the assets so acquired) becomes a Subsidiary Guarantor even though such Subsidiary Guarantor owns Capital Stock in Persons that are not otherwise required to become Subsidiary Guarantors, if, in the case of this clause (y) for such acquisition, not less than 70.0% of the Consolidated Adjusted EBITDA of the Person(s) acquired for such acquisition (for this purpose and for the component definitions used therein, determined on a consolidated basis for such Persons and their Subsidiaries) is directly generated by Person(s) that become Subsidiary Guarantors (i.e., disregarding all such Consolidated Adjusted EBITDA generated by Subsidiaries of such Subsidiary Guarantors that are not Subsidiary Guarantors).

“Permitted Holders” means (a) the Investors and (b) any Person with which one or more Investors form a “group” (within the meaning of Section 14(d) of the Exchange Act) so long as, in the case of this clause (b), the relevant Investor or Investors beneficially own more than 50.0% of the relevant voting stock beneficially owned by the group.

“Permitted Liens” means Liens permitted pursuant to Section 6.02.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or any other entity.

“Platform” means IntraLinks/IntraAgency, SyndTrak or another similar website or other information platform.

“Pledge and Security Agreement” means that certain Pledge and Security Agreement, dated as of the date hereof, between the Loan Parties and the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties.

“Prepayment Asset Sale” means any Disposition by the Borrower or its Subsidiaries made pursuant to Section 6.07(h), Section 6.07(j), Section 6.07(o), Section 6.07(p) and Section 6.07(q) (to the extent provided therein); provided that so long as any Revolving Facility is in effect, any such Disposition of any Revolving Facility Priority Collateral shall not be considered a “Prepayment Asset Sale” for any purpose under this Agreement.

“Primary Obligor” has the meaning assigned to such term in the definition of “Guarantee”.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by the Person acting as the Administrative Agent as its prime rate in effect at its principal office in New York City. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent or any Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Pro Forma Basis” or “pro forma effect” means with respect to any determination of the Total Leverage Ratio, the First Lien Leverage Ratio, the Interest Coverage Ratio, Consolidated Adjusted EBITDA, Consolidated Net Income or Consolidated Total Assets (including, in each case, component definitions thereof) that all Subject Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable Test Period (or, in the case of Consolidated Total Assets, as of the last day of such Test Period) with respect to any test or covenant for which such calculation is being made: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Subject Transaction, (i) in the case of a Disposition of all or substantially all of the Capital Stock of any Subsidiary of the Borrower or any business line, unit or division of the Borrower or any of its Subsidiaries or any designation of a subsidiary as an Unrestricted Subsidiary, shall be excluded, and (ii) in the case of a Permitted Acquisition, Investment or designation of an Unrestricted Subsidiary as a Subsidiary described in the definition of the term “Subject Transaction”, shall be included, (b) any retirement or repayment of Indebtedness (other than normal fluctuations in revolving Indebtedness incurred for working capital purposes), (c) any Indebtedness incurred by the Borrower or any of its Subsidiaries in connection therewith; provided that, (x) if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness at the relevant date of determination (taking into account any interest hedging arrangements applicable to such Indebtedness), (y) interest on any obligations with respect to Capital Leases shall be deemed to accrue at an interest rate reasonably determined by a Responsible Officer of the Borrower to be the rate of interest implicit in such obligation in accordance with GAAP and (z) interest on any Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate or other rate shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Borrower or such Subsidiary may designate and (d) the acquisition of any assets included in calculating Consolidated Total Assets, whether pursuant to any Subject Transaction or any Person becoming a subsidiary or merging, amalgamating or consolidating with or into the Borrower or any of its subsidiaries or the Disposition of any business line, unit or division included in calculating Consolidated Total Assets described in the definition of Subject Transaction; provided that, the foregoing pro forma adjustments described in clause (a) above may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of “Consolidated Adjusted EBITDA” and give effect to events (including operating expense reductions) that are (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Borrower and its subsidiaries and (z) factually supportable.

“Projections” means the projections of the Borrower and the Subsidiaries included in the Information Memorandum (or a supplement thereto).

“Promissory Note” means a promissory note of the Borrower payable to any Lender or its registered assigns, in substantially the form of Exhibit F hereto, evidencing the aggregate outstanding principal amount of Loans of the Borrower to such Lender resulting from the Loans made by such Lender.

“Public Lender” means Lenders that do not wish to receive non-public information with respect to Holdings, its Subsidiaries or their Securities.

“Qualified Capital Stock” of any Person means any Capital Stock of such Person that is not Disqualified Capital Stock.

“Qualified ECP” means a Loan Party with total assets exceeding $10,000,000, or that constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” under Section 1a(18)(A)(v)(II) of such act.

“Qualified Holding Company Debt” means (i) the Holdco Notes and any Holdco Refinancing Indebtedness and (ii) other unsecured Indebtedness of Holdings (A) that is not subject to any Guarantee by any subsidiary of Holdings, (B) that will not mature prior to the date that is six months after the Latest Maturity Date in effect on the date of the issuance or incurrence thereof, (C) that has no scheduled amortization or scheduled payments of principal prior to the date that is six months after the Latest Maturity Date in effect on the date of the issuance or incurrence thereof and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemption provisions satisfying the requirements of clause (D) below) and (D) that has mandatory prepayment, repurchase or redemption, covenant, default and remedy provisions customary for senior discount notes of an issuer that is the parent of a borrower under senior secured credit facilities; provided that in the case of clause (ii) above the Borrower shall have delivered a certificate of a Responsible Officer to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has reasonably determined in good faith that such terms and conditions satisfy the foregoing requirement (and such certificate shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonably detailed description of the basis upon which it disagrees)); provided, further, that in the case of clause (ii) above any such Indebtedness shall constitute Qualified Holding Company Debt only if immediately after giving effect to the issuance or incurrence thereof and the use of proceeds thereof, no Event of Default shall have occurred and be continuing.

“Qualifying Bid” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Qualifying IPO” means the issuance and sale by the Borrower or any Parent Company of its common Capital Stock in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering) pursuant to which Net Proceeds of at least $30,000,000 are received by or contributed to the Borrower.

“Real Estate Asset” means, at any time of determination, all right, title and interest (fee, leasehold or otherwise) in and to real property (including, but not limited to, land, improvements and fixtures thereon) of any Loan Party.

“Refinancing Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower executed by each of (a) Holdings, the Borrower and the Subsidiary Guarantors, (b) the Administrative Agent and (c) each Lender that agrees to provide all or any portion of the Replacement Term Loans or the Replacement Revolving Facility, as applicable, being incurred pursuant thereto and in accordance with Section 9.02(c).

“Refinancing Indebtedness” has the meaning assigned to such term in Section 6.01(o).

“Refunding Capital Stock” has the meaning assigned to such term in Section 6.04(a)(viii).

“Register” has the meaning assigned to such term in Section 9.05(b)(iv).

“Regulation T” means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Funds” means, with respect to any Lender that is an Approved Fund, any other Approved Fund that is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, trustees, employees, partners, agents and advisors of such Person and such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Replaced Revolving Facility” has the meaning assigned to such term in Section 9.02(c)(ii).

“Replaced Term Loans” has the meaning assigned to such term in Section 9.02(c)(i).

“Replacement Revolving Facility” has the meaning assigned to such term in Section 9.02(c)(ii).

“Replacement Term Loans” has the meaning assigned to such term in Section 9.02(c)(i).

“Reply Amount” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Reply Price” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Representatives” has the meaning assigned to such term in Section 9.13.

“Repricing Transaction” means each of (a) the prepayment, repayment, refinancing, substitution or replacement of all or a portion of the Term Loans substantially concurrently with the incurrence by any Loan Party of any Indebtedness (including any Replacement Term Loans) having an effective interest rate (to be calculated in a manner consistent with the second proviso to Section 2.21(a)(v)) that is less than the effective interest rate (to be calculated on the same basis) applicable to such Term Loans so prepaid, repaid, refinanced, substituted or replaced and (b) any amendment, waiver or other modification to this Agreement that would have the effect of reducing the effective interest rate (to be calculated on the same basis as set forth in preceding clause (a)) of, the Term Loans; provided that the primary purpose of such prepayment, repayment, refinancing, substitution, replacement, amendment, waiver or other modification was to reduce the effective interest rate of the Term Loans; provided, further, that in no event shall any such prepayment, repayment, refinancing, substitution, replacement, amendment, waiver or other modification in connection with a Change of Control, Qualifying IPO, Permitted Acquisition or other similar permitted Investment constitute a Repricing Transaction. Any such determination by the Administrative Agent as contemplated by preceding clauses (a) and (b) shall be conclusive and binding on all Lenders, and the Administrative Agent shall have no liability to any Person with respect to such determination absent bad faith, gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final, non-appealable decision).

“Required Lenders” means, at any time, Lenders having Loans and unused Additional Commitments representing more than 50.0% of the sum of the total such Loans and such unused Additional Commitments at such time.

“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” of any Person means the chief executive officer, the president, executive vice president, any senior vice president, any vice president, the chief operating officer or any Financial Officer of such Person and any other individual or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement, and, as to any document delivered on the Closing Date (but subject to the express requirements set forth in Article 4), shall include any secretary or assistant secretary or any other individual or similar official thereof with substantially equivalent responsibilities of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Amount” has the meaning set forth in Section 2.10(b)(iv).

“Restricted Debt” has the meaning set forth in Section 6.04(b).

“Restricted Debt Payment” has the meaning set forth in Section 6.04(b).

“Restricted Payment” means (a) any dividend or other distribution on account of any shares of any class of the Capital Stock of the Borrower now or hereafter outstanding, except a dividend payable solely in shares of Qualified Capital Stock to the holders of such class, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of any shares of any class of the Capital Stock of the Borrower now or hereafter outstanding and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of the Capital Stock of the Borrower now or hereafter outstanding.

“Return Bid” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Revolving Credit Agreement” means the Credit Agreement, dated as of September 7, 2012, as amended as of the date hereof, among, inter alios, the Borrower, the Subsidiary Guarantors, Bank of America, N.A., as administrative agent and collateral agent and the lenders from time to time party thereto, as further amended or otherwise modified in accordance with the terms of this Agreement and the other Loan Documents.

“Revolving Facility” means the credit facility governed by the Revolving Credit Agreement and one or more debt facilities or other financing arrangements (including indentures) providing for loans or other indebtedness that replace or refinance such credit facility, including any such replacement or refinancing facility or indenture that increases or decreases the amount permitted to be borrowed thereunder or alters the maturity thereof and whether by the same or any other agent, lender or group of lenders, and any amendments, supplements, modifications, extensions, renewals, restatements, amendments and restatements or refundings thereof or any such indentures or credit facilities that replace or refinance such credit facility (or any subsequent replacement thereof).

“Revolving Facility Priority Collateral” has the meaning set forth in the Intercreditor Agreement.

“Revolving Facility Security Documents” has the meaning set forth in the Intercreditor Agreement.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of the McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” has the meaning assigned to such term in Section 6.08.

“SEC” means the Securities and Exchange Commission.

“Second Lien Facility” means one or more debt facilities or other financing arrangements (including indentures) providing for loans, notes or other Indebtedness (A) incurred in reliance on Sections 6.01(m), (t), (u) or (x) and secured by Collateral on a second lien or junior lien basis in reliance on Section 6.02(o), (t) or (ii) and (B) that is classified as Additional Second Lien Obligations in accordance with and within the meaning of the Intercreditor Agreement or other intercreditor agreement reasonably satisfactory to the Administrative Agent.

“Secured Hedging Obligations” means all Hedging Obligations under each Hedge Agreement that (a) is in effect on the Closing Date between the Borrower or any other Loan Party and a counterparty that is the Administrative Agent, and Arranger, a Lender or an Affiliate of the Administrative Agent, an Arranger or a Lender as of the Closing Date or (b) is entered into after the Closing Date between the Borrower or any other Loan Party and any counterparty that is the Administrative Agent, an Arranger, a Lender or an Affiliate of the Administrative Agent, an Arranger or a Lender at the time such Hedge Agreement is entered into, for which the Borrower or such Loan Party agrees to provide security, in each case that has been designated to the Administrative Agent in writing by the Borrower as being a Secured Hedging Obligation for the purposes of the Loan Documents, it being understood that each counterparty thereto shall be deemed (A) to appoint the Administrative Agent as its agent under the applicable Loan Documents and (B) to agree to be bound by the provisions of Article 8, Sections 9.03 and Section 9.10 as if it were a Lender; provided that the obligations of the Borrower under such Secured Hedging Obligations have not been designated as Secured Obligations (within the meaning of clause (b) of such term, as such term is defined in the Revolving Facility Security Documents) pursuant to the terms of the Revolving Facility Security Documents; provided further, that all Secured Hedging Obligations shall not include Excluded Swap Obligations.

“Secured Obligations” means all Obligations, together with (a) solely with respect to any Additional Revolving Commitments or Additional Revolving Loans, all Banking Services Obligations and (b) all Secured Hedging Obligations; provided that Secured Obligations shall not include Excluded Swap Obligations.

“Secured Parties” has the meaning assigned to such term in the Pledge and Security Agreement.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing; provided that “Securities” shall not include any earn-out agreement or obligation or any employee bonus or other incentive compensation plan or agreement.

“Securities Act” means the Securities Act of 1933 and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement Joinder Agreement” has the meaning assigned to such term in the Pledge and Security Agreement.

“SPC” has the meaning assigned to such term in Section 9.05(e).

“Specified Loan Party” means a Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 10.12).

“Sponsor” means each of (i) GS Private Equity, including GS Capital Partners VI Fund, L.P., GS Capital Partners VI Parallel, L.P., GS Capital Partners VI Offshore Fund, L.P. and GS Capital Partners VI GmbH & Co. KG, and (ii) P2 Capital Master Fund I, L.P and P2 Capital Master Fund VII, L.P. and its Affiliates.

“Sponsor Management Agreement” means one or more management, consulting, expense reimbursement or similar agreements among any Sponsor, any other holders of Capital Stock (and their Affiliates), Holdings and/or the Borrower (and/or any Parent Company), as the same may be amended, restated, amended and restated, modified, supplemented, replaced or otherwise modified from time to time in accordance with their terms, but only to the extent that such agreements and any such amendment, restatement, amendment and restatement, modification, supplement, replacement or other modification thereto does not increase the aggregate amount of fees or similar compensation payable thereunder as of the Closing Date.

“Subject Person” has the meaning assigned to such term in the definition of “Consolidated Net Income”.

“Subject Transaction” means, with respect to any Test Period, (a) the Transactions, (b) any Permitted Acquisition or the making of other Investments not prohibited by this Agreement, (c) any Disposition of all or substantially all of the assets or stock of a subsidiary (or any business unit, line of business or division of the Borrower or a Subsidiary) not prohibited by this Agreement, (d) the designation of a subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Subsidiary in accordance with Section 5.10 hereof or (e) any other event that by the terms of the Loan Documents requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a Pro Forma Basis.

“Subordinated Indebtedness” means any Indebtedness of the Borrower or any of its Subsidiaries that is expressly subordinated in right of payment to the Obligations (other than Indebtedness among any of the Loan Parties and their respective subsidiaries).

“subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50.0% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of such Person or a combination thereof; provided that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Subsidiary” means any subsidiary of the Borrower other than an Unrestricted Subsidiary.

“Subsidiary Guarantor” means (x) on the Closing Date, each Domestic Subsidiary of the Borrower (other than any Excluded Subsidiary) and (y) thereafter, each Domestic Subsidiary of the Borrower (other than any Excluded Subsidiary) that thereafter guarantees the Secured Obligations pursuant to the terms of this Agreement, in each case, until such time as the respective Subsidiary is released from its obligations under the Loan Guaranty in accordance with the terms and provisions hereof.

“Successor Parent Company” has the meaning assigned to such term in Section 6.14(d).

“Successor Person” has the meaning assigned to such term in Section 6.07(a).

“Swap Obligation” means any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Tax Distribution” means quarterly Cash distributions and an annual true-up Cash distribution to allow any Parent Company to satisfy its Tax liability attributable to taxable income realized by the Borrower and its consolidated subsidiaries in the applicable tax year or any portion thereof so long as the Borrower and such subsidiaries file (or their income is included in) a consolidated federal income tax return with such Parent Company. In determining the amount of any Tax Distribution, it shall be assumed that the amount of such payments with respect to any taxable period does not exceed the amount that the Borrower and any consolidated subsidiaries would have been required to pay in respect of such relevant federal, state, local or foreign Taxes for such taxable period if, for all taxable years ending after the Closing Date, the Borrower and any consolidated subsidiaries had paid such Taxes as a separate consolidated, combined or unitary group separately from any such Parent Company (or, if there are no such subsidiaries, on a separate company basis).

“Taxes” means any and all present and future taxes, levies, imposts, duties, deductions, charges or withholdings (including backup withholding) imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” has the meaning assigned to such term in the lead-in to Article 5.

“Term Loan” means a Loan made pursuant to Section 2.01; provided, that on and after the incurrence of any Incremental Term Loans, Extended Term Loans and Replacement Term Loans, the term “Term Loans” as used in Section 9.05(g) shall include all such Incremental Term Loans, Extended Term Loans and Replacement Term Loans, as the case may be.

“Term Loan Priority Collateral” has the meaning set forth in the Intercreditor Agreement.

“Term Proceeds Account” means one or more Deposit Accounts or securities accounts established or maintained with the Administrative Agent pursuant to the terms of Section 5.15 of this Agreement (or any equivalent provision in any First Lien Facility) holding the proceeds of any sale or other disposition of any Term Loan Priority Collateral (and only such Collateral).

“Test Period” means a period of four consecutive Fiscal Quarters.

“Threshold Amount” means $35,000,000.

“Total Leverage Ratio” means the ratio, as of any date of determination, of (a) Consolidated Total Debt as of such date (net of the Unrestricted Cash Amount as of such date) to (b) Consolidated Adjusted EBITDA of the Borrower and its Subsidiaries for the Test Period then most recently ended for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable.

“Transaction Costs” means fees, premiums, expenses and other transaction costs (including original issue discount and upfront fees) payable or otherwise borne by Holdings, any Parent Company, the Borrower and its subsidiaries in connection with the Transactions and the transactions contemplated thereby.

“Transactions” means, collectively, (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the Borrowing of Term Loans hereunder, (b) the Opco Notes Refinancing, (c) the repayment of Indebtedness under the Revolving Facility with the proceeds of Term Loans and the execution and delivery of certain modifications to the Revolving Credit Agreement and other Loan Documents (as defined therein) in connection with the execution of the Loan Documents (as defined herein) and (d) the payment of the Transaction Costs.

“Treasury Capital Stock” has the meaning assigned to such term in Section 6.04(a)(viii).

“Treasury Regulations” means the U.S. federal income tax regulations promulgated under the Code.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the LIBO Rate or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue or perfection of security interests.

“Unrestricted Cash Amount” means, as of any date of determination, the amount of (a) unrestricted Cash and Cash Equivalents of the Borrower and its Subsidiaries whether or not held in an account pledged to the Administrative Agent and (b) Cash and Cash Equivalents restricted in favor of the Administrative Agent or any Lender (which may also include Cash and Cash Equivalents securing other Indebtedness secured by a Lien on the Collateral along with the Credit Facility and any Additional Credit Facilities, including any Revolving Facility and any Second Lien Facility).

“Unrestricted Subsidiary” means any subsidiary of the Borrower designated by the Borrower as an Unrestricted Subsidiary pursuant to Section 5.10 subsequent to the Closing Date.

“U.S.” means the United States of America.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.16(f)(B)(3).

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” of any Person means a subsidiary of such Person, 100.0% of the Capital Stock of which (other than directors’ qualifying shares or shares required by law to be owned by a resident of the relevant jurisdiction) shall be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

Section 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Term Loan”) or by Type (e.g., a “LIBO Rate Loan”) or by Class and Type (e.g., a “LIBO Rate Term Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Term Borrowing”) or by Type (e.g., a “LIBO Rate Borrowing”) or by Class and Type (e.g., a “LIBO Rate Term Borrowing”).

Section 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein or in any Loan Document shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified, extended, refinanced or replaced (subject to any restrictions or qualifications on such amendments, restatements, amendment and restatements, supplements or modifications, extensions, refinancings or replacements set forth herein or in any Loan Document), (b) any reference to any law in any Loan Document shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law, (c) any reference herein or in any Loan Document to any Person shall be construed to include such Person’s successors and permitted assigns, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision hereof or thereof, (e) all references herein or in any Loan Document to Articles, Sections, clauses, paragraphs, Exhibits and Schedules shall be construed to refer to Articles, Sections, clauses and paragraphs of, and Exhibits and Schedules to, such Loan Document, (f) in the computation of periods of time in any Loan Document from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” mean “to but excluding” and the word “through” means “to and including” and (g) the words “asset” and “property”, when used in any Loan Document, shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including Cash, securities, accounts and contract rights. For purposes of determining compliance at any time with Sections 6.01 (other than Sections 6.01(a), (v) and (x)), 6.02 (other than Section 6.02(a) and (t)), 6.03, 6.04, 6.05, 6.06, 6.07, 6.08, 6.09 and 6.14, in the event that any Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, contractual restriction, Investment, Disposition or Affiliate transaction, as applicable, meets the criteria of more than one of the categories of transactions or items permitted pursuant to any clause of such Sections 6.01, 6.02, 6.03, 6.04, 6.05, 6.06, 6.07, 6.08, 6.09 and 6.14, the Borrower, in its sole discretion, from time to time, may classify or reclassify such transaction or item (or portion thereof) and will only be required to include the amount and type of such transaction (or portion thereof) in any one category.

Section 1.04. Accounting Terms; GAAP.

(a) All financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect from time to time and, except as otherwise expressly provided herein, all terms of an accounting or financial nature that are used in calculating the Total Leverage Ratio, the First Lien Leverage Ratio, the Interest Coverage Ratio, Consolidated Adjusted EBITDA, Consolidated Net Income or Consolidated Total Assets shall be construed and interpreted in accordance with GAAP, as in effect on the Closing Date unless otherwise agreed to by the Borrower and the Required Lenders; provided that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to reflect the effect of any change occurring after the Closing Date in GAAP or in the application thereof (including the conversion to IFRS as described below), then the Borrower and the Administrative Agent shall negotiate in good faith to enter into an amendment of such affected provisions (without the payment of any amendment or similar fees to the Lenders) to provide for such change in GAAP or the application thereof and/or to preserve the original intent thereof in light of such change in GAAP or the application thereof, in each case subject to the approval of the Required Lenders (not to be unreasonably withheld, conditioned or delayed); provided, further, that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any subsidiary at “fair value,” as defined therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. If the Borrower notifies the Administrative Agent that it is required to report under IFRS or has elected to do so through an early adoption policy, upon the execution of an amendment hereof in accordance therewith to accommodate such change, “GAAP” shall mean international financial reporting standards pursuant to IFRS (provided that after such conversion, the Borrower cannot elect to report under GAAP).

(b) Notwithstanding anything to the contrary herein, financial ratios and tests (including the Total Leverage Ratio, the First Lien Leverage Ratio, the Interest Coverage Ratio, Consolidated Adjusted EBITDA, Consolidated Net Income and the amount of Consolidated Total Assets) contained in this Agreement that are calculated with respect to any Test Period during which any Subject Transaction occurs shall be calculated with respect to such Test Period and such Subject Transaction on a Pro Forma Basis. Further, if since the beginning of any such Test Period and on or prior to the date of any required calculation of a financial ratio or test (x) a Subject Transaction shall have occurred or (y) any Person that subsequently became a Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any of its Subsidiaries since the beginning of such Test Period shall have consummated any Subject Transaction, then, in each case, any applicable financial ratio or test shall be calculated on a Pro Forma Basis for such Test Period as if such Subject Transaction had occurred at the beginning of the applicable Test Period.

(c) Notwithstanding anything to the contrary contained in paragraph (a) above or the definition of “Capital Lease,” in the event of an accounting change requiring all leases to be capitalized, only those leases (assuming for purposes hereof that they were in existence on the date hereof) that would constitute Capital Leases on the date hereof shall be considered Capital Leases and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith (provided that together with all financial statements delivered to the Administrative Agent in accordance with the terms of this Agreement after the date of such accounting change, the Borrower shall deliver a schedule showing the adjustments necessary to reconcile such financial statements with GAAP as in effect immediately prior to such accounting change).

(d) For purposes of determining the permissibility of any action, change, transaction or event that by the terms of the Loan Documents requires a calculation of any financial ratio or test

(including the Total Leverage Ratio, the First Lien Leverage Ratio, the Interest Coverage Ratio and the amount of Consolidated Adjusted EBITDA, Consolidated Net Income or Consolidated Total Assets), such financial ratio or test shall be calculated at the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be, and no Default or Event of Default shall be deemed to have occurred solely as a result of a change in such financial ratio or test occurring after the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be.

Section 1.05. Effectuation of Transactions. Each of the representations and warranties of the Loan Parties contained in this Agreement and the other Loan Documents (and all corresponding definitions) are made after giving effect to the Transactions, unless the context otherwise requires.

Section 1.06. Timing of Payment of Performance; Times of Day. When payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Unless otherwise specified herein, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).

Section 1.07. Currency Equivalents Generally. Notwithstanding the foregoing, for purposes of any determination under Section 2.21(a), Article 5, Article 6 (other than the calculation of compliance with any financial ratio for purposes of taking any action hereunder) or Article 7 with respect to the amount of any Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition, Sale and Lease-Back Transaction, Affiliate transaction or other transaction, event or circumstance, or any determination under any other provision of this Agreement expressly requiring the use of a current exchange rate, (any of the foregoing, a “subject transaction”), in a currency other than Dollars, (i) the Dollar equivalent amount of a subject transaction in a currency other than Dollars shall be calculated based on the rate of exchange quoted by the Bloomberg Foreign Exchange Rates & World Currencies Page (or any successor page thereto, or in the event such rate does not appear on any Bloomberg Page, by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower) for such alternate currency, as in effect at 11:00 a.m. (London time) on the date of such subject transaction (which, in the case of any Restricted Payment, shall be deemed to be the date of the declaration thereof and, in the case of the incurrence of Indebtedness, shall be deemed to be on the date first committed); provided, that if any Indebtedness is incurred (and, if applicable, associated Lien granted) to refinance or replace other Indebtedness denominated in a currency other than Dollars, and the relevant refinancing or replacement would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing or replacement, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing or replacement Indebtedness (and, if applicable, associated Lien granted) does not exceed an amount sufficient to repay the principal amount of such Indebtedness being refinanced or replaced, except by an amount equal to (x) unpaid accrued interest and premiums (including tender premiums) thereon plus other reasonable and customary fees and expenses (including upfront fees and original issue discount) incurred in connection with such refinancing or replacement, (y) any existing commitments unutilized thereunder and (z) additional amounts permitted to be incurred under Section 6.01 and (ii) for the avoidance of doubt, no Default or Event of Default shall be deemed to have occurred solely as a result of a change in the rate of currency exchange occurring after the time of any subject transaction so long as such subject transaction was permitted at the time incurred, made, acquired, committed, entered or declared as set forth in clause (i). For purposes of the calculation of compliance with any financial ratio for purposes of taking any action hereunder, on any relevant date of determination, amounts denominated in currencies other than Dollars shall be translated into Dollars at the applicable currency exchange rate used in preparing the financial statements delivered pursuant to Sections 5.01(a) or (b), as applicable, for the relevant Test Period and will, with respect to any Indebtedness, reflect the currency translation effects, determined in accordance with GAAP, of any Hedge Agreement permitted hereunder in respect of currency exchange risks with respect to the applicable currency in effect on the date of determination for the Dollar equivalent amount of such Indebtedness.

Section 1.08. Cashless Rolls. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans with Incremental Loans, Replacement Term Loans, Loans in connection with any Replacement Revolving Facility, Extended Term Loans, Extended Revolving Loans or loans incurred under a new credit facility, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in Dollars” or the relevant alternate currency, “in immediately available funds”, “in Cash” or any other similar requirement.

ARTICLE 2 THE CREDITS

Section 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees, severally and not jointly, to make Term Loans to the Borrower on the Closing Date in Dollars in a principal amount not to exceed its Commitment. Amounts paid or prepaid in respect of the Term Loans may not be reborrowed.

Section 2.02. Loans and Borrowings.

(a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class.

(b) Subject to Section 2.13, each Borrowing shall be comprised entirely of ABR Loans or LIBO Rate Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any LIBO Rate Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that (i) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement, (ii) such LIBO Rate Loan shall be deemed to have been made and held by such Lender, and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such domestic or foreign branch or Affiliate of such Lender and (iii) in exercising such option, such Lender shall use reasonable efforts to minimize increased costs to the Borrower resulting therefrom (which obligation of such Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it otherwise determines would be disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.15 shall apply); provided, further, that any such domestic or foreign branch or Affiliate of such Lender shall not be entitled to any greater indemnification under Section 2.17 with respect to such LIBO Rate Loan than that which the applicable Lender was entitled on the date on which such Loan was made (except in connection with any indemnification entitlement arising as a result of a Change in Law after the date on which such Loan was made).

(c) At the commencement of each Interest Period for any LIBO Rate Borrowing, such Borrowing shall comprise an aggregate principal amount that is an integral multiple of

$100,000 and not less than $1,000,000. Each ABR Borrowing when made shall be in a minimum principal amount of $100,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 15 different Interest Periods in effect for LIBO Rate Borrowings at any time outstanding (or such greater number of different Interest Periods as the Administrative Agent may agree from time to time).

(d) Notwithstanding any other provision of this Agreement, the Borrower shall not nor shall it be entitled to, request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the maturity date applicable to such Loans.

Section 2.03. Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request either in writing by delivery of an irrevocable Borrowing Request (by hand delivery, fax or other electronic transmission (including “.pdf” or “.tif”)) signed by a Responsible Officer of the Borrower (a) in the case of a LIBO Rate Borrowing, not later than 12:00 noon, three Business Days (or, in the case of a LIBO Rate Borrowing to be made on the Closing Date, one Business Day) before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 12:00 noon, on the date of the proposed Borrowing (or, in each case, such later time as shall be acceptable to the Administrative Agent); provided, however, that if the Borrower wishes to request LIBO Rate Loans having an Interest Period other than one, three or six months in duration as provided in the definition of Interest Period, the applicable notice from the Borrower must be received by the Administrative Agent not later than 12:00 noon four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to them. Not later than 10:00 a.m. three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower whether or not the requested Interest Period has been consented to by all appropriate Lenders. Each such written Borrowing Request shall specify the following information in compliance with Section 2.01:

(i) the Class of such Borrowing;

(ii) the aggregate amount of the requested Borrowing;

(iii) the date of such Borrowing, which shall be a Business Day;

(iv) whether such Borrowing is to be an ABR Borrowing or a LIBO Rate Borrowing;

(v) in the case of a LIBO Rate Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi) the location and number of the Borrower’s account or any other designated account(s) to which funds are to be disbursed (the “Funding Account”).

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a LIBO Rate Borrowing with an Interest Period of one month; provided that if the Borrower shall not have notified the Administrative Agent in writing of such requested Borrowing, by 12:00 noon three Business Days before the date of the requested Borrowing, then such Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested LIBO Rate Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04. [Reserved.]

Section 2.05. [Reserved.]

Section 2.06. Funding of Borrowings.

(a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s respective Applicable Percentage. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to the Funding Account or as otherwise directed by the Borrower.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to Loans comprising such Borrowing at such time. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing and the Borrower’s obligation to repay the Administrative Agent such corresponding amount pursuant to this Section 2.06(b) shall cease. If the Borrower pays such amount to the Administrative Agent, the amount so paid shall constitute a repayment of such Borrowing by such amount. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower or any other Loan Party may have against any Lender as a result of any default by such Lender hereunder.

Section 2.07. Type; Interest Elections.

(a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a LIBO Rate Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a LIBO Rate Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders, based upon their Applicable Percentages and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election either by delivering an irrevocable Interest Election Request in writing (by hand delivery, fax or other electronic transmission (including “.pdf” or “.tif”)) signed by a Responsible Officer of the Borrower, by the time that a Borrowing Request would be required under Section 2.03 (12:00 noon three Business Days before the date of the requested Borrowing) if the Borrower was requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.

(c) Each written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a LIBO Rate Borrowing; and

(iv) if the resulting Borrowing is a LIBO Rate Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a LIBO Rate Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a LIBO Rate Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a LIBO Rate Borrowing with an Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower (provided that no such notification shall be required in the case of an Event of Default under Section 7.01(f) or 7.01(g)), then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a LIBO Rate Borrowing and (ii) unless repaid, each LIBO Rate Borrowing shall be converted to an ABR Borrowing at the end of the then-current Interest Period applicable thereto.

Section 2.08. Termination of Commitments. The Commitments shall automatically terminate upon the making of the Term Loans on the Closing Date.

Section 2.09. Repayment of Loans; Evidence of Debt.

(a) Commencing on June 27, 2014, the Borrower hereby unconditionally promises to repay the outstanding Term Loans to the Administrative Agent for the account of each Lender (i) on the last Business Day of each March, June, September and December prior to the Maturity Date

(each such date being referred to as a “Loan Installment Date”), in each case in an amount equal to 0.25% of the original principal amount of such Term Loans (as such payments may be reduced from time to time as a result of the application of prepayments in accordance with Section 2.10 and Section 9.05(g) or increased as a result of any increase in the amount of such Term Loans pursuant to Section 2.21(a)), and (ii) on the Maturity Date, the remainder of the principal amount of the Term Loans outstanding on such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein (absent manifest error); provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any manifest error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement; provided, further, that in the event of any inconsistency between the accounts maintained by the Administrative Agent pursuant to paragraph (c) of this Section and any Lender’s records, the accounts of the Administrative Agent shall govern.

(e) Any Lender may request that Loans made by it be evidenced by a Promissory Note. In such event, the Borrower shall prepare, execute and deliver to such Lender a Promissory Note payable to such Lender and its registered assigns. Thereafter, the Loans evidenced by such Promissory Note and interest thereon shall at all times (including after assignment pursuant to Section 9.05) be represented by one or more Promissory Notes in such form payable to the payee named therein and its registered assigns.

Section 2.10. Prepayment of Loans.

(a) Optional Prepayments.

(i) Upon prior notice in accordance with paragraph (a)(ii) of this Section, the Borrower shall have the right at any time and from time to time to prepay any Borrowing of Loans in whole or in part without premium or penalty (but subject to Sections 2.11(d) and 2.15). Each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages.

(ii) The Borrower shall notify the Administrative Agent in writing, in substantially the form of Exhibit J hereto (A) of any prepayment under this Section 2.10(a) (i) in the case of prepayment of a LIBO Rate Borrowing, not later than 1:00 p.m. three Business Days before the date of prepayment or (B) in the case of prepayment of an ABR Borrowing, not later than 1:00 p.m. one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that a notice of prepayment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the relevant Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02(c). Each prepayment of Term Loans made pursuant to this Section 2.10(a) shall be applied against the remaining scheduled installments of principal due in respect of the Term Loans of such Class in the manner specified by the Borrower or, if not so specified on or prior to the date of such optional prepayment, in direct order of maturity.

(b) Mandatory Prepayments.

(i) No later than the fifth Business Day after the date on which the financial statements with respect to each Fiscal Year of the Borrower are required to be delivered pursuant to Section 5.01(b), commencing with the Fiscal Year ending on December 26, 2014 (provided that the first prepayment period shall only include the period from the Closing Date to the last day of the Fiscal Year ending on December 26, 2014), the Borrower shall prepay the outstanding Term Loans in accordance with clause (vi) of this Section 2.10(b) in an aggregate principal amount equal to (A) 50.0% of Excess Cash Flow for the Fiscal Year then ended, minus (B) at the option of the Borrower, (x) the aggregate principal amount of any Term Loans, Additional Term Loans or Additional Revolving Loans prepaid pursuant to Section 2.10(a), (y) the aggregate principal amount of any loans or incremental loans under any Revolving Facility prepaid pursuant to Section 2.10(b) or 2.11(a) of the Revolving Credit Agreement (or equivalent provision under any other documents governing any Revolving Facility) and (z) the aggregate principal amount of any Indebtedness prepaid under any equivalent provision of any Second Lien Facility (to the extent such voluntary prepayments are permitted by the terms of this Agreement), in each case, excluding any such optional prepayments made during such Fiscal Year that reduced the amount required to be prepaid pursuant to this Section 2.10(b)(i) in the prior Fiscal Year (in the case of any such revolving loans prepaid as described under clauses (x), (y) and (z), to the extent accompanied by a permanent reduction in the relevant commitment, and in the case of all such prepayments described under clauses (x), (y) and (z), to the extent that such prepayments were not financed with the proceeds of long-term Indebtedness (other than revolving Indebtedness) of the Borrower or its Subsidiaries); provided that (1) such percentage of Excess Cash Flow shall be reduced to 25.0% of Excess Cash Flow if the First Lien Leverage Ratio calculated on a Pro Forma Basis as of the last day of such Fiscal Year (but without giving effect to the payment required hereby) shall be less than or equal to 3.00 to 1.00, but greater than 2.75 to 1.00 and (2) such prepayment shall not be required if the First Lien Leverage Ratio calculated on a Pro Forma Basis as of the last day of such Fiscal Year (but without giving effect to the payment required hereby) shall be less than or equal to 2.75 to 1.00.

(ii) No later than the fifth Business Day following the receipt of Net Proceeds in respect of any Prepayment Asset Sale or Net Insurance/Condemnation Proceeds, in each case, in excess of (x) $15,000,000 in a single transaction or series of related transactions and (y) $30,000,000 in the aggregate in any Fiscal Year, the Borrower shall apply an amount equal to 100% of the Net Proceeds or Net Insurance/Condemnation Proceeds received with respect thereto in excess of such thresholds to prepay outstanding Term Loans; provided that if prior to the date any such prepayment is required to be made, the Borrower notifies the Administrative Agent of its intention to reinvest such Net Proceeds or Net Insurance/Condemnation Proceeds in assets used or useful in the business of the Borrower or any of its Subsidiaries (other than Cash or Cash Equivalents, except to the extent acquired in connection with an acquisition or another Investment in another Person permitted under this Agreement), then so long as no Event of Default then exists, the Borrower shall not be required to make a mandatory prepayment under this clause (ii) in respect of such Net Proceeds or Net Insurance/Condemnation Proceeds to the extent such Net Proceeds or Net Insurance/Condemnation Proceeds are so reinvested within 12 months following receipt thereof, or if the Borrower or any of its Subsidiaries has entered into a binding contract to so reinvest such Net Proceeds or Net Insurance/Condemnation Proceeds during such 12-month period and such Net Proceeds or Net Insurance/Condemnation Proceeds are so reinvested within six months after the expiration of such 12-month period; provided, however, that if any Net Proceeds or Net Insurance/Condemnation Proceeds have not been so reinvested prior to the expiration of the applicable period, the Borrower shall promptly prepay the Term Loans with the Net Proceeds or Net Insurance/Condemnation Proceeds not so reinvested as set forth above (without regard to the immediately preceding proviso); provided, further, that if at the time that any such prepayment would be required hereunder, the Borrower is required to offer to repurchase or prepay any other Indebtedness secured on a pari passu basis (or any Refinancing Indebtedness in respect thereof that is secured on a pari passu basis with the Obligations) pursuant to the terms of the documentation governing such Indebtedness with Net Proceeds (such Indebtedness (or Refinancing Indebtedness in respect thereof) required to be offered to be so repurchased or prepaid, the “Other Applicable Indebtedness”), then the Borrower may apply such Net Proceeds or Net Insurance/Condemnation Proceeds on a pro rata basis to the prepayment of the Term Loans and to the repurchase or prepayment of the Other Applicable Indebtedness (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness (or accreted amount if such Other Applicable Indebtedness is issued with original issue discount) at such time; provided that the portion of such Net Proceeds or Net Insurance/Condemnation Proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such Net Proceeds or Net Insurance/Condemnation Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Net Proceeds or Net Insurance/Condemnation Proceeds shall be allocated to the Term Loans in accordance with the terms hereof), and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.10(b)(ii) shall be reduced accordingly; provided, further, that to the extent the holders of the Other Applicable Indebtedness decline to have such Indebtedness prepaid or repurchased, the declined amount shall promptly (and in any event within ten Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof.

(iii) In the event that the Borrower or any of its Subsidiaries shall receive Net Proceeds from the issuance or incurrence of Indebtedness of the Borrower or any of its Subsidiaries (other than with respect to Indebtedness permitted under Section 6.01, except to the extent constituting (x) Refinancing Indebtedness incurred to refinance all or a portion of the Term Loans pursuant to Section 6.01(o), (y) Incremental Loans incurred to refinance all or a portion of the Term Loans pursuant to Section 2.21(a)(y) or (z) Replacement Term Loans incurred to refinance Term Loans or Loans under Replacement Revolving Facilities to refinance any Loans under the applicable Replaced Revolving Facility in accordance with the requirements of Section 9.02(c)), the Borrower shall, substantially simultaneously with (and in any event not later than the Business Day immediately following) the receipt of such Net Proceeds by the Borrower or such Subsidiary, apply an amount equal to 100% of such Net Proceeds to prepay outstanding Term Loans.

(iv) Notwithstanding any provision under this Section 2.10(b) to the contrary, (A) any amounts that would otherwise be required to be paid by the Borrower pursuant to Section 2.10(b)(i), (ii) or (iii) above shall not be required to be so prepaid to the extent any such Excess Cash Flow is generated by a Foreign Subsidiary, such Prepayment Asset Sale is consummated by a Foreign Subsidiary, such Net Insurance/Condemnation Proceeds are received by a Foreign Subsidiary or such Indebtedness is incurred by a Foreign Subsidiary, as the case may be, for so long as the repatriation to the U.S. of any such amounts would be prohibited under any Requirement of Law (the Borrower hereby agreeing to cause the applicable Foreign Subsidiary to promptly take all actions commercially reasonably required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Proceeds, Net Insurance/Condemnation Proceeds or Excess Cash Flow is permitted under the applicable Requirement of Law, such repatriation will be immediately effected and such repatriated Net Proceeds, Net Insurance/Condemnation Proceeds or Excess Cash Flow will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional Taxes (including Tax Distributions) payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 2.10(b) to the extent provided herein; and (B) if the Borrower and the Subsidiaries determine in good faith that the repatriation to the U.S. by means of a distribution or dividend of any amounts required to mandatorily prepay the Term Loans pursuant to Section 2.10(b)(i), (ii) or (iii) above to the extent attributable to a Foreign Subsidiary would result in material and adverse tax consequences, taking into account any foreign tax credit or benefit actually realized in connection with such repatriation (such amount, a “Restricted Amount”), as reasonably determined by the Borrower, the amount the Borrower shall be required to mandatorily prepay pursuant to Section 2.10(b)(i), (ii) or (iii) above, as applicable, shall be reduced by the Restricted Amount until such time as it may repatriate to the U.S. by means of a distribution or dividend such Restricted Amount without incurring such material and adverse tax liability; provided that, in the case of this clause (B), on or before the date on which any Net Proceeds or Net Insurance/Condemnation Proceeds so retained would otherwise have been required to be applied to reinvestments or prepayments pursuant to this Section 2.10(b), (x) the Borrower shall apply an amount equal to such Net Proceeds or Net Insurance/Condemnation Proceeds to such reinvestments or prepayments as if such Net Proceeds or Net Insurance/Condemnation Proceeds had been received by the Borrower rather than such Foreign Subsidiary, less the amount of additional Taxes (including Tax Distributions) that would have been payable or reserved against it if such Net Proceeds or Net Insurance/Condemnation Proceeds had been repatriated to the U.S. by such Foreign Subsidiary by means of a distribution or dividend or (y) such Excess Cash Flow, Net Proceeds or Net Insurance/Condemnation Proceeds are applied to the repayment of Indebtedness of a Foreign Subsidiary; provided, further, that to the extent that the repatriation by means of a distribution or dividend of any Net Proceeds, Net Insurance/Condemnation Proceeds or Excess Cash Flow from such Foreign Subsidiary would no longer have a material and adverse tax consequence, an amount equal to the Net Proceeds, Net Insurance/Condemnation Proceeds or Excess Cash Flow, as applicable, not previously applied pursuant to preceding clauses (x) and (y), shall be promptly applied to the repayment of the Term Loans pursuant to this Section 2.10(b) as otherwise required above (without regard to this clause (iv)).

(v) Each Lender may elect, by notice to the Administrative Agent at or prior to the time and in the manner specified by the Administrative Agent, prior to any prepayment of Term Loans required to be made by the Borrower pursuant to this Section 2.10(b), to decline all (but not a portion) of its Applicable Percentage of such prepayment (such declined amounts, the “Declined Proceeds”) in which case such Declined Proceeds shall first be applied to any mandatory prepayments, if any, required under any Second Lien Facility; provided that in the event any lenders under any Second Lien Facility elect to decline receipt of such Declined Proceeds to be applied as a mandatory prepayment in accordance with the terms of any documentation governing any Second Lien Facility, the remaining amount thereof may be retained by the Borrower and shall be added to the calculation of the Available Amount; provided, further, that, for the avoidance of doubt, no Lender may reject any prepayment made under Section 2.10(b)(iii) above to the extent constituting Refinancing Indebtedness incurred to refinance all or a portion of the Term Loans pursuant to Section 6.01(o), Incremental Loans incurred to refinance all or a portion of the Term Loans pursuant to Section 2.21(a)(y) or Replacement Term Loans incurred to refinance Term Loans in accordance with the requirements of Section 9.02(c). If a Lender fails to deliver a notice of election declining receipt of its Applicable Percentage of such mandatory prepayment to the Administrative Agent within the time frame specified above, any such failure will be deemed to constitute an acceptance of such Lender’s Applicable Percentage of the total amount of such mandatory prepayment of Term Loans.

(vi) Except as otherwise provided in any Refinancing Amendment, Incremental Facility or replacement facility pursuant to Section 9.02(c), each prepayment of Term Loans pursuant to Section 2.10(b) shall be applied ratably to each Class of Term Loans then outstanding (provided that any prepayment of Term Loans with the Net Proceeds of any Refinancing Indebtedness, Incremental Term Facility or replacement facility pursuant to Section 9.02(c) shall be applied to the applicable Class of Term Loans being refinanced or replaced). With respect to each Class of Term Loans, all accepted prepayments under this Section 2.10(b)(i), (ii) or (iii) shall be applied against the remaining scheduled installments of principal due in respect of such Term Loans as directed by the Borrower (or, in the absence of direction from the Borrower, to the remaining scheduled amortization payments in respect of the Term Loans in direct order of maturity), and each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentage. The amount of such mandatory prepayments shall be applied first to the then outstanding Term Loans that are ABR Loans and then to the then outstanding Term Loans that are LIBO Rate Loans. Any prepayment of Term Loans made on or prior to the date that is six months after the Closing Date pursuant to Section 2.10(b)(iii) as part of a Repricing Transaction shall be accompanied by the fee set forth in Section 2.11(d).

(vii) The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.10(b)(i), (ii) or (iii), a certificate signed by a Responsible Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment. Each such certificate shall specify the Borrowings being prepaid and the principal amount of each Borrowing (or portion thereof) to be prepaid. Prepayments shall be accompanied by accrued interest as required by Section 2.12. All prepayments of Borrowings under this Section 2.10(b) shall be subject to Section 2.15, but shall otherwise be without premium or penalty; provided that any prepayments under clause (iii) above as part of a Repricing Transaction shall be subject to Section 2.11(d).

Section 2.11. Fees.

(a) The Borrower agrees to pay to the Administrative Agent, for its own account such agency fees as may be separately agreed upon by the Borrower and the Administrative Agent in writing.

(b) The Borrower agrees to pay on the Closing Date to each Lender party to this Agreement as a Lender on the Closing Date, as fee compensation for the funding of such Lender’s Loan, a closing fee in an amount equal to 0.25% of the stated principal amount of such Lender’s Loan, payable to such Lender from the proceeds of its Loan as and when funded on the Closing Date. Such closing fee will be in all respects fully earned, due and payable on the Closing Date and non-refundable and non-creditable thereafter.

(c) All fees payable hereunder shall be paid in Dollars on the dates due, in immediately available funds, to the Administrative Agent.

(d) In the event that, on or prior to the date that is six months after the Closing Date, the Borrower (x) prepays, repays, refinances, substitutes or replaces any Term Loans in connection with a Repricing Transaction (including, for the avoidance of doubt, any prepayment made pursuant to Section 2.10(b)(iii) that constitutes a Repricing Transaction), or (y) effects any amendment, modification or waiver of, or consent under, this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders, (I) in the case of clause (x), a premium of 1.00% of the aggregate principal amount of the Term Loans so prepaid, repaid, refinanced, substituted or replaced and (II) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the Term Loans that are the subject of such Repricing Transaction outstanding immediately prior to such amendment, modification, waiver or consent. If, on or prior to the date that is six months after the Closing Date, all or any portion of the Term Loans held by any Lender are prepaid, repaid, refinanced, substituted or replaced pursuant to Section 2.18 as a result of, or in connection with, such Lender not agreeing or otherwise consenting to any waiver, consent, modification or amendment referred to in clause (y) above (or otherwise in connection with a Repricing Transaction), such prepayment, repayment, refinancing, substitution or replacement will be made at 101% of the principal amount so prepaid, repaid, refinanced, substituted or replaced. All such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction.

Section 2.12. Interest.

(a) The Term Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Term Loans comprising each LIBO Rate Borrowing shall bear interest at the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) Notwithstanding the foregoing, if any principal of or interest on any Term Loan or any fee payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, to the fullest extent permitted by law, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal or interest of any Term Loan, 2.0% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any fees, 2.0% plus the rate applicable to Term Loans that are ABR Loans as provided in paragraph (a) of this Section.

(d) Accrued interest on each Term Loan shall be payable in arrears on (w) each Interest Payment Date for such Term Loan, (x) upon the Maturity Date and (y) if applicable, the Latest Maturity Date; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Term Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any LIBO Rate Loan prior to the end of the current Interest Period therefor, accrued interest on such Term Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. Interest shall accrue on each Loan for the day on which the Loan is made and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.

Section 2.13. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a LIBO Rate Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate, as applicable, for such Interest Period; or

(b) the Administrative Agent is advised by the Required Lenders that the LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall promptly give notice thereof to the Borrower and the Lenders by facsimile or email as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, which the Administrative Agent agrees promptly to do, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBO Rate Borrowing shall be ineffective and such Borrowing shall be continued as, or converted to, an ABR Borrowing (in the case of any conversion to an ABR Borrowing, on the last day of the Interest Period applicable thereof, and (ii) if any Borrowing Request requests a LIBO Rate Borrowing, such Borrowing shall be made as an ABR Borrowing.

Section 2.14. Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the LIBO Rate); or

(ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or LIBO Rate Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBO Rate Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) in respect of any LIBO Rate Loan in an amount deemed by such Lender to be material, then, within 30 days after the Borrower’s receipt of the certificate contemplated by paragraph (c) of this Section, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered (except for Taxes, which shall be dealt with exclusively pursuant to Section 2.16); provided that the Borrower shall not be liable for such compensation if (x) the relevant Change in Law occurs on a date prior to the date such Lender becomes a party hereto, (y) the Lender invokes Section 2.19 or (z) such circumstances in the case of requests for reimbursement under clause (ii) above resulting from a market disruption are not generally affecting the banking market.

(b) If any Lender determines that any Change in Law regarding liquidity or capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law, other than due to Taxes which shall be dealt with exclusively pursuant to Section 2.16 (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then within 30 days of receipt by the Borrower of the certificate contemplated by paragraph (c) of this Section the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in paragraphs (a) or (b) of this Section and setting forth in reasonable detail the manner in which such amount or amounts was determined and certifying that such Lender is generally charging such amounts to similarly situated borrowers shall be delivered to the Borrower and shall be conclusive absent manifest error.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.15. Break Funding Payments. In the event of (a) the conversion or prepayment of any principal of any LIBO Rate Loan other than on the last day of an Interest Period applicable thereto (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise), (b) the failure to borrow, convert, continue or prepay any LIBO Rate Loan on the date or in the amount specified in any notice delivered pursuant hereto or (c) the assignment of any LIBO Rate Loan of any Lender other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event (other than loss of profit). A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section and the basis therefor and setting forth in reasonable detail the manner in which such amount or amounts was determined shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

Section 2.16. Taxes.

(a) Any and all payments by or on account of any obligation of any Loan Party hereunder shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Loan Party) requires the deduction or withholding of any Tax from any such payment by a Loan Party, then the applicable Loan Party shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with the applicable law; provided that if a Loan Party shall be required to deduct or withhold any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions or withholdings (including deductions and withholdings applicable to additional sums payable under this Section) the Administrative Agent or any Lender (as applicable) receives an amount equal to the sum it would have received had no such deductions or withholding been made, (ii) such Loan Party shall make such deductions or withholdings and (iii) such Loan Party shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law. If at any time a Loan Party is required by applicable law to make any deduction or withholding from any sum payable hereunder, such Loan Party shall promptly notify the relevant Lender or the Administrative Agent upon becoming aware of the same. In addition, each Lender or the Administrative Agent, as applicable, shall promptly notify a Loan Party upon becoming aware of any circumstances as a result of which a Loan Party is or would be required to make any deduction or withholding from any sum payable hereunder.

(b) In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Each Loan Party shall indemnify the Administrative Agent and each Lender within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as applicable, on or with respect to any payment by or any payment on account of any obligation of such Loan Party hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties or interest (other than any penalties or interest attributable to the gross negligence or willful misconduct of the Administrative Agent or such Lender (in each case, as determined by a court of competent jurisdiction in a final, non-appealable judgment)), and reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that if the Loan Party reasonably believes that such Taxes were not correctly or legally asserted, the Administrative Agent or Lender, as applicable, will use reasonable efforts to cooperate with the Loan Party to obtain a refund of such Taxes (which shall be repaid to the Loan Party in accordance with Section 2.16(g))) so long as such efforts would not, in the sole determination of the Administrative Agent or such Lender, result in any additional costs or expenses not reimbursed by the Loan Party or be otherwise materially disadvantageous to it; provided, further, that, the Loan Party shall not be required to compensate the Administrative Agent or any Lender pursuant to this Section 2.16 for any amounts incurred for which the Administrative Agent or such Lender does not furnish notice of such claim within six months from the date on which the Administrative Agent or such Lender shall have received notice from the relevant Governmental Authority that such amounts were being asserted against the Administrative Agent or such Lender, as applicable. A certificate as to (i) the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, and (ii) certifying that such Lender is generally charging the relevant amounts to similarly situated borrowers, shall be conclusive absent manifest error.

(d) Each Lender shall severally indemnify, within 30 days after demand therefor, (i) the Administrative Agent for any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) the Administrative Agent and any Loan Party for any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.05(c) relating to the maintenance of a Participant Register and (iii) the Administrative Agent and any Loan Party for any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent or such Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent or such Loan Party shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent and the Loan Parties to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent or such Loan Party to the Lender from any other source against any amount due to the Administrative Agent or such Loan Party under this paragraph (d).

(e) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, on or prior to the date on which such Lender becomes a Lender under this Agreement and at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable laws or by the taxing authorities of any jurisdiction and such other documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or by the taxing authority of any jurisdiction or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is not a Foreign Lender shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two executed originals of IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the U.S. is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI (or any successor form);

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” under Section 881(c)(3)(A) of the Code, is not a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and is not a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN (or any successor form); or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents (or any successor forms) from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.

(iii) Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall promptly deliver to the Borrower and the Administrative Agent renewals, amendments or additional or successor forms, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish such Lender’s status or that such Lender is entitled to an exemption from or reduction in applicable tax. If as a result of any Change in Law, regulation or treaty, or in any official application or interpretation thereof applicable to the payments made by or on behalf of any Loan Party or by the Administrative Agent under any Loan Document or any change in an income tax treaty applicable to any Lender, any Lender is unable to submit to the Borrower or the Administrative Agent any form or certificate that such Lender is obligated to submit pursuant to Section 2.16(f)(ii) or such Lender is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Lender shall promptly notify the Borrower and Administrative Agent of such fact and the Lender shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.

(g) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which such Loan Party has paid additional amounts pursuant to this Section 2.16, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.16 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (including any Taxes imposed with respect to such refund) as is determined by the Administrative Agent or such Lender in good faith in its reasonable discretion, and without interest (other than any interest paid by the relevant

Governmental Authority with respect to such refund); provided that such Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the Administrative Agent or a Lender be required to pay any amount to a Loan Party pursuant to this paragraph (g) to the extent that the payment of which would place the Administrative Agent or Lender in a less favorable net after-Tax position than the Administrative Agent or Lender would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to such Loan Party or any other Person.

(h) Survival. Each party’s obligations under this Section 2.16 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 2.17. Payments Generally; Allocation of Proceeds; Sharing of Set-offs.

(a) Unless otherwise specified, the Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to 1:30 p.m. on the date when due, in immediately available funds, without set-off (except as otherwise provided in Section 2.16) or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account designated to the Borrower by the Administrative Agent, except that payments pursuant to Sections 2.14, 2.15 or 2.16 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Except as otherwise provided herein (including in Section 2.20), each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans of a given Class and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type (and of the same Class) shall be allocated pro rata among the Lenders in accordance with their respective Applicable Percentages. Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole Dollar amount. All payments hereunder shall be made in Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b) Subject in all respects to the provisions of the Intercreditor Agreement, all proceeds of Collateral received by the Administrative Agent after an Event of Default has occurred and is continuing and all or any portion of the Loans shall have been accelerated hereunder pursuant to Section 7.01, shall, upon election by the Administrative Agent or at the direction of the Required Lenders, be applied, first, on a pro rata basis, to pay any fees, indemnities or expense reimbursements then due to the Administrative Agent from the Borrower constituting Obligations, second, on a pro rata basis, to pay any fees, indemnities or expense reimbursements then due to the Lenders from the Borrower constituting Obligations, third, to pay interest due and payable in respect of any Loans, on a pro rata basis, fourth, to prepay principal on the Loans, to pay all Banking Services Obligations that constitute Secured Obligations and to pay all Secured Hedging Obligations, on a pro rata basis among the Secured Parties, fifth, to the payment of any other Secured Obligation (other than contingent indemnification obligations for which no claim has yet been made) due to the Administrative Agent or any Lender on a pro rata basis, sixth, as provided for under the Intercreditor Agreement and seventh, to the Borrower or as the Borrower shall direct.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans of any Class resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans of such Class and accrued interest thereon than the proportion received by any other Lender with Loans of such Class, then the Lender receiving such greater proportion shall purchase (for Cash at face value) participations in the Loans of other Lenders of such Class at such time outstanding to the extent necessary so that the benefit of all such payments shall be shared by the Lenders of such Class ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans of such Class; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any permitted assignee or participant, including any payments made or deemed made in connection with Sections 2.21, 2.22 and 9.02(c). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.17(c) and will, in each case, notify the Lenders following any such purchases or redemptions.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.06(b), Section 2.17(c) or the last paragraph of Article VIII, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections or paragraphs, as applicable, until all such unsatisfied obligations are fully paid.

Section 2.18. Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.14 or such Lender determines it can no longer make or maintain LIBO Rate Loans pursuant to Section 2.19, or if any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder, or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as applicable, in the future and (ii) would not subject such Lender to any material unreimbursed out-of-pocket cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If (i) any Lender requests compensation under Section 2.14 or such Lender determines it can no longer make or maintain LIBO Rate Loans pursuant to Section 2.19, (ii) any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16 or (iii) in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby” with respect to which Required Lender consent has been obtained, any Lender is a non-consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, (x) terminate the Additional Commitments of such Lender and repay all Obligations of the Borrower owing to such Lender relating to the Loans and participations held by such Lender as of such termination date under the Credit Facility or one or more Additional Credit Facilities as the Borrower may elect or (y) replace such Lender by requiring such Lender to assign and delegate (and such Lender shall be obligated to assign and delegate), without recourse (in accordance with and subject to the restrictions contained in Section 9.05), all its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Lender shall have received payment of an amount equal to the outstanding principal amount of its Loans, in each case of such Class of Loans and/or Additional Commitments, accrued interest thereon, accrued fees and all other amounts payable to it hereunder with respect to such Class of Loans and/or Additional Commitments, (ii) in the case of any assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments and (iii) such assignment does not conflict with applicable law. A Lender shall not be required to make any such assignment and delegation, and the Borrower may not repay the Obligations of such Lender or terminate its Additional Commitments, if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each Lender agrees that if it is replaced pursuant to this Section 2.18, it shall (x) execute and deliver to the Administrative Agent an Assignment and Assumption to evidence such sale and purchase and shall deliver to the Administrative Agent any Promissory Note (if the assigning Lender’s Loans are evidenced by Promissory Notes) subject to such Assignment and Assumption; provided that the failure of any Lender replaced pursuant to this Section 2.18 to execute an Assignment and Assumption or deliver such Promissory Notes shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment shall be recorded in the Register and the Promissory Notes shall be deemed cancelled and (y)

consent to such proposed amendment, waiver or consent prior to signing such Assignment and Assumption. Each Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Lender’s attorney-in-fact, with full authority in the place and stead of such Lender and in the name of such Lender, from time to time in the Administrative Agent’s discretion, with prior written notice to such Lender, to take any action and to execute any such Assignment and Assumption or other instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this clause (b). To the extent a Lender is replaced pursuant to Section 2.18(b)(iv) in connection with a Repricing Transaction requiring payment of a fee pursuant to Section 2.11(d), the Borrowers shall pay to each Lender being replaced the fee set forth in Section 2.11(d).

Section 2.19. Illegality. If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for such Lender or its applicable lending office to make or maintain any LIBO Rate Loans, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligations of such Lender to make or continue LIBO Rate Loans or to convert ABR Borrowings to LIBO Rate Borrowings shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall upon demand from such Lender (with a copy to the Administrative Agent), either convert all LIBO Rate Borrowings of such Lender to ABR Borrowings, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBO Rate Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different lending office if such designation will avoid the need for such notice and will not, in the determination of such Lender, otherwise be materially disadvantageous to it.

Section 2.20. [Reserved.]

Section 2.21. Incremental Credit Extensions.

(a) The Borrower may, at any time, on one or more occasions deliver a written request to Administrative Agent to (i) add one or more new tranches of term facilities and/or increase the principal amount of the Term Loans or any Additional Term Loans by requesting new term loans commitments to be added to such Loans (any such new tranche or increase, an “Incremental Term Facility” and any loans made pursuant to an Incremental Term Facility, “Incremental Term Loans”) and/or (ii) add one or more new tranches of incremental “cash-flow” revolving credit facilities and/or increase the principal amount of any such tranche of incremental “cash-flow” revolving credit facilities (each, an “Incremental Revolving Facility” and, together with any Incremental Term Facility, “Incremental Facilities”; and the loans thereunder, “Incremental Revolving Loans” and, together with any Incremental Term Loans, “Incremental Loans”) in an aggregate principal amount not to exceed (x) $100,000,000 (the “Fixed Dollar Incremental Amount”) less the aggregate principal amount of all Incremental Equivalent Debt incurred or issued in reliance on the Fixed Dollar Incremental Amount, plus (y) in the case of any Incremental Facility that effectively extends the Maturity Date or any other maturity date with respect to any Class of Loans or commitments hereunder, an amount equal to the prepayment to be made with respect to the Term Loans and/or any Additional Term Loans and/or the permanent commitment reduction to be made with respect to any Additional Revolving Commitments or Additional Revolving Loans, in each case to be replaced with such Incremental Facility, plus (z) an unlimited amount so long as, in the case of this clause (z), after giving effect to such Incremental Facility, the First Lien Leverage Ratio calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable, would not exceed 3.75:1.00 (it being understood that for purposes of clause (z) of this Section 2.21(a), (A) any Incremental Loans and any Incremental Equivalent Debt (including any Replacement Term Loans, any loans under any Replacement Revolving Facility or any other Refinancing Indebtedness, in each case in respect thereof) shall at all times be deemed to be Consolidated First Lien Debt, whether or not satisfying the requirements thereof, (B) any Incremental Revolving Facilities shall be deemed to be fully drawn, (C) if the proceeds of the relevant Incremental Facility will be applied to finance an acquisition or other investments permitted under this Agreement, compliance with the First Lien Leverage Ratio will be determined as of the date of the execution of the definitive agreement with respect thereto for the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable, and (D) the Cash proceeds of the relevant Incremental Facility or Incremental Equivalent Debt shall be excluded in calculating the Unrestricted Cash Amount used in determining the First Lien Leverage Ratio) (the amounts described in clauses (x) and (z) above, the “Incremental Cap”), specifying the amount so requested; provided that:

(i) each such request shall be in an amount not less than $5,000,000,

(ii) except as separately agreed from time to time between the Borrower and any Lender, no Lender shall be obligated to provide all or any portion of any Incremental Commitment and the determination to provide such commitment shall be within the sole and absolute discretion of such Lender,

(iii) the creation or provision of any Incremental Facility or Incremental Loan shall not require the approval of any existing Lender other than any existing Lender providing all or part of any Incremental Commitment,

(iv) the interest rate applicable to any Incremental Facility or Incremental Loans will be determined by the Borrower and the lenders providing such Incremental Facility or Incremental Loans; provided that, in the case of Incremental Term Loans or Incremental Term Facilities that are pari passu in right of payment and with respect to security with the Term Loans incurred on the Closing Date, such interest rate will not be more than 0.50% higher than the corresponding interest rate applicable to the Term Loans incurred on the Closing Date, unless the interest rate margin with respect to the existing Term Loans incurred on the Closing Date is adjusted to be equal to the interest rate with respect to the relevant Incremental Loans or Incremental Facility, minus, 0.50%; provided, further, that in determining the applicable interest rate: (w) original issue discount or upfront fees paid by the Borrower in connection with the Term Loans incurred on the Closing Date or such Incremental Facility or Incremental Loans (based on a four-year average life to maturity), shall be included, (x) any amendments to the Applicable Rate that became effective subsequent to the Closing Date but prior to the time of the addition of such Incremental Facility or Incremental Loans shall be included, (y) arrangement, commitment, structuring and underwriting fees and any amendment fees paid or payable to the Arrangers (or their Affiliates) in their respective capacities as such in connection with the Term Loans incurred on the Closing Date or to one or more arrangers (or their Affiliates) in their capacities as such applicable to such Incremental Facility or Incremental Loans shall be excluded and (z) if such Incremental Facility or Incremental Loans include any “LIBOR” interest rate floor greater than that applicable to the Term Loans, and such floor is applicable to the Term Loans incurred on the Closing Date, on the date of determination, such excess amount shall be equated to interest margin for determining the increase,

(v) the final maturity date with respect to any Incremental Term Loans shall be no earlier than the Latest Maturity Date,

(vi) no Incremental Revolving Facility shall have a final maturity date earlier than (or require commitment reductions prior to) the Latest Maturity Date,

(vii) the Weighted Average Life to Maturity of any Incremental Term Facility shall be no shorter than the remaining Weighted Average Life to Maturity of the then-existing Term Loans,

(viii) any Incremental Facility (A) may rank pari passu or junior in right of payment and pari passu or junior with respect to security with the Term Loans incurred on the Closing Date, or may be unsecured (and to the extent pari passu or junior in right of payment and pari passu or subordinated in right of security, shall be subject to the Intercreditor Agreement or other intercreditor arrangements reasonably satisfactory to the Administrative Agent), (B) that is secured shall not be secured by any assets other than the Collateral and (C) that is Guaranteed shall not be Guaranteed by any Person other than a Loan Guarantor,

(ix) any prepayment (other than scheduled amortization payments) of Incremental Term Loans that are pari passu in right of payment and pari passu with respect to security shall be made on a pro rata basis with all then existing Term Loans (and all other then-existing Additional Term Loans requiring ratable prepayment), except that the Borrower and the lenders in respect of such Incremental Term Loans shall be permitted, in their sole discretion, to elect to prepay or receive, as applicable, any prepayments on a less than pro rata basis (but not on a greater than pro rata basis),

(x) except as otherwise agreed by the lenders providing such Incremental Facilities in connection with an acquisition permitted hereunder, no Event of Default shall exist immediately prior to or after giving effect to the effectiveness of any Incremental Facility,

(xi) at no time shall there be more than three separate Classes of revolving facilities hereunder (including Incremental Revolving Facilities), and

(xii) except as otherwise required or permitted in clauses (i) through (xi) above, all other terms of such Incremental Facilities, if not consistent with the terms of the Term Loans, shall be as agreed by the Borrower and the lenders providing such Incremental Facilities.

(b) Incremental Commitments may be provided by any existing Lender, or by any other lender (any such other lender being called an “Additional Lender”); provided that the Administrative Agent shall have consented (such consent not to be unreasonably withheld) to such Additional Lender’s providing such Incremental Commitments if such consent would be required under Section 9.05(b) for an assignment of Loans to such Additional Lender; provided, further, that any such Additional Lender that is an Affiliated Lender shall be subject to the provisions of Section 9.05(g), mutatis mutandis, to the same extent as if such Incremental Commitments and related Obligations had been obtained by such Lender by way of assignment.

(c) Each Lender or Additional Lender providing a portion of the Incremental Commitments shall execute and deliver to the Administrative Agent and the Borrower all such documentation (including an amendment to this Agreement or any other Loan Document) as may be reasonably required by the Administrative Agent to evidence and effectuate such Incremental Commitments. On the effective date of such Incremental Commitments, each Additional Lender added as a new Lender pursuant to such Incremental Commitments shall become a Lender for all purposes in connection with this Agreement.

(d) As a condition precedent to any Incremental Facility or Incremental Loans, (i) upon its request, the Administrative Agent shall have received customary opinions of counsel, as well as such reaffirmation agreements, supplements and/or amendments to one or more of the Loan Documents as it shall reasonably require, (ii) the Administrative Agent shall have received an Administrative Questionnaire and such other documents as it shall reasonably require from each Additional Lender and the Administrative Agent and Lenders shall have received all fees required to be paid in respect of such Incremental Facility or Incremental Loans and (iii) the Administrative Agent shall have received a certificate of the Borrower signed by a Responsible Officer of the Borrower:

(A) certifying and attaching a copy of the resolutions adopted by the governing body of the Borrower approving or consenting to such Incremental Facility or Incremental Loans, and

(B) to the extent applicable, certifying that the condition set forth in clause (a)(x) above has been satisfied.

(e) To the extent the Borrower elects to implement any Incremental Revolving Facility, then notwithstanding any other provision of this Agreement to the contrary, (i) the Borrower shall be permitted to modify the terms of this Agreement with the consent of only the Administrative Agent to appropriately incorporate “cash flow” revolving credit facility mechanics (including those related to payments, prepayments, purchases of participations and reallocation mechanisms and letter of credit, swingline and/or other subfacilities) and other provisions and commitment schedules relating to revolving facilities generally and (ii) to the extent any other Incremental Revolving Facility or any Extended Revolving Credit Commitments or Replacement Revolving Facility then exists, (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on any such revolving facilities (and related outstandings), (B) repayments required upon the maturity date of any such revolving facilities and (C) repayments made in connection with a permanent repayment and termination of commitments (subject to clause (3) below)) of Loans with respect to any such revolving facilities after the effective date of such Incremental Revolving Facility shall be made on a pro rata basis with all other revolving facilities hereunder, (2) all swingline loans and letters of credit under any such revolving facilities shall be participated on a pro rata basis by all lenders with commitments under such revolving facilities and (3) the permanent repayment of Loans with respect to, and termination of commitments under, any such revolving facilities after the effective date of such Incremental Revolving Facility shall be made on a pro rata basis with all other revolving facilities hereunder, except that the Borrower shall be permitted to permanently repay and terminate commitments of any such revolving facility on a greater than pro rata basis as compared to any other revolving facilities hereunder with a later maturity date than such revolving facility.

(f) Notwithstanding anything to the contrary in this Section 2.21 or in any other provisions of any Loan Document, if the proceeds of any Incremental Facility are intended to be applied to finance an acquisition and the Lenders or Additional Lender providing such Incremental Facility so agree, the availability thereof may be subject to customary “SunGard” or “certain funds” conditionality.

(g) Upon the implementation of any Incremental Revolving Facility pursuant to this Section 2.21, if such Incremental Revolving Facility is implemented by increasing the amount of then-existing total revolving credit commitments (rather than by implementing a new tranche of revolving loans), (i) each revolving Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each relevant Incremental Revolving Facility

Lender, and each relevant Incremental Revolving Facility Lender will automatically and without further act be deemed to have assumed a portion of such revolving Lender’s participations hereunder in outstanding letters of credit and swingline loans, if applicable, such that, after giving effect to each deemed assignment and assumption of participations, all of the revolving Lenders’ (including each Incremental Revolving Facility Lenders’) (A) participations hereunder in letters of credit and (B) participations hereunder in swingline loans shall be held on a pro rata basis on the basis of their respective revolving credit commitments (after giving effect to any increase in the revolving credit commitment pursuant to Section 2.21) and (ii) the existing revolving Lenders of the applicable Class shall assign revolving loans to certain other revolving Lenders of such Class (including the revolving Lenders providing the relevant Incremental Revolving Facility), and such other revolving Lenders (including the revolving Lenders providing the relevant Incremental Revolving Facility) shall purchase such revolving Loans, in each case to the extent necessary so that all of the revolving Lenders of such Class participate in each outstanding borrowing of revolving Loans pro rata on the basis of their respective revolving credit commitments of such Class (after giving effect to any increase in the revolving credit commitment pursuant to this Section 2.21); it being understood and agreed that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(h) The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Loan Parties as may be necessary in order to establish new tranches or sub-tranches in respect of Loans or commitments increased or extended pursuant to this Section 2.21 and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section 2.21.

(i) This Section 2.21 shall supersede any provisions in Section 2.17 or 9.02 to the contrary.

Section 2.22. Extensions of Loans and Incremental Revolving Commitments.

(a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders holding Loans of any Class with a like maturity date or commitments with a like maturity date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Loans or commitments of such Class with a like maturity date) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Loans and/or commitments and otherwise modify the terms of such Loans and/or commitments pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate or fees payable in respect of such Loans and/or commitments (and related outstandings) and/or modifying the amortization schedule, if any, in respect of such Lender’s Loans) (each, an “Extension”, and each group of Loans or commitments, as applicable, in each case as so extended, as well as the original Loans and the original commitments (in each case not so extended), being a “tranche”; any Extended Term Loans shall constitute a separate tranche of Loans from the tranche of Loans from which they were converted and any Extended Revolving Credit Commitments shall constitute a separate tranche of revolving commitments from the tranche of revolving commitments from which they were converted), so long as the following terms are satisfied:

(i) no Default under Sections 7.01(a), 7.01(f) or 7.01(g) or Event of Default shall exist at the time the notice in respect of an Extension Offer is delivered to the applicable Lenders, and no Default under Sections 7.01(a), 7.01(f) or 7.01(g) or Event of Default shall exist immediately prior to or after giving effect to the effectiveness of any Extension;

(ii) except as to (x) interest rates, fees and final maturity (which shall, subject to immediately succeeding clause (iv), be determined by the Borrower and any Lender that agrees to an Extension of its commitments and set forth in the relevant Extension Offer) and (y) any covenants or other provisions applicable only to periods after the Latest Maturity Date (in each case, as of the date of such Extension), the Additional Revolving Commitments of any Lender that agrees to an extension with respect to such commitments extended pursuant to an Extension (an “Extended Revolving Credit Commitment”; and the Loans thereunder, “Extended Revolving Loans”), and the related outstandings, shall be a revolving commitment (or related outstandings, as the case may be) with the same terms (or terms not less favorable to existing Lenders) as the original revolving commitments (and related outstandings) provided hereunder; provided, however, that with respect to representations and warranties, affirmative and negative covenants (including financial covenants) and events of default to be applicable to any Extended Revolving Loans, such provisions may be more favorable to the lenders of the applicable Extended Revolving Loans than those originally applicable to the revolving loans subject to the Extension Offer, so long as (and only so long as) such provisions also expressly apply to (and for the benefit of) the tranche of revolving loans subject to the Extension Offer and each other Class of revolving commitments hereunder; provided that (x) to the extent any non-extended revolving commitments remain, (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on such revolving facilities (and related outstandings), (B) repayments required upon the maturity date of any such revolving facilities and (C) repayment made in connection with a permanent repayment and termination of commitments (subject to clause (3) below)) of Loans with respect to such revolving facilities after the effective date of such Extended Revolving Credit Commitments shall be made on a pro rata basis with any Additional Revolving Facilities, (2) all swingline loans and letters of credit under any such Extended Revolving Credit Commitment shall be participated on a pro rata basis by all Lenders with Additional Revolving Commitments and (3) the permanent repayment of Loans with respect to, and termination of commitments under, any such revolving facilities after the effective date of such Extended Revolving Credit Commitments shall be made on a pro rata basis with all other such revolving facilities, except that the Borrower shall be permitted to permanently repay and terminate commitments of any such revolving facility on a greater than pro rata basis as compared to any other revolving facilities with a later maturity date than such revolving facility and (y) at no time shall there be more than three separate Classes of revolving commitments hereunder (including Extended Revolving Credit Commitments, Incremental Revolving Commitments and Replacement Revolving Facilities);

(iii) except as to (x) interest rates, fees, amortization, final maturity date, premiums, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iv), (v) and (vi), be determined by the Borrower and any Lender that agrees to an Extension of its Term Loans and set forth in the relevant Extension Offer) and (y) any covenants or other provisions applicable only to periods after the Latest Maturity Date (in each case, as of the date of such Extension), the Term Loans of any Lender extended pursuant to any Extension (any such extended Term Loans, the “Extended Term Loans”) shall have the same terms (or terms not less favorable to existing Lenders) as the tranche of Term Loans subject to such Extension Offer; provided, however, that with respect to representations and warranties, affirmative and negative covenants (including financial covenants) and events of default to be applicable to any such tranche of Extended Term Loans, such provisions may be more favorable to the lenders of the applicable tranche of Extended Term Loans than those originally applicable to the tranche of Term Loans subject to the Extension Offer, so long as (and only so long as) such provisions also expressly apply to (and for the benefit of) the tranche of Term Loans subject to the Extension Offer and each other Class of Term Loans hereunder;

(iv) (x) the final maturity date of any Extended Term Loans shall be no earlier than the then applicable Latest Maturity Date at the time of Extension and (y) no Extended Revolving Credit Commitments or Extended Revolving Loans shall have a final maturity date earlier than (or require commitment reductions prior to) the Latest Maturity Date applicable to any then-existing Incremental Revolving Loans, Extended Revolving Loans or Loans under any Replacement Revolving Facility;

(v) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans or any other Extended Term Loans extended thereby;

(vi) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments (but, for purposes of clarity, not scheduled amortization payments) in respect of the Term Loans (and any Additional Term Loans then subject to ratable repayment requirements), in each case as specified in the respective Extension Offer;

(vii) if the aggregate principal amount of Loans or commitments, as the case may be, in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Loans or commitments, as the case may be, offered to be extended by the Borrower pursuant to such Extension Offer, then the Loans or commitments, as the case may be, of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer;

(viii) the Extensions shall be in a minimum amount of $5,000,000;

(ix) any applicable Minimum Extension Condition shall be satisfied or waived by the Borrower; and

(x) all documentation in respect of such Extension shall be consistent with the foregoing.

(b) With respect to all Extensions consummated by the Borrower pursuant to this Section 2.22, (i) such Extensions shall not constitute voluntary or mandatory payments for purposes of Section 2.10, (ii) the scheduled amortization payments (in so far as such schedule affects payments due to Lenders participating in the relevant Class) set forth in Section 2.09 shall be adjusted to give effect to the Extension of the relevant Class and (iii) except as set forth in clause (a)(viii) above, no Extension Offer is required to be in any minimum amount or any minimum increment; provided that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and which may be waived by the Borrower) of Loans or commitments (as applicable) of any or all applicable tranches be tendered. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.22 (including, for the avoidance of doubt, the payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Credit Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including Sections 2.09, 2.10 or 2.17) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section.

(c) No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than the consent of each Lender agreeing to such Extension with respect to one or more of its Loans and/or commitments under any Class (or a portion thereof). All Extended Term Loans and Extended Revolving Credit Commitments and all obligations in respect thereof shall be Secured Obligations under this Agreement and the other Loan Documents that are secured by the Collateral and guaranteed on a pari passu basis with all other applicable Secured Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary in order to establish new tranches or sub-tranches in respect of Loans or commitments so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section 2.22.

(d) In connection with any Extension, the Borrower shall provide the Administrative Agent at least ten Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.22.

ARTICLE 3 REPRESENTATIONS AND WARRANTIES

To the extent required pursuant to Section 4.01, each of Holdings (solely to the extent applicable to it), the Borrower and the other Loan Parties, on behalf of themselves and their respective Subsidiaries represent and warrant to the Lenders on the Closing Date that:

Section 3.01. Organization; Powers. Each of the Loan Parties and each of its Subsidiaries (a) is duly organized, validly existing and in good standing (to the extent such concept exists in the relevant jurisdiction) under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and (c) is qualified to do business in, and is in good standing (to the extent such concept exists in the relevant jurisdiction) in, every jurisdiction where its ownership, lease or operation of properties or conduct of its business requires such qualification; except, in each case referred to in this Section 3.01 (other than clause (a) with respect to the Borrower and clause (b) with respect to Holdings and the Borrower) where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.02. Authorization; Enforceability. The execution, delivery and performance of each of the Loan Documents are within each applicable Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational action of such Loan Party. Each Loan Document to which any Loan Party is a party has been duly executed and delivered by such Loan Party and is a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and to general principles of equity and principles of good faith and dealing.

Section 3.03. Governmental Approvals; No Conflicts. The execution and delivery of the Loan Documents by each Loan Party party thereto and the performance by such Loan Party thereof (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) for filings necessary to perfect Liens created pursuant to the Loan Documents and (iii) such consents, approvals, registrations, filings, or other actions the failure to obtain or make which could not be reasonably expected to have a Material Adverse Effect, (b) will not violate any (i) of such Loan Party’s Organizational Documents or (ii) any Requirements of Law applicable to such Loan Party which, in the case of this clause (b)(ii), could reasonably be expected to have a Material Adverse Effect and (c) will not violate or result in a default under (i) the Revolving Credit Agreement (or any documentation governing any Revolving Facility) or (ii) any other Contractual Obligation of any of the Loan Parties which in the case of this clause (c)(ii) could reasonably be expected to result in a Material Adverse Effect.

Section 3.04. Financial Condition; No Material Adverse Effect.

(a) The Borrower has heretofore furnished to the Administrative Agent the consolidated balance sheet of Holdings and related consolidated statements of operations and cash flows and stockholders’ equity as of and for the Fiscal Year ended December 27, 2013. Such financial statements present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of Holdings as of such dates and for such periods in accordance with GAAP.

(b) Since December 27, 2013, no Material Adverse Effect has occurred.

Section 3.05. Properties.

(a) As of the date of this Agreement, Schedule 3.05 sets forth the address of each parcel of real property (or each set of parcels that collectively comprise one operating property) that is owned or leased by any Loan Party.

(b) The Borrower and each of its Subsidiaries has good and marketable fee simple title (or similar concept under any applicable jurisdiction) to or rights to purchase, or valid leasehold interests in, or other limited property interests in, all its Real Estate Assets (including any Mortgaged Properties) and has good title to its personal property and assets, in each case, except (i) for minor defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes or (ii) where the failure to have such title or rights would not reasonably be expected to have a Material Adverse Effect. All such properties and assets are free and clear of Liens, other than Permitted Liens.

(c) The Borrower and its Subsidiaries have valid title to or a valid license or right to use all patents, trademarks, service marks, trade names, copyrights, proprietary know how and data and other rights in works of authorship (including all copyrights embodied in software), domain names, and all other similar intellectual property rights (the foregoing, collectively, “IP Rights”) needed to conduct the businesses of the Borrower and its Subsidiaries as presently conducted without, to the knowledge of the Borrower, any infringement or misappropriation of the IP Rights of third parties, except where such failure to own or license or have rights to use would not, or where such infringement or misappropriation would not, have, individually or in the aggregate, a Material Adverse Effect.

Section 3.06. Litigation and Environmental Matters.

(a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against or affecting the Loan Parties or any of their Subsidiaries which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b) Except for any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (i) no Loan Party nor any of its Subsidiaries has received notice of any claim with respect to any Environmental Liability or knows of any basis for any Environmental Liability and (ii) no Loan Party nor any of its Subsidiaries (A) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law or (B) has become subject to any Environmental Liability.

(c) Neither the Borrower nor any of its Subsidiaries has treated, stored, transported or disposed of or Released Hazardous Materials at or from any currently or formerly operated real estate or facility relating to its business in a manner that would reasonably be expected to have a Material Adverse Effect.

Section 3.07. Compliance with Laws. Each of the Borrower and its Subsidiaries is in compliance with all Requirements of Law applicable to it or its property, except, in each case, where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.08. Investment Company Status. No Loan Party is an “investment company” as defined in, or is required to be registered under, the Investment Company Act of 1940.

Section 3.09. Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it that are due and payable, except (a) Taxes (or any requirement to file Tax returns with respect thereto) that are being contested in good faith by appropriate proceedings and for which such Loan Party or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.10. ERISA. No ERISA Event has occurred in the five-year period prior to the date on which this representation is made or deemed made and is continuing, or reasonably expected to occur, that, when taken together with all other such ERISA Events, would reasonably be expected to result in a Material Adverse Effect.

Section 3.11. Disclosure.

(a) As of the Closing Date, all written information (other than the Projections, other forward-looking information and information of a general economic or industry-specific nature) that has been made available concerning Holdings, the Borrower and its Subsidiaries, the Transactions and included in the Information Memorandum or otherwise prepared by, or on behalf of, the foregoing by any of their respective representatives, and made available to any Lender or the Administrative Agent in connection with the Transactions on or before the Closing Date, when taken as a whole, did not, when furnished, contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto from time to time).

(b) The Projections have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time furnished (it being recognized that such Projections are not to be viewed as facts and are subject to significant uncertainties and contingencies many of which are beyond the Borrower’s control, that no assurance can be given that any particular financial projections will be realized, that actual results may differ from projected results and that such differences may be material).

Section 3.12. Solvency.

As of the Closing Date, immediately after the consummation of the Transactions to occur on the Closing Date and the incurrence of indebtedness and obligations being incurred in connection with this Agreement on the Closing Date, (i) the sum of the debt (including contingent liabilities) of the Borrower and its Subsidiaries, taken as a whole, does not exceed the fair value of the assets of the Borrower and its Subsidiaries, taken as a whole, (ii) the present fair saleable value of the assets of the Borrower and its Subsidiaries, taken as a whole, is not less than the amount that will be required to pay the probable liabilities (including contingent liabilities) of the Borrower and its Subsidiaries, taken as a whole, on their debts as they become absolute and matured, (iii) the capital of the Borrower and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the Borrower and its Subsidiaries, taken as a whole, contemplated as of the Closing Date, and (iv) the Borrower and its Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debt as they mature in the ordinary course of business. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Section 3.13. Capitalization and Subsidiaries. Schedule 3.13 sets forth, in each case as of the Closing Date, (a) a correct and complete list of the name of each Subsidiary of the Borrower and the ownership interest therein held by the Borrower or its applicable Subsidiary, and (b) the type of entity of the Borrower and each of its Subsidiaries.

Section 3.14. Security Interest in Collateral. The provisions of this Agreement and the other Loan Documents create legal, valid and enforceable Liens on all of the Collateral in favor of the Administrative Agent (or any designee or trustee on its behalf), for the benefit of itself and the other Secured Parties, subject, as to enforceability, to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and to general principles of equity and principles of good faith and dealing, and upon the making of such filings and taking of such other actions required to be taken hereby or by the applicable Loan Documents (including the filing of appropriate financing statements with the office of the Secretary of State of the state of organization of each Loan Party, the filing of appropriate assignments or notices with the U.S. Patent and Trademark Office and the U.S. Copyright Office, and the proper recordation of Mortgages and fixture filings with respect to any Material Real Estate Assets, in each case in favor of the Administrative Agent (or any designee or trustee on its behalf) for the benefit of itself and the other Secured Parties and the delivery to the Administrative Agent of any stock certificates or promissory notes required to be delivered pursuant to the applicable Loan Documents), such Liens constitute perfected Liens (with the priority such Liens are expressed to have within the relevant Collateral Document) on the Collateral (to the extent such Liens are required to be perfected under the terms of the Loan Documents), securing the Secured Obligations, in each case as and to the extent set forth therein.

Section 3.15. Labor Disputes. As of the Closing Date, except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, there are no strikes, lockouts or slowdowns against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower or any of its Subsidiaries, overtly threatened.

Section 3.16. Federal Reserve Regulations.

(a) On the Closing Date, not more than 25% of the value of the assets of Holdings, the Borrower and its Subsidiaries, taken as a whole, is represented by Margin Stock.

(b) None of Holdings, the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(c) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of the provisions of Regulation T, U or X.

Section 3.17. Anti-Terrorism Laws.

(a) None of Holdings, the Borrower or any of its Subsidiaries nor any director or officer of the foregoing nor, to the knowledge of the Borrower, any agent or employee or Controlled Affiliate of any of the foregoing: (i) is a Person on the list of “Specially Designated Nationals and Blocked Persons” of the U.S. Department of the Treasury Office of Foreign Assets Control (“OFAC”) or (ii) is otherwise currently the subject of any U.S. sanctions administered by OFAC or the U.S. Department of State.

(b) The Borrower will not directly or, to the knowledge of the Borrower, indirectly use the proceeds of the Loans or otherwise make available such proceeds: (i) to any Person, for the purpose of financing activities or business of or with any Person or in any country or territory that, at the time of such financing, is the subject of any U.S. sanctions administered by OFAC, except to the extent licensed or otherwise approved by OFAC; or (ii) in any other manner that would give rise to a violation or breach by any Person of any sanctions administered by OFAC or the U.S. Department of State.

(c) To the extent applicable, each Loan Party is in compliance, in all material respects, with the (i) Trading with the Enemy Act and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V) and any other enabling legislation or executive order relating thereto, and (ii) the USA PATRIOT Act.

(d) None of the Loan Parties nor any of their respective Controlled Affiliates nor any director or officer of any of the foregoing, nor to the knowledge of any Loan Party, any agent, employee or other Person acting on behalf of any of the foregoing has, during the five years prior to the date of this Agreement, taken any action, directly or indirectly, that would result in a violation by any of the foregoing of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or any other applicable anti-corruption law, and each Loan Party has instituted and maintains policies and procedures reasonably designed to ensure continued compliance therewith.

(e) No part of the proceeds of any Loan will be used, directly or, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA or any other applicable anti-corruption law.

ARTICLE 4 CONDITIONS

Section 4.01. Closing Date. The obligations of the Lenders to make Term Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) Credit Agreement and Loan Documents. The Arrangers (or their counsel) shall have received (i) from each of the Loan Parties a counterpart of this Agreement signed on behalf of such party (if applicable), the Pledge and Security Agreement, the Intercreditor Agreement, each Promissory Note (to the extent requested at least three Business Days prior to the Closing Date), and each other Loan Document to be executed on the Closing Date, signed on behalf of such party and (ii) a Borrowing Request as required by Section 2.03.

(b) Legal Opinions. The Arrangers shall have received, on behalf of themselves, the Lenders on the Closing Date, a customary written opinion of (i) Fried, Frank, Harris, Shriver and Jacobson LLP, special counsel for Holdings, the Borrower and each other Loan Party and (ii) local or other counsel reasonably satisfactory to the Arrangers, in each case (A) dated the Closing Date, (B) addressed to the Arrangers and the Lenders and (C) covering such matters relating to the Loan Documents as the Arrangers shall reasonably request.

(c) Closing Certificates; Certified Charters; Good Standing Certificates. The Arrangers shall have received (i) a certificate of each Loan Party, dated the Closing Date and executed by a Responsible Officer of such Loan Party, which shall (A) certify that attached thereto is a true and complete copy of the resolutions or written consents of its board of directors, members or other governing body (including any committee thereof) authorizing the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, the Borrowings hereunder, and that such resolutions or written consents have not been modified, rescinded or amended and are in full force and effect, (B) identify by name and title and bear the signatures of the Responsible Officer or authorized signatory of such Loan Party authorized to sign the Loan Documents to which it is a party on the Closing Date and (C) certify that attached thereto is a true and complete copy of the certificate or articles of incorporation or organization (or memorandum of association or other equivalent thereof) of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its by-laws or operating, management, partnership or similar agreement (to the extent applicable) and that such documents or agreements have not been amended since the date of the last amendment thereto shown on the certificate of good standing referred to below (except as otherwise attached to such certificate and certified therein as being the only amendments thereto as of such date), (ii) a certificate of good standing (or subsistence) with respect to each Loan Party from the Secretary of State (or similar official) of the state of such Loan Party’s organization (to the extent relevant and available in the jurisdiction of organization of such Loan Party) and (iii) a certificate dated the Closing Date and signed by a Responsible Officer of the Borrower, confirming compliance with the conditions precedent set forth in Sections 4.01(d) and (l).

(d) Representations and Warranties. The representations and warranties of the Loan Parties set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects on the Closing Date; provided that to the extent that a representation and warranty specifically refers to a given date or period, it shall be true and correct in all material respects as of such date or period, as the case may be.

(e) Fees. The Arrangers shall have received (i) all fees required to be paid by the Borrower on the Closing Date pursuant to the Engagement Letter and (ii) all expenses for which invoices have been presented at least three Business Days prior to the Closing Date (including the reasonable fees and expenses of legal counsel), in each case on or before the Closing Date, in each case which amounts may be offset against the proceeds of the Term Loans.

(f) Solvency. The Arrangers shall have received a certificate dated as of the Closing Date in substantially the form of Exhibit H from a Financial Officer of the Borrower certifying as to the matters set forth therein.

(g) Pledged Stock, Stock Powers. Subject to the terms of the Intercreditor Agreement, the Administrative Agent (or its bailee) shall have received the certificates representing the Capital Stock pledged pursuant to the Pledge and Security Agreement, together with an undated stock or similar power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

(h) Filings Registrations and Recordings. Subject to the terms of each applicable Collateral Document, each document (including any UCC (or similar) financing statement) required by the Collateral Documents or under law or reasonably requested by the Arrangers to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of itself and the other Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Permitted Liens), shall be in proper form for filing, registration or recordation.

(i) Revolving Credit Agreement Amendment and Release. The Arrangers shall have received an executed copy of the amendment to the Revolving Credit Agreement to be entered into on the Closing Date. The Arrangers shall have received evidence that the pledge of collateral by Holdings to secure the Revolving Facility shall have been released.

(j) Transactions. Substantially concurrently with the initial funding of the Loans hereunder, the Opco Notes Refinancing shall have been consummated in accordance with the terms of this Agreement, the other Loan Documents and the Opco Notes Indenture.

(k) USA PATRIOT Act. No later than three Business Days in advance of the Closing Date, the Arrangers shall have received all documentation and other information reasonably requested by the Lenders in writing at least 10 days in advance of the Closing Date, which documentation or other information is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(l) No Default. On and as of the Closing Date, at the time of and immediately after giving effect to the initial Term Loans, no Default or Event of Default shall have occurred and be continuing.

(m) Lien Searches. The Administrative Agent shall have received certified copies of UCC, United States Patent and Trademark Office and United States Copyright Office, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents that name any Loan Party as debtor and that are filed in those states and county jurisdictions in which any Loan Party is organized or maintains its chief executive office.

For purposes of determining whether the conditions specified in this Section 4.01 have been satisfied, by funding its Loans hereunder (or in connection with any Assignment and Assumption), the Administrative Agent, each Arrangers and each Lender that has executed this Agreement (or such Assignment and Assumption) shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to the Administrative Agent, such Arranger or such Lender, as the case may be.

ARTICLE 5 AFFIRMATIVE COVENANTS

Until the date that all commitments added under Sections 2.21, 2.22 or 9.02(c) have expired or terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document (other than contingent indemnification obligations for which no claim or demand has been made) have been paid in full in Cash (such date, the “Termination Date”), each of Holdings (solely to the extent applicable to it), the Borrower and its Subsidiaries covenant and agree with the Lenders that:

Section 5.01. Financial Statements and Other Reports. The Borrower will deliver to the Administrative Agent for delivery to each Lender:

(a) Quarterly Financial Statements. As soon as available, and in any event within 45 days following the end of each of the first three Fiscal Quarters of each Fiscal Year (or, if applicable, any later date by which the Borrower or Holdings is required to file its Quarterly Report on Form 10-Q under applicable SEC rules), commencing with the Fiscal Quarter ended March 28, 2014, the consolidated balance sheet of the Borrower as at the end of such Fiscal Quarter and the related consolidated statements of income and cash flows of the Borrower for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter setting forth in each case, in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto, subject to the absence of footnotes, normal audit and year-end adjustments and the effects of acquisition accounting.

(b) Annual Financial Statements. As soon as available, and in any event within 120 days following the end of each Fiscal Year (or, if applicable, any later date by which the Borrower or Holdings is required to file its Annual Report on Form 10-K under applicable SEC rules), (i) the consolidated balance sheet of the Borrower as at the end of such Fiscal Year and the related consolidated statements of income and cash flows of the Borrower for such Fiscal Year, setting forth in each case, in comparative form the corresponding figures for the previous Fiscal Year, in reasonable detail, together with, commencing with the Fiscal Year ended December 26, 2014, a Narrative Report with respect thereto; and (ii) with respect to such consolidated financial statements, a report thereon of independent certified public accountants of recognized national standing (which report shall be unqualified as to “going concern” and scope of audit (except for qualifications pertaining to impending debt maturities occurring within 12 months of such audit or a breach or anticipated breach of financial covenants), and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Borrower as at the dates indicated and the results of its consolidated operations and cash flows for the periods indicated in conformity with GAAP.

(c) Compliance Certificate. Commencing with the Fiscal Quarter ended March 28, 2014, together with each delivery of consolidated financial statements of the Borrower pursuant to Sections 5.01(a) and 5.01(b), (i) a duly executed and completed Compliance Certificate (A) certifying that no Default or Event of Default has occurred and is continuing (or if a Default or Event of Default has occurred and is continuing, describing in reasonable detail such Default or Event of Default and the steps being taken to cure, remedy or waive the same), (B) in the case of financial statements delivered pursuant to Section 5.01(b), setting forth reasonably detailed calculations of Excess Cash Flow for each Fiscal Year and (C) in the case of financial statements delivered pursuant to Section 5.01(a) and 5.01(b), setting forth reasonably detailed calculations of Consolidated Total Assets, the Available Amount and the Available Excluded Contribution Amount as of the last day of the Fiscal Quarter or Fiscal Year, as the case may be, covered by such financial statements or stating that there has been no change to such amounts since the date of delivery of the last Compliance Certificate, (ii) a summary of the pro forma adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from the consolidated statement of income and the consolidated balance sheet and (iii) a list identifying each subsidiary of the Borrower as a Subsidiary or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate or confirming that there is no change in such information since the later of the Closing Date and the date of the last such list.

(d) Statements of Reconciliation After Change in Accounting Principles. If, as a result of any change in accounting principles and policies from those used in the preparation of the consolidated financial statements of Holdings for the Fiscal Year ended December 27, 2013 (including any change to IFRS pursuant to Section 1.04(a)), the consolidated financial statements of the Borrower delivered pursuant to Section 5.01(a) or 5.01(b) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such Sections had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation with respect to such financial statements that would have otherwise been delivered, including with respect to calculations of Consolidated Net Income and Consolidated Adjusted EBITDA.

(e) Notice of Default. Promptly upon any Responsible Officer of Holdings or the Borrower obtaining knowledge (i) of any Default or Event of Default or (ii) of the occurrence of any event or change that has caused or would reasonably be expected to cause or evidences either in any case or in the aggregate, a Material Adverse Effect, a reasonably-detailed notice specifying the nature and period of existence of such condition, event or change and what action the Borrower has taken, is taking and proposes to take with respect thereto.

(f) Notice of Litigation. Promptly upon any Responsible Officer of the Borrower obtaining knowledge of (i) the institution of, or threat of, any Adverse Proceeding not previously disclosed in writing by the Loan Parties to the Administrative Agent or (ii) any material development in any Adverse Proceeding that, in the case of either clauses (i) or (ii), could reasonably be expected to have a Material Adverse Effect, written notice thereof together with such other non-privileged information as may be reasonably available to the Loan Parties to enable the Lenders to evaluate such matters.

(g) ERISA. Promptly upon any Responsible Officer of the Borrower becoming aware of the occurrence of any ERISA Event that, individually or together with all ERISA Events that have occurred, could reasonably be expected to have a Material Adverse Effect, a written notice specifying the nature thereof.

(h) Financial Plan. As soon as available and in any event no later than 90 days after the beginning of each Fiscal Year, commencing with the Fiscal Year 2015, a consolidated plan and financial forecast for each Fiscal Quarter of such Fiscal Year (a “Financial Plan”), including a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of the Borrower for such Fiscal Year, prepared in reasonable detail setting forth, with appropriate discussion, the principal assumptions on which such financial plan is based.

(i) Information Regarding Collateral. The Borrower will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party’s legal name, (ii) in any Loan Party’s type of organization, (iii) in any Loan Party’s jurisdiction of organization or (iv) in any Loan Party’s organizational identification number (to the extent necessary to perfect or maintain the perfection and priority of the Administrative Agent’s security interest in the applicable Collateral).

(j) Other Information. Promptly upon their becoming available and without duplication of any obligations with respect to any such information that is otherwise required to be delivered under the provisions of any Loan Document, copies of (i) following an initial public offering, all financial statements, reports, notices and proxy statements sent or made available generally by the Borrower to its public security holders acting in such capacity or by any Subsidiary of the Borrower to its public security holders other than the Borrower or another Subsidiary of the Borrower and (ii) all regular and periodic reports and all registration statements (other than on Form S-8 or similar form) and prospectuses, if any, furnished or filed by the Borrower or any of its Subsidiaries with any securities exchange or with the SEC or any governmental or private regulatory authority with jurisdiction over matters relating to securities.

(k) Such other certificates, reports and information (financial or otherwise) as the Administrative Agent may reasonably request from time to time in connection with the Borrower’s or its Subsidiaries’ financial condition or business.

Documents required to be delivered pursuant to this Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower (x) posts such documents or (y) provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 9.01 (which such Schedule may be updated from time to time); (ii) on which such documents are delivered by the Borrower to the Administrative Agent for posting on the Borrower’s behalf on IntraLinks/SyndTrak or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); (iii) on which executed certificates or other documents are faxed to the Administrative Agent (or electronically mailed to an address provided by the Administrative Agent); provided that, other than with respect to items required to be delivered pursuant to Section 5.01(k) above, the Borrower shall promptly notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents on the Borrower’s website and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents; or (iv) in respect of the items required to be delivered pursuant to Section 5.01(k) above in respect of information furnished or filed by the Borrower or any of its Subsidiaries with any securities exchange or with the SEC or any governmental or private regulatory authority (other than Form 10-Q Reports and Form 10-K Reports described in Sections 5.01(a) and (b), respectively), such items have been made available on the SEC website or the website of the relevant analogous governmental or private regulatory authority or securities exchange.

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 5.01 may be satisfied by furnishing (A) the applicable financial statements and Narrative Reports of Holdings (or any other Parent Company) or (B) the Borrower’s or Holdings’ (or any other Parent Company thereof), as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC, in each case, within the time periods specified in such paragraphs; provided that, with respect to each of clauses (A) and (B), (i) to the extent such financial statements relate to any Parent Company, such financial statements shall be accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such Parent Company, on the one hand, and the information relating to the Borrower on a standalone basis, on the other hand, which consolidating information shall be certified by a Responsible Officer of the Borrower as having been fairly presented and (ii) to the extent such statements are in lieu of statements required to be provided under Section 5.01(b), such statements shall be accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall satisfy the applicable requirements set forth in Section 5.01(b).

Section 5.02. Existence. Except as otherwise permitted under Section 6.07, the Borrower will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits necessary in the normal conduct of its business except to the extent (other than with respect to the preservation of existence of the Borrower) failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided that neither the Borrower nor any of its Subsidiaries shall be required to preserve any such existence, right or franchise, licenses and permits if such Person or such Person’s board of directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to the Lenders.

Section 5.03. Payment of Taxes. The Borrower will, and will cause each of its Subsidiaries to, pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon; provided that no such Tax need be paid if (a) it is being contested in good faith by appropriate proceedings and adequate reserves or other appropriate provisions, as shall be required in conformity with GAAP, shall have been made therefor and, in the case of a Tax which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or (b) failure to pay or discharge the same could not reasonably be expected to result in a Material Adverse Effect.

Section 5.04. Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear and casualty and condemnation excepted, all property reasonably necessary to the normal conduct of business of the Borrower and its Subsidiaries and from time to time will make or cause to be made all needed and appropriate repairs, renewals and replacements thereof except as expressly permitted by this Agreement or where the failure to maintain such properties or make such repairs, renewals or replacements could not reasonably be expected to have a Material Adverse Effect.

Section 5.05. Insurance. Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, the Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, such insurance coverage with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Borrower and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Without limiting the generality of the foregoing, the Borrower will maintain flood insurance with respect to each Flood Hazard Property, in each case in compliance with the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973 (where applicable). Each such policy of insurance shall (i) to the extent applicable, name the Administrative Agent on behalf of the Lenders as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy with respect to the Collateral (excluding any business interruption insurance policy), contain a loss payable clause or endorsement to the extent available from such insurance carrier that names the Administrative Agent, on behalf of the Lenders as the loss payee thereunder and, to the extent available, provides for at least 30 days’ prior written notice to the Administrative Agent of any modification or cancellation of such policy (or 10 days’ prior written notice for any cancellation due to non-payment of premiums).

Section 5.06. Inspections.

The Borrower will, and will cause each of its Subsidiaries to, permit any authorized representatives designated by the Administrative Agent to visit and inspect any of the properties of the Borrower and any of its Subsidiaries at which the principal financial records and executive officers of the applicable Person are located, to inspect, copy and take extracts from its financial and accounting records, and to discuss its affairs, finances and accounts with its officers and independent public accountants (provided that the Borrower may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice, reasonable coordination in and at such reasonable times during normal business hours and as often as may reasonably be requested; provided that (x) only the Administrative Agent on behalf of the Lenders may exercise the rights of the Administrative Agent and the Lenders under this Section 5.06, and (y) except as provided in the proviso below in connection with the occurrence and continuance of an Event of Default, (i) the Administrative Agent shall not exercise such rights more often than one time during any calendar year and (ii) only one such time per calendar year shall be at the expense of the Borrower; provided, further, that when an Event of Default has occurred and is continuing, the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Borrower in accordance with Section 9.03(a) at any time during normal business hours and upon reasonable advance notice; provided that notwithstanding anything to the contrary herein, neither the Borrower nor any Subsidiary shall be required to disclose, permit the inspection, examination or making of copies of or excerpts from, or any discussion of, any document, information, or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent (or any Lender (or their respective representatives or contractors)) is prohibited by applicable law, (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product or (iv) with respect to which any Loan Party owes confidentiality obligations (to the extent not created in contemplation of such Loan Party’s Obligations under this Section 5.06) to any third party.

Section 5.07. Maintenance of Book and Records. The Borrower will, and will cause its Subsidiaries to, maintain proper books of record and account, in which entries that are full, true and correct in all material respects shall be made of all material financial transactions and matters involving the assets and business of the Borrower and its Subsidiaries, as the case may be, and permit the preparation of consolidated financial statements in accordance with GAAP to be derived therefrom.

Section 5.08. Compliance with Laws. The Borrower will comply, and shall cause each of its Subsidiaries to comply, with (a) the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws, ERISA and the United States Foreign Corrupt Practices Act of 1977), except to the extent the failure of the Borrower or such Subsidiary to comply could not reasonably be expected to have a Material Adverse Effect and (b) sanctions administered by OFAC and the USA PATRIOT Act.

Section 5.09. Environmental.

(a) Environmental Disclosure. The Borrower will deliver to the Administrative Agent:

(i) as soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of the Borrower or any of its Subsidiaries or by independent consultants, Governmental Authorities or any other Persons, with respect to significant environmental matters at the Borrower’s or any other Loan Party’s real property or with respect to any Environmental Claims, in each case, that might reasonably be expected to have a Material Adverse Effect;

(ii) promptly upon the occurrence thereof, written notice describing in reasonable detail (A) any Release required to be reported by the Borrower or any of its Subsidiaries to any Governmental Authority under any applicable Environmental Laws that could reasonably be expected to have a Material Adverse Effect, (B) any remedial action taken by the Borrower or any of its Subsidiaries or any other Persons of which the Borrower or any of its Subsidiaries has knowledge in response to (1) any Hazardous Materials Activities, the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect or (2) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect and (C) the Borrower’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that reasonably could be expected to have a Material Adverse Effect;

(iii) as soon as practicable following the sending or receipt thereof by the Borrower or any of its Subsidiaries, a copy of any and all non-privileged written communications with respect to (A) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect, (B) any Release required to be reported by the Borrower or any of its Subsidiaries to any Governmental Authority that reasonably could be expected to have a Material Adverse Effect, and (C) any request made to the Borrower or any of its Subsidiaries for information from any Governmental Authority that suggests such Governmental Authority is investigating whether the Borrower or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity which is reasonably expected to have a Material Adverse Effect;

(iv) prompt written notice describing in reasonable detail (A) any proposed acquisition of stock, assets, or property by the Borrower or any of its Subsidiaries that could reasonably be expected to expose the Borrower or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (B) any proposed action to be taken by the Borrower or any of its Subsidiaries to modify current operations in a manner that could subject the Borrower or any of its Subsidiaries to any additional obligations or requirements under any Environmental Law that are reasonably likely to have a Material Adverse Effect; and

(v) with reasonable promptness, such other documents and information as from time to time may be reasonably requested by the Administrative Agent in relation to any matters disclosed pursuant to this Section 5.09(a).

(b) Hazardous Materials Activities, Etc. Each Loan Party shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by such Loan Party or its Subsidiaries that could reasonably be expected to have a Material Adverse Effect and (ii) make an appropriate response to any Environmental Claim against such Loan Party or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder, in each case, where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.10. Designation of Subsidiaries. The board of directors (or equivalent governing body or any committee thereof) of the Borrower may at any time designate (or redesignate) any subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Subsidiary; provided that (i) immediately before and after such designation (including after the reclassification of the investments, indebtedness and Liens pursuant to the last sentence of this Section 5.10), no Default or Event of Default shall have occurred and be continuing, (ii) after giving effect to such designation, the Total Leverage Ratio shall be no greater than 6.50:1.00 calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable, prior to such designation, (iii) no subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of the Revolving Credit Agreement (or any equivalent provision under any documentation governing any Revolving Facility or Second Lien Facility) or any other Indebtedness in excess of the Threshold Amount and (iv) as of the date of the designation thereof no Unrestricted Subsidiary shall own any Capital Stock in the Borrower or its Subsidiaries or hold any Indebtedness of, or any Lien on any property of the Borrower or its Subsidiaries. The designation of any subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the portion of the fair market value of the net assets of such

Subsidiary attributable to the Borrower’s equity interest therein as reasonably estimated by the Borrower (and such designation shall only be permitted to the extent such Investment is permitted under Section 6.06). The designation of any Unrestricted Subsidiary as a Subsidiary shall constitute the incurrence or making at the time of designation of any Investments, Indebtedness or Liens of such Subsidiary existing at such time; provided that upon a re-designation of such Unrestricted Subsidiary as a Subsidiary, the Borrower shall be deemed to continue to have an Investment in a Subsidiary in an amount (if positive) equal to (a) the Borrower’s “Investment” in such Subsidiary at the time of such re-designation, less (b) the portion of the fair market value of the net assets of such Subsidiary attributable to the Borrower’s equity therein at the time of such re-designation.

Section 5.11. Use of Proceeds. The Borrower shall use proceeds of the Term Loans to finance a portion of the Transactions (including the payment of Transaction Costs). No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would entail a violation of Regulations T, U or X.

Section 5.12. Additional Collateral; Further Assurances.

(a) Subject to applicable law, the Borrower and each other Loan Party shall cause each Domestic Subsidiary (other than any Excluded Subsidiary) formed or acquired or that otherwise becomes a Domestic Subsidiary pursuant to Section 5.10 after the date of this Agreement to become a Loan Party on or prior to the later to occur of (i) the date that is 30 days following the date of such formation or acquisition (or such later date as may be acceptable to the Administrative Agent in its discretion) and (ii) the earlier of the date of the required delivery of the Compliance Certificate following the date of such formation or acquisition and the date that is 45 days after the end of the most recently ended Fiscal Quarter (or such later date as may be acceptable to the Administrative Agent in its discretion), by executing a Joinder Agreement in substantially the form attached as Exhibit D hereto (the “Joinder Agreement”) and a Security Agreement Joinder Agreement. Upon execution and delivery thereof, each such Person (i) shall automatically become a Subsidiary Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents, (ii) will take such actions as may be required in accordance with the terms hereof or of the applicable Collateral Documents to grant Liens to the Administrative Agent, for the benefit of itself and the Lenders and each other Secured Party, in each case to the extent required by the terms thereof, in any property (subject to the limitations set forth herein and in the other Loan Documents) of such Loan Party which constitutes Collateral, on such terms as may be required pursuant to the terms of the Collateral Documents and in such priority as may be required pursuant to the terms of the Intercreditor Agreement and (iii) with respect to any Material Real Estate Asset owned by each such Person, will comply with the requirements set forth in Section 5.12(d).

(b) The Borrower and each Subsidiary Guarantor will cause all Capital Stock directly owned by them to be subject at all times to a First Priority perfected Lien in favor of the Administrative Agent pursuant to the terms and conditions of the Collateral Documents; provided, that, in no event will the Borrower or any Subsidiary Guarantor be required to pledge or perfect more than 65.0% of the voting Capital Stock of any first-tier Foreign Subsidiary or Disregarded Domestic Subsidiary of such Loan Party.

(c) Without limiting the foregoing, subject to the Intercreditor Agreement, each Loan Party will promptly execute and deliver, or cause to be promptly executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents and such other actions or deliveries of the type required by Article 4, as applicable), which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents (to the extent required herein or therein), all at the expense of the Borrower in accordance with Section 9.03(a) .

(d) Subject to the limitations set forth or referred to in this Section 5.12, if any Material Real Estate Asset is acquired by any Loan Party after the Closing Date (other than any asset constituting Collateral under the Pledge and Security Agreement that becomes subject to the Lien in favor of the Administrative Agent upon acquisition thereof) or if a Real Estate Asset owned as of the Closing Date becomes a Material Real Estate Asset, the Borrower will notify the Administrative Agent, and, if requested by the Administrative Agent, within 90 days of such request (or such longer period as may be acceptable to the Administrative Agent) the Borrower will cause such assets to be subjected to a Lien securing the Secured Obligations and will take, and cause each Subsidiary that is a Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (c) of this Section and Section 5.14 as it relates to Material Real Estate Assets, all at the expense of the Borrower in accordance with Section 9.03(a). The Loan Parties shall within 90 days following a request by the Administrative Agent (or such longer period as the Administrative Agent may agree in its sole discretion) cause the Mortgages on each such Material Real Estate Asset acquired by any Loan Party after the Closing Date to be executed, delivered and recorded and in connection therewith deliver corresponding UCC fixture filings, flood hazard determination forms, evidence of flood insurance (to the extent each such Material Real Estate Asset is a Flood Hazard Property), fully paid title insurance policies (including any endorsements thereto), surveys, local counsel opinions and other documentation that the Administrative Agent shall reasonably require, each in a form reasonably satisfactory to the Administrative Agent.

(e) After any Domestic Subsidiary ceases to constitute an Excluded Subsidiary in accordance with the definition thereof, the Borrower shall cause such Domestic Subsidiary to take all actions required by this Section 5.12 (within the time periods specified herein) as if such Domestic Subsidiary were then formed or acquired.

Notwithstanding anything to the contrary in this Section 5.12 or any other Collateral Document, (a) the Administrative Agent shall not require the taking of a Lien on, or require the perfection of any Lien granted in, those assets as to which (i) the cost, burden, difficulty or consequence of obtaining or perfecting such Lien (including any mortgage, stamp, intangibles or other tax or expenses relating to such Lien) outweighs the benefit to the Lenders of the security afforded thereby as reasonably determined by the Borrower and the Administrative Agent or (ii) the granting of a Lien on such asset would violate any enforceable anti-assignment provisions of contracts or applicable law or, in the case of assets consisting of licenses, agreements or similar contracts, to the extent the granting of such Lien therein would violate the terms of such license, agreement or similar contract relating to such asset (in each case, after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law) or would trigger the termination of any contract pursuant to any “change of control” or similar provision, (b) no Lien on Real Estate Assets shall be required except in respect of Material Real Estate Assets (provided that if a mortgage tax will be owed on the entire amount of the Secured Obligations evidenced hereby, then, to the extent permitted by, and in accordance with, applicable law, the amount of such mortgage tax shall be calculated based on the lesser of (x) the amount of the Secured Obligations allocated to the applicable Mortgaged Property and (y) the estimated fair market value of the Mortgaged Property at the time the Mortgage is entered into and determined in a manner reasonably acceptable to Administrative Agent and the Borrower, which in the case of clause (y) will result in a limitation of the Secured Obligations secured by the Mortgage to such amount), (c) no actions shall be required to be taken in order to create, grant or perfect any security interest in any assets located outside of the U.S. and no foreign law security or pledge agreements, foreign law mortgages or deeds or foreign intellectual property filings or searches shall be required, (d) Liens required to be granted or perfected pursuant to this Section 5.12 shall be subject to the Intercreditor Agreement and to exceptions and limitations consistent with those set forth in the Collateral Documents, (e) except as provided in the Collateral Documents, the Loan Parties shall not be required to seek or obtain any landlord lien waiver, estoppel, warehousemen waiver or other collateral access or similar letter or agreement, (f) no Loan Party shall be required to (i) grant or take any other action with respect to a security interest in any Excluded Assets (as defined in the Pledge and Security Agreement) or (ii) take any action with respect to perfection of any security interest in (A) assets requiring perfection through control agreements or other control arrangements (other than control of promissory notes, pledged Capital Stock, deposit accounts and securities accounts as provided in this Agreement and the Pledge and Security Agreement and filing of UCC-1 financing statements) or (B) any equity interest in any Immaterial Subsidiary (unless perfection of a security interest in such equity interests may be achieved by filing of financing statements under the UCC) and (g) so long as the Holdco Notes or any Holdco Refinancing Indebtedness remains outstanding, Holdings shall not be required grant or take any other action with respect to a security interest in any assets of Holdings (including the Capital Stock of the Borrower); provided that within 90 days after the Holdco Notes or Holdco Refinancing Indebtedness, as the case may be, ceasing to remain outstanding, Holdings shall take such actions with respect to its assets.

Section 5.13. Maintenance of Ratings. The Borrower shall use commercially reasonable efforts to maintain public corporate credit and public corporate family ratings with respect to the Borrower and a public rating of the Credit Facility from each of S&P and Moody’s; provided that in no event shall the Borrower be required to maintain any specific rating with any such agency.

Section 5.14. Post Closing Items. The Borrower will, and will cause each of its Subsidiaries to, take each of the actions set forth on Schedule 5.14 within the time period prescribed therefor on such schedule (as such time period may be extended by the Administrative Agent in its sole discretion), along with such actions as the Administrative Agent shall reasonably deem necessary or appropriate in order to minimize any material impact on the value of the Collateral securing the Obligations.

Section 5.15. Term Proceeds Account. If any Default or Event of Default shall have occurred and be continuing, each relevant Loan Party shall (a) deposit the Net Proceeds from any Prepayment Asset Sale or Net Insurance/Condemnation Proceeds of Term Loan Priority Collateral required to be applied to mandatory prepayments pursuant to Section 2.10(b)(ii) or otherwise required to be so deposited pursuant to Section 6.07 or Section 6.08 into a Term Proceeds Account (unless and until such amounts have actually been applied to repay Term Loans and/or reinvested pursuant to, and in accordance with the requirements of, Section 2.10(b)(ii), or otherwise applied for a purpose not prohibited by this Agreement, as applicable) and (b) deliver prior (or substantially concurrent) written notice to the Revolving Facility Agent (with a copy to the Administrative Agent) of (i) any event described in preceding clause (a) giving rise to a receipt of such amounts and (ii) the deposit of such amounts in a Term Proceeds Account which constitutes a “Term Proceeds Account” for purposes of the Intercreditor Agreement and stating that such amounts are Term Loan Priority Collateral subject to turnover to the Administrative Agent.

ARTICLE 6 NEGATIVE COVENANTS

Until the Termination Date has occurred, each of Holdings (solely with respect to Section 6.14) and the other Loan Parties covenant and agree with the Lenders that:

Section 6.01. Indebtedness. The Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or otherwise become or remain liable with respect to any Indebtedness, except:

(a) the Secured Obligations (including, without limitation, any Additional Term Loans and any Additional Revolving Commitments and any Additional Revolving Loans);

(b) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary; provided that in the case of any Indebtedness of a Subsidiary that is not a Loan Party owing to a Loan Party, such Indebtedness shall (x) be permitted as an Investment by Section 6.06 or (y) be of the type described in clause (ii) of the parenthetical under clause (c) of the definition of “Investment”; provided, further, that all such Indebtedness of any Loan Party to any Subsidiary that is not a Loan Party must be expressly subordinated to the Obligations of such Loan Party on terms reasonably acceptable to the Administrative Agent;

(c) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations (including contingent earn-out obligations) incurred in connection with any Disposition permitted hereunder, any acquisitions permitted hereunder or other purchases of assets or Capital Stock, and Indebtedness arising from guaranties, letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments securing the performance of the Borrower or any such Subsidiary pursuant to such agreements;

(d) Indebtedness which may be deemed to exist pursuant to any performance and completion guaranties or customs, stay, performance, bid, surety, statutory, appeal, performance and return of money bonds, tenders, statutory obligations, leases, governmental contracts, trade contracts or other similar obligations incurred in the ordinary course of business or in respect of any letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments to support any of the foregoing items;

(e) Indebtedness in respect of commercial credit cards, stored value cards, purchasing cards and treasury management services, including Banking Services Obligations, and other netting services, overdraft protections, automated clearing-house arrangements, employee credit card programs, controlled disbursement, ACH transactions, return items, interstate depository network service, Society for Worldwide Interbank Financial Telecommunication transfers, cash pooling and operational foreign exchange management, and, in each case, similar arrangements and otherwise in connection with cash management, including cash management arrangements among Holdings and its subsidiaries, and Deposit Accounts;

(f) (x) Indebtedness in respect of Guarantees of the obligations of suppliers, customers and licensees in the ordinary course of business, (y) Indebtedness incurred in the ordinary course of business in respect of obligations of the Borrower or any Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services and (z) Indebtedness in respect of any letter of credit, bankers’ acceptance, bank guaranty or similar instrument supporting trade payables, warehouse receipts or similar facilities entered into in the ordinary course of business;

(g) Guarantees of Indebtedness or other obligations of the Borrower or any Subsidiary with respect to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.01 or obligations not prohibited by this Agreement; provided that in the case of any Guarantees by a Loan Party of the obligations of a non-Loan Party the related Investment is permitted under Section 6.06;

(h) Indebtedness existing, or pursuant to commitments existing, on the Closing Date and described on Schedule 6.01(h) and intercompany Indebtedness outstanding on the Closing Date;

(i) Indebtedness of Subsidiaries that are not Loan Parties; provided that the aggregate principal amount at any time outstanding of such Indebtedness shall not exceed the greater of (i) $30,000,000 and (ii) 3.0% of Consolidated Total Assets of the Borrower as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable;

(j) Indebtedness consisting of obligations owing under any customer or supplier incentive, supply, license or similar agreements entered into in the ordinary course of business;

(k) Indebtedness consisting of (i) the financing of insurance premiums and/or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(l) Indebtedness with respect to Capital Leases and purchase money Indebtedness incurred prior to or within 270 days of the acquisition or lease or completion of construction, repair or replacement of, or improvement to or installation of assets in an aggregate principal amount at any time outstanding not to exceed the greater of (i) $30,000,000 and (ii) 3.0% of Consolidated Total Assets of the Borrower, as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable;

(m) Indebtedness of a Person that becomes a Subsidiary or Indebtedness assumed in connection with an acquisition permitted hereunder after the Closing Date; provided that (i) such Indebtedness (A) existed at the time such Person became a Subsidiary or the assets subject to such Indebtedness were acquired and (B) was not created or incurred in connection or contemplation thereof, (ii) at the time of the execution of the definitive agreement governing such acquisition, no Event of Default exists or would result therefrom, and (iii) the Total Leverage Ratio would not exceed 6.50:1.00 calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable, prior to the date of the execution of the definitive agreement governing such acquisition;

(n) Indebtedness consisting of promissory notes issued to any stockholders of any Parent Company or any current or former directors, officers, employees, members of management, managers or consultants of any Parent Company, the Borrower or any subsidiary (or their respective Immediate Family Members) to finance the purchase or redemption of Capital Stock of any Parent Company permitted by Section 6.04(a);

(o) the Borrower and its Subsidiaries may become and remain liable for any Indebtedness refinancing, refunding or replacing any Indebtedness permitted under clauses (a), (h) (in the case of intercompany debt, to the extent re-financed with other intercompany indebtedness), (i), (l), (m), (p), (s), (t), (u), (w) and (x) of this Section 6.01 (in any case, including any refinancing Indebtedness incurred in respect thereof, “Refinancing Indebtedness”) and any subsequent Refinancing Indebtedness in respect thereof; provided that (i) the principal amount of such Indebtedness does not exceed the principal amount of the Indebtedness being refinanced, refunded or replaced, except (A) by an amount equal to unpaid accrued interest and premiums (including tender premiums) thereon plus underwriting discounts, other reasonable and customary fees, commissions and expenses (including upfront fees, original issue discount or initial yield payments) incurred in connection with such refinancing or replacement, (B) by an amount equal to any existing commitments unutilized thereunder and (C) by additional amounts permitted to be incurred pursuant to other clauses of this Section 6.01 (so long as such additional Indebtedness meets the other applicable requirements of this definition and, if secured, Section 6.02 and it being understood that any portion of such Refinancing Indebtedness incurred in reliance on clause (C) shall be deemed utilization of such amounts under such applicable other clauses of this Section 6.01 and, if secured, may not be secured in reliance on Section 6.02(k)), (ii) other than in the case of

Refinancing Indebtedness with respect to Indebtedness incurred pursuant to clause (h), (l), (m) or (w) of this Section 6.01, such Indebtedness has a final maturity on or later than (and, in the case of revolving Indebtedness, shall not require mandatory commitment reductions, if any, prior to) (x) the final maturity of the Indebtedness being refinanced, refunded or replaced and, other than with respect to revolving Indebtedness, a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced, refunded or replaced or (y) the date that is 91 days after the Latest Maturity Date, (iii) the terms of such Refinancing Indebtedness with an original principal amount in excess of the Threshold Amount (excluding pricing, fees, premiums, rate floors, optional prepayment or redemption terms (and, if applicable, subordination terms) and, with respect to Refinancing Indebtedness with respect to Indebtedness incurred pursuant to clause (a) of this Section 6.01, security), are not, taken as a whole (as reasonably determined by the Borrower), more favorable to the lenders providing such Indebtedness than those applicable to the Indebtedness being refinanced, refunded or replaced (other than any covenants or any other provisions applicable only to periods after the Latest Maturity Date as of such date or which are on then current market terms for the applicable type of Indebtedness), (iv) except in the case of Refinancing Indebtedness with respect to Indebtedness incurred pursuant to clause (a) of this Section 6.01, such Indebtedness is secured only by Permitted Liens at the time of such refinancing, refunding or replacement and, in the case of Refinancing Indebtedness with respect to Indebtedness incurred pursuant to clause (t), (u) or (x) of this Section 6.01, such Indebtedness is not secured by any assets other than the Collateral (or, in the case of clauses (t) and (u) only, to the extent permitted by clause (ii) of Section 6.02, other assets referred to in such clause (ii)) (it being understood that such Indebtedness may go from being secured to being unsecured), (v) except in the case of Refinancing Indebtedness with respect to Indebtedness incurred pursuant to clause (a) of this Section 6.01, such Indebtedness is incurred by the obligor or obligors in respect of the Indebtedness being refinanced, refunded or replaced, except to the extent otherwise permitted pursuant to this Section 6.01, Section 6.02 and Section 6.06), (vi) except in the case of Refinancing Indebtedness with respect to clause (a), if the Indebtedness being refinanced, refunded or replaced was originally contractually subordinated to the Obligations in right of payment (or the Liens securing such Indebtedness were originally contractually subordinated to the Collateral), such Indebtedness is contractually subordinated to the Obligations in right of payment (or the Liens securing such Indebtedness shall be subordinated to the Collateral) on terms not materially less favorable, taken as a whole, to the Lenders than those applicable to the Indebtedness (or Liens, as applicable) being refinanced, refunded or replaced, taken as a whole, (vii) except in the case of Refinancing Indebtedness with respect to clause (a) as of the date of incurring such Indebtedness and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing and (viii) in the case of Refinancing Indebtedness with respect to Indebtedness incurred pursuant to clause (a) of this Section 6.01, (A) such Indebtedness shall be pari passu or junior in right of payment and be pari passu or junior with respect to security with the remaining Obligations hereunder, or shall be unsecured; provided that any such Indebtedness that is pari passu or junior with respect to the Collateral shall be subject to the Intercreditor Agreement or an intercreditor agreement on terms reasonably satisfactory to the Administrative Agent and the Borrower, (B) if such Indebtedness being refinanced, refunded or replaced is secured, it shall not be secured by any assets other than the Collateral, (C) if such Indebtedness being refinanced, refunded or replaced is Guaranteed, it shall not be Guaranteed by any Person other than a Loan Party and (D) such Indebtedness is incurred under (and pursuant to) documentation other than this Agreement;

(p) Indebtedness incurred to finance acquisitions permitted hereunder after the Closing Date; provided that (i) at the time of the execution of the definitive agreement governing such acquisition (pro forma for the consummation of such acquisition), no Event of Default exists, (ii) except with respect to any Indebtedness (x) owed to the seller of any property or assets acquired in a Permitted Acquisition or other Investment permitted by Section 6.07 in an aggregate principal amount at any time outstanding for all such Indebtedness not to exceed $75,000,000, or (y) in an aggregate principal amount that does not exceed the Threshold Amount for such acquisition, such Indebtedness shall not mature or require any payment of principal (other than payments as part of an “applicable high yield discount obligation” (AHYDO) catch-up payments, customary offers to repurchase in connection with any change of control, Disposition or casualty event and customary acceleration rights after an event of default), in each case, prior to the date that is 91 days after the Latest Maturity Date as of such date, (iii) any such Indebtedness owing pursuant to clause (ii)(x) above may only be secured pursuant to Section 6.02(u) and (iv) the Total Leverage Ratio would not exceed 6.50:1.00 calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable, prior to the date of the execution of the definitive agreement governing such acquisition (or would result therefrom) provided that the aggregate principal amount at any time outstanding of such Indebtedness of any Subsidiaries that are non-Loan Parties incurred under this clause (p) shall not exceed the greater of $30,000,000 and 3.0% of Consolidated Total Assets of the Borrower as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Sections 5.01(a) or (b), as applicable;

(q) Indebtedness in an aggregate principal amount or face amount at any time outstanding not to exceed $15,000,000 in respect of letters of credit, bank guaranties, surety bonds, performance bonds and similar instruments issued for general corporate purposes and denominated in Dollars or currencies other than Dollars;

(r) Indebtedness of the Borrower or any Subsidiary under any Derivative Transaction not entered into for speculative purposes;

(s) Indebtedness in an aggregate principal amount at any time outstanding not to exceed the greater of (i) $150,000,000 and (ii) 15.0% of Consolidated Total Assets of the Borrower, as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable;

(t) senior, senior subordinated or subordinated Indebtedness so long as (x) in the event the proceeds of such Indebtedness are used to finance a repayment, repurchase, redemption, defeasance or other acquisition or retirement by Holdings of all or a portion of the Holdco Notes, the Interest Coverage Ratio would not be less than 2.00:1.00 calculated on a Pro Forma Basis for the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable, prior to the date of the incurrence thereof or (y) in the event the proceeds of such Indebtedness are used for a purpose other than that described in the foregoing clause (x), the Total Leverage Ratio would not exceed 6.50:1.00 calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable, prior to the date of the incurrence thereof; provided that in any case no such Indebtedness shall mature or require any scheduled amortization or scheduled payments of principal or shall be subject to any mandatory redemption, repurchase, repayment or sinking fund obligation (other than payments as part of AHYDO catch-up payments, customary offers to repurchase in connection with any change of control, Disposition or casualty event and customary acceleration rights after an event of default), in each case, prior to the date that is 91 days after the Latest Maturity Date as of the date of the incurrence thereof; provided, further, that the aggregate principal amount at any time outstanding of any such Indebtedness of Subsidiaries that are non-Loan Parties incurred under this clause (t), together with the aggregate principal amount outstanding of any Indebtedness of Subsidiaries that are non-Loan Parties under Section 6.01(u), shall not exceed the greater of $30,000,000 and 3.0% of Consolidated Total Assets of the Borrower as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable;

(u) additional Indebtedness so long as (x) in the event the proceeds of such Indebtedness are used to finance a repayment, repurchase, redemption, defeasance or other acquisition or retirement by Holdings of all or a portion of the Holdco Notes or any Holdco Refinancing Indebtedness, the Interest Coverage Ratio would not be less than 2.00:1.00 calculated on a Pro Forma Basis for the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable, prior to the date of the incurrence thereof or (y) in the event the proceeds of such Indebtedness are used for a purpose other than that described in the foregoing clause (x), the Total Leverage Ratio would not exceed 6.50:1.00 calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable, prior to the date of the incurrence thereof; provided that in any case (i) except with respect to Indebtedness in an aggregate principal amount that does not exceed the Threshold Amount, such Indebtedness shall not mature or require any scheduled amortization or scheduled payments of principal and shall not be subject to mandatory redemption, repurchase, repayment or sinking fund obligations (other than AHYDO payments, customary offers to repurchase on a change of control, Disposition or casualty event and customary acceleration rights after an event of default), in each case prior to the date which is 91 days after the Latest Maturity Date as of such date and (ii) the aggregate principal amount at any time outstanding of such Indebtedness of Subsidiaries that are non-Loan Parties incurred under this clause (u) shall not exceed, together with the aggregate principal amount of any Indebtedness of Subsidiaries that are not Loan Parties under Section 6.01(t), the greater of (i) $30,000,000 and 3.0% of Consolidated Total Assets of the Borrower as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable;

(v) (i) the “Secured Obligations” (as defined in the Revolving Credit Agreement) (or any equivalent term in any documentation governing any other Revolving Facility) of Holdings, the Borrower or any Subsidiary in an aggregate principal amount that does not exceed the Revolving Facility Debt Cap (as defined in the Intercreditor Agreement) and (ii) any “Banking Services Obligations” and “Secured Obligations” in respect of Swap Agreements (each as defined in the Revolving Credit Agreement) (or any equivalent terms in any documentation governing any other Revolving Facility);

(w) Indebtedness incurred in connection with Sale and Lease-Back Transactions permitted pursuant to Section 6.08;

(x) secured or unsecured notes and/or loans (and/or commitments in respect thereof) issued or incurred by the Borrower (or a co-issuer in addition thereto) in lieu of Incremental Facilities (such notes or loans, “Incremental Equivalent Debt”); provided that (i) the aggregate outstanding principal amount (or committed amount, if applicable) of all Incremental Equivalent Debt, together with the aggregate outstanding principal amount (or committed amount, if applicable) of all Incremental Loans and Incremental Commitments provided pursuant to Section 2.21 of this Agreement shall not exceed the Incremental Cap, (ii) any Incremental Equivalent Debt shall be subject to clauses (v) and (vii) of the proviso to Section 2.21(a), (iii) any such notes and/or loans that are secured shall be secured only by the Collateral and on a pari passu or junior basis with the Secured Obligations, (iv) any such Indebtedness that ranks pari passu in right of security or is subordinated in right of payment or security shall be subject to the Intercreditor Agreement or other intercreditor arrangements reasonably satisfactory to the Administrative Agent and (v) such Incremental Equivalent Debt shall not be guaranteed by any Person that is not a Loan Party; provided, further, that any Incremental Equivalent Debt that is pari passu with the Credit Facility in right of payment and security shall be in the form of notes and not loans;

(y) Indebtedness (including obligations in respect of letters of credit, bank guarantees, surety bonds, performance bonds or similar instruments with respect to such Indebtedness) incurred in respect of workers compensation claims, unemployment insurance (including premiums related thereto), other types of social security, pension obligations, vacation pay, health, disability or other employee benefits;

(z) Indebtedness representing (i) deferred compensation to current or former directors, officers, employees, members of management, managers and consultants of any Parent Company, the Borrower or any Subsidiary in the ordinary course of business and (ii) deferred compensation or other similar arrangements in connection with the Transactions, any Permitted Acquisition or any other Investment permitted hereby;

(aa) Indebtedness in respect of any letter of credit or bank guarantee issued in favor of any issuing bank or swingline lender to support any defaulting lender’s participation in letters of credit issued, or swingline loans made under (and in each case as defined in) the Revolving Credit Agreement (or any equivalent term under any documentation governing any Revolving Facility);

(bb) Indebtedness otherwise permitted under this Section 6.01 of any Subsidiary supported by a letter of credit under (and as defined in) the Revolving Credit Agreement (or any equivalent term under any documentation governing any Revolving Facility);

(cc) unfunded pension fund and other employee benefit plan obligations and liabilities incurred in the ordinary course of business to the extent that the unfunded amounts would not otherwise cause an Event of Default under Section 7.01(i);

(dd) Indebtedness in an aggregate amount outstanding not to exceed $15,000,000 as an account party in respect of trade letters of credit issued in the ordinary course of business;

(ee) customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business; and

(ff) without duplication of any other Indebtedness, all premiums (if any), interest (including post petition interest and payment in kind interest), accretion or amortization of original issue discount, fees, expenses and charges with respect to Indebtedness permitted hereunder.

Section 6.02. Liens. The Borrower shall not, nor shall it permit any of its Subsidiaries to, create, incur, assume or permit or suffer to exist any Lien on or with respect to any property of any kind owned by it, whether now owned or hereafter acquired, or any income or profits therefrom, except:

(a) Liens created pursuant to the Loan Documents securing the Secured Obligations;

(b) Liens for Taxes, assessments or other governmental charges or levies which are (i) not then more than 30 days overdue or, if more than 30 days overdue, obligations with respect to such Taxes that are not at such time required to be paid pursuant to Section 5.03 or (ii) being contested in good faith in accordance with Section 5.03;

(c) statutory Liens (and rights of set-off) of landlords, banks, carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law,

in each case incurred in the ordinary course of business (i) for amounts not yet overdue by more than 30 days, (ii) for amounts that are overdue by more than 30 days and that are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts or (iii) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;

(d) Liens incurred (i) in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security laws and regulations, (ii) in the ordinary course of business to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), (iii) pursuant to pledges and deposits of Cash or Cash Equivalents in the ordinary course of business securing (x) any liability for reimbursement or indemnification obligations of insurance carriers providing property, casualty, liability or other insurance to Holdings, the Borrower and its subsidiaries or (y) leases or licenses of property otherwise permitted by this Agreement or (iv) to secure obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments posted with respect to the items described in clauses (i) through (iii) above;

(e) Liens consisting of easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not, in the aggregate, materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries, taken as a whole, or the use of the affected property for its intended purpose;

(f) Liens consisting of any (i) interest or title of a lessor or sub-lessor under any lease of real estate permitted hereunder, (ii) landlord lien permitted by the terms of any lease, (iii) restriction or encumbrance to which the interest or title of such lessor or sub-lessor may be subject or (iv) subordination of the interest of the lessee or sub-lessee under such lease to any restriction or encumbrance referred to in the preceding clause (iii);

(g) Liens solely on any Cash earnest money deposits made by the Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement with respect to any Investment permitted hereunder;

(h) purported Liens evidenced by the filing of UCC financing statements relating solely to operating leases or consignment or bailee arrangements entered into in the ordinary course of business;

(i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j) Liens in connection with any zoning, building or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any or dimensions of real property or the structure thereon, including Liens in connection with any condemnation or eminent domain proceeding or compulsory purchase order;

(k) Liens on assets securing Indebtedness permitted pursuant to Section 6.01(o) (solely with respect to the permitted refinancing of secured Indebtedness permitted pursuant to Sections 6.01(a), (i), (l), (m), (p), (s), (t), (u) and (x)); provided that (i) no such Lien extends to any asset not covered by the Lien securing the Indebtedness that is refinanced (other than the proceeds and products thereof, accessions thereto and improvements thereon) or as otherwise permitted under this Section 6.02 with respect to such Lien and (ii) if the Indebtedness being refinanced was subject to intercreditor arrangements, then any refinancing Indebtedness in respect thereof shall be subject to intercreditor arrangements not materially less favorable (as reasonably determined by the Borrower), taken as a whole, than the intercreditor arrangements governing the Indebtedness that is refinanced or shall be otherwise reasonably acceptable to the Administrative Agent;

(l) Liens described on Schedule 6.02 and any modifications, replacements, refinancings, renewals or extensions thereof; provided that (i) no such Lien extends to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 6.01 and (B) proceeds and products thereof, accessions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 6.01(l) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its Affiliates) and (ii) such modification, replacement, refinancing, renewal or extension of the obligations secured or benefited by such Liens, if constituting Indebtedness, is permitted by Section 6.01;

(m) Liens arising out of Sale and Lease-Back Transactions permitted under Section 6.08;

(n) Liens securing Indebtedness permitted pursuant to Section 6.01(l); provided that any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness and proceeds and products thereof, accessions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 6.01(l) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its Affiliates);

(o) (i) Liens securing Indebtedness permitted pursuant to Section 6.01(m) on assets acquired or on the Capital Stock and assets of the relevant newly acquired Subsidiary; provided that no such Lien (x) extends to or covers any other assets (other than the proceeds or products thereof, accessions or additions thereto and improvements thereon) and (y) was not created in contemplation of the applicable acquisition of assets or Capital Stock, and (ii) Liens securing Indebtedness incurred pursuant to Section 6.01(p); provided that, with respect to the foregoing clause (ii), (A)(1) for any Indebtedness secured on a first-lien basis, the First Lien Leverage Ratio calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable, would not exceed 3.75:1.00 prior to the date of execution of the definitive agreements governing the acquisition pursuant to which such Indebtedness to be secured thereby is to assumed or incurred, as applicable, and (2) for any Indebtedness secured on a second-lien or junior-lien basis, the Total Leverage Ratio calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable, would not exceed 6.50:1.00 prior to the date of execution of the definitive agreements governing the acquisition pursuant to which such Indebtedness to be secured thereby is to assumed or incurred, as applicable, and (B) in the case of any Liens on the Collateral, such Indebtedness shall be either secured on a pari passu or junior lien basis with respect to the Secured Obligations pursuant to the Intercreditor Agreement or other intercreditor agreement reasonably satisfactory to the Administrative Agent;

(p) Liens (i) that are contractual rights of setoff or netting relating to (A) the establishment of depositary relations with banks not granted in connection with the issuance of Indebtedness, (B) pooled deposit or sweep accounts of the Borrower or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the

Borrower or any Subsidiary, (C) purchase orders and other agreements entered into with customers of the Borrower or any Subsidiary in the ordinary course of business and (D) commodity trading or other brokerage accounts incurred in the ordinary course of business, (ii) encumbering reasonable customary initial deposits and margin deposits and (iii) that are bankers Liens and rights and remedies as to Deposit Accounts;

(q) Liens on assets and Capital Stock of Subsidiaries that are non-Loan Parties (including Capital Stock owned by such Persons) securing Indebtedness of non-Loan Parties permitted pursuant to Section 6.01;

(r) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Borrower and its Subsidiaries;

(s) Liens disclosed in the title insurance policies delivered pursuant to Sections 5.12 and 5.14 with respect to any Mortgaged Property and any replacement, extension or renewal of any such Lien; provided that no such replacement, extension or renewal Lien shall cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal (and additions thereto, improvements thereon and the proceeds thereof);

(t) Liens securing Indebtedness incurred pursuant to Sections 6.01(v) or (x) and subject to the Intercreditor Agreement or other intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent;

(u) other Liens on assets securing Indebtedness or other obligations in an aggregate principal amount at any time outstanding not to exceed the greater of (i) $50,000,000 and (ii) 5.0% of Consolidated Total Assets of the Borrower, as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable, prior to the date of the applicable incurrence;

(v) Liens on assets securing judgments, awards, attachments or decrees not constituting an Event of Default under Section 7.01(h);

(w) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Borrower and its Subsidiaries (other than an Immaterial Subsidiary) or (ii) secure any Indebtedness;

(x) Liens on Securities that are the subject of repurchase agreements constituting Investments permitted under Section 6.06 arising out of such repurchase transaction;

(y) Liens securing obligations in respect letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments permitted under Sections 6.01(c), (d), (f), (q), (y), (aa) and (bb);

(z) Liens arising (i) out of conditional sale, title retention, consignment or similar arrangements for the sale of any assets or property in the ordinary course of business and permitted by this Agreement or (ii) by operation of law under Article 2 of the UCC;

(aa) Liens (i) in favor of the Borrower or the Loan Guarantors and (ii) granted by any non-Loan Party in favor of any other non-Loan Party, in the case of each of clauses (i) and (ii), securing intercompany Indebtedness permitted under Section 6.01;

(bb) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(cc) Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(dd) Liens securing (i) obligations under Hedge Agreements in connection with any Derivative Transactions of the type described in Section 6.01(r) and (ii) obligations of the type described in Section 6.01(e);

(ee) (i) Liens on Capital Stock of joint ventures or Unrestricted Subsidiaries securing capital contributions to or obligations of such Persons and (ii) customary rights of first refusal and tag, drag and similar rights in joint venture agreements and agreements with respect to non-Wholly-Owned Subsidiaries;

(ff) [reserved];

(gg) Liens on Cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(hh) Liens consisting of any condemnation or eminent domain proceeding or compulsory purchase order affecting real property;

(ii) Liens securing Indebtedness incurred in reliance on Sections 6.01(t) and (u) so long as (A) if such Liens are for any Indebtedness secured on a “first-lien” basis, the First Lien Leverage Ratio would not exceed 3.75:1.00 calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable, prior to the date of the applicable incurrence, or (B) if such Liens are for any Indebtedness secured on a “second-lien” or other junior-lien basis, (1) in the event the proceeds of such Indebtedness are used to finance a repayment, repurchase, redemption, defeasance or other acquisition or retirement by Holdings of all or a portion of the Holdco Notes or Holdco Refinancing Indebtedness, the Interest Coverage Ratio would not be less than 2.00:1.00 calculated on a Pro Forma Basis for the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable, prior to the date of the incurrence thereof, and (2) in the event the proceeds of such Indebtedness are used for a purpose other than that described in the foregoing clause (1), the Total Leverage Ratio would not exceed 6.50:1.00 calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable, prior to the date of the applicable incurrence; provided that (x) to the extent applicable, any such Indebtedness that is pari passu or junior in right of security with respect to the Collateral shall be subject to the Intercreditor Agreement or other intercreditor agreement reasonably satisfactory to the Administrative Agent and the Borrower and (y) any such Indebtedness that is pari passu with the Credit Facility in right of payment and security shall be in the form of notes and not loans; and

(jj) Liens securing “Banking Services Obligations” and “Secured Obligations” in respect of Swap Agreements (each as defined in the Revolving Credit Agreement) (or any comparable terms in any documentation governing any other Revolving Facility).

Section 6.03. No Further Negative Pledges. The Borrower shall not nor shall it permit any of its Subsidiaries to enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties, whether now owned or hereafter acquired, for the benefit of the Secured Parties with respect to the Obligations, except with respect to:

(a) specific property to be sold pursuant to any Disposition permitted by Section 6.07;

(b) restrictions contained in any agreement with respect to Indebtedness permitted by Section 6.01 that is secured by a Permitted Lien, but only if such restrictions apply only to the Person or Persons obligated under such Indebtedness and its or their Subsidiaries or the property or assets securing such Indebtedness;

(c) restrictions that are no more restrictive than those in this Agreement or are otherwise consistent with market terms for similar Indebtedness (as determined by the board of the Borrower) contained in the documentation governing Indebtedness permitted by clauses (l), (p), (s), (t), (u), (v) and (x) of Section 6.01 (and clause (o) of Section 6.01 to the extent relating to any refinancing, refunding or replacement of Indebtedness incurred in reliance on clauses (a), (l), (p), (s), (t), (u), (v) and (x) of Section 6.01);

(d) restrictions by reason of customary provisions restricting assignments, subletting or other transfers (including the granting of any Lien) contained in leases, subleases, licenses, sublicenses and other agreements entered into in the ordinary course of business (provided that such restrictions are limited to the relevant leases, subleases, licenses, sublicenses or other agreements and/or the property or assets secured by such Liens or the property or assets subject to such leases, subleases, licenses, sublicenses or other agreements, as the case may be);

(e) Permitted Liens and restrictions in the agreements relating thereto that limit the right of the Borrower or any of its Subsidiaries to Dispose of, or encumber the assets subject to such Liens;

(f) provisions limiting the Disposition or distribution of assets or property in joint venture agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, which limitation is applicable only to the assets that are the subject of such agreements (or the Persons the Capital Stock of which is the subject of such agreement);

(g) any encumbrance or restriction assumed in connection with an acquisition of property or the Capital Stock of any Person, so long as such encumbrance or restriction relates solely to the property so acquired (or to the Person or Persons (and its or their subsidiaries) bound thereby) and was not created in connection with or in contemplation of such acquisition;

(h) restrictions imposed by customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements that restrict the transfer of the assets of, or ownership interests in, such partnership, limited liability company, joint venture or similar Person;

(i) restrictions on Cash or other deposits imposed by Persons under contracts entered into in the ordinary course of business or for whose benefit such Cash or other deposits exist;

(j) restrictions set forth in documents which exist on the Closing Date;

(k) restrictions contained in documents governing Indebtedness and Liens on Capital Stock permitted hereunder of any Subsidiary that is not a Loan Party;

(l) restrictions that are no more restrictive than those in this Agreement or are otherwise consistent with market terms for similar Indebtedness (as determined by the board of the Borrower) set forth in any Loan Document, any Hedge Agreement and/or any agreement relating to any Banking Services Obligation or obligations of the type referred to in Section 6.01(e); and

(m) other restrictions or encumbrances imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (l) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower, no more restrictive with respect to such encumbrances and other restrictions, taken as a whole, than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing or are otherwise consistent with market terms for similar Indebtedness (as determined by the board of the Borrower).

Section 6.04. Restricted Payments; Certain Payments of Indebtedness.

(a) The Borrower shall not pay or make, directly or indirectly, any Restricted Payment, except that:

(i) the Borrower may make Restricted Payments to the extent necessary to permit any Parent Company:

(A) to pay general administrative costs and expenses (including corporate overhead, legal or similar expenses and customary wages, salary, bonus and other benefits payable to directors, officers, employees, members of management, consultants and/or independent contractors of any Parent Company), franchise fees, franchise Taxes and similar fees, Taxes and expenses required to maintain the organizational existence of such Parent Company, in each case, which are reasonable and customary and incurred in the ordinary course of business, plus any reasonable and customary indemnification claims made by current or former directors, officers, members of management, employees or consultants of any Parent Company, in each case, to the extent attributable to the ownership or operations of any Parent Company (but excluding, for the avoidance of doubt, the portion of any amount, if any, that is attributable to the ownership or operation of any subsidiary of any Parent Company other than Holdings and/or its subsidiaries); provided that Restricted Payments under this clause (a)(i)(A) that are attributable to any Unrestricted Subsidiary shall be permitted only to the extent that either (x) such Unrestricted Subsidiary has made one or more Cash distributions, advances or loans to Holdings or any of its Subsidiaries for such purpose in an amount up to the amount of such Unrestricted Subsidiary’s proportionate share of such costs, expenses, franchise fees and Taxes and similar fees, Taxes and expenses or (y) the amount of such Restricted Payments made by the Borrower on behalf of such Unrestricted Subsidiary is treated as an Investment subject to Section 6.06 hereof;

(B) to the extent applicable, to make Tax Distributions provided that Restricted Payments under this clause (a)(i)(B) that are attributable to any Unrestricted Subsidiary shall be permitted only to the extent that either (x) such Unrestricted Subsidiary has made one or more Cash distributions, advances or loans to Holdings or any of its Subsidiaries for such purpose in an amount up to the amount of such Unrestricted Subsidiary’s proportionate share of such Tax Distributions or (y) the amount of such Restricted Payments made by the Borrower on behalf of such Unrestricted Subsidiary is treated as an Investment subject to Section 6.06 hereof;

(C) to pay audit and other accounting and reporting expenses at such Parent Company to the extent relating to the ownership or operations of any Parent Company (but excluding, for the avoidance of doubt, the portion of any such expenses, if any, attributable to the ownership or operations of any subsidiary of any Parent Company other than Holdings and/or its subsidiaries), Holdings, the Borrower and/or its subsidiaries; provided that Restricted Payments under this clause (a)(i)(C) that are attributable to any Unrestricted Subsidiary shall be permitted only to the extent that either (x) such Unrestricted Subsidiary has made one or more Cash distributions, advances or loans to Holdings or any of its Subsidiaries for such purpose in an amount up to the amount of such Unrestricted Subsidiary’s proportionate share of such accounting and reporting expenses or (y) the amount of such Restricted Payments made by Holdings on behalf of such Unrestricted Subsidiary is treated as an Investment subject to Section 6.06 hereof;

(D) for the payment of insurance premiums to the extent relating to the ownership or operations of any Parent Company (but excluding, for the avoidance of doubt, the portion of such premiums, if any, attributable to the ownership or operations of any subsidiary of any Parent Company other than Holdings and/or its subsidiaries), Holdings, the Borrower and/or its subsidiaries; provided that Restricted Payments under this clause (a)(i)(D) that are attributable to any Unrestricted Subsidiary shall be permitted only to the extent that either (x) such Unrestricted Subsidiary has made one or more Cash distributions advances or loans to Holdings or any of its Subsidiaries for such purpose in an amount up to the amount of such Unrestricted Subsidiary’s proportionate share of such insurance premiums or (y) the amount of such Restricted Payments made by Holdings on behalf of such Unrestricted Subsidiary is treated as an Investment subject to Section 6.06 hereof;

(E) pay fees and expenses related to debt or equity offerings, investments or acquisitions permitted or not restricted by this Agreement (whether or not consummated);

(F) to pay the consideration to finance any Investment permitted under Section 6.06 (provided that (x) such Restricted Payments under this clause (a)(i)(F) shall be made substantially concurrently with the closing of such Investment and (y) such Parent Company shall, promptly following the closing thereof, cause all such property acquired to be contributed to the Borrower or one of its Subsidiaries, or the merger, consolidation or amalgamation of the Person formed or acquired into the Borrower or one of its Subsidiaries, in order to consummate such Investment in a manner that causes such Investment to comply with the applicable requirements of Section 6.06 as if undertaken as a direct Investment by the Borrower or such Subsidiary); and

(G) to pay customary salary, bonus, severance and other benefits payable to current or former directors, officers, members of management, managers, employees or consultants (or any Immediate Family Member thereof) of any Parent Company plus any reasonable and customary indemnification claims made by current or former directors, officers, members of management, managers, employees or consultants of any Parent Company, to the extent such salary, bonuses, severance and other benefits or claims in respect of any of the foregoing) are directly attributable and reasonably allocated to the ownership or operations of any Parent Company (but excluding, for the avoidance of doubt, the portion of any amount, if any, that is attributable to the ownership or operation of any subsidiary of any Parent Company other than Holdings and/or its subsidiaries), Holdings, the Borrower and/or its subsidiaries, in each case, so long as such Parent Company applies the amount of any such Restricted Payment for such purpose; provided that Restricted Payments under this clause (a)(i)(G) that are attributable to any Unrestricted Subsidiary shall be permitted only to the extent that either (x) such Unrestricted Subsidiary has made one or more Cash distributions, advances or loans to Holdings or any of its Subsidiaries for such purpose in an amount up to the amount of such Unrestricted Subsidiary’s proportionate share of such salary, bonus, severance and other benefits or (y) the amount of such Restricted Payments made by Holdings on behalf of such Unrestricted Subsidiary is treated as an Investment subject to Section 6.06 hereof;

(ii) the Borrower may pay (or make Restricted Payments to allow any Parent Company to pay) for the repurchase, redemption, retirement or other acquisition or retirement for value of Capital Stock of any Parent Company, the Borrower or any subsidiary held by any future, present or former employee, director, member of management, officer, manager or consultant (or any Immediate Family Member thereof) of any Parent Company, the Borrower or any subsidiary:

(A) in accordance with the terms of notes issued pursuant to Section 6.01(n), so long as the aggregate amount of all Cash payments made in respect of such notes, together with the aggregate amount of Restricted Payments made pursuant to clause (D) of this clause (ii), does not exceed $15,000,000 in any Fiscal Year, which, if not used in any Fiscal Year, may be carried forward to the next subsequent Fiscal Year;

(B) with the proceeds of any sale or issuance of the Capital Stock of any Parent Company;

(C) with the net proceeds of any key-man life insurance policies received during such Fiscal Year; or

(D) with Cash and Cash Equivalents in an amount not to exceed, together with the aggregate amount of all Cash payments made in respect of notes issued pursuant to Section 6.01(n), $15,000,000 in any Fiscal Year, which, if not used in any Fiscal Year, may be carried forward to the next subsequent Fiscal Year;

(iii) the Borrower may make additional Restricted Payments in an amount not to exceed (A) the portion, if any, of the Available Amount on such date that the Borrower elects to apply to this clause (iii)(A); provided that the portion of the Available Amount attributed to clause (a)(i) or (ii) of the definition thereof shall not be available for any Restricted Payment pursuant to this clause (iii)(A) for so long as, on the date of the declaration thereof, an Event of Default described in Section 7.01(a), (f) or (g) shall have occurred and be continuing or would result therefrom or the Interest Coverage Ratio as determined on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable, would be less than 2.00:1.00 and (B) the portion, if any, of the Available Excluded Contribution Amount on such date that the Borrower elects to apply to this clause (iii)(B);

(iv) the Borrower may make Restricted Payments (i) to any Parent Company to enable such Parent Company (A) to make Cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of such Parent Company, (B) to make Cash payments of interest due with respect to the Holdco Notes or Holdco Refinancing Indebtedness or (C) to redeem, repurchase, redeem, defease or otherwise acquire or retire all or a portion of the Holdco Notes or any Holdco Refinancing Indebtedness in accordance with the terms of the Holdco Notes Indenture or the documentation governing the Holdco

Refinancing Indebtedness, as the case may be; provided that, with respect to clause (C), on the date of such Restricted Payment the Interest Coverage Ratio is not less than 2.00:1.00 calculated on a Pro Forma Basis for the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable, prior to the date of the Restricted Payment or (ii) consisting of (A) payments made or expected to be made in respect of withholding or similar Taxes payable by any future, present or former officers, directors, employees, members of management, managers or consultants of the Borrower, any subsidiary or Parent Company or any of their respective Immediate Family Members and/or (B) repurchases of Capital Stock in consideration of the payments described in clause (A), including demand repurchases in connection with the exercise of stock options;

(v) the Borrower may repurchase (or make Restricted Payments to any Parent Company to enable it to repurchase) Capital Stock upon the exercise of options or warrants or other securities convertible into or exchangeable for Capital Stock if such Capital Stock represents all or a portion of the exercise price of such options or warrants or other securities as part of a “cashless” exercise;

(vi) the Borrower may make Restricted Payments the proceeds of which are applied (A) on the Closing Date, solely to effect the consummation of the Transactions and (B) on and after the Closing Date, to satisfy the payment of any Transaction Costs;

(vii) so long as no Event of Default shall have occurred and be continuing at the time of the declaration thereof, following the consummation of a Qualifying IPO, the Borrower may (or may make Restricted Payments to any Parent Company to enable it to) make Restricted Payments with respect to any Capital Stock in an amount of up to 6.0% per annum of the net Cash proceeds received by or contributed to the Borrower from any such Qualifying IPO;

(viii) the Borrower may make Restricted Payments to (i) redeem, repurchase, retire or otherwise acquire any (A) Capital Stock (“Treasury Capital Stock”) of the Borrower or any Subsidiary or (B) Capital Stock of any Parent Company, in the case of each of subclauses (A) and (B), in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Borrower or a Subsidiary) of, Qualified Capital Stock of the Borrower or any Parent Company to the extent any such proceeds are contributed to the capital of the Borrower or any Subsidiary in respect of Qualified Capital Stock (“Refunding Capital Stock”) and (ii) declare and pay dividends on the Treasury Capital Stock out of the proceeds of the substantially concurrent sale (other than to the Borrower or a Subsidiary) of the Refunding Capital Stock;

(ix) to the extent constituting a Restricted Payment, the Borrower may consummate any transaction permitted by Section 6.06 (other than Sections 6.06(j) and (t)), Section 6.07 (other than Section 6.07(g)) and Section 6.09 (other than Section 6.09(d));

(x) so long as no Event of Default under Sections 7.01(a), 7.01(f) or 7.01(g) shall have occurred and be continuing at the time of the declaration thereof, the Borrower may make additional Restricted Payments in an aggregate amount not to exceed (A) the greater of $75,000,000 and 7.5% of Consolidated Total Assets of the Borrower as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable, minus (B) the amount of (1) any Restricted Debt Payments or other distributions made pursuant to Section 6.04(b)(vii) and (2) any Investments made in reliance on Section 6.06(aa);

(xi) [Reserved];

(xii) the Borrower may make additional Restricted Payments if on the date of the distribution thereof, (i) an Event of Default described in Section 7.01(a), (f) or (g) shall not have occurred and be continuing or would result therefrom and (ii) the Total Leverage Ratio as determined on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable, would not exceed 4.00:1.00; and

(xiii) the Borrower may pay any dividend or consummate any redemption within 60 days after the date of the declaration thereof or the provision of a redemption notice with respect thereto, as the case may be, if at the date of such declaration or notice, the dividend or redemption notice would have complied with the provisions hereof.

(b) The Borrower shall not, nor shall it permit any Subsidiary to, make any payment in Cash, securities or other property on or in respect of principal of or interest on any Junior Indebtedness (such Indebtedness, the “Restricted Debt”), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Restricted Debt (collectively, “Restricted Debt Payments”), except:

(i) the purchase, defeasance, redemption, repurchase, repayment or other acquisition or retirement of any Restricted Debt made by exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted by Section 6.01;

(ii) payments as part of an “applicable high yield discount obligation” catch-up payment;

(iii) payments of regularly scheduled interest and payments of fees, expenses and indemnification obligations as and when due in respect of any Restricted Debt (other than payments with respect to Subordinated Indebtedness prohibited by the subordination provisions thereof);

(iv) payments with respect to intercompany Indebtedness permitted under Section 6.01, subject to the subordination provisions applicable thereto;

(v) (A) Restricted Debt Payments in exchange for, or with proceeds of any issuance of Capital Stock of any Parent Company or Qualified Capital Stock of the Borrower or any Subsidiary, and/or any capital contribution in respect of Qualified Capital Stock of the Borrower or any Subsidiary, (B) Restricted Debt Payments as a result of the conversion of all or any portion of Restricted Debt into Qualified Capital Stock of any Parent Company, the Borrower or any Subsidiary and (C) to the extent constituting a Restricted Debt Payment, payment-in-kind interest with respect to any Restricted Debt that is permitted under Section 6.01;

(vi) Restricted Debt Payments in an aggregate amount not to exceed (A) the portion, if any, of the Available Amount on such date that the Borrower elects to apply to this clause (vi)(A); provided that the portion of the Available Amount attributed to clause (a)(i) or (ii) of the definition thereof shall not be available for any Restricted Debt Payment pursuant to this clause (vi)(A) for so long as, on the date of the delivery of irrevocable notice with respect thereto, an Event of Default described in Section 7.01(a), (f) or (g) shall have occurred and be continuing or would result therefrom or the Interest Coverage Ratio as determined on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to

Section 5.01(a) or (b), as applicable, would be less than 2.00:1.00, and (B) the portion, if any, of the Available Excluded Contribution Amount on such date that the Borrower elects to apply to this clause (vi)(B);

(vii) so long as no Event of Default under Sections 7.01(a), 7.01(f) or 7.01(g) exists at the time of delivery of irrevocable notice with respect thereof or would result therefrom, additional Restricted Debt Payments in an aggregate amount not to exceed the greater of $50,000,000 and 5.0% of Consolidated Total Assets of the Borrower as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable, minus the amount of (1) Restricted Payments made in reliance on Section 6.04(a)(x) and (2) Investments made in reliance on Section 6.06(aa);

(viii) [Reserved]; and

(ix) additional Restricted Debt Payments so long as on the date thereof, (i) an Event of Default described in Section 7.01(a), (f) or (g) shall not have occurred and be continuing or would result therefrom and (ii) the Total Leverage Ratio as determined on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable, would not exceed 4.00:1.00.

Section 6.05. Restrictions on Subsidiary Distributions. Except as provided herein or in any other Loan Document, the Revolving Credit Agreement (or any documentation with respect to any Revolving Facility) or the documentation with respect to any Second Lien Facility or, in each case, in any agreements with respect to refinancings, renewals or replacements of such Indebtedness permitted by Section 6.01, the Borrower shall not, nor shall it permit any of its Subsidiaries to enter into or cause to exist any agreement restricting the payment of dividends or other distributions or the making of Cash loans or advances by any Subsidiary to the Borrower or any other Loan Party that is a Subsidiary of the Borrower, except:

(a) in any agreement evidencing (x) Indebtedness of a Subsidiary that is not a Loan Party permitted by Section 6.01, (y) Indebtedness permitted by Section 6.01 that is secured by a Permitted Lien if such encumbrance or restriction applies only to the Person obligated under such Indebtedness and its Subsidiaries or the property or assets intended to secure such Indebtedness and (z) Indebtedness permitted pursuant to clauses (l), (o) (as it relates to Indebtedness in respect of clauses (a), (p), (s), (t), (u) and (x) of Section 6.01), (p), (s), (t), (u) and (x) of Section 6.01);

(b) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, subleases, licenses, sublicenses, joint venture agreements and similar agreements entered into in the ordinary course of business;

(c) that are or were created by virtue of any Lien granted upon, transfer of, agreement to transfer or grant of, any option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement;

(d) assumed in connection with an acquisition of property or the Capital Stock of any Person, so long as such encumbrance or restriction relates solely to the Person and its Subsidiaries (including the Capital Stock of such Person) and/or property so acquired and was not created in connection with or in anticipation of such acquisition;

(e) in any agreement for the Disposition of a Subsidiary (or all or substantially all of the property and/or assets thereof) that restricts the payment of dividends or other distributions or the making of loans or advances by that Subsidiary pending such Disposition;

(f) in provisions in agreements or instruments which prohibit the payment of dividends or the making of other distributions with respect to any class of Capital Stock of a Person other than on a pro rata basis;

(g) imposed by customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person;

(h) on Cash or other deposits imposed by Persons under contracts entered into in the ordinary course of business or for whose benefit such Cash or other deposits exist;

(i) set forth in documents which exist on the Closing Date;

(j) customary net worth or similar provisions contained in leases, contracts or other documents entered into by the Borrower or any Subsidiary so long as the Borrower or such Subsidiary has determined in good faith that such net worth or similar provisions could not reasonably be expected to impair the ability of the Borrower or such Subsidiary to meet its ongoing obligations;

(k) (A) those arising under or as a result of applicable law, rule, regulation or order or the terms of any license, authorization, concession or permit and (B) those arising in any Hedge Agreement or any agreement relating to any Banking Services Obligation or obligations of the type set forth in Section 6.01(e); and

(l) restrictions of the types referred to in the first paragraph of this Section 6.05 above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (k) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower, no more restrictive with respect to such restrictions taken as a whole than those in existence prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 6.06. Investments. The Borrower shall not, nor shall it permit any of its Subsidiaries to make or own any Investment in any other Person except:

(a) Cash or Investments that were Cash Equivalents at the time made;

(b) (i) Investments existing on the Closing Date in the Borrower or any Subsidiary, (ii) Investments made after the Closing Date among the Borrower and the Subsidiaries that are Loan Parties and (iii) Investments by a Loan Party in a non-Loan Party consisting of the contribution or Disposition of the Capital Stock of any Person which is not a Loan Party;

(c) Investments (i) constituting deposits, prepayments and other credits to suppliers, (ii) made in connection with obtaining, maintaining or renewing client and customer contracts and (iii) in the form of advances made to distributors, suppliers, licensors and licensees, in each case, in the ordinary course of business or, in the case of clause (iii), to the extent necessary to maintain the ordinary course of supplies to the Borrower or any Subsidiary;

(d) Investments made (i) by any Subsidiary that is not a Loan Party in any other Subsidiary that is not a Loan Party and (ii) by any Loan Party in any Subsidiary that is not a Loan Party so long as, in the case of this clause (ii), the aggregate amount of any such Investments outstanding at any time does not exceed the greater of $30,000,000 and 3.0% of Consolidated Total Assets of the Borrower, as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable;

(e) (i) Permitted Acquisitions and (ii) Investments in any Subsidiary that is not a Loan Party in an amount required to permit such Subsidiary to consummate a Permitted Acquisition;

(f) Investments existing on, or contractually committed to as of, the Closing Date and described on Schedule 6.06 or consisting of intercompany Investments outstanding on the Closing Date and any modification, replacement, renewal or extension thereof so long as such modification, renewal or extension thereof does not increase the amount of such Investment except by the terms thereof or as otherwise permitted by this Section 6.06;

(g) Investments received in lieu of Cash in connection with any Disposition permitted by Section 6.07;

(h) loans or advances to present or former employees, directors, members of management, officers, managers or consultants, independent contractors or other service providers (or their respective Immediate Family Members) of any Parent Company, the Borrower or its Subsidiaries to the extent permitted by Requirements of Law, in connection with such Person’s purchase of Capital Stock of any Parent Company or Subsidiary, (i) in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding or (ii) so long as the proceeds of such Capital Stock are substantially contemporaneously contributed to the Borrower or such Subsidiary;

(i) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;

(j) Investments consisting of Indebtedness permitted under Section 6.01 (other than Indebtedness permitted under Sections 6.01(b) and (g)), Permitted Liens, Restricted Payments permitted under Section 6.04 (other than Section 6.04(a)(ix)), Restricted Debt Payments permitted by Section 6.04 and mergers, consolidations, amalgamations, liquidations, winding up, dissolutions or Dispositions permitted by Section 6.07 (other than Section 6.07(a) (if made in reliance on sub-clause (ii)(y)), Section 6.07(b) (if made in reliance on clause (ii)), Section 6.07(c)(i) (if made in reliance on the proviso therein) and Section 6.07(g));

(k) Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers;

(l) Investments (including debt obligations and Capital Stock) received (i) in connection with the bankruptcy or reorganization of any Person, (ii) in settlement of delinquent obligations of, or other disputes with, customers, suppliers and other account debtors arising in the ordinary course of business, (iii) upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment and/or (iv) as a result of the settlement, compromise, resolution of litigation, arbitration or other disputes;

(m) loans and advances of payroll payments or other compensation to present or former employees, directors, members of management, officers, managers or consultants of any Parent Company (to the extent such payments or other compensation relate to services provided to such Parent Company (but excluding, for the avoidance of doubt, the portion of any such amounts, if any, attributable to the ownership or operation of any subsidiary of any Parent Company other than Holdings and/or its subsidiaries)) or any Loan Party in the ordinary course of business;

(n) Investments to the extent that payment for such Investments is made solely with Capital Stock of any Parent Company or Qualified Capital Stock of Holdings, any Parent Company or any Subsidiary or, following a Qualifying IPO, the Borrower, in each case, to the extent not resulting in a Change of Control;

(o) (i) Investments of a Subsidiary acquired after the Closing Date, or of any Person acquired by, or merged into or consolidated or amalgamated with, the Borrower or any Subsidiary after the Closing Date, in each case pursuant to an Investment otherwise permitted by this Section 6.06 after the Closing Date to the extent that such Investments of such Person were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation and (ii) any modification, replacement, renewal or extension of any Investment permitted under clause (i) of this Section 6.06(o) so long as any such modification, replacement, renewal or extension thereof does not increase the amount of such Investment except as otherwise permitted by this Section 6.06;

(p) the Transactions;

(q) Investments made after the Closing Date by the Borrower and/or any of its Subsidiaries in an aggregate amount at any time outstanding not to exceed (i) the greater of $80,000,000 and 8.0% of Consolidated Total Assets of the Borrower as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable plus (ii) in the event that (A) any Loan Party makes any Investment after the Closing Date in any Person that is not a Subsidiary and (B) such Person subsequently becomes a Subsidiary, an amount equal to 100% of the fair market value of such Investment as of the date on which such Person becomes a Subsidiary;

(r) Investments made after the Closing Date by the Borrower and its Subsidiaries in an aggregate outstanding amount not to exceed (i) the portion, if any, of the Available Amount on such date that the Borrower elects to apply to this clause (r)(i) and (ii) the portion, if any, of the Available Excluded Contribution Amount on such date that the Borrower elects to apply to this clause (r)(ii);

(s) (i) Guarantees of leases (other than Capital Leases) or of other obligations not constituting Indebtedness and (ii) Guarantees of the lease obligations of suppliers, customers, franchisees and licensees of the Borrower and its Subsidiaries, in each case in the ordinary course of business;

(t) Investments in any Parent Company in amounts and for purposes for which Restricted Payments to Holdings are permitted under Section 6.04(a); provided that any such Investments made as provided above in lieu of such Restricted Payments shall reduce availability under the applicable Restricted Payment basket under Section 6.04(a);

(u) Investments made by any Subsidiary that is not a Loan Party to the extent such Investments are made with the proceeds received by such Subsidiary from an Investment made by a Loan Party in such Subsidiary pursuant to this Section 6.06 (other than Investments made pursuant to clause (ii) of Section 6.06(e));

(v) Investments under any Derivative Transactions permitted to be entered into under Section 6.01;

(w) Investments in any subsidiary in connection with reorganizations and related activities related to tax planning; provided that, after giving effect to any such reorganization and related activities, the security interest of the Administrative Agent in the Collateral, taken as a whole, is not materially impaired or after giving effect to such Investment, the Borrower and its Subsidiaries shall otherwise be in compliance with Section 5.12;

(x) Investments in joint ventures, or in a Subsidiary to enable such Subsidiary to make Investments in joint ventures, in an aggregate outstanding amount not to exceed the greater of $40,000,000 and 4.0% of Consolidated Total Assets of the Borrower as of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable;

(y) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that they are permitted to remain unfunded under applicable law;

(z) Investments in Holdings, the Borrower or any subsidiary in connection with intercompany cash management arrangements and related activities in the ordinary course of business;

(aa) additional Investments in an aggregate outstanding amount not to exceed (i) the greater of $50,000,000 and 5.0% of Consolidated Total Assets of the Borrower as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable, minus (ii) the amount of (A) Restricted Payments made in reliance on Section 6.04(a)(x) and (B) Restricted Debt Payments made in reliance on Section 6.04(b)(vii);

(bb) [Reserved];

(cc) additional Investments if (i) an Event of Default described in Section 7.01(a), (f) or (g) shall not have occurred and be continuing or would result therefrom and (ii) the Total Leverage Ratio as determined on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable, would not exceed 4.00:1.00; and

(dd) Investments consisting of the licensing or contribution of IP Rights pursuant to joint marketing arrangements with other Persons.

Section 6.07. Fundamental Changes; Disposition of Assets. The Borrower shall not, nor shall it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or make any Disposition having a fair market value in excess of $2,500,000, in a single transaction or in a related series of transactions, except:

(a) (i) the Borrower may be merged, consolidated or amalgamated with or into any Person, or convey, sell, transfer or otherwise dispose of all or substantially all of its business, assets or property to another Person; provided, that (v) (A) the Borrower shall be the surviving Person or (B) the Person formed by or surviving any such merger, consolidation or amalgamation (if other than the Borrower) or to which such conveyance, sale, lease or sublease, transfer or other disposition will have been made (the Borrower or such surviving Person, the “Successor Person”), (w) such Successor Person shall expressly assume all of the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party pursuant to a supplement hereto and/or thereto in form reasonably satisfactory to the Administrative Agent, (x) such Successor Person shall be an entity organized under the laws of the U.S., any state thereof or the District of Columbia, (y) no Default or Event of Default then exists or would result therefrom and (z) the Borrower shall deliver a certificate of a Responsible Officer with respect to the satisfaction of the conditions under clauses (w), (x) and (y) of this proviso and (ii) any Subsidiary may be merged or consolidated or amalgamated with or into, or convey, sell, transfer or otherwise dispose of all or substantially all of its business, assets or property to, the Borrower, any other Subsidiary or any other Person; provided that (x) in the case of such a transaction involving the Borrower, the Borrower shall be the continuing or surviving Person, (y) in the case of such a transaction involving any Subsidiary Guarantor, either (A) a Subsidiary Guarantor shall be the continuing or surviving Person or the continuing or surviving Person shall expressly assume all of the obligations of such Subsidiary Guarantor under this Agreement and the other Loan Documents to which such Subsidiary Guarantor is a part of pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent or (B) such transaction shall be treated as an Investment and shall comply with Section 6.06 and (z) in the case of such a transaction involving a Subsidiary, either (A) a Subsidiary shall be the continuing or surviving Person or (B) such transaction shall be treated as an Investment and shall comply with Section 6.06; provided, further that if the conditions set forth above in clause (i) are satisfied, the Successor Person will succeed to, and be substituted for, the Borrower under this Agreement and the other Loan Documents;

(b) Dispositions (including of Capital Stock) among the Borrower and its Subsidiaries (upon voluntary liquidation or otherwise); provided that any such Disposition by a Loan Party to a Person that is not a Loan Party shall be (i) for fair market value (as reasonably determined by such Person) and at least 75.0% of the consideration for such Disposition consists of Cash or Cash Equivalents at the time of such Disposition or (ii) treated as an Investment and otherwise made in compliance with Section 6.06 (other than in reliance on clause (j) thereof);

(c) (i) the liquidation or dissolution of any Subsidiary or change in form of entity of any Subsidiary if the Borrower determines in good faith that such liquidation, dissolution or change in form (x) is in the best interests of the Borrower and (y) is not materially disadvantageous to the Lenders and, in the case of a liquidation or dissolution of any Subsidiary either the Borrower or a Subsidiary receives any assets of such dissolved or liquidated Subsidiary; provided that in the case of a dissolution or liquidation of a Loan Party that results in a distribution of assets to a Subsidiary that is not a Loan Party, such distribution shall be treated as an Investment and shall comply with Section 6.06 (other than Section 6.06(j)) and (ii) any merger, amalgamation, dissolution, liquidation or consolidation, the purpose of which is to effect (A) a Disposition otherwise permitted under this Section 6.07 (other than clause (a), clause (b) or this clause (c)) or (B) an Investment permitted under Section 6.06 (other than Section 6.06(j)); provided, further, in the case of a change in the form of entity of any Subsidiary that is a Loan Party, the security interests in the Collateral of such Loan Party shall remain in full force and effect and perfected to the same extent as prior to such change;

(d) (x) Dispositions of inventory or equipment in the ordinary course of business (including on an intercompany basis) and (y) the leasing or subleasing of real property in the ordinary course of business;

(e) (x) Dispositions of surplus, obsolete, used or worn out property or other property that, in the reasonable judgment of the Borrower, is (A) no longer useful in its business (or in the business of any of its Subsidiaries) or (B) otherwise economically impracticable to maintain and (y) any assets acquired in connection with the acquisition of another Person or a division or line of business of such Person which the Borrower reasonably determines are surplus assets;

(f) Dispositions of Cash Equivalents or other assets that were Cash Equivalents when the original Investment was made (in each case, for the fair market value thereof);

(g) Dispositions, mergers, amalgamations, consolidations or conveyances that constitute Investments permitted pursuant to Section 6.06 (other than Section 6.06(j)), Permitted Liens, Restricted Payments permitted by Section 6.04(a) (other than Section 6.04(a)(ix)) and Sale and Lease-back Transactions permitted by Section 6.08;

(h) Dispositions for fair market value; provided that with respect to any such Disposition with a purchase price in an aggregate amount in excess of the greater of $5,000,000 and 0.5% of Consolidated Total Assets of the Borrower, as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable, at least 75.0% of the consideration for such Disposition shall consist of Cash or Cash Equivalents (provided that for purposes of the 75.0% Cash consideration requirement (w) the amount of any Indebtedness or other liabilities (other than Indebtedness or other liabilities that are subordinated to the Obligations or that are owed to the Borrower or a Subsidiary) of the Borrower or any applicable Subsidiary (as shown on such Person’s most recent balance sheet or in the notes thereto) that are assumed by the transferee of any such assets and for which the Borrower and its Subsidiaries shall have been validly released by all relevant creditors in writing, (x) the amount of any trade-in value applied to the purchase price of any replacement assets acquired in connection with such Disposition, (y) any Securities received by the Borrower or any Subsidiary from such transferee that are converted by such Person into Cash or Cash Equivalents (to the extent of the Cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition and (z) any Designated Non-Cash Consideration received in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (z) that is at that time outstanding, not in excess of the greater of $30,000,000 and 3.0% of Consolidated Total Assets of the Borrower, as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable, in each case, shall be deemed to be Cash); provided, further, that (i) immediately prior to and after giving effect to such Disposition, no Event of Default shall have occurred that is continuing on the date on which the agreement governing such Disposition is executed and (ii) the Net Proceeds of such Disposition shall be applied and/or reinvested as (and to the extent) required by Section 2.10(b)(ii) (with any Net Proceeds of Term Loan Priority Collateral to be held in a Term Proceeds Account pending application for any applicable purpose if any Default then exists);

(i) to the extent that (i) the relevant property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of the relevant Disposition are promptly applied to the purchase price of such replacement property;

(j) Dispositions of Investments in joint ventures or any Subsidiary that is not a Wholly-Owned Subsidiary to the extent required by, or made pursuant to, buy/sell arrangements between the joint venture or similar parties set forth in joint venture arrangements and similar binding arrangements;

(k) Dispositions, discounting or forgiveness of accounts receivable in the ordinary course of business or in connection with the collection or compromise thereof;

(l) Dispositions and/or terminations of leases, subleases, licenses or sublicenses (including the provision of software under an open source license), which (i) do not materially interfere with the business of the Borrower and its Subsidiaries or (ii) relate to closed branches or manufacturing facilities or the discontinuation of any product or service line;

(m) (i) termination of leases in the ordinary course of business, (ii) the expiration of any option agreement in respect of real or personal property and (iii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims (including in tort) in the ordinary course of business;

(n) Dispositions of property subject to casualty, foreclosure, eminent domain or condemnation proceedings (including in lieu thereof or any similar proceeding);

(o) Disposition or consignment, license, sublicense, conveyance of equipment, inventory or other assets (including fee and leasehold interests in real property) with respect to facilities that are temporarily not in use, held for sale or closed; provided, that the Net Proceeds of any such Disposition of fee owned Real Estate Assets shall be applied and/or reinvested as (and to the extent) required by Section 2.10(b)(ii) (with any Net Proceeds of Term Loan Priority Collateral to be held in a Term Proceeds Account pending application for any applicable purpose if any Default then exists);

(p) Dispositions of non-core assets acquired in connection with an acquisition permitted hereunder and sales of Real Estate Assets acquired in an acquisition permitted hereunder which, within 90 days of the date of the acquisition, are designated in writing to the Administrative Agent as being held for sale and not for the continued operation of the Borrower or any of its Subsidiaries or any of their respective businesses; provided that (i) the Net Proceeds received in connection with any such Dispositions (other than Net Proceeds allocable to Revolving Facility Priority Collateral) shall be applied and/or reinvested as (and to the extent) required by Section 2.10(b)(ii) (with any Net Proceeds of Term Loan Priority Collateral to be held in a Term Proceeds Account pending application for such purpose if any Default or Event of Default then exists) and (ii) no Event of Default shall have occurred and be continuing on the date on which the definitive agreement governing the relevant Disposition is executed;

(q) exchanges or swaps, including transactions covered by Section 1031 of the Code (or any comparable provision of any foreign jurisdiction), of property or assets so long as the exchange or swap is made for fair value (as reasonably determined by the Borrower) for like property or assets; provided that (i) within 90 days of any such exchange or swap, in the case of any Loan Party and to the extent such property does not constitute an “Excluded Asset” (as defined in the Pledge and Security Agreement), the Administrative Agent has a perfected Lien having the same priority as any Lien held on the Real Estate Assets so exchanged or swapped and (ii) any Net Proceeds received as “cash boot” in connection with any such transaction shall be applied and/or reinvested as (and to the extent) required by Section 2.10(b)(ii) (with any Net Proceeds of Term Loan Priority Collateral under this clause (ii) to be held in a Term Proceeds Account pending application for such purpose if any Default or Event of Default then exists);

(r) other Dispositions for fair market value in an aggregate amount since the Closing Date of not more than the greater of $7,500,000 and 0.75% of Consolidated Total Assets of the Borrower, as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable; provided that any Net Proceeds of a sale or disposition of Term Loan Priority Collateral pursuant to this clause (s) shall be held in a Term Proceeds Account pending application by the Borrower and/or any of its Subsidiaries for a purpose not prohibited by this Agreement if any Default or Event of Default then exists;

(s) (i) Dispositions, licensing, sublicensing and cross-licensing arrangements involving any technology or IP Rights of the Borrower or any Subsidiary in the ordinary course of business, and (ii) the Disposition, abandonment, cancellation or lapse of IP Rights, or any issuances or registrations, or applications for issuances or registrations, of any IP Rights, which, in the reasonable good faith determination of the Borrower are not material to the conduct of the business of the Borrower and/or its Subsidiaries, or are no longer economical to maintain in light of its use;

(t) terminations and unwindings of Derivative Transactions;

(u) Dispositions of Capital Stock of, or sale of Indebtedness or other Securities of, Unrestricted Subsidiaries;

(v) Dispositions of Real Estate Assets and related assets in the ordinary course of business in connection with relocation activities for directors, officers, employees, members of management, managers or consultants of any Parent Company, the Borrower or any Subsidiary;

(w) any merger, consolidation, Disposition or conveyance the sole purpose of which is to reincorporate or reorganize (i) any Domestic Subsidiary in another jurisdiction in the U.S. or (ii) any Foreign Subsidiary in the U.S. or any other jurisdiction;

(x) Dispositions of assets in connection with the closing or sale of an office in the ordinary course of business of the Borrower and the Subsidiaries, which consist of leasehold interests in the premises of such office, the equipment and fixtures located at such premises and the books and records relating exclusively and directly to the operations of such office; provided that as to each and all such sales and closings, (i) on the date on which the agreement governing such Disposition is executed, no Event of Default shall result and (ii) such sale shall be on commercially reasonable prices and terms in a bona fide arm’s-length transaction;

(y) the sale of motor vehicles and information technology equipment purchased at the end of an operating lease and resold thereafter; and

(z) Dispositions of letters of credit and/or bank guarantees (and/or the rights thereunder) to banks or other financial institutions in the ordinary course of business in exchange for Cash and/or Cash Equivalents.

To the extent any Collateral is Disposed of as expressly permitted by this Section 6.07 to any Person other than a Loan Party, such Collateral shall automatically be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent shall be authorized to take, and shall take, any actions deemed appropriate in order to effect the foregoing.

Section 6.08. Sales and Lease-Backs. The Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which the Borrower or such Subsidiary (a) has sold or transferred or is to sell or to transfer to any other Person (other than the Borrower or any of its Subsidiaries) and (b) intends to use for substantially the same purpose as the property which has been or is to be sold or transferred by the Borrower or Subsidiary to any Person (other than the Borrower or any of its Subsidiaries) in connection with such lease (such a transaction described herein, a “Sale and Lease-Back Transaction”); provided that any Sale and Lease-Back Transaction shall be permitted so long as such Sale and Lease-Back Transaction is either (A) permitted by Section 6.01(l) (or which otherwise constitutes a Capital Lease or purchase money Indebtedness permitted by Section 6.01), (B) described on Schedule 6.08 hereto or (C)(1) made for Cash consideration, (2) the Borrower or its applicable Subsidiary would otherwise be permitted to enter into, and remain liable under, the applicable underlying lease and (3) the aggregate fair market value of the assets sold subject to all Sale and Lease-Back Transactions under this clause (C) shall not exceed the greater of $40,000,000 and 4.0% of Consolidated Total Assets of the Borrower as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable; provided further that the Net Proceeds of a sale or disposition of Term Loan Priority Collateral pursuant to this Section 6.08 shall be held in a Term Proceeds Account pending application by the Borrower and/or any of its Subsidiaries for a purpose not prohibited by this Agreement if any Default or Event of Default then exists.

Section 6.09. Transactions with Affiliates. The Borrower shall not, nor shall it permit any of its Subsidiaries to enter into any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) involving, pursuant to any such transaction, payments in excess of $3,000,000 in any Fiscal Year with any of their Affiliates on terms that are less favorable to the Borrower or such Subsidiary, as the case may be (as reasonably determined by the Borrower), than those that might be obtained at the time in a comparable arm’s-length transaction from a Person who is not an Affiliate; provided that the foregoing restriction shall not apply to:

(a) any transaction between or among the Borrower and/or one or more Subsidiaries (or any entity that becomes a Subsidiary as a result of such transaction) to the extent permitted or not restricted by this Agreement;

(b) any issuance, sale or grant of securities or other payments, awards or grants in Cash, securities or otherwise pursuant to, or the funding of employment arrangements, stock options and stock ownership plans approved by the board of directors (or equivalent governing body) of any Parent Company or of the Borrower or any Subsidiary;

(c) (i) any collective bargaining agreements, employment agreements or arrangements, severance agreements, compensatory (including profit sharing) arrangements, consulting agreements, non-competition agreements or confidentiality agreements entered into by the Borrower or any of its Subsidiaries with their respective current or former officers, directors, members of management, managers, employees, consultants or independent contractors or those of any Parent Company, or any agreements or arrangements similar to the foregoing, (ii) any subscription agreement or similar agreement pertaining to the repurchase of Capital Stock pursuant to put/call rights or similar rights with current or former officers, directors, members of management, managers, employees, consultants or independent contractors and (iii) transactions pursuant to any employee compensation arrangement, benefit plan, stock option plan or arrangement, any health, disability or similar insurance plan which covers current or former officers, directors, members of management, employees, consultants or independent contractors;

(d) (i) transactions permitted by Sections 6.01(c), (n), (z) and (cc), 6.04 and 6.06(h), (m), (o), (t), (v), (w), (x), (y), and (z) and (ii) issuances of Capital Stock and debt securities not restricted by this Agreement;

(e) transactions in existence on the Closing Date and described on Schedule 6.09 and any amendment, modification or extension thereto to the extent such amendment, modification or extension, taken as a whole, is not (i) adverse to the Lenders in any material respect or (ii) more disadvantageous to the Lenders than the relevant transaction in existence on the Closing Date in any material respect;

(f) (x) so long as no Event of Default under Sections 7.01(a), 7.01(f) or 7.01(g) then exists or would result therefrom, transactions pursuant to any Sponsor Management Agreement and (y) the payment of all indemnities and expenses owed to the parties to any Sponsor Management Agreement and their respective directors, officers, members of management, managers, employees and consultants, in each case of clauses (x) and (y) whether currently due or paid in respect of accruals from prior periods;

(g) the Transactions, including the payment of Transaction Costs;

(h) customary compensation to Affiliates in connection with any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities and other transaction fees, which payments are approved by the majority of the members of the board of directors (or similar governing body) or a majority of the disinterested members of the board of directors (or similar governing body) of the Borrower in good faith;

(i) Guarantees permitted by Section 6.01 or Section 6.06;

(j) loans and other transactions to the extent permitted under this Article 6;

(k) the payment of customary fees, reasonable out of pocket costs to and indemnities provided on behalf of, current or former members of the board of directors (or similar governing body), officers, employees, members of management, managers, consultants and independent contractors of the Borrower and its Subsidiaries in the ordinary course of business and, in the case of payments to such Person in such capacity on behalf of any Parent Company, to the extent attributable to the operations of the Borrower and its Subsidiaries;

(l) transactions with customers, clients, suppliers or joint ventures purchasers, sellers of goods or services or providers of employees or other labor entered into in the ordinary course of business, which are fair to the Borrower and/or its applicable Subsidiary in the good faith determination of the board of directors (or similar governing body) of the Borrower or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(m) the payment of reasonable out-of-pocket costs and expenses related to registration rights and customary indemnities provided to shareholders under any shareholder agreement;

(n) (i) any purchase by Holdings of the Capital Stock of (or contribution to the equity capital of) the Borrower and (ii) the making of any intercompany loans by Holdings to the Borrower or any Subsidiary;

(o) any transaction in respect of which the Borrower delivers to the Administrative Agent a letter addressed to the board of directors (or equivalent governing body) of the Borrower from an accounting, appraisal or investment banking firm of nationally recognized standing stating that such transaction is on terms that are no less favorable to the Borrower or the applicable Subsidiary than might be obtained at the time in a comparable arm’s length transaction from a Person who is not an Affiliate; and

(p) any issuance, sale or grant of securities or other payments, awards or grants in Cash, securities or otherwise pursuant to, or the funding of employment arrangements, stock options and stock ownership plans approved by a majority of the members of the board of directors (or similar governing body) or a majority of the disinterested members of the board of directors (or similar governing body) of the Borrower in good faith.

Section 6.10. Conduct of Business. From and after the Closing Date, the Borrower shall not, nor shall it permit any of its Subsidiaries to, engage in any material line of business other than the businesses engaged in by the Borrower or its Subsidiaries on the Closing Date and similar, complementary, ancillary or related businesses.

Section 6.11. Amendments or Waivers of Organizational Documents. The Borrower shall not, nor shall it permit any of its Subsidiaries to, amend or modify, in each case in a manner that is materially adverse to the Lenders (in their capacities as such) such Person’s Organizational Documents without obtaining the prior written consent of the Administrative Agent; provided that, for purposes of clarity, it is understood and agreed that the Borrower and any of its Subsidiaries may effect a change to their respective organizational forms to the extent permitted under Section 6.07.

Section 6.12. Amendments of or Waivers with Respect to Restricted Debt. The Borrower shall not, nor shall it permit any of its Subsidiaries to, amend or otherwise change the terms of any Restricted Debt (or the documentation governing the foregoing) if the effect of such amendment or change, together with all other amendments or changes made, is materially adverse to the interests of the Lenders (in their capacities as such); provided that, for purposes of clarity, it is understood and agreed that the foregoing limitation shall not otherwise prohibit (a) any Additional Credit Facility or any Refinancing Indebtedness or any other replacement, refinancing, amendment, supplement, modification, extension, renewal, restatement or refunding of any Restricted Debt, in each case, that is permitted under Section 6.01 in respect thereof or (b) any amendment or change to the terms of any agreement governing any Revolving Facility or any Second Lien Facility that is permitted under the Intercreditor Agreement.

Section 6.13. Fiscal Year. The Borrower shall not change its Fiscal Year-end to a date other than the last Friday of December; provided, that, the Borrower may, upon written notice to the Administrative Agent, change its Fiscal Year-end to another date, in which case the Borrower and the Administrative Agent will, and are hereby authorized to, make any adjustments to this Agreement that are necessary to reflect such change in Fiscal Year.

Section 6.14. Permitted Activities of Holdings. Holdings shall not:

(a) incur any Indebtedness for borrowed money other than (i) the Indebtedness under the Loan Documents (including any Additional Credit Facility), any Revolving Facility, any Second Lien Facility or otherwise in connection with the Transactions, (ii) Guarantees of Indebtedness of the Borrower and its Subsidiaries permitted hereunder and (iii) Qualified Holding Company Debt;

(b) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired by it other than (i) the Liens created under the Collateral Documents and, subject to the Intercreditor Agreement, the collateral documents relating to any Revolving Facility and any Second Lien Facility, in each case, to which it is a party, (ii) Permitted Liens on the Collateral that are secured on a pari passu or junior basis with the Secured Obligations, so long as such Permitted Liens secure Guarantees permitted under clause (a)(ii) above and the underlying Indebtedness subject to such Guarantee is permitted to be secured on the same basis pursuant to Section 6.02 and (iii) Liens of the type permitted under Section 6.02 (other than in respect of debt for borrowed money);

(c) engage in any business activity or own any material assets other than (i) holding the Capital Stock of the Borrower and, indirectly, any other subsidiary of the Borrower; (ii) performing its obligations under the Loan Documents, any Revolving Facility, any Second Lien Facility and other Indebtedness (including the Holdco Notes and any Holdco Refinancing Indebtedness), Liens (including the granting of Liens) and Guarantees permitted hereunder, and repaying or redeeming any such Indebtedness (including the Holdco Notes and any Holdco Refinancing Indebtedness) in accordance with the terms thereof; (iii) issuing its own Capital Stock (including, for the avoidance of doubt, the making of any dividend or distribution on account of, or any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of, any shares of any class of Capital Stock); (iv) filing Tax reports and paying Taxes and other customary obligations related thereto in the ordinary course (and contesting any Taxes); (v) preparing reports to Governmental Authorities and to its shareholders; (vi) holding director and shareholder meetings, preparing organizational records and other organizational activities required to maintain its separate organizational structure or to comply with applicable Requirements of Law; (vii) effecting a Qualifying IPO and/or any transaction in connection therewith; (viii) holding Cash and other assets received in connection with Restricted Payments received from, or Investments made by the Borrower and its subsidiaries or contributions to the capital of, or proceeds from the issuance of, Capital Stock of Holdings, in each case, pending the application thereof; (ix) providing indemnification for its current or former officers, directors, members of management, managers, employees and advisors or consultants; (x) participating in tax, accounting and other administrative matters; (xi) performing its obligations under any Sponsor Management Agreement and any documents and agreements and transactions with respect to Holdings that are otherwise specifically permitted or expressly contemplated by Article VI; (xii) complying with applicable Requirements of Law (including with respect to the maintenance of its existence) and activities incidental to the foregoing; and (xiii) performing activities incidental to any of the foregoing; or

(d) consolidate or amalgamate with, or merge with or into, any Person; provided that, so long as no Default or Event of Default exists or would result therefrom, (A) Holdings may merge or consolidate or amalgamate with or into any other Person (other than the Borrower and any of its subsidiaries except as provided below) so long as (i) Holdings shall be the continuing or surviving Person or (ii) if the Person formed by or surviving any such merger or consolidation or amalgamation is not Holdings, (A) the successor Person shall expressly assume all the obligations of Holdings under this Agreement and the other Loan Documents to which Holdings is a party pursuant to a supplement hereto and/or thereto in a form reasonably satisfactory to the Administrative Agent; (B) such successor shall be an entity organized under the laws of the U.S., any state thereof or the District of Columbia and (C) the Borrower shall deliver a certificate of a Responsible Officer with respect to the satisfaction of the conditions under the immediately preceding clauses (A) and (B) hereof; provided, further, that if the conditions set forth in the preceding proviso are satisfied, the successor to Holdings will succeed to, and be substituted for, Holdings under this Agreement and the other Loan Documents and (B) Holdings may convey, sell or otherwise transfer all or substantially all of its assets to any other Person so long as (v) no Change of Control shall result therefrom, (w) the Person acquiring such assets shall expressly assume all of the obligations of Holdings under this Agreement (and the other Loan Documents to which Holdings or is a party) pursuant to a supplement hereto and/or thereto in a form reasonably satisfactory to the Administrative Agent, (x) the Person acquiring such assets shall be an entity organized under the laws of the U.S., any state thereof or the District of Columbia; (y) the security interest in the Capital Stock of the Borrower shall be perfected to the same extent as prior to such transfer and (z) the Borrower shall deliver a certificate of a Responsible Officer with respect to the satisfaction of the conditions set forth in clauses (x) and (y) of this clause (B); it being understood and agreed that if the conditions set forth in the preceding proviso are satisfied, the successor to Holdings (or any Person comprising Holdings) will succeed to, and be substituted for, Holdings (or the relevant Person comprising Holdings) under this Agreement. Notwithstanding anything to the contrary in this Agreement, Holdings may consolidate or amalgamate or merge with and into the Borrower so long as (A) the direct Parent Company of the Borrower is organized or existing under the laws of the U.S., any state thereof, the District of Columbia or any territory thereof (such direct Parent Company, the “Successor Parent Company”), (B) the Successor Parent Company expressly assumes all of the obligations of Holdings under this Agreement and the other Loan Documents to which Holdings is a party, as well as any Qualified Holding Company Debt then outstanding, pursuant to a supplement hereto and/or thereto in a form reasonably satisfactory to the Administrative Agent, (C) the Successor Parent Company has no Indebtedness or other liabilities and engages in no business activities and owns no material assets other than as permitted under this Section 6.14, (D) no Default or Event of Default then exists or would result therefrom, (E) the security interests in the Capital Stock of the Borrower shall be perfected in a manner reasonably satisfactory to the Administrative Agent and (F) the Successor Parent Company shall deliver a certificate of a Responsible Officer with respect to the satisfaction of the conditions in the immediately preceding clauses (A) through (E) hereof.

ARTICLE 7 EVENTS OF DEFAULT

Section 7.01. Events of Default. If any of the following events (each, an “Event of Default”) shall occur:

(a) Failure To Make Payments When Due. Failure by the Borrower to pay (i) when due any installment of principal of any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or (ii) any interest on any Loan or any fee or any other amount due hereunder within five Business Days after the date due; or

(b) Default in Other Agreements. (i) Failure of any Loan Party or any of its Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in clause (a) above) with an aggregate outstanding principal amount exceeding the Threshold Amount, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by any Loan Party with respect to any other term of (A) one or more items of Indebtedness with an aggregate outstanding principal amount exceeding the Threshold Amount or (B) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness (other than, with respect to Indebtedness consisting of Hedge Agreements, termination events or equivalent events pursuant to the terms of such Hedge Agreements and which is not as a result of any default thereunder by any Loan Party or any Subsidiary), in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, that Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; provided that in the case of clause (ii), a breach or default by any Loan Party under Section 6.12 of the Revolving Credit Agreement (or any similar provision with respect to any other Revolving Facility) will not constitute an Event of Default until the earlier to occur of (x) the agent and/or lenders thereunder terminating the commitments thereunder and demanding repayment of, or otherwise accelerating, Indebtedness or other obligations thereunder and (y) the exercise of remedies by the agent and/or lenders thereunder in respect of any Collateral; provided further that clause (ii) of this paragraph (b) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property securing such Indebtedness if such sale or transfer is permitted hereunder; or

(c) Breach of Certain Covenants. Failure of the Borrower or any Loan Party, as required by the relevant provision, to perform or comply with any term or condition contained in Section 5.01(e)(i), Section 5.02 (as it applies to the preservation of the existence of the Borrower) or Article 6; or

(d) Breach of Representations, Etc. Any representation, warranty or certification made or deemed made by any Loan Party in any Loan Document or in any certificate or document required to be delivered in connection herewith or therewith shall be untrue in any material respect as of the date made or deemed made; or

(e) Other Defaults Under Loan Documents. (i) Any Loan Party shall default in the performance of or compliance with any term contained herein, other than any such term referred to in any other Section of this Article 7, and such default shall not have been remedied or waived within 30 days after receipt by the Borrower of written notice from the Administrative Agent of such default or (ii) the occurrence of any “default” or “event of default”, as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default, event of default or breach continues beyond any period of grace therein provided; or

(f) Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Holdings, the Borrower or any of their respective Subsidiaries (other than an Immaterial Subsidiary) in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Holdings, the Borrower or any of their respective Subsidiaries (other than an Immaterial Subsidiary) under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Holdings, the Borrower or any of their respective Subsidiaries (other than any Immaterial Subsidiary), or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Holdings, the Borrower or any of their respective Subsidiaries (other than any Immaterial Subsidiary) for all or a substantial part of its property; and any such event described in this clause (ii) shall continue for 60 consecutive days without having been dismissed, vacated, bonded or discharged; or

(g) Voluntary Bankruptcy; Appointment of Receiver, Etc. (i) Holdings, the Borrower or any of their respective Subsidiaries (other than any Immaterial Subsidiary) shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (ii) Holdings, the Borrower or any of their respective Subsidiaries (other than any Immaterial Subsidiary) shall make a general assignment for the benefit of creditors; or (iii) Holdings, the Borrower or any of their respective Subsidiaries (other than any Immaterial Subsidiary) shall admit in writing its inability to pay its debts as such debts become due; or

(h) Judgments and Attachments. Any one or more final money judgments, writs or warrants of attachment or similar process involving in the aggregate at any time an amount in excess of the Threshold Amount (in either case to the extent not adequately covered by self-insurance (if applicable) or by insurance as to which a third party insurance company has been notified and not denied coverage) shall be entered or filed against the Borrower or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed pending appeal for a period of 60 days; or

(i) Employee Benefit Plans. There shall occur one or more ERISA Events, which individually or in the aggregate could reasonably be expected to result in liability of the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect; or

(j) Change of Control. A Change of Control shall occur; or

(k) Guaranties, Collateral Documents and Other Loan Documents. At any time after the execution and delivery thereof, (i) any material Loan Guaranty for any reason, other than the occurrence of the Termination Date, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Loan Guarantor shall repudiate in writing its obligations thereunder (other than as a result of the discharge of such Loan Guarantor in accordance with the terms thereof), (ii) this Agreement, the Intercreditor Agreement or any material Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the occurrence of the Termination Date or any other termination of such Collateral Document in accordance with the terms thereof) or shall be declared null and void, (iii) the Administrative Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Collateral Documents with the priority required by and subject to such limitations and restrictions as are set forth by the relevant Collateral Document (except to the extent (x) any such loss of perfection or priority results from the failure of the Administrative Agent or any Secured Party to take any action within its control, (y) such loss is covered by a lender’s title insurance policy as to which the insurer has been notified of such loss and does not deny coverage or (z) such loss of perfected security interest may be remedied by the filing of appropriate documentation without the loss of priority) and any such failure of such Lien to be valid and perfected shall have continued for a period of 20 consecutive days or (iv) any Loan Party shall contest the validity or enforceability of any material provision of any Loan Document in writing or deny in writing that it has any further liability (other than by reason of the occurrence of the Termination Date), including with respect to future advances by the Lenders, under any Loan Document to which it is a party;

then, and in every such event (other than an event with respect to the Borrower described in clause (f) or (g) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any of the following actions, at the same or different times: (i) terminate any Additional Commitments, and thereupon such Additional Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that upon the occurrence of an event with respect to the Borrower described in clause (f) or (g) of this Article, any such Additional Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, in each case without further action of the Administrative Agent or any Lender. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.

ARTICLE 8 THE ADMINISTRATIVE AGENT

Each of the Lenders hereby irrevocably appoints Barclays Bank PLC (or any successor appointed pursuant hereto) as its agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

Any Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, unless the context otherwise requires or unless such Person is in fact not a Lender, include each Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Loan Parties or any subsidiary of a Loan Party or other Affiliate thereof as if it were not the Administrative Agent hereunder. The Lenders acknowledge that, pursuant to such activities, the Administrative Agent or its Affiliates may receive information regarding any Loan Party or any of its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall not be under any obligation to provide such information to them.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing and without limiting the generality of the foregoing, the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law and instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers that are expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable laws, and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Subsidiaries that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required

Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence, value or sufficiency of the Collateral, (vi) the satisfaction of any condition set forth in Article 4 or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or (vii) the properties, books or records of any Loan Party or any Affiliate thereof.

If any Lender acquires knowledge of a Default or Event of Default, it shall promptly notify the Administrative Agent and the other Lenders thereof in writing. Each Lender agrees that, except with the written consent of the Administrative Agent, it will not take any enforcement action hereunder or under any other Loan Document, accelerate the Obligations under any Loan Document, or exercise any right that it might otherwise have under applicable law or otherwise to credit bid at foreclosure sales, UCC sales, any sale under Section 363 of the Bankruptcy Code or other similar Dispositions of Collateral. Notwithstanding the foregoing, however, a Lender may take action to preserve or enforce its rights against a Loan Party where a deadline or limitation period is applicable that would, absent such action, bar enforcement of the Obligations held by such Lender, including the filing of proofs of claim in a case under the Bankruptcy Code.

Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, the Loan Parties, the Administrative Agent and each Secured Party agrees that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Loan Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the other Loan Documents may be exercised solely by the Administrative Agent, and (ii) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private Disposition (including pursuant to Section 363 of the Bankruptcy Code), (A) the Administrative Agent, as agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such Disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent at such Disposition and (B) the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such Disposition.

No holder of Secured Hedging Obligations or Banking Services Obligations shall have any rights in connection with the management or release of any Collateral or of the obligations of any Loan Guarantor under this Agreement.

Each of the Lenders hereby irrevocably authorizes (and by entering into a Hedge Agreement with respect to Secured Hedging Obligations and/or by entering into documentation in connection with Banking Services Obligations, each of the other Secured Parties hereby authorizes and shall be deemed to authorize) the Administrative Agent, on behalf of all Secured Parties to take any of the following actions upon the instruction of the Required Lenders:

(a) consent to the Disposition of all or any portion of the Collateral free and clear of the Liens securing the Secured Obligations in connection with any such Disposition or other transfer pursuant to the applicable provisions of the Bankruptcy Code, including Section 363 thereof;

(b) credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral, (in each case, either directly or through one or more acquisition vehicles) in connection with any Disposition of all or any portion of the Collateral pursuant to the applicable provisions of the Bankruptcy Code, including under Section 363 thereof;

(c) credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral, (in each case, either directly or through one or more acquisition vehicles) in connection with any Disposition of all or any portion of the Collateral pursuant to the applicable provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC;

(d) credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral, (in each case, either directly or through one or more acquisition vehicles) in connection with any foreclosure or other Disposition conducted in accordance with applicable law following the occurrence of an Event of Default, including by power of sale, judicial action or otherwise; and/or

(e) estimate the amount of any contingent or unliquidated Secured Obligations of such Lender or other Secured Party;

it being understood that no Lender shall be required to fund any amounts in connection with any purchase of all or any portion of the Collateral by the Administrative Agent pursuant to the foregoing clauses (b), (c) or (d) without its prior written consent.

Each Lender and each other Secured Party agrees that the Administrative Agent is under no obligation to credit bid any part of the Secured Obligations or to purchase or retain or acquire any portion of the Collateral; provided that, in connection with any credit bid or purchase under clause (b), (c) or (d) of the preceding paragraph, the Secured Obligations owed to all of the Secured Parties (other than with respect to contingent or unliquidated liabilities as set forth in the next succeeding paragraph) shall be entitled to be, and shall be, credit bid by the Administrative Agent on a ratable basis.

With respect to each contingent or unliquidated claim that is a Secured Obligation, the Administrative Agent is hereby authorized, but is not required, to estimate the amount of any such claim for purposes of the credit bid or purchase so long as the fixing or liquidation of such claim would not unduly delay the ability of the Administrative Agent to credit bid the Secured Obligations or purchase the Collateral at such Disposition. In the event that the Administrative Agent, in its sole and absolute discretion, elects not to estimate any such contingent or unliquidated claim or any such claim cannot be estimated without unduly delaying the ability of the Administrative Agent to credit bid or purchase in accordance with the second preceding paragraph, then those of the contingent or unliquidated claims not so estimated shall be disregarded, shall not be credit bid, and shall not be entitled to any interest in the portion or the entirety of the Collateral purchased by means of such credit bid.

Each Secured Party whose Secured Obligations are credit bid under clauses (b), (c) or (d) of the third preceding paragraph shall be entitled to receive interests in the Collateral or other asset or assets acquired in connection with such credit bid (or in the Capital Stock of the acquisition vehicle or vehicles that are used to consummate such acquisition) on a ratable basis in accordance with the percentage obtained by dividing (x) the amount of the Secured Obligations of such Secured Party that were credit bid in such credit bid or Disposition, by (y) the aggregate amount of all Secured Obligations that were credit bid in such credit bid or Disposition.

In addition, in case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, each Secured Party agrees that the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts to the extent due to the Lenders and the Administrative Agent under Sections 2.11 and 9.03) allowed in such judicial proceeding;

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and

(c) to receive payments from any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amount to the extent due to the Administrative Agent under Sections 2.11 and 9.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or wilful misconduct in the selection of such sub-agents.

The Administrative Agent may resign at any time by giving ten days prior written notice to the Lenders and the Borrower. Upon receipt of any such notice of resignation or removal, the Required Lenders shall have the right, with the consent of the Borrower (not to be unreasonably withheld or delayed), to appoint a successor Administrative Agent which shall be a commercial bank with an office in the U.S. having combined capital and surplus in excess of $1,000,000,000; provided that during the existence and continuation of an Event of Default under Section 7.01(a) or, with respect to the Borrower, Section 7.01(f) or (g), no consent of the Borrower shall be required; provided, further, that in no event shall a Disqualified Institution be the successor Administrative Agent. If no successor shall have been so appointed as provided above and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then (a) in the case of a retirement, the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications (including, for the avoidance of doubt, the Borrower consent, if required) set forth above or (b) in the case of a removal, the Borrower may, after consulting with the Required Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that (x) in the case of a retirement, if such Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment or (y) in the case of a removal, the Borrower notifies the Required Lenders that no qualifying Person has accepted such appointment, then, in each case, such resignation or removal shall nonetheless become effective in accordance with such notice and (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) all payments and communications provided to be made to or through the Administrative Agent shall instead be made to each Lender directly (and each Lender will cooperate with the Borrower to enable the Borrower to take such actions), and all determinations provided to be made by the Administrative Agent shall instead be made by the Required Lenders, in each case, until such time as the Required Lenders or the Borrower, as applicable, appoint a successor Administrative Agent, as provided for above in this Article 8. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent (other than any rights to indemnity payments owed to the retiring Administrative Agent), and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article 8 and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon either the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of the Administrative Agent or any of its Related Parties.

Anything herein to the contrary notwithstanding, the Arrangers, the joint bookrunners and the Co-Syndication Agents shall not have any right, power, obligation, liability, responsibility or duty under this Agreement, except in their respective capacities, as applicable, as the Administrative Agent or a Lender hereunder.

Each of the Lenders irrevocably authorizes and instructs the Administrative Agent to, and the Administrative Agent shall,

(a) release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon the occurrence of the Termination Date, (ii) that is sold or to be sold or transferred as part of or in connection with any Disposition permitted under the Loan Documents to a Person that is not a Loan Party, (iii) that does not constitute (or ceases to constitute) Collateral, (iv) if the property subject to such Lien is owned by a Subsidiary Guarantor, upon the release of such Subsidiary Guarantor from its Loan Guaranty otherwise in accordance with the Loan Documents, (v) as required under clause (d) below or (vi) if approved, authorized or ratified in writing by the Required Lenders in accordance with Section 9.02;

(b) release any Subsidiary Guarantor from its obligations under the Loan Guaranty if such Person ceases to be a Subsidiary (or becomes an Excluded Subsidiary) as a result of a single transaction or related series of transactions permitted hereunder; provided, however, that the release of any Subsidiary Guarantor from its obligations under this Agreement if such Subsidiary Guarantor becomes an Excluded Subsidiary of the type described in clause (a) of the definition thereof shall only be permitted if at the time such Guarantor becomes an Excluded Subsidiary of such type (1) no Default or Event of Default shall have occurred and be outstanding, (2) after giving effect to such release and the consummation of the transaction that causes such Person to be an Excluded Subsidiary of such type, the Borrower is deemed to have made a new Investment in such Person for purposes of Section 6.06 (as if such Person were then newly acquired) and such Investment is permitted pursuant to Section 6.06 (other than Section 6.06(f)) at such time and (3) a Responsible Officer of the Borrower certifies to the Administrative Agent compliance with preceding clauses (1) and (2); provided, further, that no such release shall occur if such Subsidiary Guarantor continues to be a guarantor in respect of any Revolving Facility, any Second Lien Facility or any Refinancing Indebtedness in respect of any of the foregoing;

(c) subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted pursuant to Section 6.02(d), (e), (f), (g), (k) (solely with respect to Indebtedness permitted by Sections 6.01(i), (l), (m) and (p) (to the extent such Indebtedness is secured by Section 6.02(u))), (l), (m), (n), (o)(i), (p), (q), (r), (t) (as it relates to any Revolving Facility Priority Collateral), (u), (x), (y) (but in respect to Sections 6.01(aa) and (bb), solely to the extent securing any Cash or Cash Equivalents or any other property that does not constitute Collateral), (bb), (cc), (dd) (solely to the extent securing any Cash or Cash Equivalents or any other property that does not constitute Collateral), (ee) and (gg); and

(d) enter into subordination, intercreditor and/or similar agreements with respect to Indebtedness that is (i) required or permitted to be subordinated hereunder and/or (ii) secured by Liens, and which Indebtedness contemplates an intercreditor, subordination or collateral trust agreement.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Loan Guarantor from its obligations under the Guaranty pursuant to this Article 8 and Section 10.12 hereunder. In each case as specified in this Article 8, the Administrative Agent will (and each Lender hereby authorizes the Administrative Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Loan Guarantor from its obligations under the Loan Guaranty, in each case in accordance with the terms of the Loan Documents and this Article 8.

The Administrative Agent is authorized to enter into the Intercreditor Agreement (including as provided in Section 9.20) and any other intercreditor agreement contemplated hereby with respect to Indebtedness that is (i) required or permitted to be subordinated hereunder and/or (ii) secured by Liens and which Indebtedness contemplates an intercreditor, subordination or collateral trust agreement (any such other intercreditor agreement, an “Additional Agreement”), and the parties hereto acknowledge that the Intercreditor Agreement and any Additional Agreement is binding upon them. Each Lender (a) hereby consents to the subordination of the Liens on the Collateral other than the Term Loan Priority Collateral securing the Secured Obligations on the terms set forth in the Intercreditor Agreement or any Additional Agreement, (b) hereby agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement or any Additional Agreement and (c) hereby authorizes and instructs the Administrative Agent to enter into the Intercreditor Agreement or any Additional Agreement and to subject the Liens on the Collateral securing the Secured Obligations to the provisions thereof. The foregoing provisions are intended as an inducement to the Secured Parties to extend credit to the Borrower and such Secured Parties are intended third-party beneficiaries of such provisions and the provisions of the Intercreditor Agreement and/or any Additional Agreement.

To the extent the Administrative Agent (or any Affiliate thereof) is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify the Administrative Agent (and any Affiliate thereof) in proportion to their respective Applicable Percentage for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent (or any Affiliate thereof) in performing its duties hereunder or under any other Loan Document or in any way relating to or arising out of this Agreement or any other Loan Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s (or each such Affiliate’s) gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

ARTICLE 9 MISCELLANEOUS

Section 9.01. Notices.

(a) Subject to paragraph (b) below, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or email, as follows:

(i) if to any Loan Party, to the Borrower at:

Interline Brands, Inc.

701 San Marco Boulevard

Jacksonville, FL 32207

Attention: Treasurer

Facsimile No: (856) 505-1679

with a copy to (which shall not constitute notice):

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, NY 10004

Attention: F. William Reindel

Facsimile No: (212) 859-4000

if to the Administrative Agent, at:

Operations Contact

Barclays Bank PLC

745 Seventh Avenue

New York, NY 10019

Attention: Edward Pan

Tel: (212) 320-0152

Email: Edward.Pan@barclays.com

Email: xrausloanops5@barclays.com

Credit Contacts

Barclays Bank PLC

745 Seventh Avenue

New York, NY 10019

Attention: Gregory Fishbein

Tel: (212) 526-3441

Email: gregory.fishbein@barclays.com

Attention: Mathew Cybul

Tel: (212) 526-5851

Email: mathew.cybul@barclays.com.

(ii) if to any other Lender, to it at its address or facsimile number set forth in its Administrative Questionnaire.

All such notices and other communications (A) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof or three Business Days after dispatch if sent by certified or registered mail, in each case, delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01 or (B) sent by facsimile shall be deemed to have been given when sent and when receipt has been confirmed in writing; provided that received notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, such notices or other communications shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in clause (b) below shall be effective as provided in such clause (b).

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including e-mail and Internet or Intranet websites) pursuant to procedures set forth herein or otherwise approved by the Administrative Agent. The Administrative Agent or the Borrower (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures set forth herein or otherwise approved by it; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or Intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(d) The Administrative Agent, its Affiliates and Related Parties shall not be liable to any Person for any damages arising from the use by any Person (other than the Administrative Agent or its Affiliates or Related Parties) of information or other materials obtained through electronic, telecommunications or other information transmission systems (including the Platform and any Approved Electronic Communication), in each case, except to the extent any such damages arise from the gross negligence, bad faith or willful misconduct of, or material breach of the Loan Documents by, the Administrative Agent or any of its Affiliates or Related Parties, in each case as determined by a final non-appealable judgment of a court of competent jurisdiction.

(e) The Platform and any Approved Electronic Communications are provided “as is” and “as available”. Neither the Administrative Agent nor any of its Related Parties warrants as to the accuracy, adequacy or completeness of the Approved Electronic Communications or the Platform, and each of the Administrative Agent and its Related Parties expressly disclaims liability for errors or omissions in the Platform and the Approved Electronic Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Administrative Agent or any of its Related Parties in connection with the Platform or the Approved Electronic Communications.

(f) Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States federal and state securities laws, to make reference to information that is not made available through the “Public Side Information” portion of the Platform and that may contain non-public information with respect to Holdings, the Borrower and their respective Subsidiaries or their securities for purposes of United States federal or state securities laws. In the event that any Public Lender has determined for itself to not access any information disclosed through the Platform or otherwise, such Public Lender acknowledges that (i) other Lenders may have availed themselves of such information and (ii) neither the Borrower nor the Administrative Agent has any responsibility for such Public Lender’s decision to limit the scope of the information it has obtained in connection with this Agreement and the other Loan Documents.

Section 9.02. Waivers; Amendments.

(a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, to the extent permitted by law, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default or Event of Default at the time.

(b) Subject to clauses (A) and (B) and Section 9.02(c) below, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified, except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) or (ii) in the case of any other Loan Document (other than any such waiver, amendment or modification to effectuate any modification thereto expressly contemplated by the terms of such other Loan Documents), pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, with the consent of the Required Lenders; provided that, notwithstanding the foregoing:

(A) solely with the consent of each Lender directly and adversely affected thereby (but without the necessity of obtaining the consent of the Required Lenders), any such agreement may;

(1) increase the Commitment or Additional Commitment of such Lender (other than with respect to any Incremental Revolving Facility pursuant to Section 2.21 in respect of which such Lender has agreed to be an Additional Lender); it being understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent, representation, warranty, covenant, Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments or Additional Commitments shall constitute an increase of any Commitment or Additional Commitment of such Lender;

(2) reduce or forgive the principal amount of any Loan or any amount due on any Loan Installment Date;

(3) extend the scheduled final maturity of any Loan or postpone any Loan Installment Date or the date of any scheduled payment of interest or fees payable hereunder (in each case, other than extensions for administrative reasons agreed by the Administrative Agent);

(4) reduce the rate of interest (other than to waive any obligations of the Borrower to pay interest at the default rate of interest under Section 2.12(c)) or the amount of any fees owed to such Lender; it being understood that any change in any ratio used in the calculation of any interest or fees due hereunder (including any component definition thereof) shall not constitute a reduction in any rate of interest or fees hereunder;

(5) extend the expiry date of such Lender’s Commitment or Additional Commitment; it being understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent, representation, warranty, covenant, Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments or Additional Commitments shall constitute an extension of any Commitment or Additional Commitment of any Lender; and

(B) no such agreement shall:

(1) change any of the provisions of this Section or the definition of “Required Lenders” to reduce any of the voting percentages required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the prior written consent of each Lender;

(2) release all or substantially all of the Collateral from the Lien granted pursuant to the Loan Documents (except as otherwise permitted herein or in the other Loan Documents, including pursuant to Article 8 or Section 10.12 hereof), without the prior written consent of each Lender; or

(3) release all or substantially all of the value of the Guarantees under the Loan Guaranty (except as otherwise permitted herein or in the other Loan Documents, including pursuant to Section 10.12 hereof), without the prior written consent of each Lender;

(4) amend or modify the provisions of Section 2.17(a) (with respect to pro rata allocation among Lenders), 2.17(b), 2.17(c) or 2.17(d) of this Agreement in a manner that would by its terms alter the pro rata sharing of payments required thereby (except in connection with transactions permitted under Sections 2.21, 2.22, or 9.02(c) or as otherwise provided in this Section 9.02), without the prior written consent of each Lender;

provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent. The Administrative Agent may also amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.05, Commitment terminations pursuant to Section 2.08, the incurrence of Additional Commitments or Additional Loans pursuant to Sections 2.21, 2.22 or 9.02(c) and the reduction or termination of any such Additional Commitments or Additional Loans.

(c) Notwithstanding the foregoing, this Agreement may be amended:

(i) with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term Loans to permit the refinancing or replacement of all or any portion of the outstanding Term Loans, Extended Term Loans, Incremental Term Loans or then-existing Replacement Term Loans under the applicable Class (such loans, the “Replaced Term Loans”) with one or more replacement term loans hereunder (“Replacement Term Loans”) pursuant to a Refinancing Amendment; provided that

(A) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Replaced Term Loans, plus the amount of accrued interest and premium thereon and underwriting discounts, fees, commissions and expenses associated therewith,

(B) such Replacement Term Loans have a final maturity date equal to or later than the final maturity date of, and have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, such Replaced Term Loans at the time of such refinancing,

(C) the Replacement Term Loans shall be pari passu or junior in right of payment and pari passu or junior in right of security with the remaining portion of the relevant Term Loans, Extended Term Loans, Incremental Term Loans or other then-existing Replacement Term Loans (provided that if pari passu or junior as to payment or Collateral, such Replacement Term Loans shall be subject to an intercreditor agreement on terms reasonably satisfactory to the Administrative Agent and the Borrower), or be unsecured,

(D) if any such Replacement Term Loans are secured, they shall not be secured by any assets other than the Collateral,

(E) if any such Replacement Term Loans are guaranteed, they shall not be guaranteed by any Person other than one or more Loan Parties,

(F) any Replacement Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments in respect of the Term Loans (and any other Incremental Term Loans, Extended Term Loans or Replacement Term Loans then subject to ratable repayment requirements), in each case as agreed by the Borrower and the Lenders providing the relevant Replacement Term Loans,

(G) such Replacement Term Loans shall have pricing (including interest, fees and premiums) and, subject to preceding clause (F), optional prepayment and redemption terms as may be agreed to by the Borrower and the lenders providing such Replacement Term Loans,

(H) no Default under Sections 7.01(a), 7.01(f) or 7.01(g) or Event of Default shall exist immediately prior to or after giving effect to the effectiveness of such replacement, and

(I) the other terms and conditions of such Replacement Term Loans (excluding pricing, interest, fees, rate floors, premiums, optional prepayment or redemption terms, security and maturity date, subject to preceding clauses (B) through (G)) shall be substantially identical to, or (taken as a whole) no more favorable (as reasonably determined by the Borrower) to the lenders providing such Replacement Term Loans than those applicable to the Replaced Term Loans (other than any covenants or other provisions applicable only to periods after the Latest Maturity Date (in each case, as of the date of incurrence of such Replacement Term Loans)) or such Replacement Term Loans shall be on then current market terms for such type of Indebtedness, and

(ii) with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Revolving Facility to permit the refinancing or replacement of all or any portion of any Additional Revolving Commitments under the applicable Class (a “Replaced Revolving Facility”) with a replacement “cash flow” revolving credit facility hereunder (a “Replacement Revolving Facility”) pursuant to a Refinancing Amendment; provided that:

(A) the aggregate principal amount of such Replacement Revolving Facility shall not exceed the aggregate principal amount of such Replaced Revolving Facility, plus the amount of accrued interest and premium thereon, any committed but undrawn amounts and underwriting discounts, fees, commissions and expenses associated therewith),

(B) no Replacement Revolving Facility shall have a final maturity date (or require commitment reductions) prior to the final maturity date of such Replaced Revolving Facility at the time of such refinancing,

(C) the Replacement Revolving Facility shall be pari passu or junior in right of payment and pari passu or junior in right of security with the remaining portion of the relevant Additional Revolving Commitments (provided that if pari passu or junior as to payment or Collateral, such Replacement Revolving Facility shall be subject to an intercreditor agreement on terms reasonably satisfactory to the Administrative Agent and the Borrower and may be, at the option of the Administrative Agent and the Borrower, documented in a separate agreement or agreements), or be unsecured,

(D) if any such Replacement Revolving Facility is secured, it shall not be secured by any assets other than the Collateral,

(E) if any such Replacement Revolving Facility is guaranteed, it shall not be guaranteed by any Person other than one or more Loan Parties,

(F) any such Replacement Revolving Facility shall be subject to the same “ratability” provisions applicable to Extended Revolving Credit Commitments and Extended Revolving Loans provided for in the proviso in clause (ii) of Section 2.22(a), mutatis mutandis, to the same extent as if fully set forth herein,

(G) such Replacement Revolving Facilities shall have pricing (including interest, fees and premiums) and, subject to preceding clause (F), optional prepayment and redemption terms as may be agreed to by the Borrower and the lenders providing such Replacement Revolving Facilities,

(H) no Default under Sections 7.01(a), 7.01(f) or 7.01(g) or Event of Default shall exist immediately prior to or after giving effect to the effectiveness of such replacement, and

(I) the other terms and conditions of such Replacement Revolving Facility (excluding pricing, interest, fees, rate floors, premiums, optional prepayment or redemption terms, security and maturity date, subject to preceding clauses (B) through (G)) shall be substantially identical to, or (taken as a whole) no more favorable (as reasonably determined by the Borrower) to the lenders providing such Replacement Revolving Facility than those applicable to the Replaced Revolving Facility (other than any covenants or other provisions applicable only to periods after the Latest Maturity Date (in each case, as of the date of incurrence of such Replacement Revolving Facility)) or such Replacement Revolving Facility shall be on then-current market terms for such type of Indebtedness, and the Replaced Revolving Facility commitments shall be terminated, all Loans outstanding thereunder and all fees in connection therewith shall be paid in full, on the date such Replacement Revolving Facility is issued, incurred or obtained;

provided, further, that, in respect of each of clauses (i) and (ii) above, any Non-Debt Fund Affiliate and Debt Fund Affiliate shall (x) be permitted (without Administrative Agent consent) to provide such Replacement Term Loans, it being understood that in connection with such Replacement Term Loans, any such Non-Debt Fund Affiliate or Debt Fund Affiliate, as applicable, shall be subject to the restrictions applicable to such Persons under Section 9.05 as if such Replacement Term Loans were Term Loans and (y) Debt Fund Affiliates (but not Non-Debt Fund Affiliates) may provide any Replacement Revolving Facility.

Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be amended by the Borrower, the Administrative Agent and the lenders providing the relevant Replacement Term Loans or the Replacement Revolving Facility, as applicable, to the extent (but only to the extent) necessary to reflect the existence and terms of the Replacement Term Loans or the Replacement Revolving Facility, as applicable, incurred pursuant thereto (including any amendments necessary to treat the loans and commitments subject thereto as a separate “tranche” and “Class” of Loans, Commitments and Additional Commitments hereunder). The Borrower shall extend the opportunity to refinance or replace the then outstanding Loans and/or Commitments under the applicable Class to all applicable Lenders on a pro rata basis pursuant to a Refinancing Amendment and in accordance with this Section 9.02(c). It is understood that any Lender approached to provide all or a portion of Replacement Term Loans or any Replacement Revolving Facility may elect or decline, in its sole discretion, to provide such Replacement Term Loans or Replacement Revolving Facility.

Notwithstanding anything to the contrary contained in this Section 9.02 or any other provision of this Agreement or any other Loan Document, (i) guarantees, collateral security agreements, pledge agreements and related documents (if any) executed by the Loan Parties in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be amended, supplemented and/or waived with the consent of the Administrative Agent at the request of the Borrower without the input or need to obtain the consent of any other Lenders to (x) comply with Requirements of Law or advice of local counsel, (y) cure ambiguities, omissions or defects or (z) cause such guarantees, collateral security agreements, pledge agreement or other document to be consistent with this Agreement and the other Loan Documents, (ii) the Borrower and the Administrative Agent may, without the input or consent of any other Lender (other than the relevant Lenders (including Additional Lenders) providing Loans under such Sections), effect amendments to this Agreement and the other Loan Documents as may be necessary in the reasonable opinion of the Borrower and the Administrative Agent to effect the provisions of Sections 2.21, 2.22 or 9.02(c) (or any other provision specifying that any waiver, amendment or modification may be made with only the consent or approval of the Administrative Agent) and (iii) if the Administrative Agent and the Borrower have jointly identified any ambiguity, mistake, defect, inconsistency, obvious error or any error or omission of a technical nature or any necessary or desirable technical change, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision without the input or need to obtain the consent of any other Lenders.

Section 9.03. Expenses; Indemnity; Damage Waiver.

(a) The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by each Arranger, the Administrative Agent and their respective Affiliates (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one firm of outside counsel to all such Persons taken as a whole and, if necessary, of one local counsel in any relevant material jurisdiction to such Persons, taken as a whole) in connection with the syndication and distribution (including via the Internet or through a service such as Intralinks) of the Credit Facility, the preparation, execution, delivery and administration of the Loan Documents and related documentation, including in connection with any amendments, modifications or waivers of the provisions of any Loan Documents (whether or not the transactions contemplated thereby shall be consummated, but only to the extent such amendments, modifications or waivers were requested by the Borrower to be prepared) and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Arrangers or the Lenders and each of their respective Affiliates (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one firm of outside counsel to all such Persons taken as a whole and, if necessary, of one local counsel in any relevant material jurisdiction to such Persons, taken as a whole and, solely in the case of an actual or reasonably perceived conflict of interest, one additional counsel to all affected Persons taken as a whole and one additional local counsel in each relevant material jurisdiction to all affected Persons) in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder. Other than to the extent required to be paid on the Closing Date, all amounts due under this paragraph (a) shall be payable by the Borrower within 30 days of receipt of an invoice relating thereto, setting forth such expenses in reasonable detail and together with backup documentation supporting such reimbursement requests.

(b) The Borrower shall indemnify each Arranger, the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all Indemnitees taken as a whole and, solely in the case of an actual or potential conflict of interest, one additional counsel to all affected Indemnitees, taken as a whole, and, if reasonably necessary, one local counsel in any relevant material jurisdiction to all Indemnitees, taken as a whole and, solely in the case of an actual or potential conflict of interest, one additional local counsel to all affected Indemnitees, taken as a whole), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby (except for any Taxes (which shall be governed by Section 2.16), other than any Taxes that represent losses, claims or damages arising from any non-Tax claim), (ii) the use or the proposed use of the proceeds of the Loans, (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates) or (iv) any actual or alleged presence or Release or threat of Release of Hazardous Materials on, at, to or from any Mortgaged Property or other property currently or formerly owned or operated by any Loan Party or any Subsidiary, or any Environmental Liability; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or of any Affiliate of such Indemnitee or, to the extent such judgment finds such losses, claims, damages, liabilities or related expenses to have resulted from such Indemnitee’s material breach of the Loan Documents or (ii) arise out of any claim, litigation, investigation or proceeding brought by such Indemnitee (or its Related Parties) against another Indemnitee (or its Related Parties) (other than any claim, litigation, investigation or proceeding brought by or against the Administrative Agent or any Arranger, acting in its capacity as the Administrative Agent or as an Arranger) that does not involve any act or omission of any Sponsor, Holdings, the Borrower or any of its Subsidiaries. Each Indemnitee shall be obligated to refund or return any and all amounts paid by the Borrower pursuant to this Section 9.03(b) to such Indemnitee for any fees, expenses, or damages to the extent such Indemnitee is not entitled to payment of such amounts in accordance with the terms hereof. All amounts due under this paragraph (b) shall be payable by the Borrower within 30 days (x) after written demand thereof, in the case of any indemnification obligations and (y) in the case of reimbursement of costs and expenses, after receipt of an invoice relating thereto, setting forth such expenses in reasonable detail and together with backup documentation supporting such reimbursement requests.

(c) The Borrower shall not be liable for any settlement of any proceeding effected without its consent (which consent shall not be unreasonably withheld, delayed or conditioned), but if settled with the Borrower’s written consent, or if there is a final judgment against an Indemnitee in any such proceeding, the Borrower agrees to indemnify and hold harmless each Indemnitee to the extent and in the manner set forth above. The Borrower shall not, without the prior written consent of an Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened proceeding in respect of which indemnity could have been sought hereunder by such Indemnitee unless (i) such settlement includes an unconditional release of such Indemnitee from all liability or claims that are the subject matter of such proceeding and (ii) such settlement does not include any statement as to any admission of fault or culpability of any Indemnitee.

Section 9.04. Waiver of Claim. To the extent permitted by applicable law, no party to this Agreement shall assert, and each hereby waives, any claim against any other party hereto or any Related Party thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof, except, in the case of a claim by any Indemnitee against the Borrower, to the extent such damages would otherwise be subject to indemnification pursuant to the terms of Section 9.03.

Section 9.05. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) except as provided under Section 6.07, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section (any attempted assignment or transfer not complying with the terms of this Section shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Arrangers, the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans or Additional Commitments added pursuant to Section 2.21, 2.22 or 9.02(c) at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Borrower; provided that the Borrower shall have been deemed to have consented to any such assignment unless it shall have objected thereto by written notice to the Administrative Agent within ten Business Days after receiving written notice thereof; provided, further, that no consent of the Borrower shall be required (x) for an assignment to another Lender, an Affiliate of a Lender, an Approved Fund or (y) if an Event of Default under Section 7.01(a), Section 7.01(f) or Section 7.01(g) (solely with respect to the Borrower) has occurred and is continuing, any other Eligible Assignee; provided, further, without limitation of the foregoing, for purposes of primary syndication of the Term Loans, the Borrower shall not be required to execute any Assignment and Assumption; and

(B) the Administrative Agent; provided, that no consent of the Administrative Agent shall be required for (i) an assignment to another Lender, an Affiliate of a Lender or an Approved Fund or (ii) assignments made to Lenders as part of the primary syndication of the Term Loans.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to another Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Loans or commitments of any Class, the principal amount of Loans or commitments of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent and determined on an aggregate basis in the event of concurrent assignments to Related Funds or by Related Funds (as defined below)) shall not be less than $1,000,000 unless each of the Borrower and the Administrative Agent otherwise consent; provided, further, without limitation of the foregoing, for purposes of primary syndication of the Term Loans, neither the Borrower nor the Administrative Agent shall be required to execute any Assignment and Assumption;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent and which fee shall be waived in the case of any assignment by or to Goldman Sachs Lending Partners LLC or its Affiliate); and

(D) the Eligible Assignee, if it shall not be a Lender, shall deliver on or prior to the effective date of such assignment, to the Administrative Agent (1) an Administrative Questionnaire and (2) any IRS forms required under Section 2.16.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03 with respect to facts and circumstances occurring on or prior to the effective date of such assignment and subject to its obligations thereunder and under Section 9.13). If any such assignment by a Lender holding a Promissory Note hereunder occurs after the issuance of any Promissory Note hereunder to such Lender, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender such Promissory Note to the Administrative Agent for cancellation, and thereupon the Borrower shall issue and deliver a new Promissory Note, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new commitments and/or outstanding Loans of the assignee and/or the assigning Lender.

(iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders and their respective successors and assigns, and the commitment of, and principal amount of and interest on the

Loans to, each Lender pursuant to the terms hereof from time to time (the “Register”). Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower’s obligations in respect of such Loans. The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and, with respect to itself, any Lender, at any reasonable time and from time to time upon reasonable prior notice, provided that the information contained in the Register which is shared with each Lender (other than the Administrative Agent and its affiliates) shall be limited to the entries with respect to such Lender including the Commitment of, or principal amount of and stated interest on the Loans owing to such Lender.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Eligible Assignee, the Eligible Assignee’s completed Administrative Questionnaire and tax certifications required by Section 9.05(b)(ii)(D)(2) (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 9.05, if applicable, and any written consent to such assignment required by paragraph (b) of this Section 9.05, the Administrative Agent shall promptly accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(vi) By executing and delivering an Assignment and Assumption, the assigning Lender thereunder and the Eligible Assignee thereunder shall be deemed to confirm and agree with each other and the other parties hereto as follows: (A) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that the amount of its commitments, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Assumption, (B) except as set forth in clause (A) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (C) such assignee represents and warrants that it is an Eligible Assignee, legally authorized to enter into such Assignment and Assumption; (D) such assignee confirms that it has received a copy of this Agreement and the Intercreditor Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01(a) or (b), as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (E) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (F) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent, by the terms hereof, together with such powers as are reasonably incidental thereto; and (G) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(c) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent or any other Lender, sell participations to one or more banks or other entities (other than to any Disqualified Institution, any natural Person or, other than with respect to participations to Debt Fund Affiliates (any such participations to Debt Fund Affiliates being subject to the limitations set forth in Section 9.05(g)), the Investors, Holdings, the Borrower and its Subsidiaries or any of their respective Affiliates) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in (x) clause (A) to the first proviso to Section 9.02(b) that directly and adversely affects the Loans or commitments in which such Participant has an interest and (y) clauses (B)(1), (2) or (3) to the first proviso to Section 9.02(b). Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.14, 2.15 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent expressly acknowledging such Participant may receive a greater benefit. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16(f) and that it is subject to, and will comply with, Section 2.18 as though it were a Lender.

Each Lender that sells a participation shall, acting for this purpose as a non-fiduciary agent of the Borrower, maintain at one of its offices a copy of a register for the recordation of the names and addresses of each Participant and their respective successors and assigns, and principal amount of and interest on the Loans (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to any Participant’s interest in any Additional Commitment Loan or any other obligation under any Loan Document) to any Person except (i) to the extent that such disclosure is necessary to establish that such Additional Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the Treasury Regulations or (ii) if compelled by order of the court or other legal process. The entries in the Participant Register shall be conclusive absent manifest error, and each Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (other than to any Disqualified Institution or natural person) to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such

Lender, and this Section 9.05 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment or Additional Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 2.14, 2.15 or 2.16) and no SPC shall be entitled to any greater amount under Section 2.12, 2.13 or 2.14 or any other provision of this Agreement or any other Loan Document that the Granting Lender would have been entitled to receive, (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender) and (iii) the Granting Lender shall for all purposes including approval of any amendment, waiver or other modification of any provision of the Loan Documents, remain the Lender of record hereunder. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the U.S. or any state thereof; provided that (i) in the case of the Borrower, such SPC’s Granting Lender is in compliance in all material respects with its obligations to the Borrower hereunder and (ii) each Lender designating any SPC hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such SPC during such period of forbearance. In addition, notwithstanding anything to the contrary contained in this Section 9.05, any SPC may (i) with notice to, but without the prior written consent of, the Borrower or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

(f) (i) Any assignment by a Lender without the Borrower’s consent to a Disqualified Institution or, to the extent the Borrower’s consent is required under this Section 9.05, to any other Person, shall be null and void, and shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations. Any participation by a Lender (including any participation that is deemed to have occurred pursuant to the foregoing sentence of this clause (f)) without the Borrower’s consent to a Disqualified Institution or, to the extent the Borrower’s consent is required under this Section 9.05, to any other Person, shall be terminated and the Participant Register shall be modified to reflect such termination and shall be disclosed to the Borrower and the Administrative Agent. Upon the request of any Lender, the Borrower shall make available to such Lender the list of Disqualified Institutions provided to the Arrangers on or prior to the Closing Date, along with any additions to such list provided to the Administrative Agent made thereafter pursuant to the definition of “Disqualified Institutions.”

(ii) If any assignment or participation under this Section 9.05 is made to any Affiliate of any Disqualified Institution (other than any Bona Fide Debt Fund that is not itself a Disqualified Institution) without the Borrower’s prior written consent or any Disqualified Institution (any such Person, a “Disqualified Person”), then the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Person and the Administrative Agent, (A) terminate any Commitment of such Disqualified Person and repay all obligations of the Borrower owing to such Disqualified Person, (B) in the case of any outstanding Term Loans, purchase such Term Loans by paying the lesser of (x) par and (y) the amount that such Disqualified Person paid to acquire such Term Loans, in the case of clauses (x) and (y), plus accrued interest thereon, accrued fees an all other amounts payable to it hereunder and/or (C) require such Disqualified Person to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.05), all of its interests, rights and obligations under this Agreement to one or more Eligible Assignees; provided that (I) in the case of clause (B), the applicable Disqualified Person has received payment of an amount equal to the lesser of (1) par and (2) the amount that such Disqualified Person paid for the applicable Loans and participations in letters of credit and swingline Loans, if applicable, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the Borrower, (II) in the case of clauses (A) and (B), the Borrower shall be liable to the relevant Disqualified Person under Section 2.16 if any LIBO Rate Loan owing to such Disqualified Person is repaid or purchased other than on the last day of the Interest Period relating thereto and (III) in the case of clause (C), the relevant assignment shall otherwise comply with this Section 9.05 (except that (X) no registration and processing fee required under this Section 9.05 shall be required with any assignment pursuant to this paragraph and (Y) any Term Loan acquired by any Affiliated Lender pursuant to this paragraph will not be included in calculating compliance with the Affiliated Lender Cap for a period of 90 days following such transfer; provided that, to the extent the aggregate principal amount of Term Loans and Additional Term Loans held by Affiliated Lenders exceeds the Affiliated Lender Cap on the 91st day following such transfer, then such excess amount shall either be (x) contributed to Holdings, the Borrower or any of its subsidiaries and retired and cancelled immediately upon such contribution or (y) automatically cancelled). Nothing in this Section 9.05(f) shall be deemed to prejudice any right or remedy that Holdings or the Borrower may otherwise have at law or equity. Each Lender acknowledges and agrees that Holdings and its Subsidiaries will suffer irreparable harm if such Lender breaches any obligation under this Section 9.05 insofar as such obligation relates to any assignment, participation or pledge to any Affiliate of any Disqualified Institution without the Borrower’s prior written consent. Additionally, each Lender agrees that Holdings and/or the Borrower may seek to obtain specific performance or other equitable or injunctive relief to enforce this Section 9.05(f)(ii) against such Lender with respect to such breach without posting a bond or presenting evidence of irreparable harm.

(g) Notwithstanding anything to the contrary contained herein, any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Term Loans to an Affiliated Lender on a non-pro rata basis (A) through Dutch Auctions open to all applicable Lenders on a pro rata basis or (B) through open market purchases, in each case with respect to clauses (A) and (B), without the consent of the Administrative Agent; provided that:

(i) any Term Loans acquired by Holdings, the Borrower or any of their respective subsidiaries shall be retired and cancelled immediately upon the acquisition thereof; provided that upon any such retirement and cancellation of Indebtedness, the aggregate outstanding principal amount of the Term Loans or Additional Term Loans, as applicable, shall be deemed reduced by the full par value of the aggregate principal amount of the Term Loans or Additional Term Loans so retired and cancelled, and each principal repayment installment with respect to the Term Loans pursuant to Section 2.09(a) shall be reduced pro rata by the full par value of the aggregate principal amount of Term Loans so cancelled;

(ii) any Term Loans or Additional Term Loans acquired by any Non-Debt Fund Affiliate may (but shall not be required to) be contributed to Holdings, the Borrower or any of their subsidiaries for purposes of cancellation of such Indebtedness (it being understood that such Term Loans shall be retired and cancelled immediately upon such contribution); provided that upon such cancellation of Indebtedness, the aggregate outstanding principal amount of the Term Loans shall be deemed reduced, as of the date of such contribution, by the full par value of the aggregate principal amount of the Term Loans so contributed and cancelled, and each principal repayment installment with respect to the Term Loans pursuant to Section 2.09(a) shall be reduced pro rata by the full par value of the aggregate principal amount of Term Loans so contributed and cancelled;

(iii) the relevant Affiliated Lender and assigning Lender shall have executed an Affiliated Lender Assignment and Assumption;

(iv) each Lender participating in any assignment to Affiliated Lenders acknowledges and agrees that in connection with such assignment, (A) the Affiliated Lenders may have, and later may come into possession of Excluded Information, (B) such Lender has independently and, without reliance on the Affiliated Lenders or any of their Subsidiaries, or Holdings, the Borrower or any of their respective Subsidiaries, the Administrative Agent, the Arrangers or any other Related Parties, made its own analysis and determination to participate in such assignment notwithstanding such Lender’s lack of knowledge of the Excluded Information, (C) none of the Affiliated Lenders or any of their Subsidiaries, or Holdings, the Borrower or any of their respective Subsidiaries shall be required to make any representation that it is not in possession of Excluded Information, (D) none of the Affiliated Lenders or any of their Subsidiaries, or Holdings, the Borrower or their respective Subsidiaries, the Administrative Agent, the Arrangers or any other Related Parties shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against the Affiliated Lenders and any of their Subsidiaries, and Holdings, the Borrower and their respective Subsidiaries, the Administrative Agent, the Arrangers and any other Related Parties, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information and (E) that the Excluded Information may not be available to the Administrative Agent or the other Lenders;

(v) after giving effect to such assignment and to all other assignments to all Affiliated Lenders, the aggregate principal amount of all Term Loans and Additional Term Loans then held by all Affiliated Lenders shall not exceed 25.0% of the aggregate principal amount of the Term Loans and Additional Term Loans then outstanding (after giving effect to any substantially simultaneous cancellations thereof) (the “Affiliated Lender Cap”); provided that each of the parties hereto agrees and acknowledges that the Administrative Agent shall not be liable for any losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever incurred or suffered by any Person in connection with any compliance or non-compliance with this clause (g)(v) or any purported assignment exceeding such percentage (it being understood and agreed that the cap set forth in this clause (v) is intended to apply to any Loans made available by Affiliated Lenders by means other than formal assignment (e.g., as a result of an acquisition of another Lender (other than a Debt Fund Affiliate) by an Affiliated Lender or the provision of Additional Term Loans by an Affiliated Lender); provided further, except as specifically set forth in clause (f), that to the extent that any assignment to any Affiliated Lender would result in the aggregate principal amount of all Term Loans and Additional Term Loans held by Affiliated Lenders exceeding the Affiliated Lender Cap (after giving effect to any substantially simultaneous cancellations thereof), the assignment of the relevant excess amount shall be automatically cancelled;

(vi) in connection with any assignment effected pursuant to a Dutch Auction and/or open market purchase conducted by Holdings, the Borrower or any of its subsidiaries, (A) the relevant Person may not use the proceeds of any Revolving Facility, any Incremental Revolving Facility, any Extended Revolving Credit Commitment or any Replacement Revolving Facility to fund such assignment and (B) no Default or Event of Default shall have occurred and be continuing at the time of acceptance of bids for the Dutch Auction or the confirmation of such open market purchase;

(vii) in connection with each assignment pursuant to this clause (g), the Administrative Agent shall have been provided written notice in connection with each assignment to an Affiliated Lender or a Person that upon effectiveness of such assignment would constitute an Affiliated Lender with respect to the identity of such Affiliated Lender and the amount of the Loans being assigned thereto;

(viii) by its acquisition of Term Loans or Additional Term Loans, an Affiliated Lender shall be deemed to have acknowledged and agreed that:

(A) the Term Loans and Additional Term Loans held by such Affiliated Lender shall be disregarded in both the numerator and denominator in the calculation of Required Lenders or any other Lender vote (or the Term Loans and Additional Term Loans held by such Affiliated Lender shall be deemed to be voted pro rata along with the other Lenders that are not Affiliated Lenders), except that such Affiliated Lender shall have the right to vote (and the Term Loans and Additional Term Loans held by such Affiliated Lender shall not be so disregarded) with respect to any amendment, modification, waiver, consent or other action that requires the vote of all Lenders or all Lenders directly and adversely affected thereby, as the case may be; provided that no amendment, modification, waiver, consent or other action shall (1) disproportionately affect such Affiliated Lender in its capacity as a Lender as compared to other Lenders of the same Class that are not Affiliated Lenders or (2) deprive any Affiliated Lender of its share of any payments which the Lenders are entitled to share on a pro rata basis hereunder, in each case without the consent of such Affiliated Lender; and

(B) Affiliated Lenders, solely in their capacity as an Affiliated Lender, will not be entitled to (i) attend (including by telephone) or participate in any meeting or discussions (or portion thereof) among the Administrative Agent or any Lender or among Lenders to which the Loan Parties or their representatives are not invited or (ii) receive any information or material prepared by the Administrative Agent or any Lender or any communication by or among the Administrative Agent and one or more Lenders, except to the extent such information or materials have been made available by the Administrative Agent or any Lender to any Loan Party or its representatives (and in any case, other than the right to receive notices of Borrowings, prepayments and other administrative notices in respect of its Term Loans or Additional Term Loans required to be delivered to Lenders pursuant to Article 2).

Notwithstanding anything to the contrary contained herein, any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Term Loans or Additional Term Loans to a Debt Fund Affiliate, and any Debt Fund Affiliate may, from time to time, purchase Term Loans or Additional Term Loans, (x) on a non-pro rata basis through Dutch Auctions open to all applicable Lenders or (y) on a non-pro rata basis through open market purchases without the consent of the Administrative Agent, in each case, without the necessity of meeting the requirements set forth in (or being subject to the restriction of) subclauses (i) through (viii) of this clause (g); provided that the Term Loans and Additional Term Loans of any Debt Fund Affiliates shall not account for more than 49.9% of the amounts included in determining whether the Required Lenders have (A) consented to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, or subject to the immediately succeeding paragraph, any plan of reorganization pursuant to the Bankruptcy Code, (B) otherwise acted on any matter related to any Loan Document or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document. Any Term Loans or Additional Term Loans acquired by any Debt Fund Affiliate may (but shall not be required to) be contributed to Holdings, the Borrower or any of its subsidiaries for purposes of cancellation of such Indebtedness (it being understood that such Term Loans or Additional Term Loans so contributed shall be retired and cancelled immediately upon such contribution); provided that upon such cancellation of Indebtedness, the aggregate outstanding principal amount of the Term Loans or Additional Term Loans shall be deemed reduced, as of the date of such contribution, by the full par value of the aggregate principal amount of the Term Loans or Additional Term Loans so contributed and cancelled, and each principal repayment installment with respect to the Term Loans pursuant to Section 2.09(a) shall be reduced pro rata by the full par value of the aggregate principal amount of Term Loans so contributed and cancelled.

Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, each Affiliated Lender hereby agrees that, if a proceeding under any Debtor Relief Law shall be commenced by or against the Borrower or any other Loan Party at a time when such Lender is an Affiliated Lender, such Affiliated Lender irrevocably authorizes and empowers the Administrative Agent to vote on behalf of such Affiliated Lender with respect to the Term Loans or Additional Term Loans held by such Affiliated Lender in any manner in the Administrative Agent’s sole discretion, unless the Administrative Agent instructs such Affiliated Lender to vote, in which case such Affiliated Lender shall vote with respect to the Term Loans or Additional Term Loans held by it as the Administrative Agent directs; provided that (a) such Affiliated Lender shall be entitled to vote in accordance with its sole discretion (and not in accordance with the direction of the Administrative Agent) and (b) the Administrative Agent shall not be entitled to vote on behalf of such Affiliated Lender, in each case, in connection with any matter to the extent any such matter proposes to treat any Obligations held by such Affiliated Lender in a manner that is different than the proposed treatment of similar Obligations held by Lenders that are not Affiliates of the Borrower. Each Affiliated Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Affiliated Lender’s attorney-in-fact, with full authority in the place and stead of such Affiliated Lender and in the name of such Affiliated Lender (solely in respect of Term Loans or Additional Term Loans and participations therein and not in respect of any other claim or status such Affiliated Lender may otherwise have), from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of (but subject to the limitations set forth in) this paragraph.

Section 9.06. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until the Termination Date. The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of any Additional Commitments, the occurrence of the Termination Date or the termination of this Agreement or any provision hereof but in each case, subject to the limitations set forth in this Agreement.

Section 9.07. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and the Engagement Letter and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by Holdings, the Borrower, the Subsidiaries of the Borrower party hereto and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of an original executed counterpart of this Agreement.

Section 9.08. Severability. To the extent permitted by law, any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.09. Right of Setoff. If an Event of Default shall have occurred and be continuing, upon the written consent of the Administrative Agent, each Lender and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by the Administrative Agent or such Lender or Affiliate (including by branches and agencies of the Administrative Agent or such Lender, wherever located) to or for the credit or the account of the Borrower or any Loan Guarantor against any of and all the Secured Obligations held by the Administrative Agent or such Lender or Affiliate, irrespective of whether or not the Administrative Agent or such Lender or Affiliate shall have made any demand under the Loan Documents and although such obligations may be unmatured. Any applicable Lender or Affiliate shall promptly notify the Borrower and the Administrative Agent of such set-off or application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section. The rights of each Lender, the Administrative Agent and each Affiliate under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender, Administrative Agent or Affiliate may have.

Section 9.10. Governing Law; Jurisdiction; Consent to Service of Process.

(a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN THE OTHER LOAN DOCUMENTS), WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

(b) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK (OR ANY APPELLATE COURT THEREFROM) OVER ANY SUIT, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND AGREES THAT ALL CLAIMS

IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL (EXCEPT AS PERMITTED BELOW) BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, FEDERAL COURT. THE PARTIES HERETO AGREE THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL ADDRESSED TO SUCH PERSON SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PERSON FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY HERETO AGREES THAT THE ADMINISTRATIVE AGENT AND THE LENDERS RETAIN THE RIGHT TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION SOLELY IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY COLLATERAL DOCUMENT.

(c) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY CLAIM OR DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT.

(d) TO THE EXTENT PERMITTED BY LAW, EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL) DIRECTED TO IT AT ITS ADDRESS FOR NOTICES AS PROVIDED FOR IN SECTION 9.01. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY LOAN DOCUMENT THAT SERVICE OF PROCESS WAS INVALID AND INEFFECTIVE. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 9.11. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.12. Headings. Article and Section headings and the table of contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.13. Confidentiality. The Administrative Agent, each Lender and each Arranger agrees (and each Lender agrees to cause its SPC, if any) to maintain the confidentiality of the Confidential Information (as defined below), except that Confidential Information may be disclosed (a) to its and its Affiliates’ directors (or equivalent managers), officers, employees, independent auditors, or other agents, experts and advisors, including accountants, legal counsel and other advisors (collectively, the “Representatives”) on a “need to know” basis solely in connection with the transactions completed hereby and who are informed of the confidential nature of such Confidential Information and are or have been advised of their obligation to keep such Confidential Information of this type confidential; provided that such Person shall be responsible for its Affiliates’ and their Representatives’ compliance with this paragraph, (b) upon the demand or request of any regulatory (including any self-regulatory body, such as the National Association of Insurance Commissioners), governmental or administrative authority purporting to have jurisdiction over such Person or its Affiliates (in which case such Person shall use commercially reasonable efforts to ensure that any such information so disclosed is accorded confidential treatment at the Borrower’s sole expense and shall inform the Borrower promptly in advance thereof, in each case, except with respect to any audit or examination conducted by bank accountants or any Governmental Authority exercising examination or regulatory authority, to the extent practicable and permitted by law), (c) to the extent compelled by legal process in, or reasonably necessary to, the defense of such legal, judicial or administrative proceeding, in any legal, judicial or administrative proceeding or otherwise as required by applicable Requirements of Law, rule or regulation (in which case such Person shall (i) to the extent practicable and permitted by law, inform the Borrower promptly in advance thereof and (ii) use commercially reasonable efforts to ensure that any such information so disclosed is accorded confidential treatment at the Borrower’s sole expense), (d) in connection with the exercise of any remedies hereunder or under any other Loan Document or the enforcement of rights hereunder or thereunder, (e) to any other party to this Agreement, (f) subject to an acknowledgment and agreement by such recipient that such information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as is otherwise reasonably acceptable to the Borrower, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement, including any SPC (in each case other than a Disqualified Institution), (ii) any pledgee referred to in Section 9.05 or (iii) any actual or prospective, direct or indirect contractual counterparty (or its advisors) to any Derivative Transaction (including any credit default swap) or similar derivative product relating to the Loan Parties and their obligations subject to acknowledgment and agreement by such recipient that such information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as is otherwise reasonably acceptable to the Borrower), (g) with the prior written consent of the Borrower, (h) to Moody’s or S&P in connection with obtaining ratings for the Borrower or the Credit Facility, (i) to the extent applicable and reasonably necessary or advisable, for purposes of establishing a “due diligence” defense, (j) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans and (k) to the extent such Confidential Information (X) becomes publicly available other than as a result of a breach of this Section by such Person, its Affiliates or their respective Representatives or (Y) becomes available to the Administrative Agent or any Lender on a non-confidential basis other than as a result of a breach of this Section from a source other than a Loan Party. For the purposes of this Section, “Confidential Information” means all information received relating to the Loan Parties and/or any of their subsidiaries and their respective businesses, any Sponsor or the Transactions (including any information obtained by the Administrative Agent, any Lender or any Arranger, or any of their respective Affiliates or Representatives, based on a review of the books and records relating to Holdings and/or any of its subsidiaries and their respective Affiliates from time to time, including prior to the date hereof) other than any such information that is or becomes publicly available to the Administrative Agent, any Arranger or any Lender on a non-confidential basis prior to disclosure by any Loan Party. For the avoidance of doubt, in no event shall any disclosure of such Confidential Information be made to any Disqualified Institution (which was a Disqualified Institution at the time such disclosure was made).

Section 9.14. No Fiduciary Duty. Each of the Administrative Agent, the Arrangers and each Lender and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their respective Affiliates. Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and any Loan Party, its respective stockholders or its respective Affiliates, on the other. The Loan Parties acknowledge and agree that: (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and each Loan Party, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its respective stockholders or its respective Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its respective stockholders or its respective Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of such Loan Party, its respective management, stockholders, creditors or any other Person. Each Loan Party acknowledges and agrees that such Loan Party has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Loan Party agrees that it will not claim that any Lender owes a fiduciary or similar duty to such Loan Party in connection with such transaction or the process leading thereto.

Section 9.15. Several Obligations; Violation of Law. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder.

Section 9.16. USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower and each Loan Guarantor, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify the Loan Parties in accordance with the USA PATRIOT Act. This notice is given in accordance with the requirements of the USA PATRIOT Act and is effective as to the Administrative Agent and each Lender. Each of the Borrower and each Loan Party hereby acknowledges and agrees that the Administrative Agent shall be permitted to share any or all such information provided to the Administrative Agent pursuant to the USA PATRIOT Act with the Lenders.

Section 9.17. Disclosure. Each Loan Party and each Lender hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.

Section 9.18. Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession. Should any Lender (other than the Administrative Agent) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent thereof; and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

Section 9.19. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 9.20. Intercreditor Agreement. REFERENCE IS MADE TO THE INTERCREDITOR AGREEMENT. EACH LENDER HEREUNDER (a) CONSENTS TO THE SUBORDINATION OF LIENS PROVIDED FOR IN THE INTERCREDITOR AGREEMENT, (b) AGREES THAT IT WILL BE BOUND BY AND WILL TAKE NO ACTIONS CONTRARY TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND (c) AUTHORIZES AND INSTRUCTS THE ADMINISTRATIVE AGENT TO ENTER INTO THE INTERCREDITOR AGREEMENT AS “FIRST LIEN REPRESENTATIVE” AND ON BEHALF OF SUCH LENDER. THE PROVISIONS OF THIS SECTION 9.20 ARE NOT INTENDED TO SUMMARIZE ALL RELEVANT PROVISIONS OF THE INTERCREDITOR AGREEMENT, THE FORM OF WHICH IS ATTACHED AS AN EXHIBIT TO THIS AGREEMENT. REFERENCE MUST BE MADE TO THE INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS AFFILIATES MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE INTERCREDITOR AGREEMENT. THE FOREGOING PROVISIONS ARE INTENDED AS AN INDUCEMENT TO THE LENDERS UNDER THE REVOLVING CREDIT AGREEMENT TO EXTEND CREDIT AND SUCH LENDERS ARE INTENDED THIRD PARTY BENEFICIARIES OF SUCH PROVISIONS AND THE PROVISIONS OF THE INTERCREDITOR AGREEMENT.

Section 9.21. Conflicts. Notwithstanding anything to the contrary contained herein, in any other Loan Document (but excluding the Intercreditor Agreement), in the event of any conflict or inconsistency between this Agreement and any other Loan Document (excluding the Intercreditor Agreement), the terms of this Agreement shall govern and control; provided that in the case of any conflict or inconsistency between the Intercreditor Agreement and any other Loan Document, the terms of the Intercreditor Agreement shall govern and control.

ARTICLE 10 LOAN GUARANTY

Section 10.01. Guaranty. Each Loan Guarantor hereby agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to the Administrative Agent for the ratable benefit of the Secured Parties, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations and all costs and expenses including, without limitation, all court costs and attorneys’ and paralegals’ fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by the Administrative Agent and the Lenders in endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, the Borrower, any Loan Guarantor or any other guarantor of all or any part of the Secured Obligations (such costs and expenses, together with the Secured Obligations, collectively the “Guaranteed Obligations”). Each Loan Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Secured Party that extended any portion of the Guaranteed Obligations.

Section 10.02. Guaranty of Payment. This Loan Guaranty is a guaranty of payment and not of collection. Each Loan Guarantor waives any right to require the Administrative Agent or any Lender to sue the Borrower, any Loan Guarantor, any other guarantor, or any other Person obligated for all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

Section 10.03. No Discharge or Diminishment of Loan Guaranty.

(a) Except as otherwise provided for herein, the obligations of each Loan Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of the Borrower or any other guarantor of or other Person liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party, or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Loan Guarantor may have at any time against any Obligated Party, the Administrative Agent, any Lender or any other Person, whether in connection herewith or in any unrelated transactions.

(b) The obligations of each Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.

(c) Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Administrative Agent or any Secured Party to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for the obligations of the Borrower for all or any part of the Guaranteed Obligations or any obligations of any other guarantor of or other Person liable for any of the Guaranteed Obligations; (iv) any action or failure to act by the Administrative Agent or any Secured Party with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of the Guaranteed Obligations).

Section 10.04. Defenses Waived. To the fullest extent permitted by applicable law, each Loan Guarantor hereby waives any defense based on or arising out of any defense of the Borrower or any Loan Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of the Borrower or any Loan Guarantor, other than the indefeasible payment in full in cash of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Obligated Party, or any other Person. Each Loan Guarantor confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder. The Administrative Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Loan Guarantor under this Loan Guaranty except to the extent the Guaranteed Obligations have been fully and indefeasibly paid in cash. To the fullest extent permitted by applicable law, each Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security.

Section 10.05. Rights of Subrogation. No Loan Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against any Loan Party, or any collateral, until the Loan Parties and the Loan Guarantors have fully performed all their obligations to the Administrative Agent and the Lenders.

Section 10.06. Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of the Borrower or otherwise, each Loan Guarantor’s obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Administrative Agent and the Lenders are in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Loan Guarantors forthwith on demand by the Lender.

Section 10.07. Information. Each Loan Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Loan Guarantor assumes and incurs under this Loan Guaranty, and agrees that none of the Administrative Agent, any Lender or any other Secured Party shall have any duty to advise any Loan Guarantor of information known to it regarding those circumstances or risks.

Section 10.08. Taxes. All payments of the Guaranteed Obligations will be made by each Loan Guarantor free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Loan Guarantor shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) such Loan Guarantor shall make such deductions and (c) such Loan Guarantor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

Section 10.09. Maximum Liability. The provisions of this Loan Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, Federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Loan Guarantor under this Loan Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Loan Guarantor’s liability under this Loan Guaranty, then, notwithstanding any other provision of this Loan Guaranty to the contrary, the amount of such liability shall, without any further action by the Loan Guarantors or the Secured Parties, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Loan Guarantor’s “Maximum Liability”). This Section with respect to the Maximum Liability of each Loan Guarantor is intended solely to preserve the rights of the Lenders to the maximum extent not subject to avoidance under applicable law, and no Loan Guarantor nor any other person or entity shall have any right or claim under this Section with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Loan Guarantor hereunder shall not be rendered voidable under applicable law. Each Loan Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Loan Guarantor without impairing this Loan Guaranty or affecting the rights and remedies of the Secured Parties hereunder; provided that nothing in this sentence shall be construed to increase any Loan Guarantor’s obligations hereunder beyond its Maximum Liability. Notwithstanding anything to the contrary herein, the Borrower shall be liable for all Loans made to it without reduction.

Section 10.10. Contribution. In the event any Loan Guarantor (a “Paying Guarantor”) shall make any payment or payments under this Loan Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Loan Guaranty, each other Loan Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Guarantor Percentage” of such payment or payments made, or losses suffered, by such Paying Guarantor. For purposes of this Article 10, each Non-Paying Guarantor’s “Guarantor Percentage” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (a) such Non-Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from the Borrower after the date hereof (whether by loan, capital infusion or by other means) to (b) the aggregate Maximum Liability of all Loan Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Loan Guarantor, the aggregate amount of all monies received by such Loan Guarantors from the Borrower after the date hereof (whether by loan, capital infusion or by other means). Nothing in this provision shall affect any Loan Guarantor’s several liability for the entire amount of the Guaranteed Obligations (up to such Loan Guarantor’s Maximum Liability). Each of the Loan Guarantors covenants and agrees that its right to receive any contribution under this Loan Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the payment in full in cash of the Guaranteed Obligations. This provision is for the benefit of both the Administrative Agent, the Secured Parties and the Loan Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

Section 10.11. Liability Cumulative. The liability of each Loan Party as a Loan Guarantor under this Article 10 is in addition to and shall be cumulative with all liabilities of each Loan Party to the Administrative Agent and the Lenders under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

Section 10.12. Commodity Exchange Act Keepwell. Each Loan Party that is a Qualified ECP when its guaranty of or grant of Lien as security for a Hedge Obligation becomes effective hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide funds or other support to each Specified Loan Party with respect to such Hedge Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Hedge Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP’s obligations and undertakings under this Section 10.12 voidable under any applicable fraudulent transfer or conveyance act). The obligations and undertakings of each Qualified ECP under this Section shall remain in full force and effect until all Secured Obligations are paid in full and all of the Lenders’ Commitments are terminated. Each Loan Party intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support or other agreement” for the benefit of, each Loan Party for all purposes of the Commodity Exchange Act.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:

INTERLINE BRANDS, INC., a New Jersey corporation

By:	/s/ John K. Bakewell
Name:	John K. Bakewell
Title:	Chief Financial Officer

HOLDINGS:

INTERLINE BRANDS, INC., a Delaware corporation

By:	/s/ John K. Bakewell
Name:	John K. Bakewell
Title:	Chief Financial Officer

[Signature Page to First Lien Credit Agreement]

SUBSIDIARY GUARANTORS:

WILMAR FINANCIAL, INC., a Delaware corporation

By:	/s/ John K. Bakewell
Name:	John K. Bakewell
Title:	President and Chief Financial Officer

GLENWOOD ACQUISITION LLC, a Delaware limited liability company

By:	/s/ Kenneth D. Sweder
Name:	Kenneth D. Sweder
Title:	President

JANPAK, LLC, a West Virginia limited liability company

By:	/s/ Kenneth D. Sweder
Name:	Kenneth D. Sweder
Title:	President

JANPAK OF TEXAS, LLC, a Texas limited liability company

By:	/s/ Kenneth D. Sweder
Name:	Kenneth D. Sweder
Title:	President

JANPAK OF SOUTH CAROLINA, LLC, a South Carolina limited liability company

By:	/s/ Kenneth D. Sweder
Name:	Kenneth D. Sweder
Title:	President

ZIP TECHNOLOGY, LLC, a West Virginia limited liability company

By:	/s/ Kenneth D. Sweder
Name:	Kenneth D. Sweder
Title:	President

IBI MERCHANDISING SERVICES, INC., a Delaware corporation

By:	/s/ Anthony Scott
Name:	Anthony Scott
Title:	President and Secretary

[Signature Page to First Lien Credit Agreement]

BARCLAYS BANK PLC, individually, as Administrative Agent

By:	/s/ Craig Malloy
Name:	Craig Malloy
Title:	Director

GOLDMAN SACHS LENDING PARTNERS LLC,
as a Lender

By:	/s/ Charles D. Johnston
Name:	Charles D. Johnston
Title:	Authorized Signatory

[Signature Page to First Lien Credit Agreement]

Schedule 1.01(a)

COMMITMENT SCHEDULE

Lender	Commitment
Goldman Sachs Lending Partners LLC	$350,000,000

1

Schedule 1.01(b)

DISQUALIFIED INSTITUTIONS

Bulldog Investors

QVT Financial LP

2

Schedule 1.01(c)

MORTGAGED PROPERTIES

None.

3

Schedule 3.05

REAL PROPERTY

Obligor	Address	City	State	Zip Code	Owned/ Leased
Interline Brands, Inc. (NJ)	521 N Oliver Road	Montgomery	AL	36116	Lease
Interline Brands, Inc. (NJ)	1590 East Riverview Drive	Phoenix	AZ	85034	Lease
Interline Brands, Inc. (NJ)	5961 Outfall Circle	Sacramento	CA	95828	Lease
Interline Brands, Inc. (NJ)	1110 E Mill Street	San Bernardino	CA	92408	Lease
Interline Brands, Inc. (NJ)	650 Brennan St.	San Jose	CA	95131	Lease
Interline Brands, Inc. (NJ)	6881 District Blvd. #F	Bakersfield	CA	93313	Lease
Interline Brands, Inc. (NJ)	230 Harris Avenue, #11	Sacramento	CA	95838	Lease
Interline Brands, Inc. (NJ)	1155 East North Avenue, Suite 104	Fresno	CA	93725	Lease
Interline Brands, Inc. (NJ)	7345 Mission Gorge Road	San Diego	CA	92123	Lease
Interline Brands, Inc. (NJ)	5635 Union Pacific Ave.	Commerce	CA	90022	Lease
Interline Brands, Inc. (NJ)	295 71st Avenue	Greeley	CO	80634	Lease
Interline Brands, Inc. (NJ)	1107 South Santa Fe Avenue	Pueblo	CO	81006	Lease
Interline Brands, Inc. (NJ)	1953 Gun Club Rd.	Aurora	CO	80019	Lease
Interline Brands, Inc. (NJ)	2414 4th Ave	Greeley	CO	80631	Lease
Interline Brands, Inc. (NJ)	1301 South Jason Street, Unit C	Denver	CO	80223	Lease
Interline Brands, Inc. (NJ)	701 San Marco Blvd.	Jacksonville	FL	32207	Lease
Interline Brands, Inc. (NJ)	801 W. Bay Street	Jacksonville	FL	32204	Own
Interline Brands, Inc. (NJ)	3031 N. Andrews Ave	Pompano Beach	FL	33064	Lease
Interline Brands, Inc. (NJ)	12180 Metro Parkway	Ft. Meyers	FL	33912	Lease
Interline Brands, Inc. (NJ)	1919 NW 82nd Avenue	Doral	FL	33126	Lease
Interline Brands, Inc. (NJ)	4071-4075 Seaboard Road	Orlando	FL	32808	Lease
Interline Brands, Inc. (NJ)	207 Kelsey Lane - Suite A	Tampa	FL	33619	Lease
Interline Brands, Inc. (NJ)	3215 SW 22nd Street	Pembroke Pines	FL	33023	Lease
Interline Brands, Inc. (NJ)	1500 N Florida Mango Rd. Suite 1	West Palm Beach	FL	33409	Lease
Interline Brands, Inc. (NJ)	4601 Bull’s Bay Hwy	Jacksonville	FL	32219	Lease
Interline Brands, Inc. (NJ)	2001 NW 25th Avenue	Pompano Beach	FL	33069	Lease
Interline Brands, Inc. (NJ)	1500 Beach Boulevard, Suites 314-318	Jacksonville beach	FL	32250	Lease

4

Obligor	Address	City	State	Zip Code	Owned/ Leased
Interline Brands, Inc. (NJ)	6425 Southpoint Pkwy	Jacksonville	FL	32216	Lease
Interline Brands, Inc. (NJ)	6875C Best Friend Road Suite 100	Doraville	GA	30340	Lease
Interline Brands, Inc. (NJ)	400 Perimeter Center Place	Atlanta	GA	30328	Lease
Interline Brands, Inc. (NJ)	11159 Aurua Avenue	Urbandale	IA	50322	Lease
Interline Brands, Inc. (NJ)	304 S. 20th Street	Fairfield	IA	52556	Lease
Interline Brands, Inc. (NJ)	1223 West 76th Street	Davenport	IA	52806	Lease
Interline Brands, Inc. (NJ)	4840 Colt Road	Rockford	IL	61109	Lease
Interline Brands, Inc. (NJ)	8700 N. Allen Road	Peoria	IL	61612	Lease
Interline Brands, Inc. (NJ)	2401 West Herrin Ave	Herrin	IL	62948	Lease
Interline Brands, Inc. (NJ)	1100 North Lombard RD	Lombard	IL	60148	Lease
Interline Brands, Inc. (NJ)	8707 North By N.E. Blvd. #300	Fishers	IN	46038	Lease
Interline Brands, Inc. (NJ)	10806 West 78th Street	Shawnee	KS	66214	Lease
Interline Brands, Inc. (NJ)	4829 Jennings Lane	Louisville	KY	40218	Lease
Interline Brands, Inc. (NJ)	1800 Research Drive	Louisville	KY	40299	Own
Interline Brands, Inc. (NJ)	601 Edwards Avenue Suite B	Harahan	LA	70123	Lease
Interline Brands, Inc. (NJ)	26 Millbury St	Auburn	MA	1501	Lease
Interline Brands, Inc. (NJ)	378 Commercial Street Unit C	Malden	MA	2148	Lease
Interline Brands, Inc. (NJ)	13201 Mid Atlantic Blvd.	Laurel	MD	21075	Lease
Interline Brands, Inc. (NJ)	6635 Business Parkway, Suite 200	Elkridge	MD	21075	Lease
Interline Brands, Inc. (NJ)	23975 Research Drive	Farmington Hills	MI	48335	Lease
Interline Brands, Inc. (NJ)	26411 Crestview Court	Farmington Hills	MI	48335	Lease
Interline Brands, Inc. (NJ)	23028 Commerce Drive	Farmington Hills	MI	48335	Lease
Interline Brands, Inc. (NJ)	1930 Energy Park Drive	St. Paul	MN	55108	Lease
Interline Brands, Inc. (NJ)	8461 Mid County Industrial Dr.	St. Louis	MO	63114	Lease
Interline Brands, Inc. (NJ)	312 1st Ave S	Great Falls	MT	59403	Lease
Interline Brands, Inc. (NJ)	2205 South Ave W	Missoula	MT	59801	Lease
Interline Brands, Inc. (NJ)	7010-A Reames Road	Charlotte	NC	28216	Lease
Interline Brands, Inc. (NJ)	407 Glasgow	Aberdeen	NC	28315	Lease
Interline Brands, Inc. (NJ)	6260 Abbott Drive	Omaha	NE	68110	Lease
Interline Brands, Inc. (NJ)	4616 Pierce Drive	Lincoln	NE	68504	Lease

5

Obligor	Address	City	State	Zip Code	Owned/ Leased
Interline Brands, Inc. (NJ)	804 East Gate Drive	Mt Laurel	NJ	8057	Lease
Interline Brands, Inc. (NJ)	1 Avenue A	Carlsdadt	NJ	7072	Lease
Interline Brands, Inc. (NJ)	515 Heron Drive Pureland Industrial Park	Swedesboro	NJ	8085	Lease
Interline Brands, Inc. (NJ)	4031 Industrial Center Dr. #701	North Las Vegas	NV	89030	Lease
Interline Brands, Inc. (NJ)	Tower 1, Suite 406	Las Vegas	NV	89106	Lease
Interline Brands, Inc. (NJ)	5585 S. Valley View Blvd., Suite 3	Las Vegas	NV	89118	Lease
Interline Brands, Inc. (NJ)	570 Taxter Road	Elmsford	NY	10523	Lease
Interline Brands, Inc. (NJ)	77 Rodeo Drive	Brentwood	NY	11717	Own
Interline Brands, Inc. (NJ)	2395 International St.	Columbus	OH	43228	Lease
Interline Brands, Inc. (NJ)	7640 Hub Prkwy	Valley View	OH	44125	Lease
Interline Brands, Inc. (NJ)	3225 Chester Avenue	Cleveland	OH	44114	Lease
Interline Brands, Inc. (NJ)	4650 Lake Forest Dr. Suite 400	Cincinnati	OH	45242	Lease
Interline Brands, Inc. (NJ)	5727 South Lewis Ave, Suite 705	Tulsa	OK	74105	Lease
Interline Brands, Inc. (NJ)	1830 N 109th East Ave	Tulsa	OK	74116	Lease
Interline Brands, Inc. (NJ)	7933 S. W. 34th Street	Oklahoma City	OK	73179	Lease
Interline Brands, Inc. (NJ)	3989 Crater Lake Highway	Medford	OR	97504	Lease
Interline Brands, Inc. (NJ)	700 Conger Street	Eugene	OR	97402	Lease
Interline Brands, Inc. (NJ)	2921 22nd Street SE	Salem	OR	97302	Lease
Interline Brands, Inc. (NJ)	10608 SW Industrial Way	Tualatin	OR	97062	Lease
Interline Brands, Inc. (NJ)	133 Westgate Drive	Beaver Falls	PA	15010	Lease
Interline Brands, Inc. (NJ)	33 Runway Drive	Levittown	PA	19057	Lease
Interline Brands, Inc. (NJ)	1500 Spring Garden St. 3rd floor	Philadelphia	PA	19130	Lease
Interline Brands, Inc. (NJ)	Calle C Lot 3 Corujo Ind. Park Hato Tejas	Bayamon	PR	956	Lease
Interline Brands, Inc. (NJ)	1307 National Cemetery	Florence	SC	29506	Lease
Interline Brands, Inc. (NJ)	2701 Eugenia Avenue	Nashville	TN	37211	Lease
Interline Brands, Inc. (NJ)	50 Teledyne Place	LaVergne	TN	37086	Lease
Interline Brands, Inc. (NJ)	7110 Old Katy Road	Houston	TX	77024	Lease
Interline Brands, Inc. (NJ)	3115 N. Great Southwest Parkway, Suite 100	Grand Prairie	TX	75050	Lease

6

Obligor	Address	City	State	Zip Code	Owned/ Leased
Interline Brands, Inc. (NJ)	4740 Perrin Creek Suite 400	San Antonio	TX	78217	Lease
Interline Brands, Inc. (NJ)	7145 Industrial Ave. “Rear”	El Paso	TX	79915	Lease
Interline Brands, Inc. (NJ)	1110 W Washington St	Paris	TX	75460	Lease
Interline Brands, Inc. (NJ)	1514 E. Frank Street	Lufkin	TX	75904	Lease
Interline Brands, Inc. (NJ)	4848 Perrin Creek Suite 640	San Antonio	TX	75050	Lease
Interline Brands, Inc. (NJ)	9929 Broadway Street	San Antonio	TX	78217	Lease
Interline Brands, Inc. (NJ)	230 East South Temple Street	Salt Lake City	UT	84111	Lease
Interline Brands, Inc. (NJ)	6000 Eastport Blvd	Richmond	VA	23231	Lease
Interline Brands, Inc. (NJ)	1149 Andover Park West	Seattle	WA	98188	Lease
Interline Brands, Inc. (NJ)	201 N. 2nd Avenue	Yakima	WA	98902	Lease
Interline Brands, Inc. (NJ)	3421 N Haven	Spokane	WA	99207	Lease
Interline Brands, Inc. (NJ)	3310 E. Acorn Lane	Port Angeles	WA	98362	Lease
JanPak of South Carolina, LLC	134 Leader Drive	Greenville	SC	29602	Own
JanPak of Texas, LLC	3101 High River Road, Suite 101	Fort Worth	TX	76155	Lease
JanPak, LLC	Shelby West Commerce Center 175 Airview Lane, Suite 100	Alabaster	AL	35007	Lease
JanPak, LLC	1140 Jordan Road Northeast	Huntsville	AL	35811	Lease
JanPak, LLC	6600 Pritchard Road	Jacksonville	FL	32254	Lease
JanPak, LLC	950 Gills Drive, Suite 100	Orlando	FL	32824	Lease
JanPak, LLC	8075 Troon Circle, Suite A1	Austell	GA	30168	Lease
JanPak, LLC	264 Proctor Road	Rossville	GA	30741	Lease
JanPak, LLC	610 Kelsey Court, Suite 100	West Columbia	SC	29172	Lease
JanPak, LLC	705 Griffith Street	Davidson	SC	28036	Lease
JanPak, LLC	110 Innovation Drive	Summerville	SC	29483	Lease
JanPak, LLC	101 Industrial Park,	Bristol	TN	37621	Own
JanPak, LLC	6356 Clara Road, Suite 100	Houston	TX	77041	Lease
JanPak, LLC	3915 Twin City Highway	Port Arthur	TX	77642	Lease
JanPak, LLC	100 Bluefield Avenue	Bluefield	WV	24701	Own

7

Obligor	Address	City	State	Zip Code	Owned/ Leased
JanPak, LLC	9132 Black Rd	Shreveport	LA	71106	Lease
JanPak, LLC	6144 Little Seven Mile Road	Huntington	WV	25702	Lease
JanPak, LLC	550 Northridge Park Drive	Rural Hall	NC	27045	Lease

8

Schedule 3.13

CAPITALIZATION AND SUBSIDIARIES

Subsidiary Names and Relationships to the Borrower

Subsidiary	Relationship to the Borrower
Wilmar Financial, Inc., a Delaware corporation	100% wholly owned by the Borrower
Glenwood Acquisition LLC, a Delaware limited liability company	100% wholly owned by the Borrower
Barnett of the Caribbean, Inc., a Puerto Rico corporation	100% wholly owned by the Borrower
Sexauer Ltd., a limited company organized under the laws of Canada	100% wholly owned by the Borrower
Interline Brands Hong Kong Limited, a limited company organized under the laws of Hong Kong	100% wholly owned by the Borrower
Interline Brands International Trading (Shenzhen) Co. Ltd., a limited company organized under the laws of Hong Kong	100% of common stock owned by Interline Brands Hong Kong Limited, a wholly owned subsidiary of the Borrower
JanPak, LLC, a West Virginia limited liability company	100% wholly owned by the Borrower
JanPak of Texas, LLC, a Texas limited liability company	100% wholly owned by JanPak, LLC
JanPak of South Carolina, LLC, a South Carolina limited liability company	100% wholly owned by JanPak, LLC
Zip Technology, LLC, a West Virginia limited liability company	100% wholly owned by JanPak, LLC
JanPak Clean Solutions, LLC, a West Virginia limited liability company	100% wholly owned by JanPak, LLC
Interline Brands, Inc., a New Jersey corporation	100% wholly owned by Holdings
IBI Merchandising Services, Inc., a Delaware corporation	100% wholly owned by the Borrower

Type of Entity of the Borrower and Subsidiaries

Entity Name	Type of Entity
Interline Brands, Inc., a Delaware corporation	Corporation
Interline Brands, Inc., a New Jersey corporation	Corporation
Wilmar Financial, Inc., a Delaware corporation	Corporation
Glenwood Acquisition LLC, a Delaware limited liability company	Limited Liability Company
Barnett of the Caribbean, Inc., a Puerto Rico corporation	Corporation
Sexauer Ltd., a limited company organized under the laws of Canada	Company
Interline Brands Hong Kong Limited, a limited company organized under the laws of Hong Kong	Company
Interline Brands International Trading (Shenzhen) Co. Ltd., a limited company organized under the laws of the People’s republic of China	Company
JanPak, LLC, a West Virginia limited liability company	Limited Liability Company

9

Entity Name	Type of Entity
JanPak of Texas, LLC, a Texas limited liability company	Limited Liability Company
JanPak of South Carolina, LLC, a South Carolina limited liability company	Limited Liability Company
JanPak Clean Solutions, LLC, West Virginia limited liability company	Limited Liability Company
Zip Technology, LLC, a West Virginia limited liability company	Limited Liability Company
IBI Merchandising Services, Inc., a Delaware corporation	Corporation

10

Schedule 5.14

POST CLOSING ACTIONS

[To be confirmed]

11

Schedule 6.01(h)

EXISTING INDEBTEDNESS

(i)	Indebtedness per Credit Agreements, Bonds and Intercompany Loans

$1,000,000 revolving line of credit promissory note between Interline Brands Hong Kong, Ltd., as borrower and Interline Brands, Inc., a New Jersey corporation, as lender, dated July 28, 2011, with $800,000 drawn.

(ii)	Indebtedness in the Form of Capital Lease Obligations

Equipment	Lease #	Leasing Co.	Start	Expiration	Mo. Pmt
Penske Truck	547413	Penske Leasing	04/16/2010	04/30/2014	$1,215.00
Penske Truck	547412	Penske Leasing	04/26/2010	04/30/2014	$1,215.00
Canon multi-func. copiers (12)	7708499-014	GE Cap/Zeno	07/20/2011	09/20/2014	$6,982.36
Yale Motorized Hand truck	4397288-047	NMHG Fin’l Serv	10/13/2009	10/13/2014	$148.55
Canon multi-func. copiers (17)	003-0720756-000	GAL/Zeno	10/20/2011	12/20/2014	$7,255.03
Ryder Truck	452413	Ryder	08/11/2008	02/10/2015	$1,258.13
Ryder Truck	452414	Ryder	08/12/2008	02/11/2015	$1,258.13
Ryder Truck	452415	Ryder	08/18/2008	02/17/2015	$1,258.13
Ryder Truck	443180	Ryder	08/21/2008	02/20/2015	$1,288.97
Sharp Copier MX-M503N	7601159-004	GE Capital	08/09/2010	07/04/2015	$393.30

12

Schedule 6.02

EXISTING LIENS

Obligor	Secured Party	UCC Filing Number	File Date	Collateral Description as set forth in UCC Filing
Interline Brands, Inc. (NJ)	NMHG Financial Services, Inc.	2011 3373076	08/31/2011	All of the equipment now or hereafter leased by Lessor to Lessee; and all accessions, additions, replacements and substitutions thereto and therefore; and all proceeds including insurance proceeds thereof.
Interline Brands, Inc. (NJ)	Zeno Office Solutions, Inc.	2012 0230179	01/19/2012	All Equipment, described herein or otherwise, leased to or financed for the Debtor by Secured Party under that certain Total Output Management Agreement No. 7708499-014 including all accessories, accessions, replacements, additions, substitutions, add-ons and upgrades thereto, and any proceeds therefrom.
Interline Brands, Inc. (NJ)	U.S. Bank Equipment Finance, a Division of U.S. Bank National Association	50516445	05/08/13	All equipment, inventory and/or rights in any software, whether now owned or hereafter acquired, financed under that certain Master Lease Agreement dated May 3, 2013, together with all substitutions, replacements, parts, repairs, additions, accessions and accessories incorporated therein or affixed thereto and any and all proceeds of the foregoing, including, without limitation, insurance recoveries. Said equipment includes, without limitation, computer and other technology equipment. Any receipt of the proceeds of the collateral by another party violates the rights of secured party.
Interline Brands, Inc. (NJ)	U.S. Bank Equipment Finance, a Division of U.S. Bank National Association	50708114	12/26/13	FOUR (4) 2014 INTERNATIONAL CABS & CHASSIS MODEL 4300 4X2 WITH MORGAN 24’ DRY FREIGHT BODIES; NINE (9) 2014 ISUZU 2 1⁄2 TON CABS & CHASSIS MODEL NQR; TOGETHER WITH ALL REPLACEMENTS, PARTS, REPAIRS, ADDITIONS, ACCESSIONS AND ACCESSORIES INCORPORATED THEREIN OR AFFIXED OR ATTACHED THERETO AND ANY AND ALL PROCEEDS OF THE FOREGOING, INCLUDING, WITHOUT LIMITATION, INSURANCE RECOVERIES. ANY RECEIPT OF PROCEEDS OF THE COLLATERAL BY ANOTHER SECURED PARTY VIOLATES THE RIGHTS OF SECURED PARTY.
Interline Brands, Inc. (NJ)	SunTrust Leasing Corporation	23745308	08/18/2006 (original filing) 07/25/11 (continuation filing)	THE EQUIPMENT LEASED PURSUANT TO THAT CERTAIN EQUIPMENT LEASE AGREEMENT DATED AS OF THE 20TH DAY OF OCTOBER, 2005, BETWEEN LESSOR, AS LESSOR, AND LESSEE, AS LESSEE, TOGETHER WITH ALL IMPROVEMENTS, ADDITIONS, ACCESSIONS, SUBSTITUTIONS AND REPLACMENTS THEREFOR, AND PROCEEDS (INCLUDING INSURANCE PROCEEDS) THEREOF (BUT WITHOUT POWER OF SALE); MORE FULLY DESCRIBE BELOW, THIS FILING

13

Obligor	Secured Party	UCC Filing Number	File Date	Collateral Description as set forth in UCC Filing
IS MADE FOR INFORMATIONAL PURPOSES ONLY AND IS INTENDED TO REPRESENT A TRUE LEASE. ONE (1) GOLD STAR DRY FREIGHT BOY S/N: MPA06VB90510001 ATTACHED TO VIN: JALE5B16X77901091 ONE (1) GOLD STAR DRY FREIGHT BODY S/N: MPA06VB90510002 ATTACHED TO VIN: JALE5B16877901316 ONE (1) GOLD STAR DRY FREIGHT BODY S/N: ONE (1) GOLD STAR DRY FREIGHT BODY S/N: MPA06VB90510003 ATTACHED TO VIN: JALE5B16377901322 ONE (1) GOLD STAR DRY FREIGHT BODY S/N: MW106VB37544001 ATTACHED TO VIN: JALE5B16X77901270 ONE (1) GOLD STAR DRY FREIGHT BODY S/N: MWI06VB37547001 ATTACHED TO VIN: JALE5B16477900972 ONE (1) GOLD STAR DRY FREIGHT BODY S/N: MWI06VB37548001 ATTACHED TO VIN: JALE5B16377900896 ONE (1) GOLD STAR DRY FREIGHT BODY S/N: MWI06VB37549001 ATTACHED TO VIN: JALE5B16X77901074 ONE (1) GOLD STAR DRY FREIGHT BODY S/N: MWI06VB37549002 ATTACHED TO VIN: JALE5B16277901263 ONE (1) GOLD STAR DRY FREIGHT BODY S/N: MWI06VB37550001 ATTACHED TO VIN: JALE5B16677901010 ONE (1) GOLD STAR DRY FREIGHT BODY S/N: MLK06VB02108001 ATTACHED TO VIN: JALE5B16877901199
Interline Brands, Inc. (NJ)	SunTrust Equipment Finance & Leasing Corp.	2530874-7	07/20/2009

The equipment leased pursuant to that certain Equipment Lease Agreement dated as of the 20th day of October, 2005, between Lessor, as lessor, and Lessee, as lessee, together with all improvements, additions, accessions, substitutions and replacements therefor, and proceeds (including insurance proceeds) thereof (but without power of sale); more fully described on the attached schedules. 20 Morgan Bodies attached to VINS.

20 Morgan Bodies S/N; Attached to VIN

MGA09VB35341001; 1HTMMAAL7AH227602

MGA09VB35341004; 1HTMMAAL9AH227603

MGA09VB35341005; 1HTMMAAL0AH227604

MGA09VB35341002; 1HTMMAAL2AH227605

MGA09VB35341003; 1HTMMAAL4AH227606

MGA09VB3534001; 1HTMMAAL6AH227607

MGA09VB35339001; 1HTMMAAL8AH227608

MPM09VB02023001; 1HTMMAAL6AH227610

MPM09VB02022001; 1HTMMAAL8AH227611

MWI09VB44244001; 1HTMMAAL9AH227617

MWI09VB44243001; 1HTMMAAL1AH227613

MWI09VB44243002; 1HTMMAAL3AH227613

14

Obligor	Secured Party	UCC Filing Number	File Date	Collateral Description as set forth in UCC Filing

MWI09VB44243003; 1HTMMAAL5AH227615

MWI09VB44242001; 1HTMMAAL7AH227616

MTX09VB38302001; 1HTMMAAL2AH227619

MPM09VB02105001; 1HTMMAALxAH227612

MGA09VB34511001; JALE5W16497900478

MWI09VB44381001; JALE5W16397900469

MWI09VB44379001; JALE5W16797900474

MWI09VB44380001; JALE5W16897900466

Interline Brands, Inc. (NJ)	Zeno/Docuteam South	2515633-1	03/06/2009	Various Canon copiers with accessories and all products, proceeds and attachments. This UCC-1 is filed pursuant to section 9-505 of the Uniform Commercial Code for informational purposes only. This transaction is intended by the lessee and lessor to be a lease.
Interline Brands, Inc. (NJ)	SunTrust Equipment Finance & Leasing Corp.	25404661	10/22/2009	THE EQUIPMENT LEASED PURSUANT TO THAT CERTAIN EQUIPMENT LEASE AGREEMENT DATED AS OF THE 20TH DAY OF OCTOBER, 2005, BETWEEN LESSOR, AS LESSOR, AND LESSEE, AS LESSEE, TOGETHER WITH ALL IMPROVEMENTS, ADDITIONS, ACCESSIONS, SUBSTITUTIONS AND REPLACEMENTS THEREFOR, AND PROCEEDS (INCLUDING INSURANCE PROCEEDS) THEREOF (BUT WITHOUT POWER OF SALE); MORE FULLY DESCRIBED BELOW. THIS IS A PURCHASE MONEY SECURITY INTEREST FILING. ONE (1) MORGAN BODY S/N MAZ0938343001 ATTACHED TO VIN 1HTMMAAN4AH250787; ONE (1) MORGAN BODY S/N MAZ0938342001 ATTACHED TO VIN 1HTMMAAN6AH250788; ONE (1) MORGAN BODY S/N MAZ09VB38366001 ATTACHED TO VIN 1HTMMAAL0AH227618; ONE (1) MORGAN BODY S/N MTX09VB38300001 ATTACHED TO VIN 1HTMMAAL4AH227623; ONE (1) MORGAN BODY S/N MTX09VB38300002 ATTACHED TO VIN 1HTMMAAL2AH227622; ONE (1) MORGAN BODY S/N MTX09VB38301001 ATTACHED TO VIN 1HTMMAALXAH227657
Interline Brands, Inc. (NJ)	NMHG Financial Services, Inc.	25317572	08/07/2009	All of the equipment now or hereafter leased by lessor to lessee; and all accessions, additions, replacements, and substitutions thereto and therefore; and all proceeds including insurance proceeds thereof.
Interline Brands, Inc. (NJ)	General Electric Capital Corporation	2302129-7	06/06/05 (original filing) 03/01/2010 (continuation filing)	All equipment described herein or otherwise, leased to or financed for the Debtor by Secured Party under certain Lease Agreement #4351887-001, including all accessories, accessions, replacements, additions, substitutions, add-ons and upgrades thereto.
Interline Brands, Inc. (NJ)	Zeno Financial Services, Inc.	50093263	09/30/11	Various Canon copies with accessories and all products, proceeds and attachments. This UCC-1 is filed pursuant to section 9-505 of the Uniform

15

Obligor	Secured Party	UCC Filing Number	File Date	Collateral Description as set forth in UCC Filing
				Commercial Code for informational purposes only. This transaction is intended by the lessee and lessor to be a lease.
Interline Brands, Inc. (NJ)	General Electric Capital Corporation	25904208	02/02/2011	All equipment, described herein or otherwise, leased to or financed for the debtor by secured party under that certain total output management agreement no. 7708499-004 including all accessories, accessions, replacements, additions, substitutions, add-ons and upgrades thereto, and any proceeds therefrom.
Interline Brands, Inc. (NJ)	IBM Credit LLC	50418901	01/08/13	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described in IBM Credit LLC agreement number(s) 028505) including one or more of the following: 2810-A14 (IBM) all additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment or software and any and all proceeds of any of the foregoing, including, without limitation, payments under insurance or any indemnity or warranty relating to loss or damage to such equipment and software. UCC Log Number: IPIPR028505 5988595
Interline Brands, Inc. (NJ)	IBM Credit LLC	50415953	01/03/13	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described in IBM Credit LLC agreement number(s) 028505) including one or more of the following: 2810-A14 (IBM) all additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment or software and any and all proceeds of any of the foregoing, including, without limitation, payment under insurance or any indemnity or warranty relating to loss or damage to such equipment and software. (01/03/13) UCC Log Number: IPIPR028505 5403385
Interline Brands, Inc. (NJ)	Zeno/Docuteam South	2518097-8	04/01/09	Various Canon copiers with accessories and all products, proceeds and attachments. This UCC-1 is filed pursuant to section 9-505 of the Uniform Commercial Code for informational purposes only. This transaction is intended by the lessee and lessor to be a lease.
Interline Brands, Inc. (DE)	US Bancorp	201003719	02/02/2010	FOR INFORMATIONAL PURPOSES ONLY: 1R3235I DGA12088
Interline Brands, Inc. (DE)	NMHG Financial Services, Inc.	2011 3373076	08/31/2011	All of the equipment now or hereafter leased by Lessor to Lessee; and all accessions, additions, replacements and substitutions thereto and therefore; and all proceeds including insurance proceeds thereof.
Interline Brands, Inc. (DE)	Zeno Office Solutions, Inc.	2012 0230179	01/19/2012	All Equipment, described herein or otherwise, leased to or financed for the Debtor by Secured Party under

16

Obligor	Secured Party	UCC Filing Number	File Date	Collateral Description as set forth in UCC Filing
that certain Total Output Management Agreement No. 7708499-014 including all accessories, accessions, replacements, additions, substitutions, add-ons and upgrades thereto, and any proceeds therefrom.

Liens in connection with Existing Indebtedness set forth in Schedule 6.01(h)(ii) attaching to the property described thereon.

17

Schedule 6.06

EXISTING INVESTMENTS

1.	Glenwood Acquisition LLC’s 50% ownership interest in Buyers Access LLC.

2.	JanPak LLC’s 0.1% minority ownership interest in Evolution Insurance Company, Ltd.

3.	Ownership of certain de minimis shares of stock acquired in the ordinary course of business in connection with certain acquisitions or the company’s required participation in certain retailer programs.

18

Schedule 6.08

SALE AND LEASE-BACK TRANSACTIONS

None.

19

Schedule 6.09

TRANSACTIONS WITH AFFILIATES

None.

20

Schedule 9.01

BORROWER’S WEBSITE ADDRESS FOR ELECTRONIC DELIVERY

http://ir.interlinebrands.com

21

EXHIBIT A

Interline Brands, Inc.

Administrative Questionnaire

Barclays Bank PLC 745 Seventh Avenue	Return to: Edward Pan Telephone: 212-320-0152
New York, New York 10019	E-mail:	Edward.Pan@barclayscapital.com
Xrausloanops5@barclays.com

ADMINISTRATIVE QUESTIONNAIRE FOR:

Interline Brands, Inc.

Please accurately complete the following information and return via FAX or e-mail to the attention of Edward Pan at Barclays Bank PLC as soon as possible. It is very important that all of the requested information is accurately completed and returned promptly.

LEGAL NAME OF LENDING INSTITUTION TO APPEAR IN DOCUMENTATION:

NUMBER OF LINES NEEDED FOR SIGNATURE PAGE:

GENERAL INFORMATION—DOMESTIC LENDING OFFICE:

Institution Name:

Street Address:

City, State, Zip Code:

CREDIT CONTACTS / NOTIFICATION METHODS:

Contact Name:

Street Address:

City, State, Zip Code:

Telephone Number:

Fax Number:

E-Mail Address:

TAX STATUS:

Is your institution a non-Resident Alien, foreign corporation or partnership?

Yes                                 No

If yes:

•	What is the country of incorporation or organization?

•	Tax Form W-8BEN or W-8ECI should be enclosed as per the Tax Section of the referenced Credit Agreement. Failure to properly complete and return the applicable form will subject your institution to withholding tax.

Interline Brands, Inc.

If no:

•	Please submit Tax Form W-9 Lender’s Tax Identification Number:

Lender’s Tax Identification Number:

CONTACTS / NOTIFICATION METHODS:

ADMINISTRATIVE CONTACTS—BORROWINGS, PAYDOWNS, INTEREST, FEES, ETC.

Contact Name:

Street Address:

City, State, Zip Code:

Telephone Number:

Fax Number:

E-Mail Address:

BID LOAN NOTIFICATION: (IF APPLICABLE)

Contact Name:

Street Address:

City, State, Zip Code:

Telephone Number:

Fax Number:

E-Mail Address:

PAYMENT INSTRUCTIONS:

Name of Bank where funds are to be
transferred:

Routing Transit/ ABA Number of Bank where funds are to be
transferred:

Name of Account, if
applicable:

Account Number:

Additional Information:

2

EXHIBIT B-1

[FORM OF]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the First Lien Term Loan Agreement identified below (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “First Lien Term Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex I attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the First Lien Term Loan Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the First Lien Term Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, any letters of credit, any guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the First Lien Term Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). In the case where the Assigned Interest covers all of the Assignor’s rights and obligations under the First Lien Term Loan Agreement, the Assignor shall cease to be a party thereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03 of the First Lien Term Loan Agreement with respect to facts and circumstances occurring on or prior to the Effective Date and subject to its obligations hereunder and under Section 9.13 of the First Lien Term Loan Agreement. Such sale and assignment is (i) subject to acceptance and recording thereof in the Register by the Administrative Agent pursuant to Section 9.05(b)(v) of the First Lien Term Loan Agreement, (ii) without recourse to the Assignor and (iii) except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]][1]

[1]	Select as applicable

B-1-1

3. Borrower: Interline Brands, Inc., a New Jersey corporation

4. Administrative Agent: Barclays Bank PLC, as administrative agent under the First Lien Term Loan Agreement

5. First Lien Term Loan Agreement: The First Lien Term Loan Agreement dated as of March [—], 2014, by and among Interline Brands, Inc., a New Jersey corporation, Interline Brands, Inc., a Delaware corporation, the Subsidiaries of the Borrower from time to time party thereto, the Lenders and Barclays Bank PLC, as administrative agent and collateral agent for the Lenders.

6. Assigned Interest:

Aggregate Amount of Commitment/Loans	Class of Loans Assigned	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans under Relevant Class[2]		CUSIP Number
$		$		%
$		$		%
$		$		%

7. THE PARTIES HERETO ACKNOWLEDGE ANY ASSIGNMENT TO A DISQUALIFIED INSTITUTION OR AN AFFILIATE OF A DISQUALIFIED INSTITUTION WITHOUT THE CONSENT OF THE BORROWER SHALL BE NULL AND VOID PURSUANT TO THE TERMS OF THE FIRST LIEN TERM LOAN AGREEMENT AND SHALL BE TREATED FOR PURPOSES OF THE FIRST LIEN TERM LOAN AGREEMENT AS A SALE BY SUCH LENDER OF A PARTICIPATION IN SUCH RIGHTS AND OBLIGATIONS. ANY PARTICIPATION BY A LENDER (INCLUDING ANY PARTICIPATION THAT IS DEEMED TO HAVE OCCURRED PURSUANT TO THE FOREGOING SENTENCE) WITHOUT THE BORROWER’S CONSENT TO A DISQUALIFIED INSTITUTION OR, TO THE EXTENT THE BORROWER’S CONSENT IS REQUIRED UNDER SECTION 9.05 OF THE FIRST LIEN TERM LOAN AGREEMENT, TO ANY OTHER PERSON, SHALL BE TERMINATED AND THE PARTICIPATION REGISTER SHALL BE MODIFIED TO REFLECT SUCH TERMINATION AND SHALL BE DISCLOSED TO THE BORROWER AND THE ADMINISTRATIVE AGENT.

[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

B-1-2

Effective Date:             , 20     [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR].

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

☐ ASSIGNEE HAS EXAMINED THE LIST OF DISQUALIFIED INSTITUTIONS AND REPRESENTS AND WARRANTS THAT (I) IT IS NOT IDENTIFIED ON SUCH LIST AND (II) IT IS NOT AN AFFILIATE OF A PERSON IDENTIFIED ON SUCH LIST [(OTHER THAN A BONA FIDE DEBT FUND)].3

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

[3]	To be completed by Assignee. Insert bracketed language only if Assignee is a Bona Fide Debt Fund that is an affiliate of a company competitor and not otherwise identified on the list of Disqualified Institutions.

B-1-3

[Consented to and][4] Accepted:

BARCLAYS BANK PLC, individually, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

[Consented to:][5]

INTERLINE BRANDS, INC., as Borrower

By:
Name:
Title:

[4]	To be added only if the consent of the Administrative Agent is required by the terms of the First Lien Term Loan Agreement.
[5]	To be added only if the consent of the Borrower is required by the terms of the First Lien Term Loan Agreement.

B-1-4

Annex I

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) its Commitment, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth herein, and (iv) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the First Lien Term Loan Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto (other than this Assignment and Assumption) or any collateral thereunder, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents, any other instrument or document furnished in connection therewith or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Holdings, the Borrower, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document or any other instrument or document furnished pursuant thereto.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it is an Eligible Assignee and has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the First Lien Term Loan Agreement, (ii) it is not an Affiliated Lender, (iii) it satisfies the requirements, if any, specified in the First Lien Term Loan Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iv) from and after the Effective Date, it shall be bound by the provisions of the First Lien Term Loan Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (v) it has received a copy of the First Lien Term Loan Agreement and Intercreditor Agreement, together with copies of the most recent financial statements referred to in Section 3.04(a) or delivered pursuant to Sections 5.01(a) or (b) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (vi) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (vii) it has delivered a true and complete Administrative Questionnaire substantially in the form of Exhibit A to the First Lien Term Loan Agreement and (viii) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to Section 2.16 of the First Lien Term Loan Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (ii) it appoints and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers and discretion under the First Lien Term Loan Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent, by the terms thereof, together with such powers as are reasonably incidental thereto, and (iii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Annex I to Exhibit B-1

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. Section 9.10(a) of the First Lien Term Loan Agreement shall apply to this Assignment and Assumption as if specifically incorporated herein, mutatis mutandis.

Annex I to Exhibit B-1

EXHIBIT B-2

[FORM OF]

AFFILIATED LENDER

ASSIGNMENT AND ASSUMPTION

This Affiliated Lender Assignment and Assumption (the “Affiliated Lender Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Affiliated Lender] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the First Lien Term Loan Agreement identified below (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “First Lien Term Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex I attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Affiliated Lender Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the First Lien Term Loan Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Term Lender under the First Lien Term Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Term Lender) against any Person, whether known or unknown, arising under or in connection with the First Lien Term Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). In the case where the Assigned Interest covers all of the Assignor’s rights and obligations under the First Lien Term Loan Agreement, the Assignor shall cease to be a party thereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16, and 9.03 of the First Lien Term Loan Agreement with respect to facts and circumstances occurring on or prior to the Effective Date and subject to its obligations hereunder and under Section 9.13 of the First Lien Term Loan Agreement. Such sale and assignment is (i) subject to acceptance and recording thereof in the Register by the Administrative Agent pursuant to Section 9.05(b)(v) of the First Lien Term Loan Agreement, (ii) without recourse to the Assignor and (iii) except as expressly provided in this Affiliated Lender Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
Affiliated Lender [that is a Non-Debt Fund Affiliate/Holdings or a Subsidiary thereof][6]

3.	Borrower: Interline Brands, Inc., a New Jersey corporation

[6]	Select as applicable.

B-2-1

4.	Administrative Agent: Barclays Bank PLC, as administrative agent under the First Lien Term Loan Agreement

5. First Lien Term Loan Agreement: The First Lien Term Loan Agreement dated as of March [—], 2014, by and among Interline Brands, Inc., a New Jersey corporation, Interline Brands, Inc., a Delaware corporation, the Subsidiaries of the Borrower from time to time party thereto, the Lenders and Barclays Bank PLC, as administrative agent and collateral agent for the Lenders.

6.	Assigned Interest:

Aggregate Amount of Commitment/Loans	Class of Loans Assigned	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans under Relevant Class[7]		CUSIP Number
$		$		%
$		$		%
$		$		%

[7]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

B-2-2

Effective Date:             , 20     [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR].

The terms set forth in this Affiliated Lender Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

B-2-3

Accepted:

BARCLAYS BANK PLC, individually, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

[Consented to:][8]

INTERLINE BRANDS, INC., as Borrower

By:
Name:
Title:

[8]	To be added only if the consent of the Borrower is required by the terms of the First Lien Term Loan Agreement.

B-2-4

Annex I

STANDARD TERMS AND CONDITIONS FOR

AFFILIATED LENDER ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) its Commitment, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth herein, and (iv) it has full power and authority, and has taken all action necessary, to execute and deliver this Affiliated Lender Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the First Lien Term Loan Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto (other than this Affiliated Lender Assignment and Assumption) or any collateral thereunder, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents, any other instrument or document furnished in connection therewith or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Holdings, the Borrower, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document or any other instrument or document furnished pursuant thereto. The Assignor has acknowledged and agreed that in connection with this Assignment and Assumption, (1) the applicable Affiliated Lender or its Affiliates may have, and later may come into possession of, Excluded Information, (2) such Assignor has independently, without reliance on the applicable Affiliated Lender, Holdings, the Borrower, any of their respective Subsidiaries, the Administrative Agent, the Arrangers or any other Related Parties, made its own analysis and determination to participate in such assignment notwithstanding such Assignor’s lack of knowledge of the Excluded Information, (3) none of the applicable Affiliated Lenders, Holdings, the Borrower, any of their respective Subsidiaries, the Administrative Agent, the Arrangers or any other Related Parties shall have any liability to such Assignor, and such Assignor hereby waives and releases, to the extent permitted by law, any claims it may have against the applicable Affiliated Lender, Holdings, the Borrower, each of their respective Subsidiaries, the Administrative Agent, the Arrangers and any other Related Parties, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information and (4) the Excluded Information may not be available to the Administrative Agent, the Arrangers or the other Lenders.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it is an Eligible Assignee and has full power and authority, and has taken all action necessary, to execute and deliver this Affiliated Lender Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the First Lien Term Loan Agreement, (ii) it satisfies the requirements, if any, specified in the First Lien Term Loan Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the First Lien Term Loan Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the First Lien Term Loan Agreement and Intercreditor Agreement, together with copies of the most recent financial statements referred to in Section 3.04(a) or delivered pursuant to Sections 5.01(a) or (b) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Affiliated Lender Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (v) attached to the Affiliated

Annex I to Exhibit B-2

Lender Assignment and Assumption is any documentation required to be delivered by it pursuant to Section 2.16 of the First Lien Term Loan Agreement, duly completed and executed by the Assignee, (vi) after giving effect to this Assignment and Assumption, the aggregate principal amount of all Term Loans and Additional Term Loans then held by all Affiliated Lenders does not exceed the Affiliated Lender Cap (after giving effect to any substantially simultaneous cancellations thereof), (vii) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (viii) it has delivered a true and complete Administrative Questionnaire substantially in the form of Exhibit A to the First Lien Term Loan Agreement and (ix) in the case of Holdings or any of its subsidiaries, (1) no proceeds of the Revolving Facility or any Additional Revolving Facility has been utilized to fund the purchase of the Assigned Interest and (2) no Default or Event of Default shall have occurred and be continuing at the time of acceptance of bids for any Dutch Auction or the confirmation of any open market purchase; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (ii) it appoints and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers and discretion under the First Lien Term Loan Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent, by the terms thereof, together with such powers as are reasonably incidental thereto, and (iii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender. The Assignee has acknowledged and agreed that in connection with this Assignment and Assumption, (1) the applicable Affiliated Lender or its Affiliates may have, and later may come into possession of, Excluded Information, (2) such Assignee has independently, without reliance on the applicable Affiliated Lender, Holdings, the Borrower, any of their respective Subsidiaries, the Administrative Agent, the Arrangers or any other Related Parties, made its own analysis and determination to participate in such assignment notwithstanding such Assignee’s lack of knowledge of the Excluded Information, (3) none of the applicable Affiliated Lenders, Holdings, the Borrower, any of their respective Subsidiaries, the Administrative Agent, the Arrangers or any other Related Party shall have any liability to such Assignee, and such Assignee hereby waives and releases, to the extent permitted by law, any claims it may have against the applicable Affiliated Lender, Holdings, the Borrower, each of their respective Subsidiaries, the Administrative Agent, the Arrangers and the other Related Parties, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information and (4) the Excluded Information may not be available to the Administrative Agent, the Arrangers or the other Lenders. The Assignee agrees that solely in its capacity as an Affiliated Lender, (A) the Term Loans and Additional Term Loans held by such Affiliated Lender (A) the Term Loans and Additional Term Loans held by such Affiliated Lender shall be disregarded in both the numerator and denominator in the calculation of Required Lenders or any other Lender vote (or the Term Loans and Additional Term Loans held by such Affiliated Lender shall be deemed to be voted pro rata along with the other Lenders that are not Affiliated Lenders), except that such Affiliated Lender shall have the right to vote (and the Term Loans and Additional Term Loans held by such Affiliated Lender shall not be so disregarded) with respect to any amendment, modification, waiver, consent or other action that requires the vote of all Lenders or all Lenders directly and adversely affected thereby, as the case may be; provided that no amendment, modification, waiver, consent or other action shall (1) disproportionately affect such Affiliated Lender in its capacity as a Lender as compared to other Lenders of the same Class that are not Affiliated Lenders or (2) deprive any Affiliated Lender of its share of any payments which the Lenders are entitled to share on a pro rata basis hereunder, in each case without the consent of such Affiliated Lender and (B) it will not be entitled to (a) attend (including by telephone) or participate in any meeting or discussions (or portion thereof) among the Administrative Agent or any Lender or among Lenders to which the Loan Parties or their representatives are not invited or (b) receive any information or materials prepared by the Administrative Agent or any Lender or any communications by or among the

Annex I to Exhibit B-2

Administrative Agent and one or more Lenders, except to the extent such information, materials or communications have been made available by the Administrative Agent or any Lender to any Loan Party or its representatives (and in any case, other than the right to receive notices of Borrowings, prepayments and other administrative notices in respect of its Loans required to be delivered to Lenders pursuant to Article 2 of the First Lien Term Loan Agreement).

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Affiliated Lender Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Affiliated Lender Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Affiliated Lender Assignment and Assumption by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Affiliated Lender Assignment and Assumption. Section 9.10(a) of the First Lien Term Loan Agreement shall apply to this Assignment and Assumption as if specifically incorporated herein, mutatis mutandis.

Annex I to Exhibit B-2

Exhibit C

[FORM OF]

COMPLIANCE CERTIFICATE

[                 , 20]

To:	The Administrative Agent and each of the Lenders party to the

First Lien Term Loan Agreement described below

This Compliance Certificate is furnished pursuant to that certain First Lien Term Loan Agreement dated as of March [—], 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “First Lien Term Loan Agreement”), by and among Interline Brands, Inc., a New Jersey corporation (the “Borrower”), Interline Brands, Inc., a Delaware corporation, the Subsidiaries of the Borrower from time to time party thereto, the Lenders and Barclays Bank PLC, as administrative agent and collateral agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the First Lien Term Loan Agreement.

THE UNDERSIGNED HEREBY CERTIFIES, AS A FINANCIAL OFFICER OF THE BORROWER, IN SUCH CAPACITY AND NOT IN AN INDIVIDUAL CAPACITY, THAT:

1. I am the duly elected                      of the Borrower and a Financial Officer of the Borrower;

2. I have reviewed the terms of the First Lien Term Loan Agreement and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of the Borrower and its Subsidiaries, on a consolidated basis, during the [Fiscal Quarter][Fiscal Year] covered by the attached financial statements;

3. [Schedule 1 attached hereto sets forth reasonably detailed calculations of Consolidated Total Assets as of the last day of the [Fiscal Quarter][Fiscal Year] covered by the attached financial statements][There has been no change to the Consolidated Total Assets as of the last day of the [Fiscal Quarter][Fiscal Year] covered by the financial statements attached to the Compliance Certificate previously delivered pursuant to the First Lien Term Loan Agreement];

4. [Schedule 2 attached hereto sets forth reasonably detailed calculations of the Available Amount as of the last day of the [Fiscal Quarter][Fiscal Year] covered by the attached financial statements][There has been no change to the Available Amount as of the last day of the [Fiscal Quarter][Fiscal Year] covered by the financial statements attached to the Compliance Certificate previously delivered pursuant to the First Lien Term Loan Agreement];

5. [Schedule 3 attached hereto sets forth reasonably detailed calculations of the Available Excluded Contribution Amount as of the last day of the [Fiscal Quarter][Fiscal Year] covered by the attached financial statements][There has been no change to the Available Excluded Contribution Amount as of the last day of the [Fiscal Quarter][Fiscal Year] covered by the financial statements attached to the Compliance Certificate previously delivered pursuant to the First Lien Term Loan Agreement];

6. [Except as described in the disclosure set forth below, the] [The] examinations described in paragraph 2 did not disclose, and I have no knowledge of [(i)] the existence of any condition

Exhibit C

or event which constitutes a Default or Event of Default that has occurred and is continuing as of the date of this Compliance Certificate and [(ii) the disclosure set forth below specifies, in reasonable detail, the nature of any such condition or event and any action taken or proposed to be taken with respect thereto].

7. [For annual certificates (commencing with the Fiscal Year ending on or about December 26, 2014), add: Schedule 4 attached hereto sets forth reasonably detailed calculations of Excess Cash Flow for such Fiscal Year.]

8. [Attached as Schedule 5 hereto is a list of each subsidiary of the Borrower identifying each subsidiary as a Subsidiary or an Unrestricted Subsidiary as of the date hereof.] [There has been no change in the list of Subsidiaries or Unrestricted Subsidiaries since [the Closing Date] [the date of the last Compliance Certificate]].

9. [Attached as Schedule 6 hereto is a summary of the pro forma adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries from the consolidated statement of income and the consolidated balance sheet delivered pursuant to Section 5.01 of the First Lien Term Loan Agreement.]9

10. Attached as Schedule 7 hereto is a reasonably detailed calculation of Consolidated Adjusted EBITDA for the Test Period ended on the last day of the relevant Fiscal Quarter[, and any amounts constituting expected cost savings, operating improvements and expense reductions, product margin synergies and other synergies that were added back in reliance on clause (x) of the definition of “Consolidated Adjusted EBITDA” are, in my good faith determination, reasonably identifiable and factually supportable and reasonably expected to be realized within 18 months of the event giving rise thereto].10

[The description below sets forth the exceptions to paragraph 6 by listing, in reasonable detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

]

[Signature Page Follows]

[9]	Only required if a subsidiary of the Borrower is designated as an Unrestricted Subsidiary at the time of delivery of the applicable Compliance Certificate.
[10]	Bracketed language relating to expected cost savings, etc. is only required to extent calculation of Consolidated Adjusted EBITDA includes amounts added back in reliance on clause (x) of the definition thereof.

Exhibit C

The foregoing certifications, together with the information set forth in the Schedules hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered as of the date first written above.

INTERLINE BRANDS, INC., as Borrower

By:
Name:
Title:

Exhibit C

SCHEDULE 1

Calculation of Consolidated Total Assets

Schedule 1 to Exhibit C

SCHEDULE 2

Calculation of Available Amount

Schedule 2 to Exhibit C

SCHEDULE 3

Calculation of Available Excluded Contribution Amount

Schedule 3 to Exhibit C

SCHEDULE 4

Calculation of Excess Cash Flow

Schedule 4 to Exhibit C

SCHEDULE 5

List of Subsidiaries

Schedule 5 to Exhibit C

SCHEDULE 6

Summary of Pro Forma Adjustments

Schedule 6 to Exhibit C

SCHEDULE 7

Calculation of Consolidated Adjusted EBITDA

Schedule 6 to Exhibit C

EXHIBIT D

[FORM OF]

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of             , 20    , is entered into among                                         , a                      (the “New Subsidiary”) and BARCLAYS BANK PLC, as administrative agent and collateral agent for the Lenders (in its capacity as administrative agent and collateral agent, the “Administrative Agent”), under that certain First Lien Term Loan Agreement dated as of March [—], 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “First Lien Term Loan Agreement”), by and among Interline Brands, Inc., a New Jersey corporation (the “Borrower”), Interline Brands, Inc., a Delaware corporation, the Subsidiaries of the Borrower from time to time party thereto, the Lenders and the Administrative Agent. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the First Lien Term Loan Agreement.

The New Subsidiary and the Administrative Agent, for the benefit of the Lenders, hereby agree as follows:

1. The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a Loan Party under the First Lien Term Loan Agreement and a Loan Guarantor for all purposes of the First Lien Term Loan Agreement and shall have all of the rights, benefits, duties and obligations of a Loan Party and a Loan Guarantor thereunder as if it had executed the First Lien Term Loan Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the First Lien Term Loan Agreement, including without limitation (a) all of the covenants set forth in Articles 5 and 6 of the First Lien Term Loan Agreement and (b) all of the guaranty obligations set forth in Article 10 of the First Lien Term Loan Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary, subject to the limitations set forth in Section 10.09 of the First Lien Term Loan Agreement, hereby absolutely and unconditionally guarantees, jointly and severally with the other Loan Guarantors, to the Administrative Agent for the ratable benefit of the Secured Parties, the prompt payment of the Guaranteed Obligations when due (whether at stated maturity, upon acceleration or otherwise) to the extent of and in accordance with Article 10 of the First Lien Term Loan Agreement.

2. The New Subsidiary is, simultaneously with the execution of this Agreement, executing and delivering such Collateral Documents as requested by the Administrative Agent in accordance with the First Lien Term Loan Agreement.

3. The New Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the New Subsidiary upon the execution of this Agreement by the New Subsidiary.

4. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall constitute a “Loan Document” under the First Lien Term Loan Agreement.

5. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

[Signature Page Follows]

IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer in favor of the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[NEW SUBSIDIARY]

By:
Name:
Title:

Acknowledged and accepted:

BARCLAYS BANK PLC, individually, as Administrative Agent

By:
Name:
Title:

EXHIBIT E

[FORM OF]

BORROWING REQUEST

Barclays Bank PLC

745 Seventh Avenue

New York, New York 10019

Attention: Edward Pan

Fax:	Edward.Pan@barclayscapital.com

Xrausloanops5@barclays.com

            , 201    11

Ladies and Gentlemen:

Reference is made to the First Lien Term Loan Agreement, dated as of March [—], 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “First Lien Term Loan Agreement”), by and among Interline Brands, Inc., a New Jersey corporation (the “Borrower”), Interline Brands, Inc., a Delaware corporation, the Subsidiaries of the Borrower from time to time party thereto, the Lenders and Barclays Bank PLC, as administrative agent and collateral agent for the Lenders. Unless otherwise defined herein, capitalized terms used herein shall have the respective meaning set forth in the First Lien Term Loan Agreement.

The undersigned hereby gives you notice pursuant to Section 2.03 of the First Lien Term Loan Agreement that the Borrower requests the Borrowings under the First Lien Term Loan Agreement to be made on [insert applicable date], and in that connection sets forth below the terms on which the Borrowings are requested to be made:

(A)	Date of Borrowing
	(which shall be a Business Day)	[ ], 20[ ]

(B)	Principal Amount of Borrowing	[ ]

(C)	Type of Borrowing	[ ][12]

(D)	The Class of Such Borrowing	[Term Loan][Additional Revolving Loans]

(E)	Interest Period and the last day thereof
(in the case of a LIBO Rate Borrowing)

(F)	Amount, Account Number and Location for the Borrower

[11]	Must be notified in writing (a) in the case of a LIBO Rate Borrowing, not later than 12:00 noon, three Business Days (or, in the case of a LIBO Rate Borrowing to be made on the Closing Date, one Business Day) before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 12:00 noon, on the date of the proposed Borrowing (or, in each case, such later time as shall be acceptable to the Administrative Agent); provided, however, that if the Borrower wishes to request LIBO Rate Loans having an Interest Period other than one, three or six months in duration as provided in the definition of Interest Period, the applicable notice from the Borrower must be received by the Administrative Agent not later than 12:00 noon four Business Days prior to the requested date of such Borrowing.
[12]	State whether a LIBO Rate Borrowing or an ABR Borrowing.

Wire Transfer Instructions:

Amount	$	[	]

Bank:		[	]

ABA No.:		[	]

Account No.:		[	]

Account Name:		[	]

[Signature Page Follows]

INTERLINE BRANDS, INC., as Borrower

By:
Name:
Title:

EXHIBIT F

[FORM OF]

PROMISSORY NOTE

$[ ]	New York, New York
[ ], 201[ ]

FOR VALUE RECEIVED, the undersigned, Interline Brands, Inc., a New Jersey corporation (the “Borrower”), hereby promises to pay on demand to [            ] (the “Lender”) or its registered assigns, at the office of Barclays Bank PLC at 745 Seventh Avenue, New York, New York 10019, the principal sum of $[            ] or such lesser amount as is outstanding from time to time, on the dates and in the amounts set forth in the First Lien Term Loan Agreement dated as of March [—], 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “First Lien Term Loan Agreement”), by and among the Borrower, Interline Brands, Inc., a Delaware corporation, the Subsidiaries of the Borrower from time to time party thereto, the Lenders and Barclays Bank PLC, as administrative agent and collateral agent for the Lenders, in lawful money of the United States of America. The Borrower promises to pay interest from the date of such Loans on the principal amount thereof from time to time outstanding, in like funds, at said office, in each case, in the manner and at the rate or rates per annum and payable on the dates provided in the First Lien Term Loan Agreement. Capitalized terms used but not defined herein shall have the meanings assigned to them in the First Lien Term Loan Agreement.

The Borrower promises to pay interest on any overdue principal and, to the extent permitted by law, overdue interest from the due dates, in each case, in the manner and at the rate or rates provided in the First Lien Term Loan Agreement.

Except as otherwise provided in the Loan Documents, the Borrower hereby waives diligence, presentment, demand, protest and notice of any kind to the extent possible under any Requirements of Law. The non-exercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All Borrowings evidenced by this promissory note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedules attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower under this Note.

This promissory note is one of the promissory notes referred to in the First Lien Term Loan Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the First Lien Term Loan Agreement, all upon the terms and conditions therein specified. This promissory note is entitled to the benefit of the First Lien Term Loan Agreement and the obligations hereunder are guaranteed and secured as provided therein and in the other Loan Documents referred to in the First Lien Term Loan Agreement.

THE ASSIGNMENT OF THIS NOTE AND ANY RIGHTS WITH RESPECT THERETO IS SUBJECT TO THE PROVISIONS OF THE FIRST LIEN TERM LOAN AGREEMENT, INCLUDING THE PROVISIONS GOVERNING THE REGISTER AND THE PARTICIPANT REGISTER.

THIS PROMISSORY NOTE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS PROMISSORY NOTE, WHETHER IN TORT,

F-1

CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

INTERLINE BRANDS, INC., as Borrower

By:
Name:
Title:

F-2

SCHEDULE A

Schedule A to Note

LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS

Date	Amount of ABR Loans	Amount Converted to ABR Loans	Amount of Principal of ABR Loans Repaid	Amount of ABR Loan Converted to LIBO Rate Loans	Unpaid Principal Balance of ABR Loans	Notation Made By

Schedule A to Note

SCHEDULE B

Schedule B to Note

LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF LIBO RATE LOANS

Date	Amount of LIBO Rate Loans	Amount Converted to LIBO Rate Loans	Interest Period and LIBO Rate with Respect Thereto	Amount of Principal of LIBO Rate Loans Repaid	Amount of LIBO Rate Loans Converted to ABR Loans	Unpaid Principal Balance of LIBO Rate Loans	Notation Made By

Schedule B to Note

EXHIBIT G

[FORM OF]

INTEREST ELECTION REQUEST

Barclays Bank PLC

745 Seventh Avenue

New York, New York 10019

Attention: Edward Pan

Fax:	Edward.Pan@barclayscapital.com

Xrausloanops5@barclays.com

[            ], 201[    ]1

Ladies and Gentlemen:

Reference is made to the that certain First Lien Term Loan Agreement dated as of March [—], 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “First Lien Term Loan Agreement”), by and among Interline Brands, Inc., a New Jersey corporation (the “Borrower”), Interline Brands, Inc., a Delaware corporation, the Subsidiaries of the Borrower from time to time party thereto, the Lenders and Barclays Bank PLC, as administrative agent and collateral agent for the Lenders. Capitalized terms used but not defined herein shall have the meanings assigned to them in the First Lien Term Loan Agreement.

The undersigned hereby gives you irrevocable notice pursuant to Section 2.07 of the First Lien Term Loan Agreement of an interest rate election, and in that connection sets forth below the terms thereof:

(A) on [date] (which is a Business Day) convert $[—]2 of the aggregate outstanding principal amount of the Loans, bearing interest at the [ABR] [LIBO Rate] Rate, into a(n) [ABR] [LIBO Rate] Loan [and, in the case of a LIBO Rate Loan, having an Interest Period of [—] month(s)];

(B) on [date] (which is a Business Day) continue $[—] of the aggregate outstanding principal amount of the Loans, bearing interest at the LIBO Rate, as LIBO Loans having an Interest Period of [—] month(s)]

[1]	Must be notified in writing (by hand delivery, fax or other electronic transmission (including “.pdf” or “.tif”)) signed by a Responsible Officer of the Borrower (i) in the case of a LIBO Rate Borrowing, not later than 12:00 noon, three Business Days before the date of the proposed election or (ii) in the case of an ABR Borrowing, not later than 12:00 noon, on the date of the proposed election.
[2]	Not less than an aggregate principal amount as indicated in Section 2.02(c) of the First Lien Term Loan Agreement and in an integral multiple as indicated therein.

G-1

INTERLINE BRANDS, INC., as Borrower

By:
Name:
Title:

G-2

EXHIBIT H

[FORM OF]

SOLVENCY CERTIFICATE

March [—], 2014

This First Lien Term Loan Agreement Solvency Certificate (this “Solvency Certificate”) is being executed and delivered pursuant to Section 4.01(f) of that certain First Lien Term Loan Agreement dated as of the date hereof (the “First Lien Term Loan Agreement”; capitalized terms not otherwise defined herein having the meaning ascribed to such terms in the First Lien Term Loan Agreement), by and among Interline Brands, Inc., a New Jersey corporation (the “Borrower”), Interline Brands, Inc., a Delaware corporation, the Subsidiaries of the Borrower from time to time party thereto, the Lenders and Barclays Bank PLC, as administrative agent and collateral agent for the Lenders.

I, [—], the [Chief Financial Officer/equivalent officer] of the Borrower, in such capacity and not in an individual capacity, hereby certify as follows:

1.	I am generally familiar with the businesses and assets of the Borrower and its Subsidiaries, taken as a whole, and am duly authorized to execute this Solvency Certificate on behalf of the Borrower pursuant to the First Lien Term Loan Agreement; and

2.	As of the date hereof and after giving effect to the Transactions and the incurrence of the indebtedness and obligations being incurred in connection with the First Lien Term Loan Agreement and the Transactions, that, (i) the sum of the debt (including contingent liabilities) of the Borrower and its Subsidiaries, taken as a whole, does not exceed the fair value of the assets of the Borrower and its Subsidiaries, taken as a whole; (ii) the present fair saleable value of the assets of the Borrower and its Subsidiaries, taken as a whole, is not less than the amount that will be required to pay the probable liabilities (including contingent liabilities) of the Borrower and its Subsidiaries, taken as a whole, on their debts as they become absolute and matured; (iii) the capital of the Borrower and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the Borrower or its Subsidiaries, taken as a whole, contemplated as of the date hereof; and (iv) the Borrower and its Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debts as they mature in the ordinary course of business. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

[Signature Page Follows]

H-1

IN WITNESS WHEREOF, I have executed this Solvency Certificate on the date first written above.

INTERLINE BRANDS, INC., as Borrower

By:
Name:
Title:	[Chief Financial Officer]

H-2

EXHIBIT I-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the First Lien Term Loan Agreement dated as of March [—], 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “First Lien Term Loan Agreement”), by and among Interline Brands, Inc., a New Jersey corporation (the “Borrower”), Interline Brands, Inc., a Delaware corporation, the Subsidiaries of the Borrower from time to time party thereto, the Lenders and Barclays Bank PLC, as administrative agent and collateral agent for the Lenders (in its capacity as administrative and collateral agent, the “Administrative Agent”).

Pursuant to the provisions of Section 2.16(f)(ii)(B)(3) of the First Lien Term Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Promissory Notes evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a duly-executed certificate of its non-U.S. Person status on IRS Form W-8BEN or any successor form. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform each of the Borrower and the Administrative Agent in writing, and (2) the undersigned shall have at all times furnished each of the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the First Lien Term Loan Agreement and used herein shall have the meanings given to them in the First Lien Term Loan Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

I-1-1

EXHIBIT I-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the First Lien Term Loan Agreement dated as of March [—], 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “First Lien Term Loan Agreement”), by and among Interline Brands, Inc., a New Jersey corporation (the “Borrower”), Interline Brands, Inc., a Delaware corporation, the Subsidiaries of the Borrower from time to time party thereto, the Lenders and Barclays Bank PLC, as administrative agent and collateral agent for the Lenders (in its capacity as administrative and collateral agent, the “Administrative Agent”).

Pursuant to the provisions of Section 2.16(f)(ii)(B)(4) of the First Lien Term Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender and the Administrative Agent with a duly-executed certificate of its non-U.S. Person status on IRS Form W-8BEN or any successor form. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and the Administrative Agent in writing, and (2) the undersigned shall have at all times furnished such Lender and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the First Lien Term Loan Agreement and used herein shall have the meanings given to them in the First Lien Term Loan Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]

I-2-1

EXHIBIT I-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the First Lien Term Loan Agreement dated as of March [—], 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “First Lien Term Loan Agreement”), by and among Interline Brands, Inc., a New Jersey corporation (the “Borrower”), Interline Brands, Inc., a Delaware corporation, the Subsidiaries of the Borrower from time to time party thereto, the Lenders and Barclays Bank, PLC, as administrative agent and collateral agent for the Lenders (in its capacity as administrative and collateral agent, the “Administrative Agent”).

Pursuant to the provisions of Section 2.16(f)(ii)(B)(4) of the First Lien Term Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender and the Administrative Agent with a duly executed IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and the Administrative Agent in writing and (2) the undersigned shall have at all times furnished such Lender and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the First Lien Term Loan Agreement and used herein shall have the meanings given to them in the First Lien Term Loan Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]

I-3-1

EXHIBIT I-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the First Lien Term Loan Agreement dated as of March [—], 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “First Lien Term Loan Agreement”), by and among Interline Brands, Inc., a New Jersey corporation (the “Borrower”), Interline Brands, Inc., a Delaware corporation, the Subsidiaries of the Borrower from time to time party thereto, the Lenders and Barclays Bank PLC, as administrative agent and collateral agent for the Lenders (in its capacity as administrative and collateral agent, the “Administrative Agent”).

Pursuant to the provisions of Section 2.16(f)(ii)(B)(4) of the First Lien Term Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Promissory Notes evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Promissory Notes(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this First Lien Term Loan Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a duly executed IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the First Lien Term Loan Agreement and used herein shall have the meanings given to them in the First Lien Term Loan Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

I-4-1

EXHIBIT J

[Form of]

PREPAYMENT NOTICE

Date:             ,

To: Barclays Bank PLC

745 Seventh Avenue

New York, NY 10019

Attn: Edward Pan

Tel: 212-320-0152

Email: Edward.Pan@barclayscapital.com

Email: xrausloanops5@barclays.com

Ladies and Gentlemen:

Reference is made to that certain First Lien Term Loan Agreement dated as of March [    ], 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “First Lien Term Loan Agreement”), by and among Interline Brands, Inc., a New Jersey corporation (the “Borrower”), Interline Brands, Inc., a Delaware corporation, the Subsidiaries of the Borrower from time to time party thereto, the Lenders and Barclays Bank PLC, as Administrative Agent.

This Prepayment Notice is delivered to you pursuant to Section 2.10(a)(i) of the First Lien Term Loan Agreement. The undersigned, on behalf of the Borrower, hereby gives notice of a prepayment of Loans as follows:

1.	☐ Additional Revolving Loans ☐ Term Loans (select Class of Loans)

2.	(select Type(s) of Loans)

☐  ABR Loans in the aggregate principal amount of $            .

☐  LIBO Rate Loans with an Interest Period ending             , 201     in the aggregate principal amount of $            .

3.	On , 201 (a Business Day).

[This Prepayment Notice is conditioned upon the effectiveness of other transactions.]

J-1

This Prepayment Notice and prepayment contemplated hereby comply with the First Lien Term Loan Agreement, including Section 2.10(a)(i) of the Credit Agreement.

INTERLINE BRANDS, INC.

By:
Name:
Title:

J-2